Exhibit 10.1
THIRTEENTH AMENDMENT TO CREDIT AGREEMENT
This THIRTEENTH AMENDMENT TO THE CREDIT AGREEMENT, dated as of September 20, 2024 (this “Thirteenth Amendment”), by and among LTF INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), LIFE TIME, INC. (formerly known as LIFE TIME FITNESS, INC.), a Minnesota corporation and successor in interest to LTF MERGER SUB, INC., as borrower (the “Borrower”), the Subsidiary Guarantors party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), the Issuing Bank, each Swing Line Lender, and each Lender executing this Amendment that is providing 2024 Initial Revolving Commitments (as defined herein) (the “2024 Initial Revolving Lenders”) and, immediately after the Amendment Date Term Loan Repayment (as defined below) constituting all of the Lenders under the Credit Agreement. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below (as amended by this Thirteenth Amendment).
W I T N E S S E T H:
WHEREAS, the Borrower, Holdings, the Lenders from time to time party thereto and the Administrative Agent are parties to a Credit Agreement, dated as of June 10, 2015 (as amended by that certain Technical Amendment No. 1, dated as of July 21, 2015, that certain Technical Amendment. No. 2, dated as of September 14, 2015, that certain Third Amendment to the Credit Agreement dated as of June 9, 2016, that certain Fourth Amendment to the Credit Agreement dated as of January 27, 2017 and that certain Fifth Amendment to the Credit Agreement dated as of November 15, 2017, that certain Sixth Amendment to the Credit Agreement dated as of November 29, 2017, that certain Seventh Amendment to the Credit Agreement dated as of March 22, 2018, that certain Eighth Amendment to Credit Agreement dated January 22, 2021, that certain Ninth Amendment to the Credit Agreement dated as of December 2, 2021, that certain Tenth Amendment to the Credit Agreement dated as of May 9, 2023, that certain Eleventh Amendment to the Credit Agreement dated as of December 6, 2023, and that certain Twelfth Amendment to the Credit Agreement dated as of June 27, 2024, the “Credit Agreement”);
WHEREAS, on the date hereof, there are Revolving Commitments under the Credit Agreement in effect in an aggregate committed amount of $475,000,000 (the “Existing Revolving Commitments”);
WHEREAS, on the date hereof, there are outstanding Revolving Loans under the Credit Agreement in an aggregate principal amount of $0 (the “Existing Revolving Loans”);
WHEREAS, in accordance with the provisions of Sections 2.14, 2.15 and 10.01 of the Credit Agreement, the Borrower, Holdings, the Administrative Agent and the Lenders wish to amend the Credit Agreement to enable the Borrower to (i) refinance in full the aggregate amount of Revolving Commitments outstanding immediately prior to the Thirteenth Amendment Effective Date (ii) provide for Incremental Revolving Commitments in an aggregate principal amount of $175,000,000 and (iii) make certain other amendments to the Credit Agreement as further set forth herein; and
WHEREAS, pursuant to Sections 2.14 and 2.15 of the Credit Agreement, the Borrower has requested that the Credit Agreement be amended to (i) provide for new Refinancing Revolving Commitments and Refinancing Revolving Loans under the Credit Agreement (such Refinancing Revolving Commitments, the “2024 Refinancing Revolving Commitments” and such Refinancing Revolving Loans, the “2024 Refinancing Revolving Loans”) and (ii) immediately after the incurrence of the 2024 Refinancing Revolving Commitments and 2024 Refinancing Revolving Loans, provide for new Incremental Revolving Commitments and Incremental Revolving Loans under the Credit Agreement (such Incremental Revolving Commitments, the “2024 Incremental Revolving Commitments” and such Incremental Revolving Loans, the “2024 Incremental Revolving Loans”, the 2024 Refinancing Revolving Commitments and the 2024 Incremental Revolving Commitments, the “2024 Initial Revolving Commitments”, and the 2024 Refinancing Revolving Loans and the 2024 Incremental Revolving Loans, the “2024 Initial Revolving Loans”) in an aggregate principal amount of $650,000,000.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
SECTION 1.    Amendments to Credit Agreement.
(a)    2024 Refinancing Revolving Commitments and 2024 Refinancing Revolving Loans.
(i)    Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and in reliance upon the representations and warranties set forth in Section 3 hereof, each 2024 Initial Revolving Lender severally, but not jointly, hereby agrees (x) to establish Refinancing Revolving Commitments in an amount equal to its respective 2024 Refinancing Revolving Commitment and (y) that the Administrative Agent may take whatever administrative actions it deems necessary and appropriate to reflect the foregoing in the Register.
(ii)     (x) The 2024 Refinancing Revolving Commitments shall be designated as a new Class of Revolving Commitments under the Revolving Facility and (y) the 2024 Refinancing Revolving Loans shall be designated as a new Class of Revolving Loans under the Revolving Facility, in each case, with terms and provisions identical to the Existing Revolving Commitments and Existing Revolving Loans, as applicable, except as set forth herein.
(b)    2024 Incremental Revolving Commitments and 2024 Incremental Revolving Loans.
(i)    Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and in reliance upon the representations and warranties set forth in Section 3 hereof, each 2024 Initial Revolving Lender severally, but not jointly, hereby agrees (x) to establish Incremental Revolving Commitments in an amount equal to its respective 2024 Incremental Revolving Commitment and (y) that the Administrative Agent may take whatever administrative actions it deems necessary and appropriate to reflect the foregoing in the Register.
(ii)    The 2024 Incremental Revolving Commitments established pursuant to this Thirteenth Amendment shall constitute 2024 Initial Revolving Commitments and shall be added to, and thereafter constitute a part of, the Class of the 2024 Initial Revolving Commitments for all purposes under the Credit Agreement and the other Loan Documents (including, without limitation, ranking pari passu in right of payment and of security with the 2024 Refinancing Revolving Commitments and maturing on the same date that the 2024 Refinancing Revolving Loans mature).
(iii)     The Borrower hereby acknowledges that all of the 2024 Incremental Revolving Commitments are being incurred in reliance on the Ratio Amount under Section 2.14 of the Credit Agreement.
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(iv)     The 2024 Incremental Revolving Commitments and 2024 Incremental Revolving Loans will be treated as being fungible with the 2024 Refinancing Revolving Commitments and the 2024 Refinancing Revolving Loans for U.S. federal income tax purposes. The 2024 Incremental Revolving Commitments and 2024 Incremental Revolving Loans will otherwise be on the exact same terms applicable to the 2024 Refinancing Revolving Commitments and 2024 Refinancing Revolving Loans. On and after the Thirteenth Amendment Effective Date, unless the context shall otherwise require, (1) each reference in the Credit Agreement or any other Loan Document to “2024 Initial Revolving Commitments” and “Revolving Commitments” shall be deemed to include a reference to the 2024 Incremental Revolving Commitments contemplated hereby and (2) each reference in the Credit Agreement or any other Loan Document to “2024 Initial Revolving Loans” and “Revolving Loans” shall be deemed to include a reference to the 2024 Incremental Revolving Loans contemplated hereby.
(c)    2024 Initial Revolving Commitment Schedule. The Administrative Agent has prepared a schedule attached hereto as Schedule A (the “2024 Initial Revolving Commitment Schedule”) which sets forth the 2024 Refinancing Revolving Commitment and 2024 Incremental Revolving Commitment of each 2024 Initial Revolving Lender.
(d)    Additional Credit Agreement Amendments. Each of the parties hereto agrees that, subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and upon the establishment of the 2024 Initial Revolving Commitments, it being understood and agreed that any such amendments requiring the consent of the Required Lenders or all Lenders shall be effective upon the Amendment Date Term Loan Repayment:
(i)    the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto; and
(ii)    the Security Agreement shall be amended by amending and restating clause (m) of the definition of “Excluded Assets” as follows:
“(m) any property or asset(s) that (1) is or has been secured by any Existing Mortgage Debt (whether or not such Existing Mortgage Debt is outstanding) and (2) other property if including such property or assets in the Collateral would violate the terms of (or require a consent under) documents governing such Existing Mortgage Debt;”.
SECTION 2.    Conditions of Effectiveness of this Thirteenth Amendment. This Thirteenth Amendment shall become effective and each 2024 Initial Revolving Lender shall establish the 2024 Initial Revolving Commitment to be established by it pursuant to Section 1, on the date (the “Thirteenth Amendment Effective Date”) when the following conditions shall have been satisfied (or waived):
(a)    the Administrative Agent (or its counsel) shall have received from the Borrower, Holdings, each Guarantor, the Administrative Agent and each of the 2024 Initial Revolving Lenders (which, subject to clause (g) of this Section 2, constitute each Lender under the Credit Agreement) counterparts of this Thirteenth Amendment signed on behalf of such parties;
(b)    substantially simultaneously with the establishment of the 2024 Initial Revolving Commitments, the Borrower shall have paid, by wire transfer of immediately available funds (x) all reasonable and documented in reasonable detail costs, fees, out-of-pocket expenses (including the
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reasonable and documented in reasonable detail fees, disbursements and other charges of Davis Polk & Wardwell LLP in connection with this Thirteenth Amendment), and in the case of the costs and out-of-pocket expenses, to the extent invoiced at least one Business Day prior to the Thirteenth Amendment Effective Date and (y) compensation and other amounts then due and payable pursuant to that certain Fee Letter, dated as of September 18, 2024;
(c)    on the Thirteenth Amendment Effective Date and after giving effect to this Thirteenth Amendment and the establishment of the 2024 Initial Revolving Commitments, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all of the representations and warranties of each Loan Party contained in this Thirteenth Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects before and after the effectiveness of this Thirteenth Amendment and the establishment of the 2024 Initial Revolving Commitments; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Thirteenth Amendment Effective Date or such earlier date;
(d)    the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower certifying compliance with the requirements of the preceding clause (c);
(e)    there shall have been delivered to the Administrative Agent (A) certificates of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary certificates of resolutions or other action, and incumbency certificates, (B) a certificate of a Responsible Officer of the Borrower (which may be contained in the same certificate as the certificate delivered pursuant to the preceding clause (d)), certifying that since the Amendment No. 11 Effective Date, except as attached to such certificate, there have been no changes to the Organizational Documents of the Loan Parties and/or attaching copies of any such Organizational Documents that have changed since the Amendment No. 11 Effective Date and (C) a solvency certificate from a Responsible Officer of the Borrower (after giving effect to the establishment of the 2024 Initial Revolving Commitments) substantially in the form attached to the Credit Agreement as Exhibit I;
(f)    the Administrative Agent shall have received an opinion from (i) Latham & Watkins LLP, special New York counsel to the Loan Parties and (ii) Faegre Drinker Biddle & Reath LLP, special Minnesota counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent and the 2024 Initial Revolving Lenders and
(g)    substantially concurrently with this Thirteenth Amendment, the Borrower shall have drawn 2024 Initial Revolving Loans and repaid the Term Loans outstanding immediately prior to the effectiveness of this Thirteenth Amendment such that the Lenders party to this Thirteenth Amendment constitute all of the Lenders under the Credit Agreement (the “Amendment Date Term Loan Repayment”).
SECTION 3.    Representations and Warranties. To induce the Administrative Agent, the Issuing Bank, each Swing Line Lender and the 2024 Initial Revolving Lenders party hereto to enter into this Thirteenth Amendment, each of the Borrower and Holdings represents and warrants to the Administrative Agent, the Issuing Bank, each Swing Line Lender and the 2024 Initial Revolving Lenders on and as of the Thirteenth Amendment Effective Date:
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(a)    all of the representations and warranties of each Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Thirteenth Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Thirteenth Amendment Effective Date or such earlier date; and
(b)    no Default or Event of Default exists as of the Thirteenth Amendment Effective Date, or would result from the establishment of the 2024 Initial Revolving Commitments.
SECTION 4.    Reaffirmation of Guaranty. Each Guarantor reaffirms its guarantee of the Guaranteed Obligations (as defined in the Guaranty) under the terms and conditions of the Guaranty and agrees that such guarantee remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each Guarantor hereby confirms that it consents to the terms of this Thirteenth Amendment, including, without limitation, the refinancing in full of the Existing Revolving Commitments under the Credit Agreement in the form of 2024 Initial Revolving Commitments and each of which constitute “Guaranteed Obligations” of such Guarantor under the Guaranty as amended by this Thirteenth Amendment. Each Guarantor hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound will continue to guarantee, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Guaranteed Obligations, including without limitation the payment and performance of all such applicable Guaranteed Obligations that are joint and several obligations of each Guarantor now or hereafter existing; (ii) acknowledges and agrees that its Guaranty and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Thirteenth Amendment; and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent and each Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Guarantor to avoid or delay timely performance of its obligations under the Loan Documents (except to the extent such obligations constitute Excluded Swap Obligations (as defined in the Guaranty) with respect to such Guarantor).
SECTION 5.    Reaffirmation of Security Agreement.
(a)    Each Loan Party hereby acknowledges that it has reviewed and consents to the terms and conditions of this Thirteenth Amendment and the transactions contemplated hereby, including, without limitation, the refinancing in full of the Existing Revolving Commitments under the Credit Agreement in the form of 2024 Initial Revolving Commitments. In addition, each Loan Party reaffirms the security interests granted by such Loan Party under the terms and conditions of the Security Agreement to secure the Obligations and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Loan Party hereby confirms that the security interests granted by such Loan Party under the terms and conditions of the Security Agreement secure the 2024 Initial Revolving Loans as part of the Obligations. Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral (as defined in the Security Agreement) encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations, as the case may be, including, without limitation, the payment and performance of all such applicable Obligations that are joint and several obligations of each Loan Party now or hereafter existing,
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(ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all Collateral (as defined in the Security Agreement), whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Thirteenth Amendment), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party.
(b)    Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Thirteenth Amendment.
SECTION 6.    Reference to and Effect on the Credit Agreement and the Loan Documents.
(a)    This Thirteenth Amendment shall constitute a Refinancing Amendment, an Incremental Amendment and a Loan Document under the Credit Agreement.
(b)    On and after the Thirteenth Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Thirteenth Amendment, (ii) each 2024 Initial Revolving Lender shall constitute a “Lender” under (and as defined in) the Credit Agreement after giving effect to this Thirteenth Amendment, (iii) the 2024 Initial Revolving Commitments shall constitute “Refinancing Revolving Commitments” (or “Incremental Revolving Commitments”, as applicable), “Commitments”, “Revolving Commitments” and “2024 Initial Revolving Commitments” under (and as defined in) the Credit Agreement, (iv) the 2024 Initial Revolving Loans shall constitute “Loans”, “Revolving Loans”, “Refinancing Revolving Loans” (or “Incremental Revolving Loans”, as applicable) and “2024 Initial Revolving Loans” under (and as defined in) the Credit Agreement after giving effect to this Thirteenth Amendment, (v) the Thirteenth Amendment Effective Date shall constitute the “Amendment No. 13 Effective Date” under (and as defined in) the Credit Agreement and (vi) each reference in the Credit Agreement and each of the other Loan Documents to the Security Agreement shall mean and be a reference to the Security Agreement as amended by this Thirteenth Amendment.
(c)    The Credit Agreement and each of the other Loan Documents, as specifically amended by this Thirteenth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Thirteenth Amendment.
(d)    The execution, delivery and effectiveness of this Thirteenth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
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(e)    This Thirteenth Amendment may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.
SECTION 7.    [Reserved].
SECTION 8.    Governing Law. THIS THIRTEENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 9.    Counterparts. This Thirteenth Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Thirteenth Amendment by telecopy or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Thirteenth Amendment.
SECTION 10.    Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Thirteenth Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[The remainder of this page is intentionally left blank.]
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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Thirteenth Amendment as of the date first above written.

LIFE TIME, INC., as Borrower

By:	/s/ Erik Weaver
Name: Erik Weaver
Title: Executive Vice President and Chief Financial Officer

LTF INTERMEDIATE HOLDINGS, INC., as Holdings and Guarantor

By:	/s/ Erik Weaver
Name: Erik Weaver
Title: Chief Financial Officer
[Signature Page to Thirteenth Amendment]

LTF CLUB OPERATIONS COMPANY, INC., as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

LTF OPERATIONS HOLDINGS, INC., as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

LTF MANAGEMENT SERVICES, LLC, as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

LTF CONSTRUCTION COMPANY, LLC, as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

LTF RESTAURANT COMPANY, LLC, as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

LTF CLUB MANAGEMENT COMPANY, LLC, as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

[Signature Page to Thirteenth Amendment]

LTF TRIATHLON SERIES, LLC, as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

ATHLINKS, INC., as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

LTF ARCHITECTURE, LLC, as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

LTF LEASE COMPANY, LLC, as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

LTF REAL ESTATE HOLDINGS, LLC, as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

LTF REAL ESTATE COMPANY, INC., as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary
[Signature Page to Thirteenth Amendment]

LTF EDUCATIONAL PROGRAMS, LLC, as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary

LTF GROUND LEASE COMPANY, LLC, as Guarantor,

By:	/s/ Stuart McFarland
Name: Stuart McFarland
Title: Vice President, Senior Associate General Counsel and Assistant Secretary
[Signature Page to Thirteenth Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and 2024 Initial Revolving Lender

By:	/s/ Philip Tancorra
Name: Philip Tancorra
Title: Director

By:	/s/ Suzan Onal
Name: Suzan Onal
Title: Director
[Signature Page to Thirteenth Amendment]

Bank of America, N.A., as Issuing Bank and 2024 Initial Revolving Lender

By:	/s/ Stefanie Tanwar
Name: Stefanie Tanwar
Title: Director

[Signature Page to Thirteenth Amendment]

MORGAN STANLEY SENIOR FUNDING, INC., as 2024 Initial Revolving Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to Thirteenth Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION as 2024 Initial Revolving Lender

By:	/s/ Brett Mathis
Name: Brett Mathis
Title: Vice President
[Signature Page to Thirteenth Amendment]

U.S. BANK NATIONAL ASSOCIATION, as Issuing Bank and 2024 Initial Revolving Lender

By:	/s/ Geoffrey Billingsley
Name: Geoffrey Billingsley
Title: Senior Vice President

[Signature Page to Thirteenth Amendment]

MIZUHO BANK, LTD., as 2024 Initial Revolving Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Managing Director
[Signature Page to Thirteenth Amendment]

Royal Bank of Canada, as 2024 Initial Revolving Lender

By:	/s/ Jennifer Xu
Name: Jennifer Xu
Title: Authorized Signatory
[Signature Page to Thirteenth Amendment]

GOLDMAN SACHS BANK USA, as 2024 Initial Revolving Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory
[Signature Page to Thirteenth Amendment]

The Huntington National Bank, as 2024 Initial Revolving Lender

By:	/s/ Scott Pritchett
Name: Scott Pritchett
Title: Vice President
[Signature Page to Thirteenth Amendment]

BNP PARIBAS SA, as BNP Paribas SA 2024 Initial Revolving Lender

By:	/s/ James Goodall
Name: James Goodall
Title: Managing Director

By:	/s/ Kyle Fitzpatrick
Name: Kyle Fitzpatrick
Title: Director
[Signature Page to Thirteenth Amendment]

SCHEDULE A
2024 INITIAL REVOLVING COMMITMENT SCHEDULE

2024 Initial Revolving Lender	2024 Refinancing Revolving Commitments	2024 Incremental Revolving Commitments
Deutsche Bank Securities Inc.	$60,000,000.00	$20,000,000.00
Bank of America, N.A.	$60,000,000.00	$20,000,000.00
Morgan Stanley Senior Funding, Inc.	$60,000,000.00	$20,000,000.00
Wells Fargo Bank, National Association	$60,000,000.00	$20,000,000.00
U.S. Bank National Association	$40,000,000.00	$40,000,000.00
Mizuho Bank Ltd.	$25,000,000.00	$55,000,000.00
Royal Bank of Canada	$25,000,000.00	$17,500,000.00
Goldman Sachs Bank USA	$42,500,000.00	$0
The Huntington National Bank	$0	$42,500,000.00
BNP Paribas Securities Corp.	$0	$42,500,000.00
Total	$372,500,000.00	$277,500,000.00

ANNEX I

AMENDMENTS TO CREDIT AGREEMENT

[Changed pages to Conformed Credit Agreement follow]

Execution Version
(conformed to (i) Technical Amendment No. 1,
dated as of July 21, 2015, (ii) Technical Amendment No. 2,
dated as of September 14, 2015, (iii) Third Amendment
to the Credit Agreement, dated as of June 9, 2016, (iv) Fourth Amendment to the Credit Agreement, dated as of January 27, 2017, (v) Fifth Amendment to the Credit Agreement, dated as of November 15, 2017, (vi) Sixth Amendment to the Credit Agreement, dated as of November 29, 2017, (vii) Seventh Amendment to the Credit Agreement, dated as of March 22, 2018, (viii) Eighth Amendment to the Credit Agreement, dated as of January 22, 2021, (ix) Ninth Amendment to the Credit Agreement, dated as of December 2, 2021), (x) Tenth Amendment to Credit Agreement, dated as of
May 9, 2023, (xi) Eleventh Amendment to Credit Agreement, dated as of December 6, 2023 ~~and~~, (xii) Twelfth
Amendment to Credit Agreement, dated as of June 27, 2024~~)~~ and (xiii) Thirteenth Amendment to Credit
Agreement, dated as of September 20, 2024)

Published CUSIP Numbers:
DEAL CUSIP: 50218KAA6
REVOLVER (~~2021-2~~2024) CUSIP: ~~50218KAH1~~[_____]
TERM FACILITY CUSIP: 50218KAJ7
CREDIT AGREEMENT
Dated as of June 10, 2015
among
LTF INTERMEDIATE HOLDINGS, INC.,
as Holdings,
LTF MERGER SUB, INC.,
as Initial Borrower,
U.S. BANK NATIONAL ASSOCIATION
as Issuing Bank and Swing Line Lender,
DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent and Collateral Agent,
and
THE OTHER LENDERS PARTY HERETO
________________
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS BANK USA,
~~JEFFERIES FINANCE LLC,~~
~~MIZUHO BANK, LTD.~~
~~BMO CAPITAL MARKETS CORP.,~~
~~RBC CAPITAL MARKETS, LLC,~~
BANK OF AMERICA, N.A.,
MIZUHO BANK, LTD.,
MORGAN STANLEY SENIOR FUNDING, INC.,

U.S. BANK NATIONAL ASSOCIATION,
~~MACQUARIE CAPITAL (USA) INC.~~
~~and~~
WELLS FARGO SECURITIES, LLC,
THE HUNTINGTON NATIONAL BANK,
ROYAL BANK OF CANADA
and
~~NOMURA~~BNP PARIBAS SECURITIES ~~INTERNATIONAL, INC.,~~CORP
as Joint Lead Arrangers and Joint Lead Bookrunners

Table of Contents
    Page
ARTICLE I
Definitions and Accounting Terms
ARTICLE II
The Commitments and Borrowings
i

ARTICLE III
Taxes, Increased Costs Protection and Illegality
ARTICLE IV
Conditions Precedent to Credit Extensions

Section 4.01	Conditions to Credit Extensions on Closing Date	141
Section 4.02	Conditions to Credit Extensions after Closing Date	144
ARTICLE V
Representations and Warranties

ARTICLE VI
Affirmative Covenants
ARTICLE VII
Negative Covenants
ARTICLE VIII
Events of Default and Remedies

Section 8.01	Events of Default	188
Section 8.02	Remedies upon Event of Default	190
Section 8.03	Application of Funds	190
Section 8.04	Right to Cure	191

ARTICLE IX
Administrative Agent and Other Agents
ARTICLE X
Miscellaneous

v

SCHEDULES

1.01(1)	Closing Date Guarantors
1.01(2)	Mortgaged Properties
2.01	Commitments
2.03(8)	Existing Letters of Credit
4.01(1)(c)	Certain Collateral Documents
5.12	Subsidiaries and Other Equity Investments
6.13(2)	Post-Closing Matters
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of

A-1	Committed Loan Notice
A-2	Swing Line Loan Notice
B-1	Term Loan Note
B-2	Revolving Note
B-3	Swing Line Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Affiliated Lender Assignment and Assumption
E	Guaranty
F	Security Agreement
G-1	Amendment No. 8 Equal Priority Intercreditor Agreement
G-2	Junior Lien Intercreditor Agreement
H	United States Tax Compliance Certificates
I	Solvency Certificate
J	Discount Range Prepayment Notice
K	Discount Range Prepayment Offer
L	Solicited Discounted Prepayment Notice
M	Acceptance and Prepayment Notice
N	Specified Discount Prepayment Notice
O	Solicited Discounted Prepayment Offer
P	Specified Discount Prepayment Response
Q	Intercompany Subordination Agreement
R	Letter of Credit Report

CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is entered into as of June 10, 2015, by and among LTF INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), LTF MERGER SUB, INC., a Minnesota corporation and direct subsidiary of Holdings (“Merger Sub” or “Initial Borrower”), U.S. BANK NATIONAL ASSOCIATION (“US Bank”), as Issuing Bank and Swing Line Lender, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).
PRELIMINARY STATEMENTS
Pursuant to the Transaction Agreement (as defined in Section 1.01 below), Merger Sub will merge (the “Merger”) with and into Life Time Fitness, Inc., a Minnesota corporation (the “Acquired Company”), which will survive the Merger and succeed to all the rights and obligations of the Initial Borrower under this Agreement and the other Loan Documents (such successor, “Life Time”).
In connection therewith, the Borrower has requested that (a) substantially simultaneously with the consummation of the Merger, the Lenders extend credit to the Borrower in the form of $1,250.0 million of Closing Date Term Loans and $250.0 million of Revolving Commitments on the Closing Date as secured credit facilities and (b) from time to time on and after the Closing Date, the Lenders lend to the Borrower and the Issuing Banks issue Letters of Credit for the account of the Borrower, each to provide working capital for, and for other general corporate purposes of, the Borrower and its Restricted Subsidiaries, pursuant to the Revolving Commitments hereunder and pursuant to the terms of, and subject to the conditions set forth in, this Agreement.
On the Closing Date, the Borrower will enter into the Senior Notes Indenture pursuant to which the Borrower shall issue the Senior Notes in an aggregate principal amount of up to $450.0 million.
The proceeds of the Closing Date Term Loans and the Closing Date Revolving Borrowings, together with the proceeds of the Senior Notes and the Equity Contribution, will be used on the Closing Date (i) to repay Indebtedness incurred under the Existing Credit Agreement and certain other Indebtedness and (ii) to pay (A) any original issue discount or upfront fees resulting from the exercise of any “market flex” pursuant to the Fee Letter in connection with the Transactions, (B) the Transaction Consideration, (C) the Transaction Expenses and (D) amounts required for working capital.
The applicable Lenders have indicated their willingness to lend, and the applicable Issuing Banks have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
Definitions and Accounting Terms
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:
 ~~“2021-2 Initial Revolving Commitment” means, as to each 2021-2 Initial Revolving Lender, its obligation to (1) make Revolving Loans under the 2021-2 Initial Revolving Facility to the Borrower pursuant to Section 2.01(2) and (2) purchase participations in L/C Obligations in respect of Letters of Credit and purchase~~

~~participations in Swing Line Loans, in each case, in the amount set forth opposite such 2021-2 Initial Revolving Lender’s name on Schedule A to Amendment No. 9.~~
 ~~“2021-2 Initial Revolving Facility” means the Revolving Facility made available by the 2021-2 Initial Revolving Lenders as of the Amendment No. 9 Effective Date.~~
~~“2021-2 Initial Revolving Lender” means, at any time, any Lender that has a 2021-2 Initial Revolving Commitment at such time.~~
~~“2021-2 Initial Revolving Loans” means the Loans made available under the 2021-2 Initial Revolving Facility.~~
“2021 Refinancing Term Loan” means the “2021 Refinancing Term Loans” as defined in, and made and/or converted in accordance with Amendment No. 8.
“2021 Refinancing Term Loan Commitment” means, for any 2021 Refinancing Term Lender, the amount set forth opposite such 2021 Refinancing Term Lender’s name on Schedule A to Amendment No. 8. The initial aggregate amount of the 2021 Refinancing Term Loan Commitments is $850,000,000.
“2021 Senior Notes” means the $475.0 million 8.00% senior unsecured notes of the Borrower due 2026.
“2021 Senior Notes Indenture” means the Indenture for the 2021 Senior Notes, dated as of February 5, 2021, between the Borrower and Wilmington Savings Fund Society FSB, as trustee, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.
“2023 Refinancing Term Lender” means, at any time, each Lender with a 2023 Refinancing Term Loan Commitment or, after the 2023 Refinancing Term Loans are made or issued, holding a 2023 Refinancing Term Loan at such time.
“2023 Refinancing Term Loan” means the “2023 Term Loans” as defined in, and made and/or converted in accordance with Amendment No. 10.
“2023 Refinancing Term Loan Commitment” means, for any 2023 Refinancing Term Lender, the amount of such 2023 Refinancing Term Lender’s commitments to provide 2023 Refinancing Term Loans pursuant to Amendment No. 10. The initial aggregate amount of the 2023 Refinancing Term Loan Commitments is $310,000,000.
“2024 Initial Revolving Commitment” means, as to each 2024 Initial Revolving Lender, its obligation to (1) make Revolving Loans under the 2024 Initial Revolving Facility to the Borrower pursuant to Section 2.01(2) and (2) purchase participations in L/C Obligations in respect of Letters of Credit and purchase participations in Swing Line Loans, in each case, in the amount set forth opposite such 2024 Initial Revolving Lender’s name on Schedule A to Amendment No. 13.
“2024 Initial Revolving Facility” means the Revolving Facility made available by the 2024 Initial Revolving Lenders as of the Amendment No. 13 Effective Date.
“2024 Initial Revolving Lender” means, at any time, any Lender that has a 2024 Initial Revolving Commitment at such time.
“2024 Initial Revolving Loans” means the Loans made available under the 2024 Initial Revolving Facility.
“Acceptable Discount” has the meaning specified in Section 2.05(1)(e)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(1)(e)(D)(3).
“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit M.
“Acceptance Date” has the meaning specified in Section 2.05(1)(e)(D)(2).
“Acquired Company” has the meaning specified in the preliminary statements of this Agreement.
“Acquired Indebtedness” means, with respect to any specified Person,
(1)    Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Lender” means, at any time, any bank, other financial institution or institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loan in accordance with Section 2.14, (b) Loans pursuant to a Refinancing Amendment in accordance with Section 2.15 or (c) Replacement Loans pursuant to Section 10.01; provided that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent, the Swing Line Lender or the Issuing Bank(s) (such approval not to be unreasonably withheld, conditioned or delayed), in each case solely to the extent that any such consent would be required from the Administrative Agent, the Swing Line Lender or the Issuing Lender(s) under Section 10.07(b)(iii) for an assignment of Loans to such Additional Lender.
“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:
(1)    increased (without duplication) by the following, in each case (other than clauses (h), (l) and (m)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:
(a)    total interest expense and, to the extent not reflected in such total interest expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof; plus
(b)    provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes, property taxes and similar taxes, and foreign withholding taxes paid or accrued during such period (including any future taxes or other levies that replace or are intended to be in lieu of taxes, and any penalties and interest related to taxes or arising from tax examinations), and any payments to a Parent Company in respect of such taxes permitted to be made hereunder; plus
(c)    Consolidated Depreciation and Amortization Expense for such period; plus
(d)    any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (i) the Borrower may determine not to add back such non-cash charge in the current period and (ii) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Adjusted EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
(e)    minority interest expense, the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back) in such period to Consolidated Net Income, excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Consolidated Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation; plus
(f)    (i) the amount of management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Management Services Agreement or otherwise to the extent otherwise permitted under Section 7.07 and (ii) the amount of payments made to option holders of such Person or any Parent Company in connection with, or as a result of, any distribution being made to shareholders of such Person or its Parent Companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted hereunder; plus
(g)    the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus
(h)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Adjusted EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Adjusted EBITDA pursuant to clause (2) below for any previous period and not added back; plus
(i)    any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interest of such Person (other than Disqualified Stock); plus
(j)    any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature, plus
(k)    any net loss from operations expected to be disposed of, abandoned or discontinued within twelve months after the end of such period; plus
(l)    the amount of “run rate” net cost savings, synergies and operating expense reductions (other than any of the foregoing related to Specified Transactions) projected by the Borrower in good faith to result from actions taken, committed to be taken or that are expected in good faith to be taken no later than twenty-four (24) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Adjusted EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); plus
(m)    any payments in the nature of compensation or expense reimbursement made to independent board members; and
(2)    decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:
(a)    non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Adjusted EBITDA in any prior period other than any such accrual or reserve that has been added back to Consolidated Net Income in calculating Adjusted EBITDA in accordance with this definition), and
(b)    the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly owned subsidiary added (and not deducted in such period from Consolidated Net Income).
Adjusted EBITDA of Life Time and its Restricted Subsidiaries will be deemed to equal (i) $ 83,468,529 million for the fiscal quarter ended June 30, 2014, (ii) $ 96,581,935 million for the fiscal quarter ended September 30, 2014, (iii) $ 82,716,656 million for the fiscal quarter ended December 31, 2014 and (iv) $83,449,230 million for the fiscal quarter ended March 31, 2015, in each case and, without duplication, adjusted to reflect any pro forma adjustments with respect to any relevant Specified Transaction as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.07, in each case, occurring or identified after the Closing Date and not otherwise included in the calculation of the foregoing amounts.
“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.10%; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Affiliate Transaction” has the meaning specified in Section 7.07.

“Affiliated Lender” means, at any time, any Lender that is an Investor or an Affiliate of an Investor (including Co-Investors and their Affiliates and other Affiliates of the Borrower) (other than (a) Holdings, the Borrower or any Subsidiary, (b) any Debt Fund Affiliate or (c) any natural person) at such time.
“Affiliated Lender Assignment and Assumption” has the meaning specified in Section 10.07(h)(v).
“Affiliated Lender Cap” has the meaning specified in Section 10.07(h)(iv).
“Agent Parties” has the meaning specified in Section 10.02(4).
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof.
“Agreement Currency” has the meaning specified in Section 10.26.
“AHYDO Payment” means any mandatory prepayment or redemption pursuant to the terms of any Indebtedness that is intended or designed to cause such Indebtedness not to be treated as an “applicable high yield discount obligation” within the meaning of Code Section 163(i).
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a Term SOFR floor or Base Rate floor (with such increased amount being determined in the manner described in the final proviso of this definition), or otherwise, in each case, incurred or payable by the Borrower generally to all lenders of such Indebtedness; provided that when determining All-in Yield:
(a)    OID and upfront fees shall be equated to an interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); ~~provided further that~~
(b)     “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, ticking fees or other fees similar to the foregoing (regardless of how such fees are computed and whether paid in whole or in part to any or all lenders), prepayment (or repayment) premiums applicable to such Indebtedness, or other fees not generally paid to all lenders of such Indebtedness or, if applicable, consent fees for an amendment paid generally to consenting lenders; ~~provided further that~~
(c)    with respect to any Loans of an applicable Class that includes a Term SOFR floor or Base Rate floor (1) to the extent that the Reference Rate on the date that the All-In Yield is being calculated is less than such floor, the amount of such floor shall be deemed added to the Applicable Rate for such Loans of such Class for the purpose of calculating the All-In Yield and (2) to the extent that the Reference Rate on the date that the All-In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-In Yield~~.~~ ;
(d)    if such Indebtedness (or Loans of any Class) is, by its terms, capable of being priced with reference to three month SOFR for Dollar denominated loans, then All-In Yield shall be measured with reference to such SOFR rate, and (ii) if such Indebtedness (or Loans of any Class) is not, by its terms, capable of being priced with reference to such SOFR rate, including if such Indebtedness (or Loans of any Class) is priced with reference to a fixed rate of interest, then for purpose of determining the All-In Yield, such Indebtedness (or Loans of any Class) shall be deemed to be swapped so that it would effectively be priced with reference to such SOFR rate on a customary matched maturity basis in a customary manner; and
(e)    if such Indebtedness (or Loans of any Class) is priced with reference to a margin that is subject to a leverage-based or other pricing grid, then for purpose of determining the All-In Yield the margin applicable to such Indebtedness (or Loans of any Class) shall be determined with reference to such grid as of such date of measurement.
“Alternative Currency” means Canadian Dollars.
“Amendment No. 4” means the Refinancing Amendment to this Agreement dated as of January 27, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the 2017 Refinancing Term Lenders party thereto and the Administrative Agent.
“Amendment No. 4 Effective Date” means January 27, 2017.
“Amendment No. 5” means the Refinancing Amendment to this Agreement dated as of November 15, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the New 2017 Refinancing Term Lenders party thereto and the Administrative Agent.
“Amendment No. 5 Effective Date” means November 15, 2017.
“Amendment No. 6” means the Refinancing Amendment to this Agreement dated as of November 29, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the Issuing Bank, the Swing Line Lender, the 2017 Refinancing Revolving Lenders party thereto and the Administrative Agent.
“Amendment No. 6 Effective Date” means November 29, 2017.
“Amendment No. 8” means the Refinancing Amendment to this Agreement dated as of January 22, 2021 among the Borrower, the Subsidiary Guarantors party thereto, the Issuing Bank, the Swing Line Lender, the 2021 Refinancing Revolving Lenders party thereto, the 2021 Refinancing Term Lenders party thereto and the Administrative Agent.
“Amendment No. 8 Effective Date” means January 22, 2021.
“Amendment No. 8 Intercreditor Agreement” means that certain Equal Priority Intercreditor Agreement, dated as of Amendment No. 8 Effective Date, by and among the Collateral Agent, each Debt Representative under the Secured Notes Indenture, and each additional representative from time to time party thereto, as acknowledged by the Loan Parties, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Amendment No. 9” means the Amendment to this Agreement dated as of December 2, 2021 among the Borrower, the Subsidiary Guarantors party thereto, the Issuing Bank, the Swing Line Lender, the ~~2021-2 Initial~~ Revolving Lenders party thereto and the Administrative Agent.
“Amendment No. 9 Effective Date” means December 2, 2021.
“Amendment No. 10” means the Amendment to this Agreement dated as of May 9, 2023 among the Borrower, the Subsidiary Guarantors party thereto, the 2023 Refinancing Term Lenders party thereto, the other Lenders party thereto and the Administrative Agent.

“Amendment No. 10 Effective Date” means May 9, 2023.
“Amendment No. 11” means the Amendment to this Agreement dated as of December 6, 2023 among the Borrower, the Subsidiary Guarantors party thereto, the New 2023 Refinancing Term Lenders party thereto and the Administrative Agent.
“Amendment No. 11 Effective Date” means December 6, 2023.
“Amendment No. 12” means the Amendment to this Agreement dated as of June 27, 2024 among the Borrower, the Revolving Lenders party thereto and the Administrative Agent.
“Amendment No. 12 Effective Date” means June 27, 2024.
“Amendment No. 13” means the Amendment to this Agreement dated as of September 20, 2024 among the Borrower, the Subsidiary Guarantors party thereto, the Issuing Bank, the Swing Line Lender, the 2024 Initial Revolving Lenders party thereto and the Administrative Agent.
“Amendment No. 13 Effective Date” means September 20, 2024.
“Annual Financial Statements” means the audited consolidated balance sheets of the Acquired Company as of the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the Acquired Company for the fiscal years then ended.
“Applicable Discount” has the meaning specified in Section 2.05(1)(e)(C)(2).
“Applicable Rate” means a percentage per annum equal to:
(a)    with respect to New 2023 Refinancing Term Loans, the following percentages per annum, based upon the Borrower’s public corporate family rating with Moody’s and S&P. Any increase or decrease in the Applicable Rate resulting from a change in public corporate family ratings shall become effective as of the first Business Day immediately following the applicable ratings change.

Pricing Level	Public Corporate Family Rating	Term SOFR	Base Rate
1	Otherwise	4.25%	3.25%
2	At least B2 by Moody’s and at least B by S&P	4.00%	3.00%

(b)    with respect to Revolving Loans and unused Revolving Commitments under the ~~2021-2~~2024 Initial Revolving Facility and Letter of Credit fees for ~~2021-2~~2024 Initial Revolving Lenders (i) until delivery of financial statements for the first full fiscal quarter ending after the Amendment No. ~~9~~13 Effective Date pursuant to Section 6.01, (A) ~~4.25~~2.50% for SOFR Loans, CORRA Loans and Letter of Credit fees, (B) ~~3.25~~1.50% for Base Rate Loans and (C) ~~0.50~~0.25% Commitment Fee Rate for unused Revolving Commitments and (ii) thereafter, the following percentages per annum, based upon (1) the First Lien Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(1) and (2) the Borrower’s public corporate family rating with any two of Moody’s, S&P and Fitch:

Pricing Level	First Lien Net Leverage Ratio and Public Corporate Family Ratings	Term SOFR, Term CORRA and Letter of Credit Fees	Base Rate	Commitment Fee Rate
1	> ~~3.50~~2.25 to 1.00 and Otherwise	~~4.25~~2.50%	~~3.25~~1.50%	~~0.500~~0.250%
2	~~≤ 3.50 to 1.00 and~~ > ~~3.00~~2.25 to 1.00 and At least Ba3 or BB- from any two of Moody’s, S&P and Fitch	~~4.00~~2.25%	~~3.00~~1.25%	~~0.500~~0.250%
3	≤ ~~3.00~~2.25 to 1.00 and Otherwise	~~3.50~~2.25%	~~2.50~~1.25%	~~0.500~~0.250%
4	≤ 2.25 to 1.00 and At least Ba3 or BB- from any two of Moody’s, S&P and Fitch	2.00%	1.00%	0.250%

    Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(1)~~; provided that~~ and any change in the Applicable Rate resulting from a change in public corporate family ratings shall become effective as of the first Business Day immediately following the applicable ratings change; provided that (x) “Pricing Level 2” (as set forth above) (at any time the Borrower’s public corporate family rating is at least Ba3 or BB- from any two of Moody’s, S&P and Fitch) or “Pricing Level 1” (as set forth above) (at any time the Borrower’s public corporate family rating is otherwise) shall apply as of ~~(x)~~ the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) “Pricing Level 1” shall apply at the option of the Administrative Agent or the Required Revolving Lenders under the Closing Date Revolving Facility, the first Business Day after an Event of Default under Section 8.01(1) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). Notwithstanding anything to the contrary set forth herein, the provisions of this clause (b) may be amended or waived with the consent of only the Borrower and the Required Revolving Lenders.
(c)    with respect to any Term Loans (other than Closing Date Term Loans), as specified in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.
“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $2,500,000,000.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to Letters of Credit, (i) the relevant Issuing Banks and (ii) the relevant Revolving Lenders.
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means DBSI, Goldman Sachs, Jefferies, Mizuho, BMOC, RBCCM, US Bank, Macquarie Capital and Nomura, each in its capacity as a joint lead arranger under this Agreement.
“Asset Sale” means:
(1)    the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions of property or assets of the Borrower or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or
(2)    the issuance or sale of Equity Interests (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 7.02 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary), whether in a single transaction or a series of related transactions;
in each case, other than:
(a)    any disposition of:
(i)    Cash Equivalents or Investment Grade Securities,
(ii)    obsolete, damaged or worn out property or assets in the ordinary course of business or consistent with industry practice or any disposition of inventory, assets or goods (or other assets) held for sale or no longer used or useful in the ordinary course,
(iii)    assets no longer economically practicable or commercially reasonable to maintain (as determined in good faith by the management of the Borrower),
(iv)    improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business and
(v)    assets for purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;
(b)    the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 7.03;
(c)    any disposition in connection with the making of any Restricted Payment that is permitted to be made, and is made, under Section 7.05, any Permitted Investment or any acquisition otherwise permitted under this Agreement;
(d)    any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate fair market value of less than (i) the greater of (a) $~~5.0 million~~ 10.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Run-Rate Adjusted EBITDA for any individual transaction or series of related transactions and (ii) the greater of (a) $~~10.0 million~~ 20.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Run-Rate Adjusted EBITDA for all such transactions in any fiscal year;
(e)    any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary to the extent otherwise permitted hereunder;

(f)    to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(g)    (i) the lease, assignment or sublease, license or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice and (ii) the exercise of termination rights with respect to any lease, sublease, license or sublicense or other agreement;
(h)    any issuance, disposition or sale of Equity Interests in, or Indebtedness, assets or other securities of, an Unrestricted Subsidiary;
(i)    foreclosures, condemnation, expropriation, eminent domain or any similar action (including for the avoidance of doubt, any Casualty Event) with respect to assets or the granting of Liens not prohibited hereunder;
(j)    sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with industry practice or in bankruptcy or similar proceedings;
(k)    any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including asset securitizations permitted hereunder;
(l)    the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or consistent with industry practice or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection thereof;
(m)    the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business or consistent with industry practice;
(n)    any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business or consistent with industry practice;
(o)    the unwinding of any Hedging Obligations;
(p)    sales, transfers and other dispositions of Investments in joint ventures ~~to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements~~;
(q)    the lapse or abandonment of intellectual property rights in the ordinary course of business or consistent with industry practice, which in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;
(r)    the granting of a Lien that is permitted under Section 7.01;
(s)    the issuance of directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required by applicable law;
(t)    the disposition of any assets (including Equity Interests) (i) acquired in a transaction permitted hereunder, which assets are not used or useful in the principal business of the Borrower and its Restricted Subsidiaries or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Borrower to consummate any acquisition permitted hereunder;

(u)    dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property;
(v)    in connection with any Sale-Leaseback Transaction;
(w)    the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction;
(x)    dispositions of vacant land or aircraft;
(y)    a disposition of all or a portion of the Equity Interests in or assets of Athlinks, Inc. and its subsidiaries; and
(z)    the sales of property or assets for an aggregate fair market value since the Amendment No. ~~8~~13 Effective Date not to exceed the greater of (a) $~~100.0 million~~150.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Run-Rate Adjusted EBITDA.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1 or any other form approved by the Administrative Agent.
“Assumption” has the meaning specified in Section 10.25.
“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel, to the extent documented in reasonable detail and invoiced.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease Obligation of any Person, the amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(1)(e); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided further that neither the Borrower nor any of its Affiliates may act as the Auction Agent.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(2)(c).
“Available Currency” means Dollars and Canadian Dollars.
        “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(4).
~~“Average Return on Invested Capital” means 16.4%.~~

“Bankruptcy Code” has the meaning specified in Section 8.02.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) Adjusted Term SOFR on such day for an Interest Period of one (1) month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day). The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
        “Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. Base Rate Loans will be denominated in Dollars.
“Basket” means any amount, threshold or other value permitted or prescribed with respect to any Lien, Indebtedness, Asset Sale, Investment, Restricted Payment, transaction value, judgment or other amount under any provision in Articles V, VI, VII or VIII and the definitions related thereto.
“Benchmark” means, initially, with respect to (a) Loans denominated in Dollars, the Term SOFR Reference Rate and (b) Loans denominated in Canadian Dollars, the Term CORRA Reference Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
        “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in Dollars or Canadian Dollars (as applicable) at such time and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars or Canadian Dollars (as applicable) at such time.
        “Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (b) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (b) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BMO” means, collectively, Bank of Montreal and BMOC.
“BMOC” means BMO Capital Markets Corp.
“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower.
“Borrower” means (a) at any time prior to the consummation of the Merger, the Initial Borrower, (b) upon the consummation of the Merger, Life Time and (c) upon the consummation of any transaction permitted by Section 7.04(d), the Successor Borrower.
“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means any offer by any Borrower Party to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.05(1)(e)(B).
“Borrower Parties” means the collective reference to Holdings, the Borrower and each Subsidiary of the Borrower and “Borrower Party” means any of them.
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.05(1)(e)(C).
“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.05(1)(e)(D).
“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of SOFR Loans or CORRA Loans, having the same Interest Period.
“Broker-Dealer Regulated Subsidiary” means any Subsidiary of the Borrower that is registered as a broker-dealer under the Exchange Act or any other applicable Laws requiring such registration.
“Business Day” means any day that is not a Legal Holiday if such day relates to any interest rate settings as to a SOFR Loan, any fundings, disbursements, settlements and payments in respect of any such SOFR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such SOFR Loan, means any such day which is a U.S. Government Securities Business Day.
“Canadian Base Rate” means, for any day, a rate per annum equal to the sum of (i) Adjusted Term CORRA for a one month interest period beginning on such date and (ii) 100 basis points. Any change in the Canadian Base Rate due to a change in Adjusted Term CORRA shall be effective from and including the effective date of such change in Adjusted Term CORRA, respectively.
“Canadian Dollars” means the lawful currency of Canada.
“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Lease Obligations) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares in the capital of such corporation;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP as in effect on the Amendment No. 8 Effective Date. For the avoidance of doubt, no obligations under any operating lease (whether or not required to be capitalized and reflected as a liability on a balance sheet) shall be Capitalized Lease Obligations.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.
“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Collateral” has the meaning specified in the definition of “Cash Collateralize”.
“Cash Collateral Account” means an account held at, and subject to the sole dominion and control of, the Collateral Agent.
“Cash Collateralize” means, in respect of an Obligation, to provide and pledge cash or Cash Equivalents in Dollars as collateral, at a location and pursuant to documentation in form and substance satisfactory to Administrative Agent or the Issuing Bank with respect to any Letter of Credit, as applicable (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:
(1)    Dollars;
(2)    (a)    Euros, Yen, Canadian Dollars, Sterling or any national currency of any Participating Member State of the ~~EMU~~European Monetary Union;
(b)    in the case of any Foreign Subsidiary or any jurisdiction in which the Borrower or any Restricted Subsidiary conducts business, such local currencies held by it from time to time in the ordinary course of business or consistent with industry practice;
(3)    readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 36 months or less from the date of acquisition;
(4)    certificates of deposit, time deposits and eurodollar time deposits with maturities of three years or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding three years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
(5)    repurchase obligations for underlying securities of the types described in clauses (3) and (4) above or clauses (7) and (8) below entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6)    commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 36 months after the date of acquisition thereof;
(7)    marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency);
(8)    securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 36 months from the date of acquisition thereof;
(9)    readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Borrower) with maturities of 36 months or less from the date of acquisition;
(10)    Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;
(11)    Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency);
(12)    investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (11) above; and
(13)    solely with respect to any Captive Insurance Subsidiary, any investment that the Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.
In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents will also include (i) investments of the type and maturity described in clauses (1) through (13) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.
Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts, except amounts used to pay non-Dollar denominated obligations of the Borrower or any Restricted Subsidiary in the ordinary course of business, are converted into any currency listed in clause (1) or (2) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.
“Cash Management Agreement” means any agreement entered into from time to time by Holdings, the Borrower or any Restricted Subsidiary in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.
“Cash Management Bank” means any Person that is an Agent, a Lender or an Affiliate of an Agent or Lender at the time it entered into a Cash Management Agreement, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of an Agent or Lender.
“Cash Management Obligations” means obligations owed by Holdings, the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.
“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automatic clearing house fund transfer services, return items and interstate depository network services), (c) foreign exchange, netting and currency management services and (d) any other demand deposit or operating account relationships or other cash management services, including under any Cash Management Agreements.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“CFC Holdco” means a Domestic Subsidiary that has no material assets other than the Equity Interests in or indebtedness of one or more Foreign Subsidiaries that are CFCs, including the indirect ownership of such Equity Interests or indebtedness through one or more CFC Holdcos that have no other material assets.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty (excluding the taking effect after the Closing Date of a law, rule, regulation or treaty adopted prior to the Closing Date), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203, H.R. 4173), all Laws relating thereto and all interpretations and applications thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, for the purpose of this Agreement, be deemed to be adopted subsequent to the Closing Date.
“Change of Control” means the occurrence of any of the following after the Closing Date:
(1)    at any time prior to the consummation of the first public offering of the Borrower’s common equity or the common equity of any Parent Company after the Closing Date, the Permitted Holders ceasing to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), in the aggregate, directly or indirectly, at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or any Parent Company; or
(2)    at any time following the consummation of the first public offering of the Borrower’s common equity or the common equity of any Parent Company after the Closing Date, (a) any Person (other than a Permitted Holder) or (b) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act) of Equity Interests of the Borrower or such Parent Company representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or such Parent Company, as applicable, and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of ~~LTF~~Life Time Group Holdings, Inc. beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders (provided, however, that for purposes of measuring beneficial ownership held by any Person that is not a Permitted Holder, Equity Interests held by any Permitted Holder will be excluded);
(3)    any “Change of Control” (or any comparable term) in any document pertaining to the Senior Notes or any Refinancing Indebtedness thereof; or
(4)    Holdings shall cease to be the registered owner of 100% of the Equity Interests of the Borrower unless permitted under Section 7.03;
unless, in the case of clause (1) or (2) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower or any Parent Company.
“Claim” means any actions, suits or written demands or claims.
“Class” means (i) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)) and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.
“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01, and the Closing Date Term Loans are made to the Borrower pursuant to Section 2.01(1)(a), which date was June 10, 2015.
“Closing Date Loans” means the Closing Date Term Loans and any Closing Date Revolving Borrowing.
“Closing Date Material Adverse Effect” means a “Company Material Adverse Effect” as defined in the Transaction Agreement.
“Closing Date Refinancing” means the repayment of all Indebtedness of the Acquired Company and its Subsidiaries with respect to which the Transaction Agreement requires the delivery of a payoff letter.
“Closing Date Revolving Borrowing” means a borrowing of Revolving Loans on the Closing Date, not to exceed the amount(s) (i) to pay Transaction Expenses in an amount not to exceed $20.0 million, plus (ii) for working capital purposes, plus (iii) to fund any original issue discount or upfront fees in connection with the Transactions resulting from the exercise of any “market flex” pursuant to the Fee Letter; provided that Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from an existing issuer of letters of credit outstanding on the Closing Date agreeing to become an Issuing Bank under this Agreement).
“Closing Date Revolving Facility” means from and after the Amendment No. ~~9~~13 Effective Date, the ~~2021-2~~2024 Initial Revolving Facility.
“Closing Date Term Loan Commitment” means, as to each Term Lender, its obligation to make a Closing Date Term Loan to the Borrower in an aggregate amount not to exceed the amount specified opposite such Lender’s name under on Schedule 2.01 under the caption “Closing Date Term Loan Commitment” or in the

Assignment and Assumption (or Affiliated Lender Assignment and Assumption) pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Section 2.14, 2.15 or 2.16). The initial aggregate amount of the Closing Date Term Loan Commitments as of June 10, 2015 was $1,250.00 million.
“Closing Date Term Loans” means the Term Loans made by the Lenders on the Closing Date pursuant to Section 2.01(1)(a), pursuant to Amendment No. 4, pursuant to Amendment No. 5, pursuant to Amendment No. 8, pursuant to Amendment No. 10, or pursuant to Amendment No. 11 as applicable. For the avoidance of doubt the New 2023 Refinancing Term Loans shall constitute Closing Date Term Loans.
“Co-Investors” means any of (a) the assignees, if any, of the equity commitments of any Investor who become holders of Equity Interests in Holdings (or any Parent Company) on the Closing Date in connection with the Merger and (b) the transferees, if any, that acquire, within ninety (90) days of the Closing Date, any Equity Interests in Holdings (or any Parent Company) held by any Investor as of the Closing Date.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and the Mortgaged Properties, if any.
“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(1)    the Collateral Agent (or a Mortgage Collateral Trustee, if applicable) shall have received each Collateral Document required to be delivered (a) on the Closing Date pursuant to Section 4.01(1)(c) or (b) pursuant to Section 6.11 or 6.13 at such time required by such Sections to be delivered, in each case, duly executed by each Loan Party that is party thereto;
(2)    all Obligations shall have been unconditionally guaranteed by (a) Holdings (or any successor thereto), (b) each Restricted Subsidiary of the Borrower that is a wholly owned Material Subsidiary (other than any Excluded Subsidiary), which as of the Closing Date after giving effect to the Assumption shall include those that are listed on Schedule 1.01(1) hereto and (c) any Restricted Subsidiary of the Borrower that Guarantees (or is the borrower or issuer of) (i) the Senior Notes; (ii) any other Junior Financing, (iii) any Permitted Incremental Equivalent Debt or (iv) any Credit Agreement Refinancing Indebtedness (the Persons in the preceding clauses (a) through (c) collectively, the “Guarantors”);
(3)    except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest, subject only to Liens permitted by Section 7.01, in
(a)    all the Equity Interests of the Borrower,
(b)    all Equity Interests of each direct, wholly owned Material Domestic Subsidiary (other than any CFC Holdco) that is directly owned by the Borrower or any Subsidiary Guarantor and
(c)    65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding Equity Interests that are not voting Equity Interests of each (i) wholly owned Material Domestic Subsidiary that is (a) a CFC Holdco and (b) directly owned by the Borrower or any Subsidiary Guarantor and (ii) Foreign Subsidiary that is directly owned by the Borrower or any Subsidiary Guarantor;
(4)    except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01 or under any Collateral Document and in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents, the Obligations and the Guaranty shall have been secured by a security interest in substantially all tangible and intangible personal property of the Borrower and each Guarantor (including accounts other than Securitization Assets), inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles, and proceeds of the foregoing, in each case,
(a)    that has been perfected (to the extent such security interest may be perfected by
(i)    delivering certificated securities, intercompany notes and other instruments in which a security interest can be perfected by physical control, in each case to the extent required hereunder or the Security Agreement;
(ii)    filing financing statements under the Uniform Commercial Code,
(iii)    making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or
(iv)    filings in the applicable real estate records with respect to Mortgaged Properties (or any fixtures related to Mortgaged Properties) to the extent required by the Collateral Documents and
(b)    with the priority required by the Collateral Documents; provided that any such security interests in the Collateral shall be subject to the terms of the Intercreditor Agreements to the extent applicable; and
(5)    the Collateral Agent shall have received counterparts of a Mortgage, together with the other deliverables described in Section 6.11(2)(b), with respect to each Material Real Property listed on Schedule 1.01(2) (to the extent required to be delivered pursuant to Section 6.13) or otherwise required to be delivered pursuant to Section 6.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property within the time periods set forth in said Sections; provided that to the extent any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, (a) the relevant Mortgage shall not secure an amount in excess of the fair market value of the Mortgaged Property subject thereto and (b) subject to the approval of the Collateral Agent in its reasonable discretion, the relevant Mortgage shall not secure the Indebtedness in respect of Letters of Credit or the Revolving Facility to the extent those jurisdictions impose such aforementioned taxes on paydowns or re-advances applicable to such Indebtedness unless it is feasible to limit recovery to a capped amount that would not be subject to re-borrowing; provided, further upon the reasonable agreement of the Borrower and the Collateral Agent, the Borrower or the applicable Guarantor may satisfy the Collateral and Guarantee Requirement with respect to the delivery of a Mortgage on any Material Real Property that is required to be or has been mortgaged under the Loan Documents by delivering a mortgage to a Mortgage Collateral Trustee or amending an existing mortgage to be in favor of a Mortgage Collateral Trustee and to secure the Obligations in addition to the obligations under the Secured Notes Indenture (and any Additional Obligations (as defined in the Amendment No. 8 Intercreditor Agreement, as applicable) and to otherwise be in form and substance reasonably satisfactory to the Collateral Agent.
The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation, perfection or maintenance of pledges of, or security interests in, Mortgages on, or the obtaining of Mortgage Policies, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets.
The Collateral Agent may grant extensions of time for the creation, perfection or maintenance of security interests in, or the execution or delivery of any Mortgage and the obtaining of title insurance, surveys or Opinions of Counsel with respect to, particular assets (including extensions beyond the Closing Date for the creation, perfection or maintenance of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
No actions required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect or make enforceable such security interests (including any intellectual property registered or applied for in any non-U.S. jurisdiction) and there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction. No actions shall be required with respect to assets (other than in respect of Pledged Collateral (as defined in, and to the extent required under, the Security Agreement)) requiring perfection through control agreements or perfection by “control” (as defined in the UCC).
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages (if any), each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, Collateral Agent, Mortgage Collateral Trustee or the Lenders pursuant to Sections 4.01(1)(c), 6.11 or 6.13 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Commitment” means a Revolving Commitment, any Revolving Commitment Increase or other commitments in respect of any Incremental Revolving Facility, Term Commitment, Incremental Commitment, Refinancing Commitment or Extended Commitment, or any commitment in respect of Replacement Loans, as the context may require.
“Commitment Fee Rate” means a percentage per annum equal to the Applicable Rate set forth in the “Commitment Fee Rate” column of the chart in the definition of “Applicable Rate.”
“Commitment Letter” means that certain Amended and Restated Commitment Letter, dated as of April 3, 2015, among Merger Sub, DB, Goldman Sachs, Jefferies, BMO, RBC, Macquarie, Nomura, Mizuho and US Bank, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Committed Loan Notice” means a notice of (1) a Borrowing with respect to a given Class of Loans, (2) a conversion of Loans of a given Class from one Type to the other or (3) a continuation of SOFR Loans or CORRA Loans of a given Class, pursuant to Section 2.02(1), which, if in writing, shall be substantially in the form of Exhibit A-1.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time and any successor statute.
“Compensation Period” has the meaning specified in Section 2.12(3)(b).
“Compliance Certificate” means a certificate substantially in the form of Exhibit C and which certificate shall in any event be a certificate of a Financial Officer of the Borrower
(1)    certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto (in each case, other than any Default with respect to which the Administrative Agent has otherwise obtained notice in accordance with Section 6.03(1)),
(2)    in the case of financial statements delivered under Section 6.01(1), setting forth reasonably detailed calculations of (i) Excess Cash Flow for each fiscal year commencing with the financial statements for fiscal year 2016 of the Borrower and (ii) the Net Proceeds and Specified Sale-Leaseback Net

Proceeds (as applicable) received during the applicable period by or on behalf of the Borrower or any Restricted Subsidiary in respect of any (x) Asset Sale or Casualty Event subject to prepayment pursuant to Section 2.05(2)(b)(i) and the portion of such Net Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.05(2)(b)(ii) and (y) Specified Sale-Leaseback Transaction subject to prepayment pursuant to Section 2.05(2)(c),
(3)    to the extent that compliance with the Financial Covenant is (or was) required in respect of the period covered by such financial statements, certifying as to (and containing all information and calculations necessary for determining) compliance with such financial covenant as of the last day of the applicable Test Period, and
(4)    commencing with the certificate delivered pursuant to Section 6.02(1) for the first full fiscal quarter ending after the Closing Date, if the First Lien Net Leverage Ratio as of the last day of the most recent Test Period would result in a change in the applicable “Pricing Level” as set forth in the definition of “Applicable Rate,” setting forth a calculation of such First Lien Net Leverage Ratio.
“Conforming Changes” means, with respect to either the use or administration of a Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” “Canadian Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Current Assets” means, as at any date of determination, the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees, derivative financial instruments and any assets in respect of Hedge Agreements, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.
“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (A) the current portion of any Funded Debt, (B) the current portion of interest, (C) accruals for current or deferred taxes based on income or profits, (D) accruals of any costs or expenses related to restructuring reserves or severance, (E) Revolving Loans, Swing Line Loans and L/C Obligations under this Agreement or any other revolving loans, swingline loans and letter of credit obligations under any other revolving credit facility, (F) the current portion of any Capitalized Lease Obligation, (G) deferred revenue arising from cash receipts that are earmarked for specific projects, (H) liabilities in respect of unpaid earn-outs, (I) the current portion of any other long-term liabilities, (J) accrued litigation settlement costs and (K) any liabilities in respect of Hedge Agreements, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and amortization of Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(1)    cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income, with respect to Indebtedness of such Person and its Restricted Subsidiaries for such period, other than Non-Recourse Indebtedness, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements (other than in connection with the early termination thereof); plus
(2)    non-cash interest expense resulting solely from (a) the amortization of original issue discount from the issuance of Indebtedness of such Person and its Restricted Subsidiaries at less than par (excluding the Senior Notes and any Indebtedness borrowed under the Facilities in connection with the Transactions and any Non-Recourse Indebtedness), plus (b) pay-in-kind interest expense of such Person and its Restricted Subsidiaries payable pursuant to the terms of the agreements governing such Indebtedness for borrowed money;
excluding, in each case:
(i)    amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clauses (2)(a) and (2)(b) above (including as a result of the effects of acquisition method accounting or pushdown accounting),
(ii)    interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Obligations or other derivative instruments, including pursuant to FASB Accounting Standards Codification Topic 815, Derivatives and Hedging,
(iii)    costs associated with incurring or terminating Hedging Obligations and cash costs associated with breakage in respect of hedging agreements for interest rates,
(iv)     commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Non-Recourse Indebtedness,
(v)    “additional interest” owing pursuant to a registration rights agreement with respect to any securities,
(vi)     any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions,
(vii)    penalties and interest relating to taxes,
(viii)    accretion or accrual of discounted liabilities not constituting Indebtedness,
(ix)    interest expense attributable to a Parent Company resulting from push-down accounting,
(x)    any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,
(xi)    any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential), with respect thereto and with respect to the Transactions, any acquisition or Investment and

(xii)    annual agency fees paid to any administrative agents and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto), including the Facilities, the Secured Notes and the 2021 Senior Notes.
For purposes of this definition, interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (and excluding the effect of), without duplication,
(1)    extraordinary, infrequent, non-recurring or unusual gains, losses, fees, costs, charges or expenses (including relating to any multi-year strategic initiatives and accruals and reserves in connection with such gains, losses, charges or expenses); restructuring costs, charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves, and in each case, whether or not classified as such under GAAP); costs and expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of facilities and fixed assets for alternative uses; Public Company Costs; costs and expenses related to the integration, consolidation, opening, pre-opening and closing of facilities and fixed assets; severance and relocation costs and expenses, one-time compensation costs and expenses, consulting fees, signing, retention or completion bonuses, and executive recruiting costs; costs and expenses incurred in connection with strategic initiatives; transition costs and duplicative running costs; costs and expenses incurred in connection with non-ordinary course product and intellectual property development; costs incurred in connection with acquisitions (or purchases of assets) prior to or after the Closing Date (including integration costs); business optimization expenses (including costs and expenses relating to business optimization programs, new systems design, retention charges, system establishment costs and implementation costs and project start-up costs), accruals and reserves; operating expenses attributable to the implementation of cost-savings initiatives; curtailments and modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments); costs, losses and expenses in connection with litigation (including threatened litigation), settlements, investigations (including internal investigations) and proceedings (or any threatened investigations or proceedings), including by any regulatory, governmental, law enforcement body, or attorney general;
(2)    the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;
(3)    Transaction Expenses;
(4)    any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business or consistent with industry practice) or income (loss) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of);
(5)    the Net Income for such period of any Person that is an Unrestricted Subsidiary and, solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 7.05(a), the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the Consolidated Net Income of a Person will be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period);

(6)    solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 7.05(a), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived (or the Borrower reasonably believes such restriction could be waived and is using commercially reasonable efforts to pursue such waiver); provided that Consolidated Net Income of a Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents), or the amount that could have been paid in cash or Cash Equivalents without violating any such restriction or requiring any such approval, to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
(7)    effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items);
(8)    income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments;
(9)    any impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;
(10)    (a) any equity based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration or payout of, Equity Interests by management of such Person or of a Restricted Subsidiary or any Parent Company, (b) noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, and (c) any income (loss) attributable to deferred compensation plans or trusts;
(11)    any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes and the syndication and incurrence of any Facilities), issuance of Equity Interests (including by any direct or indirect parent of the Borrower), recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes and other securities and any Facilities) and including, in each case, any such transaction whether consummated on, after or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations);
(12)    accruals and reserves that are established or adjusted in connection with the Transactions, an Investment or an acquisition that are required to be established or adjusted as a result of the Transactions, such Investment or such acquisition, in each case accordance with GAAP;
(13)    any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement;
(14)    any non-cash gain (loss) attributable to the mark to market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments;
(15)    any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (a) Hedging Obligations for currency exchange risk and (b) resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gain or losses are non-cash items;
(16)    any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;
(17)    any non-cash rent expense;
(18)    the amount of any management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Investors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by Section 7.07;
(19)    any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures; and
(20)    earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, Consolidated Net Income will include the amount of proceeds received or receivable from business interruption insurance, the amount of any expenses or charges incurred by such Person or its Restricted Subsidiaries during such period that are, directly or indirectly, reimbursed or reimbursable by a third party, and amounts that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.
Notwithstanding the foregoing, for the purpose of Section 7.05 (other than clause (3)(d) of Section 7.05(a)), there will be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by such Person and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from such Person and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by such Person or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 7.05(a).
“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations, debt obligations evidenced by bonds, notes, debentures, promissory notes or similar instruments and guarantees of Indebtedness of such types of a third Person; provided, Consolidated Total Debt will not include Non-Recourse Indebtedness and Indebtedness in respect of any (1) letter of credit, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations, except any unpaid termination payments thereunder. The Dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar-equivalent principal amount of such Indebtedness.
“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities. In measuring any increase or decrease in Consolidated Working Capital for any period, (1) to the extent the Borrower or any Restricted Subsidiary has consummated during such period any one or more acquisitions or dispositions of any Person, then (a) in the case of an acquisition, the Consolidated Working Capital of such acquired Person as of the date of the consummation of such acquisition (after giving effect to the transactions consummated with respect to such acquisition) will be added to the Consolidated Working Capital of the Borrower and its Restricted Subsidiaries as of the first day of such period and (b) in the case of a disposition, the Consolidated Working Capital of the disposed Person as of the date of the disposition of such Person shall be subtracted from the Consolidated Working Capital of the Borrower and its Restricted Subsidiaries as of the first day of such period and (2) the application of recapitalization or purchase accounting as a result of any acquisitions or dispositions completed during such period will be excluded.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contract Consideration” has the meaning specified in clause (2)(k) of the definition of “Excess Cash Flow.”
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrower or other companies.
“Convertible Indebtedness” means Indebtedness of the Borrower (which may be guaranteed by the Guarantors) permitted to be incurred hereunder that is either (a) convertible into common stock of the Borrower (and cash in lieu of fractional shares) or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Borrower or cash (in an amount determined by reference to the price of such common stock).

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Loan” means a Loan that bears interest at a rate based on the definition of Term CORRA.
~~“Covenant Modification Period” means the period commencing on the Amendment No. 8 Effective Date and ending on the earlier of (i) January 1, 2022 and (ii) the date on which the Borrower shall have provided irrevocable notice to the Administrative Agent in writing of its intention to terminate the Covenant Modification Period; provided that the Borrower shall not be permitted to provide such notice unless at such time it shall be able to demonstrate compliance on a pro forma basis with the Financial Covenant as of the most recent Test Period.~~
“Credit Agreement Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”
“Credit Agreement Refinancing Indebtedness” means secured or unsecured Indebtedness of the Borrower or any Guarantor; provided that:
(1)    such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, or refinance, in whole or in part, Indebtedness that is either (a) Loans, (b) Revolving Commitments or (c) other Credit Agreement Refinancing Indebtedness (“Credit Agreement Refinanced Debt”);
(2)    such Indebtedness is in an original aggregate principal amount not greater than the principal amount of the Credit Agreement Refinanced Debt being exchanged, extended, renewed, replaced or refinanced (plus (a) the amount of all unpaid, accrued or capitalized interest, penalties, premiums (including tender premiums), and other amounts payable with respect to the Refinanced Debt and (b) underwriting discounts, fees, commissions, costs, expenses and other amounts payable with respect to such refinancing);
(3)    the (a) Weighted Average Life to Maturity of such Indebtedness is equal to or longer than the remaining Weighted Average Life to Maturity of the Credit Agreement Refinanced Debt and (b) final maturity date of such Credit Agreement Refinancing Indebtedness is no earlier than the final maturity date of the Credit Agreement Refinanced Debt; provided, that this clause (3) shall not apply to any such Indebtedness incurred pursuant to the Inside Maturity Exception;
(4)    any mandatory prepayments (and, with respect to any Credit Agreement Refinancing Indebtedness comprising Refinancing Revolving Loans, to the extent Commitments thereunder are permanently terminated) of:
(a)    any Permitted Junior Priority Refinancing Debt or any Credit Agreement Refinancing Indebtedness that comprises unsecured notes or loans may not be made except to the extent that prepayments are (i) permitted hereunder and (ii) to the extent required hereunder or pursuant to the terms of any Permitted Equal Priority Refinancing Debt, first made or offered to the Loans, the Secured Notes, any other Pari Passu Lien Debt and any such Permitted Equal Priority Refinancing Debt; and
(b)    any Permitted Equal Priority Refinancing Debt shall be made on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis) with each tranche of Closing Date Loans and the Closing Date Revolving Facility (in each case, other than pursuant to a refinancing permitted hereunder or with respect to greater than pro rata payments to an earlier maturing tranche);

provided, that this clause (4) shall not apply to any such Indebtedness incurred pursuant to the Inside Maturity Exception;
(5)    such Indebtedness is not guaranteed by any Subsidiary of the Borrower other than a Subsidiary Guarantor;
(6)    if such Indebtedness is secured:
(a)    such Indebtedness is not secured by any assets or property of Holdings, the Borrower or any Restricted Subsidiary that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender);
(b)    the security agreements relating to such Indebtedness are substantially similar to or the same as the Collateral Documents (as determined in good faith by a Responsible Officer of the Borrower);
(c)    if such Indebtedness is secured on a pari passu basis with the Closing Date Term Loans, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of an Equal Priority Intercreditor Agreement;
(d)    if such Indebtedness is secured on a junior basis to the Closing Date Term Loans, a Debt Representative, acting on behalf of the holders of such Indebtedness, has become party to or is otherwise subject to the provisions of a Junior Lien Intercreditor Agreement; and
(7)    the covenants and events of default applicable to such Indebtedness (x) are on market terms or (y) are substantially identical to, or, taken as a whole, not materially more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Credit Agreement Refinanced Debt, in each case as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment; provided that the Borrower will promptly deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Borrower is bound by a confidentiality obligation with respect thereto, in which case the Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof); provided further that this clause (7) will not apply to:
(i)    terms addressed in the preceding clauses (1) through (6),
(ii)    interest rate, fees, funding discounts and other pricing terms,
(iii)    redemption, prepayment or other premiums,
(iv)    optional redemption or prepayment terms and
(vi)    covenants and other terms applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness.
Anything to the contrary notwithstanding (including, for the avoidance of doubt, clause (3) above), Credit Agreement Refinancing Indebtedness will include (1) any Registered Equivalent Notes issued in exchange therefor and (2) any bridge or other interim credit facility intended to be Refinanced with long-term indebtedness (so long as such credit facility includes customary “rollover provisions”) , in which case, clause (3) of the first proviso in this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.

For the avoidance of doubt, any voluntary prepayments of Credit Agreement Refinancing Indebtedness may be made on a pro rata basis, greater than pro rata basis or less than pro rata basis with other Loans.
“Credit Extension” means each of the following: (i) a Borrowing and (ii) an L/C Credit Extension.
“Cure Amount” has the meaning specified in Section 8.04(1).
“Cure Expiration Date” has the meaning specified in Section 8.04(1)(a).
“Customary Bridge Facilities” means bridge financings, escrow or other similar arrangements, the terms of which provide for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the maturity date of the Closing Date Term Loans (if any).
“DB” means, collectively, DBNY, DBCI and DBSI.
“DBCI” means Deutsche Bank AG Cayman Islands Branch.
“DBNY” means Deutsche Bank AG New York Branch.
“DBSI” means Deutsche Bank Securities Inc.
“Debt Fund Affiliate” means any (a) Affiliate of any Investor that is a bona fide bank, debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or an investment vehicle that is engaged in the business of investing in, acquiring or trading commercial loans, bonds and similar extensions of credit in the ordinary course, in each case, that is not organized primarily for the purpose of making equity investments and (b) investment fund or account of a Permitted Holder managed by third parties (including by way of a managed account, a fund or an index fund in which a Permitted Holder has invested) that is a bona fide bank, debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or an investment vehicle that is engaged in the business of investing in, acquiring or trading commercial loans, bonds and similar extensions of credit in the ordinary course, in each case of the preceding clauses (a) and (b), with respect to which the applicable Investor or Permitted Holder does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such Person.
“Debt Representative” means, with respect to any series of Indebtedness secured by a Lien permitted under clause (39) of the definition of “Permitted Liens”, Permitted Incremental Equivalent Debt, Permitted Equal Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.05(2)(g).
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Rate” means an interest rate (a) with respect to any SOFR Loan or Base Rate Loan, equal to (1) the Base Rate, plus (2) the Applicable Rate applicable to Base Rate Loans, that are Revolving Loans plus (3) 2.00% per annum and (b) with respect to any Loan accruing interest based on Term CORRA, equal to the Canadian Base Rate, plus (2) the Applicable Rate applicable to Revolving Loans accruing interest based on Term CORRA plus (3) 2.00% per annum; provided that with respect to the outstanding principal amount of any Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.02(3)) plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Derivative Instrument” means with respect to a Person, any contract or instrument to which such Person is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any portion thereof) are based on the value and/or performance of the Loans and/or any Deliverable Obligations or “Obligations” (as defined in the ISDA CDS Definitions) with respect to the Loan Parties; provided that a “Derivative Instrument” will not include any contract or instrument that is entered into pursuant to bona fide market-making activities.
“Defaulting Lender” means, subject to Section 2.17(2), any Lender (including any Issuing Bank) that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations or Swing Line Loans, within one Business Day of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations or (d) has, or has a direct or indirect parent company that has, (i) become or is the subject of a proceeding under any Debtor Relief Law or Bail-In Action, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under this definition shall be conclusive absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17) upon delivery of written notice of such determination to the Borrower and each Lender.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-Cash Consideration.
“Designated Preferred Stock” means Preferred Stock of the Borrower, any Restricted Subsidiary thereof or any Parent Company (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on or promptly after the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 7.05(a).
“Designated Revolving Commitments” means any commitments to make loans or extend credit on a revolving basis to the Borrower or any Restricted Subsidiary by any Person other than the Borrower or any Restricted Subsidiary that have been designated in an Officer’s Certificate delivered to the Administrative Agent as “Designated Revolving Commitments” until such time as the Borrower subsequently delivers an Officer’s

Certificate to the Administrative Agent to the effect that such commitments will no longer constitute “Designated Revolving Commitments;” provided that, during such time, such Designated Revolving Commitments will be deemed an incurrence of Indebtedness on such date and will be deemed outstanding for purposes of calculating the Fixed Charge Coverage Ratio, Total Net Leverage Ratio, First Lien Net Leverage Ratio and the availability of any Baskets hereunder on the date such Designated Revolving Commitments are established (but not, for the avoidance of doubt, on any subsequent date).
“Discharge” means, with respect to any Indebtedness, the repayment, prepayment, repurchase (including pursuant to an offer to purchase), redemption, defeasance or other discharge of such Indebtedness, any such case in whole or in part.
“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.05(1)(e)(B)(2).
“Discount Range” has the meaning assigned to such term in Section 2.05(1)(e)(C)(1).
“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.05(1)(e)(C)(1).
“Discount Range Prepayment Notice” means a written notice of the Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(1)(e)(C)(1) substantially in the form of Exhibit J.
“Discount Range Prepayment Offer” means the written offer by a Lender, substantially in the form of Exhibit K, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.05(1)(e)(C)(1).
“Discount Range Proration” has the meaning assigned to such term in Section 2.05(1)(e)(C)(3).
“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.05(1)(e)(D)(3).
“Discounted Prepayment Effective Date” means in the case of the Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(1)(e)(B), Section 2.05(1)(e)(C) or Section 2.05(1)(e)(D), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.
“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.05(1)(e)(A).
“disposition” has the meaning set forth in the definition of “Asset Sale”.
“Disqualified Institution” means (a) any competitor (or Affiliate of any competitor (other than a bona fide debt Fund) of the Borrower or its Subsidiaries (including for purposes of this definition Life Time and its Subsidiaries) identified by or on behalf of the Borrower to (i) the Arrangers on or prior to the Closing Date or (ii) the Administrative Agent from time to time after the Closing Date, (b) those particular banks, financial institutions, other institutional lenders and other Persons identified by the Borrower to the Arrangers prior to the ~~date of the Commitment Letter (or, with respect to the New 2023 Refinancing Term Loans, prior to November 21, 2023~~Amendment No. 13 Effective Date or after such date with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) and (c) any Affiliate of the entities described in the preceding clauses (i) or (ii) that are either reasonably identifiable as such on the basis of their name or are identified as such in writing by the Borrower to (i) the Arrangers on or prior to the Closing Date or (ii) the Administrative Agent from time to time after the Closing Date; provided that any Person that is a Lender and subsequently becomes a Disqualified Institution (but was not a Disqualified Institution on the Closing Date or at the time it became a Lender) shall be deemed to not be a Disqualified Institution hereunder. The identity of Disqualified Institutions will not be posted or distributed to any Person, other than a distribution by the Administrative Agent to a Lender upon request therefor.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than (i) for any Qualified Equity Interests or (ii) solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after Latest Maturity Date or the date the Loans are no longer outstanding and the Commitments have been terminated; provided that if such Capital Stock is issued pursuant to any plan for the benefit of, future, current or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower or its Subsidiaries or any Parent Company or by any such plan to such employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof), such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability; provided further any Capital Stock held by any future, current or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower, any of its Subsidiaries, any Parent Company, or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any equity subscription or equity holders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement will not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or any Subsidiary or in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability. For the purposes hereof, the aggregate principal amount of Disqualified Stock will be deemed to be equal to the greater of its voluntary or involuntary liquidation preference and maximum fixed repurchase price, determined on a consolidated basis in accordance with GAAP, and the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which the Consolidated Total Debt will be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Amount” means (a) with respect to any Loan denominated in Dollars, the principal amount thereof, (b) with respect to any Loan denominated in an Alternative Currency, the principal amount thereof then outstanding in the relevant Alternative Currency, converted into Dollars in accordance with Section 1.10(1), (c) with respect to any L/C Obligation denominated in Dollars, the amount thereof, (d) with respect to any L/C Obligation denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 1.10(1) and (e) with respect to any Basket denominated (x) in Dollars, the amount thereof and (y) in any currency other than Dollars, the amount thereof converted to Dollars in accordance with Sections 1.10(3).
“Domestic Subsidiary” means any direct or indirect Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” has the meaning specified in Section 2.05(2)(a).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b), provided that no Defaulting Lender(s) or Disqualified Institution(s) may be Eligible Assignee(s).
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Enterprise Transformative Event” means any merger, acquisition, Investment, dissolution, liquidation, consolidation or disposition, in any such case by the Borrower, any Restricted Subsidiary, Holdings or any Parent Company (other than the Investors) that is either (a) not permitted by the terms of any Loan Document immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide Holdings, the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation or expansion of their combined operations following such consummation, as reasonably determined by the Borrower acting in good faith.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and sub-surface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits , demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability or Environmental Law, (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.
“Environmental Laws” means any and all Laws relating to pollution or the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health.
“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or relating to (a)  any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equal Priority Intercreditor Agreement” means (a) the Amendment No. 8 Intercreditor Agreement, (b) another intercreditor agreement substantially in the form of the Amendment No. 8 Intercreditor Agreement among the Administrative Agent or the Collateral Agent and one or more Debt Representatives for holders of one or more classes of applicable Permitted Incremental Equivalent Debt, Pari Passu Lien Debt or Permitted Equal Priority Refinancing Debt or (c) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, the Borrower and one or more of such Debt Representatives, in each case with such modifications thereto as the Administrative Agent, the Borrower and such Debt Representative(s) may agree.
“Equity Contribution” means, collectively, the direct or indirect contribution to the Borrower or any Parent Company, by the Investors, members of management of the Acquired Company and the Co-Investors of an aggregate amount of cash and rollover equity in the form of equity of the Borrower (which, if contributed in exchange for preferred equity of the Borrower shall be on terms reasonably satisfactory to the Arrangers) that represents not less than 30.0% of the sum of (i) the aggregate principal amount of Closing Date Term Loans borrowed hereunder on the Closing Date, (ii) the aggregate principal amount of the Senior Notes issued on the Closing Date, (iii) the aggregate amount of Indebtedness for borrowed money of Life Time and its Subsidiaries that survives the consummation of the Transactions (including any Existing Mortgage Debt) and (iv) the amount of such cash and rollover equity contributed, in each case, on the Closing Date (provided that the Investors shall directly or indirectly control not less than a majority of the economic and voting Equity Interests in Holdings on the Closing Date after giving effect to the Transactions).
“Equity Interests” means, with respect to any Person, the Capital Stock of such Person and all warrants, options or other rights to acquire Capital Stock of such Person, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of such Person.
“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Borrower or any Parent Company (excluding Disqualified Stock), other than:
(1)    public offerings with respect to the Borrower’s or any Parent Company’s common stock registered on Form S-4 or Form S-8;
(2)    issuances to any Restricted Subsidiary of the Borrower; and
(3)    any such public or private sale that constitutes an Excluded Contribution.
“Equivalent Percentage” means, with respect to any dollar amount, such percentage of TTM Run-Rate Adjusted EBITDA as such dollar amount represents of Run-Rate Adjusted EBITDA of the Borrower for the four quarters ended March 31, 2015, rounded up to the nearest one tenth of 1%. For purposes of calculating Equivalent Percentage and otherwise under this Agreement, Run-Rate Adjusted EBITDA of the Borrower for the four quarters ended March 31, 2015 shall be deemed to be $395.0 million.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of withdrawal liability or written notification that a Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement in writing of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) a failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 of the Code) with respect to a Pension Plan, whether or not waived; (h) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (i) the imposition of a lien under Section 303(k) of ERISA or Section 412(c) of the Code with respect to any Pension Plan; (j) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA or Section 430 of the Code); or (k) the occurrence of a nonexempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party or any of their respective ERISA Affiliates (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Loan Party.
“Euro” or “euro” means the single currency of participating member states of the ~~EMU~~European Monetary Union.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any period, an amount equal to the excess of:
(1)    the sum, without duplication, of:
(a)    Consolidated Net Income of the Borrower for such period,
(b)    an amount equal to the amount of all non-cash charges (including depreciation and amortization) for such period to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,
(c)    decreases in Consolidated Working Capital (except as a result of the reclassification of items from short-term to long-term or vice versa) for such period,
(d)    [reserved];
(e)    the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period and
(f)    cash receipts in respect of Hedge Agreements during such fiscal year to the extent not otherwise included in such Consolidated Net Income; over
(2)    the sum, without duplication, of:
(a)    an amount equal to the amount of all non-cash credits (including, to the extent constituting non-cash credits, amortization of deferred revenue acquired as a result of the Merger or any Permitted Acquisition or other investment permitted hereunder) included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (1)(b) above) and cash losses, charges (including any reserves or accruals for potential cash charges in any future period), expenses, costs and fees excluded by virtue of clauses (1) through (15) of the definition of “Consolidated Net Income,”

(b)    without duplication of amounts deducted pursuant to clause (k) below in prior fiscal years, the amount of Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property accrued or made in cash during such period, in each case except to the extent financed with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities) of the Borrower or any Restricted Subsidiary (unless such Indebtedness has been repaid),

(c)    the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (i) the principal component of payments in respect of Capitalized Lease Obligations, (ii) all scheduled principal repayments of Loans, the Senior Notes (or any Indebtedness representing Refinancing Indebtedness in respect thereof in accordance with the corresponding provisions of the governing documentation thereof), Permitted Incremental Equivalent Debt and Credit Agreement Refinancing Indebtedness, in each case to the extent such payments are permitted hereunder and actually made and (iii) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07 and mandatory prepayment of Term Loans pursuant to Section 2.05(2)(b) or 2.05(2)(c), any mandatory Discharge of the Senior Notes pursuant to Section 4.10(d) of the Senior Notes Indenture (or any Indebtedness representing Refinancing Indebtedness in respect thereof in accordance with the corresponding provisions of the governing documentation thereof) and any mandatory Discharge of Permitted Incremental Equivalent Debt or Credit Agreement Refinancing Indebtedness pursuant to the corresponding provisions of the governing documentation thereof, in each case, to the extent required due to an Asset Sale or Casualty Event that resulted in an increase to Consolidated Net Income for such period and not in excess of the amount of such increase, but excluding (x) all ~~other~~ prepayments of ~~Term Loans, (y) all prepayments of~~ Revolving Loans and Swing Line Loans and all prepayments in respect of any other revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder and (~~z~~y) payments on any Subordinated Indebtedness, except in each case to the extent permitted to be paid pursuant to Section 7.05) made during such period, in each case, except to the extent financed with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities) of the Borrower or any Restricted Subsidiary (unless such Indebtedness has been repaid),

(d)    [reserved];
(e)    increases in Consolidated Working Capital (except as a result of the reclassification of items from short-term to long-term or vice versa) for such period,
(f)    cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,
(g)    without duplication of amounts deducted pursuant to clauses (h) and (i) below in prior fiscal years, the amount of cash consideration paid by the Borrower and the Restricted Subsidiaries (on a consolidated basis) in connection with investments made during such period (including Permitted Acquisitions, investments constituting Permitted Investments and investments or made pursuant to Section 7.05), except to the extent such investments were financed with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities) of the Borrower or any Restricted Subsidiary,
(h)    the amount of Restricted Payments paid in cash during such period (other than Restricted Payments made pursuant to Section 7.05(b)(15)), except to the extent such Restricted Payments were financed with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities) of the Borrower or any Restricted Subsidiary (unless such Indebtedness has been repaid),
(i)    the aggregate amount of expenditures (to the extent not funded with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities)) actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(j)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment or redemption of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such payments reduced Excess Cash Flow pursuant to clause (2)(c) above or reduced the mandatory prepayment required by Section 2.05(2)(a),
(k)    without duplication of amounts deducted from Excess Cash Flow in other periods, and at the option of the Borrower, (1) the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period and (2) any planned cash expenditures by the Borrower or any of its Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of the preceding clauses (1) and (2), relating to Permitted Acquisitions or other investments, Capital Expenditures, Restricted Payments, any scheduled payment of Indebtedness that was permitted by the terms of this Agreement to be incurred and paid or permitted tax distributions, in each case, to be consummated or made, as applicable, during the period of four consecutive fiscal quarters of the Borrower following the end of such period (except to the extent financed with any of the proceeds received from (A) the issuance or incurrence of long-term Indebtedness (other than any Indebtedness under any revolving credit facilities) or (B) the issuance of Equity Interests); provided that to the extent that the aggregate amount of cash actually utilized to finance such Permitted Acquisitions or other investments, Capital Expenditures, Restricted Payments, permitted scheduled payments of Indebtedness that were permitted by the terms of this Agreement to be incurred and paid or permitted tax distributions during such following period of four consecutive fiscal quarters is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters,
(l)    the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period plus the amount of distributions with respect to taxes made in such period under Section 7.05(b)(14) to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,
(m)    cash expenditures in respect of Hedging Obligations during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,
(n)    any fees, expenses or charges incurred during such period (including the Transaction Expenses), or any amortization thereof for such period, in connection with any acquisition, investment, disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement, the other Loan Documents, the Senior Notes Indenture and related documents) and including, in each case, any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, and
(o)    at the option of the Borrower, any item that meets the criteria of any sub-clause of this clause (2) which could have been deducted pursuant to any sub-clause of this clause (2) above if they had occurred in such period, but which occurred after the end of such period and prior to the date upon which a mandatory prepayment for such period would be required under Section 2.05(2)(a) (which amounts shall not affect the calculation of Excess Cash Flow in any future period).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” means on any day with respect to any Alternative Currency, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.
“Excluded Assets” has the meaning given to such term in the Security Agreement.
“Excluded Contribution” means net cash proceeds or the fair market value of marketable securities or the fair market value of Qualified Proceeds received by the Borrower from:
(1)    contributions to its common equity capital;
(2)    dividends, distributions, fees and other payments from any joint ventures that are not Restricted Subsidiaries; and
(3)    the sale (other than to a Restricted Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower;
in each case, other than an exercise of the cure right set forth in Section 8.04, designated as Excluded Contributions pursuant to an Officer’s Certificate and that are excluded from the calculation set forth in clause (3) of Section 7.05(a).
“Excluded Proceeds” means, with respect to any Asset Sale or Casualty Event, the sum of (1) any Net Proceeds therefrom that are not, at the time of realization or receipt thereof, required to be applied to prepay Term Loans pursuant to Section 2.05(2)(b) as a result of the Disposition Percentage being less than 100%, (2) any Net Proceeds therefrom that constitute Declined Proceeds and (3) any Net Proceeds therefrom that otherwise are waived by the Required Facility Lenders from the requirement to be applied to prepay the applicable Term Loans pursuant to Section 2.05(2)(b).
“Excluded Subsidiaries” means all of the following and “Excluded Subsidiary” means any of them:
(1)    any Subsidiary that is not a direct, wholly owned Subsidiary of the Borrower or a Subsidiary Guarantor,
(2)    any Foreign Subsidiary,
(3)    any CFC Holdco,
(4)    any Domestic Subsidiary that is a Subsidiary of any (i) Foreign Subsidiary, (ii) CFC or (iii) CFC Holdco,
(5)    any Subsidiary (including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions) that is prohibited or restricted by applicable Law, accounting policies or by Contractual Obligation existing on the Closing Date (or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Closing Date (and so long as such Contractual Obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a Guaranty, or if such Guaranty would require governmental (including regulatory) or third party (other than a Loan Party) consent, approval, license or authorization
(6)    any special purpose securitization vehicle (or similar entity) or any Securitization Subsidiary,
(7)    any Captive Insurance Subsidiary or not-for-profit Subsidiary,
(8)    any Subsidiary that is not a Material Subsidiary,
(9)    any Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost (including any adverse tax consequences) of providing the Guaranty will outweigh the benefits to be obtained by the Lenders therefrom,
(10)    any special purpose entity formed for the primary purpose to hold a leasehold interest in real property that is subject to a Sale-Leaseback Transaction that and has no other activities other than those incidental to holding such leasehold interest, including Healthy Way of Life I, LLC, Healthy Way of Life II, LLC, Healthy Way of Life III, LLC and any successors or assigns thereof, and any such special purpose tenant entities formed in connection with any Specified Sale-Leaseback Transactions, and
(11)    any Unrestricted Subsidiary.
“Excluded Swap Obligation” means, with respect to any Loan Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2.07 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest becomes illegal.
“Excluded Taxes” means, with respect to each Agent and each Lender,
(1)    any tax on such Agent or Lender’s net income or profits (or franchise tax in lieu of such tax on net income or profits) imposed by a jurisdiction as a result of such Agent or Lender being organized or having its principal office or applicable Lending Office located in such jurisdiction or as a result of any other present or former connection between such Agent or Lender and the jurisdiction (including as a result of such Agent or Lender carrying on a trade or business, having a permanent establishment or being a resident for tax purposes in such jurisdiction, other than a connection arising solely from such Agent or Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or sold or assigned an interest in, any Loan or Loan Document),
(2)    any branch profits tax under Section 884(a) of the Code, or any similar tax, imposed by any other jurisdiction described in clause (1),
(3)    other than with respect to any Lender that becomes a party hereto pursuant to the Borrower’s request under Section 3.07, any U.S. federal withholding tax that is imposed on amounts payable to a Lender pursuant to a Law in effect at the time such Lender becomes a party hereto (or designates a new Lending Office) (or where the Lender is a partnership for U.S. federal income tax purposes, pursuant to a law in effect on the later of the date on which such Lender becomes a party hereto or the date on which the affected partner becomes a partner of such Lender or designates a new Lending Office), except, in the case of a Lender or partner that designates a new Lending Office or is an assignee, to the extent that such Lender or partner (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such U.S. federal withholding tax pursuant to Section 3.01,
(4)    any withholding tax attributable to a Lender’s failure to comply with Section 3.01(3),
(5)    any tax imposed under FATCA and
(6)    any interest, additions to taxes and penalties with respect to any taxes described in clauses (1) through (5) of this definition.
“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among the Acquired Company, certain of its Subsidiaries from time to time party thereto, U.S. Bank National Association, as agent, and the lenders and other parties from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.
“Existing Letter of Credit” has the meaning specified in Section 2.03(8).
“Existing Mortgage Debt” means (i) the Loan Agreement dated as of January 28, 2014 between LTF Real Estate CMBS II, LLC and Wells Fargo Bank, National Association, (ii) the Promissory Note, dated as of February 12, 2013 between LTF Real Estate MP I, LLC and ING Life Insurance and Annuity Company, (iii) the Promissory Note, dated as of August 23, 2013 between LTF Real Estate MP II, LLC and ING Life Insurance and Annuity Company, ~~and~~ (iv) the Promissory Note, dated as of July 29, 2014 between LTF Real Estate MP III, LLC and ING Life Insurance and Annuity Company~~.~~ and (v) any other Indebtedness secured solely by the assets or properties that are or were secured by the Indebtedness in the forgoing clauses (i) – (iv), in each case, in an aggregate amount for the forgoing not to exceed the aggregate amount of Indebtedness outstanding as of the Closing Date for such Existing Mortgage Debt Indebtedness.
“Expiring Credit Commitment” has the meaning specified in Section 2.04(7).
“Extended Commitments” means, collectively, Extended Revolving Commitments and Extended Term Commitments.
“Extended Loans” means, collectively, Extended Revolving Loans and Extended Term Loans.
“Extended Revolving Commitments” means the Revolving Commitments held by an Extending Lender.
“Extended Revolving Loans” means the Revolving Loans made pursuant to Extended Revolving Commitments.
“Extended Term Commitments” means the Term Loan Commitments held by an Extending Lender.
“Extended Term Loans” means the Term Loans made pursuant to Extended Term Commitments.
“Extending Lender” means each Lender accepting an Extension Offer.
“Extension” has the meaning specified in Section 2.16(1).

“Extension Amendment” has the meaning specified in Section 2.16(2).
“Extension Offer” has the meaning specified in Section 2.16(1).
“Facilities” means the Closing Date Term Loans, the ~~2021-2~~2024 Initial Revolving Facility, the Swing Line Facility, any Extended Term Loans, any Extended Revolving Commitments and Extended Revolving Loans, any Refinancing Term Loans or Refinancing Revolving Loans, any Incremental Term Loans or Incremental Revolving Commitments or any Replacement Loans, as the context may require, and “Facility” means any of them.
“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.
“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with (and, in each case, any regulations promulgated thereunder or official interpretations thereof), and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements (together with any law implementing such agreements).
“FCPA” has the meaning specified in Section 5.17.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of April 3, 2015, by and among Merger Sub, DB, Goldman Sachs, Jefferies, BMO, RBC, Macquarie, Nomura, Mizuho and US Bank, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Financial Covenant” means the covenant specified in Section 7.12(1)(a).
“Financial Covenant Cross Default” has the meaning specified in Section 8.01(2).
“Financial Covenant Event of Default” has the meaning specified in Section 8.01(2).
“Financial Officer” means, with respect to a Person, the chief financial officer, accounting officer, treasurer, controller or other senior financial or accounting officer of such Person, as appropriate.
“FINRA” means the Financial Industry Regulatory Authority, Inc., or any other self-regulatory body which succeeds to the functions of the Financial Industry Regulatory Authority, Inc.
“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period that is secured by a Lien that is pari passu in priority with the Liens securing the Obligations, ~~plus, Existing Mortgage Debt and Capitalized Lease Obligations or any Refinancing Indebtedness thereof (other than property or assets held in a defeasance or similar trust or arrangement (including escrow arrangements) solely for the benefit of the Indebtedness secured thereby),~~ minus, the aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of the Borrower as of such date, excluding cash and Cash Equivalents that are listed as “Restricted” on such balance sheet to (b) Run-Rate Adjusted EBITDA of the Borrower for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.
“Fitch” means Fitch Ratings, Inc., and any successor thereto.
“Fixed Charge Coverage Ratio” means, with respect to any Test Period, the ratio of (1) Run-Rate Adjusted EBITDA of the Borrower for such Test Period to (2) Fixed Charges of the Borrower for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.
“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:
(1)    Consolidated Interest Expense of such Person for such period;
(2)    all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and
(3)    all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.
“Fixed Incremental Amount” has the meaning specified in the definition of “Permitted Incremental Amount”.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.
“floor” means, with respect to any reference rate of interest, any fixed minimum amount specified for such rate.
    “Floor” means, (a) with respect to the New 2023 Refinancing Term Loans, 0.50% per annum, (b) all other Term Loans unless an alternate Floor is specifically noted in the documentation with respect to such other Term Loans or such documentation with respect to such other Term Loans specifically provides that there will be no benchmark rate floor, 0.50% per annum, and (c) with respect to all Revolving Loans, 0.00% per annum.
“Foreign Asset Sale” has the meaning specified in Section 2.05(2)(h).
“Foreign Casualty Event” has the meaning specified in Section 2.05(2)(h).
“Foreign Lender” means a Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.
“Foreign Plan” means any material employee benefit plan, program or agreement maintained or contributed to by, or entered into with, the Borrower or any Subsidiary of the Borrower with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws).
“Foreign Sale-Leaseback” has the meaning specified in Section 2.05(2)(h).
“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender (a) with respect to an L/C Borrowing, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time. At any time after the Closing Date, the Borrower may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP will thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided, however, that any such election, once made, will be irrevocable; provided further that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS will remain as previously calculated or determined in accordance with GAAP. The Borrower will give notice of any such election made in accordance with this definition to the Administrative Agent. Notwithstanding any other provision contained herein the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations and Attributable Indebtedness shall be determined in accordance with the definition of Capitalized Lease Obligations and Attributable Indebtedness, respectively.
Notwithstanding the foregoing, if at any time any change occurring after the Closing Date in GAAP (or IFRS) or in the application thereof on the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Loan Document, and the Borrower shall so request (regardless of whether any such request is given before or after such change), the Administrative Agent, the Lenders and the Borrower will negotiate in good faith to amend (subject to the approval of the Required Lenders) such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP (or IFRS); provided further that until so amended, (a) such ratio, requirement or covenant shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
“Goldman Sachs” means Goldman Sachs Bank USA.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(g).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” has the meaning specified in clause (2) of the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, the Borrower may, in its sole discretion, cause any domestic Parent Company or Restricted Subsidiary that is not required to be a Guarantor to Guarantee the Obligations by causing such Parent Company or Restricted Subsidiary to execute a joinder to the Guaranty (substantially in the form provided therein or as the Administrative Agent, the Borrower and such Guarantor may otherwise agree), and any such Parent Company or Restricted Subsidiary shall be a Guarantor hereunder for all purposes.
“Guaranty” means (a) the Guarantee of the Obligations by the Guarantors substantially in the form of Exhibit E, (b) each other Guarantee and Guarantee supplement delivered pursuant to Section 6.11 and (c) each other Guarantee and Guarantee supplement delivered by any Parent Company or Restricted Subsidiary pursuant to the second sentence of the definition of “Guarantor”.
“Hazardous Materials” means all explosive or radioactive substances or wastes, and all other substances, wastes, pollutants and contaminants and chemicals in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes, to the extent any of the foregoing are regulated pursuant to, or can form the basis for liability under, any Environmental Law.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedge Bank” means any Person party to a Secured Hedge Agreement that is an Agent, a Lender, an Arranger or an Affiliate of any of the foregoing on the Closing Date or at the time it enters into such Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender, an Arranger or an Affiliate of any of the foregoing.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.
“Holdings” has the meaning specified in the introductory paragraph to this Agreement.
“Honor Date” has the meaning specified in Section 2.03(3)(a).
“Identified Participating Lenders” has the meaning specified in Section 2.05(1)(e)(C)(3).
“Identified Qualifying Lenders” has the meaning specified in Section 2.05(1)(e)(D)(3).
“IFRS” means international financial reporting standards and interpretations issued by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.
“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including, in each case, adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Incremental Amendment” has the meaning specified in Section 2.14(5).
“Incremental Amounts” has the meaning specified in clause (1) of the definition of Refinancing Indebtedness.
“Incremental Commitment” means any Incremental Commitment or Incremental Revolving Commitment.”
“Incremental Facility” has the meaning specified in Section 2.14(1).
“Incremental Loan” has the meaning specified in Section 2.14(1).
“Incremental Revolving Commitment” means the commitment of a Lender to make or otherwise fund an Incremental Revolving Loan and “Incremental Revolving Commitments” means such commitments of all Lenders in the aggregate.
“Incremental Revolving Facility” has the meaning specified in Section 2.14(1).
“Incremental Revolving Lender” has the meaning specified in Section 2.14(9)(a).

“Incremental Revolving Loan” has the meaning specified in Section 2.14(1).
“Incremental Term Facility” has the meaning specified in Section 2.14(1).
“Incremental Term Loan” has the meaning specified in Section 2.14(1).
“Incremental Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Incremental Term Loan and “Incremental Term Loan Commitments” means such commitments of all Lenders in the aggregate.
“Incremental Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Lenders; provided that at any time prior to the making of the Incremental Term Loans, the Incremental Term Loan Exposure of any Lender shall be equal to such Lender’s Incremental Term Loan Commitment.
“Indebtedness” means, with respect to any Person, without duplication:
(1)    any indebtedness (including principal and premium) of such Person, whether or not contingent:
(a)    in respect of borrowed money;
(b)    evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
(c)    representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with industry practice, (ii) any earn-out obligations and similar obligations in respect of deferred purchase price until such obligation is reflected as a liability on the balance sheet (excluding any footnotes thereto) of such Person in accordance with GAAP and is not paid within 60 days after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business; or
(d)    representing the net obligations under any Hedging Obligations;
if and to the extent that any of the foregoing Indebtedness (other than obligations in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any Parent Company appearing upon the balance sheet of the Borrower solely by reason of push-down accounting under GAAP will be excluded;
(2)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice; and
(3)    to the extent not otherwise included, the obligations of the type referred to in clause (1)  of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such

Indebtedness of such other Person; provided that notwithstanding the foregoing clauses (1) through (3), Indebtedness will be deemed not to include:
(i)    Contingent Obligations incurred in the ordinary course of business or consistent with industry practice,
(ii)    reimbursement obligations under commercial letters of credit (provided that unreimbursed amounts under letters of credit will be counted as Indebtedness three (3) Business Days after such amount is drawn),
(iii)    obligations under or in respect of Qualified Securitization Facilities,
(iv)    accrued expenses,
(v)    deferred or prepaid revenues,
(vi)    asset retirement obligations and obligations in respect of reclamation and workers compensation (including pensions and retiree medical care), and
(vii)    any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on the Amendment No. 8 Effective Date; and
(viii)    any obligation, liability or indebtedness if, upon or prior to the maturity thereof, such Person has deposited in trust or in escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, including for the avoidance of doubt, any funds in escrow to satisfy and discharge or defease obligations in respect of the Secured Notes or the 2021 Senior Notes.
provided further that Indebtedness will be calculated without giving effect to the effects of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnitees” has the meaning specified in Section 10.05.
“Independent Assets or Operations” means, with respect to any Parent Company, that Parent Company’s’ total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Borrower and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 3.0% of such Parent Company’s corresponding consolidated amount.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that, in the good faith judgment of the Borrower, is qualified to perform the task for which it has been engaged.
“Information” has the meaning specified in Section 10.09.
“Initial Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Inside Maturity Exception” means Indebtedness consisting of, at the Borrower’s option, any combination of Incremental Facilities, Incremental Equivalent Debt, Credit Agreement Refinancing Debt

and any Refinancing of the foregoing, that is any of the following (i) a Customary Bridge Facility or (ii) any financing, funded into escrow, the terms of which provide for mandatory repayment of the same, subject to customary conditions, if the proceeds thereof are not applied as required by the terms governing such financing within the time parameters set forth therefor, provided that any financing under this clause (ii), upon being released from escrow, cannot have a maturity date prior to the Closing Date Term Loans (if any).
“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.
“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement, dated as of the Closing Date, substantially in the form of Exhibit Q executed by the Borrower and each Restricted Subsidiary of that is party thereto.
“Intercreditor Agreement” means any Equal Priority Intercreditor Agreement(s) or Junior Lien Intercreditor Agreement(s) that may be executed from time to time.
“Interest Payment Date” means, (a) as to any Loan of any Class other than a Base Rate Loan (other than any Swing Line Loan), the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Loans of such Class; provided that if any Interest Period for a SOFR Loan or a CORRA Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (other than any Swing Line Loan) of any Class, the last Business Day of each March, June, September and December and the applicable Maturity Date of the Loans of such Class and (c) as to any Swing Line Loan, the last Business Day of any calendar month or, if any Event of Default has occurred and is continuing, upon demand of the Swing Line Lender.
“Interest Period” means, (a) as to each SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one, three or six months thereafter and (b) as to each CORRA Loan, the period commencing on the date such CORRA Loan is disbursed or converted to or continued as a CORRA Loan and ending on the date one or three thereafter, in each case as selected by the Borrower in its Committed Loan Notice; provided that:
(1)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(2)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(3)    no Interest Period shall extend beyond the applicable Maturity Date for the Class of Loans of which such SOFR Loan or CORRA Loan is a part; and
(4)    no tenor that has been removed from this definition pursuant to Section 3.03(4) shall be available for specification in such Committed Loan Notice.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency selected by the Borrower.
“Investment Grade Securities” means:
(1)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)    debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or debt instruments constituting loans or advances among the Borrower and its Subsidiaries;
(3)    investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and
(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, manufacturers and consultants, in each case made in the ordinary course of business or consistent with industry practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.05,
(1)    “Investments” will include the portion (proportionate to the Borrower’s Equity Interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(a)    the Borrower’s “Investment” in such Subsidiary at the time of such redesignation; minus
(b)    the portion (proportionate to the Borrower’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
(2)    any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer.
The amount of any Investment outstanding at any time will be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment.
“Investor” means any of (i) Leonard Green & Partners, L.P., (ii) TPG Capital, L.P., (iii) LNK Partners, LLC, (iv) MSD Capital, L.P., (v) LifeCo LLC, (vi) Partners Group (USA) Inc. and any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.
“IP Rights” has the meaning specified in Section 5.15.
“IRS” means Internal Revenue Service of the United States.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means US Bank, in its capacity as an issuer of Letters of Credit hereunder (including the Existing Letters of Credit), together with its permitted successors and assigns and any other Revolving Lender that becomes an Issuing Bank in accordance with Section 2.03(12).

“Issuing Bank Document” means with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by any Issuing Bank and the Borrower (or any of its Subsidiaries) or in favor of such Issuing Bank and relating to such Letter of Credit.
“Jefferies” means Jefferies Finance LLC.
“Judgment Currency” has the meaning specified in Section 10.26.
“Junior Financing” means, collectively (1) Subordinated Indebtedness, (2) Junior Lien Debt and (3) any unsecured Indebtedness.
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Junior Lien Debt” has the meaning specified in clause (39) of the definition of Permitted Liens.
“Junior Lien Intercreditor Agreement” means (a) an intercreditor agreement substantially in the form of Exhibit G-2 among the Administrative Agent or the Collateral Agent and one or more Debt Representatives for holders of one or more classes of applicable one or more classes of applicable Incremental Loans, Permitted Incremental Equivalent Debt, Junior Lien Debt or Permitted Junior Priority Refinancing Debt or (b) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, the Borrower and one or more of such Debt Representatives, in each case with such modifications thereto as the Administrative Agent, the Borrower and such Debt Representative(s) may agree.
“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.
“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant Issuing Bank.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day).
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be the stated amount thereof in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Sublimit” means a Dollar Amount equal to the lesser of (a) $~~65,000,000~~90,000,000 and (b) the aggregate amount of the Revolving Commitments. The L/C Sublimit is part of, and not in addition to, the Revolving Facility.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Refinancing Term Loan, any Refinancing Revolving Loan, any Extended Term Loan or any Extended Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state and local laws (including common law), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Legal Holiday” means Saturday, Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as context requires, includes any Issuing Bank, the Swing Line Lender and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” For avoidance of doubt, each Additional Lender is a Lender to the extent any such Person has executed and delivered a Refinancing Amendment, an Incremental Amendment or an amendment in respect of Replacement Loans, as the case may be, and to the extent such Refinancing Amendment, Incremental Amendment or amendment in respect of Replacement Loans shall have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender. As of the Closing Date, Schedule 2.01 sets forth the name of each Lender. Notwithstanding the foregoing, no Disqualified Institution or Net Short Lender that purports to become a Lender hereunder (notwithstanding the provisions of this Agreement that prohibit Disqualified Institutions or Net Short Lenders from becoming Lenders) shall be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting, information and lender meetings~~; provided that if any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (v) of Section 10.07(b) the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.07), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.~~ and shall be subject to the applicable provisions of Section 10.29.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued hereunder, including Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event will an operating lease be deemed to constitute a Lien.
“Life Time” has the meaning specified in the preliminary statements of this Agreement.
“Limited Condition Acquisition” means any (1) Permitted Acquisition or other investment permitted hereunder by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing ~~and~~, (2) disposition that the Borrower or a Restricted Subsidiary is obligated to consummate pursuant to a binding contractual obligation, or (3) repayment, repurchase or Refinancing of Indebtedness with respect to which an irrevocable notice of repayment (or similar irrevocable notice) is delivered.
~~“Liquidity” means, as of any date of determination, the sum of the following amounts as of such day (each, a “Measurement Date”): (a) consolidated cash and Cash Equivalents of Borrower and its Restricted Subsidiaries as of such Measurement Date (excluding cash or Cash Equivalents that (i) would appear (or would be required to appear) as “restricted” on the consolidated balance sheet of Borrower or (ii) are subject to any Lien as of such Measurement Date, other than Liens securing the Obligations, Liens securing the Secured Notes and non-consensual Liens arising by operation of law), plus (b) the unused Revolving Commitments in effect as of such Measurement Date.~~
“Loan” means an extension of credit under Article II by a Lender (x) to the Borrower in the form of a Term Loan, (y) to the Borrower in the form of a Revolving Loan or (z) to the Borrower in the form of a Swing Line Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment, Extension Amendment or amendment in respect of Replacement Loans, (d) the Guaranty, (e) the Collateral Documents, (f) the Intercreditor Agreements and (g) each L/C Application.
“Loan Parties” means, collectively, (a) Holdings, (b) the Borrower and (c) each Subsidiary Guarantor.
“Macquarie” means, collectively, Macquarie Capital and Macquarie Lender.
“Macquarie Capital” means Macquarie Capital (USA) Inc.
“Macquarie Lender” means MIHI LLC.
“Management Services Agreement” means the management services agreement or similar agreements among one or more of the Investors or certain of their respective management companies associated with it or their advisors, if applicable, and the Borrower (or any Parent Company).
“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members and any permitted transferees thereof) of the Borrower (or a Parent Company) who are holders of Equity Interests of any Parent Company on the Amendment No. ~~8~~13 Effective Date or from time to time.
“Mandatory Swing Line Borrowing” has the meaning set forth in Section 2.04(3)(a).
“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Borrower or the applicable Parent Company, as applicable, on the date of the declaration of a Restricted Payment permitted pursuant to Section 7.05(b)(8) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Loan Documents.
“Material Domestic Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each of the Borrower’s Domestic Subsidiaries that is a Restricted Subsidiary (a) whose Total Assets at the last day of the most recent Test Period (when taken together with the Total Assets of the Restricted Subsidiaries of such Domestic Subsidiary at the last day of the most recent Test Period) were equal to or greater than 5.0% of Total Assets of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries at such date or (b) whose gross revenues for such Test Period (when taken together with the gross revenues of the Restricted Subsidiaries of such Domestic Subsidiary for such Test Period) were equal to or greater than 5.0% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if at any time and from time to time after the date which is 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in the preceding clause (a) or (b) comprise in the aggregate more than (when taken together with the Total Assets of the Restricted Subsidiaries of such Domestic Subsidiaries at the last day of the most recent Test Period) 7.5% of Total Assets of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the gross revenues of the Restricted Subsidiaries of such Domestic Subsidiaries for such Test Period) 7.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries for such Test Period, then the Borrower shall, not later than sixty (60) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries that are Restricted Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 with respect to any such Subsidiaries. At all times prior to the delivery of the aforementioned financial statements, such determinations shall be made based on the Pro Forma Financial Statements.
“Material Foreign Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each of the Borrower’s Foreign Subsidiaries that are Restricted Subsidiaries (a) whose Total Assets at the last day of the most recent Test Period (when taken together with the Total Assets of the Restricted Subsidiaries of such Foreign Subsidiary at the last day of the most recent Test Period) were equal to or greater than 5.0% of Total Assets of the Restricted Subsidiaries that are Foreign Subsidiaries at such date or (b) whose gross revenues for such Test Period (when taken together with the revenues of the Restricted Subsidiaries of such Foreign Subsidiary for such Test Period) were equal to or greater than 5.0% of the consolidated gross revenues of the Restricted Subsidiaries that are Foreign Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if at any time and from time to time after the date which is 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), Foreign Subsidiaries that are not Material Foreign Subsidiaries comprise in the aggregate more than (when taken together with the Total Assets of the Restricted Subsidiaries of such Foreign Subsidiaries at the last day of the most recent Test Period) 7.5% of Total Assets of the Restricted Subsidiaries that are Foreign Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the gross revenues of the Restricted Subsidiaries of such Foreign Subsidiaries for such Test Period) 7.5% of the consolidated gross revenues of the Restricted Subsidiaries that are Foreign Subsidiaries for such Test Period, then the Borrower shall, not later than sixty (60) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries that are Restricted Subsidiaries as “Material Foreign

Subsidiaries” to the extent required such that the foregoing condition ceases to be true. At all times prior to the delivery of the aforementioned financial statements, such determinations shall be made based on the Pro Forma Financial Statements.
“Material Intellectual Property” means Intellectual Property owned by the Borrower or any of its Restricted Subsidiaries that is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole.
“Material Real Property” means any fee-owned real property located in the United States and owned by any Loan Party (i) with a fair market value in excess of $7.5 million on the Closing Date (if owned by a Loan Party on the Closing Date) or at the time of acquisition (if acquired by a Loan Party after the Closing Date) and (ii) which is improved with a facility owned by any Loan Party that is open for commercial operations; provided that for the avoidance of doubt, Material Real Property will not include any Excluded Assets.
“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.
“Maturity Date” means (i) with respect to the Closing Date Term Loans other than the 2021 Refinancing Term Loans and the New 2023 Refinancing Term Loans, in each case that have not been extended pursuant to Section 2.16, the date that is seven years after the Closing Date, (ii) ~~with respect to the 2021 Refinancing Term Loans, December 15, 2024; provided that if, on March 16, 2023 or any subsequent date (such date, the “2021 Term Facility Trigger Date”), Senior Notes in an aggregate principal amount equal to or greater than $100,000,000 remain outstanding, the Maturity Date with respect to the 2021 Refinancing Term Loans shall be such 2021 Term Facility Trigger Date~~[reserved], (iii) with respect to the New 2023 Refinancing Term Loans, January 15, 2026, (iv) with respect to the Revolving Loans under the ~~2021-2~~2024 Initial Revolving Facility, ~~December 2, 2026~~September 20, 2029; provided that if, on ~~September 22, 2024~~October 16, 2025 or any subsequent date (such date, the “~~2021-2~~2024 Initial TL Revolving Facility Trigger Date”), ~~the Maturity Date with respect to the 2021~~New 2023 Refinancing Term Loans ~~is not at least 91 days after December 2, 2026 or a later date~~in an aggregate principal amount equal to or greater than $100,000,000 remain outstanding, the Maturity Date with respect to the ~~Loans under the 2021-2~~2024 Initial Revolving Facility shall be ~~the earlier of (x)~~ such ~~2021-2~~2024 Initial TL Revolving Facility Trigger Date ~~and (y) 91 days prior to the Maturity Date with respect to the 2021 Refinancing Term Loans at such time;~~; provided, further, that if, on October 16, 2025 or any subsequent date (such date, the “~~2021-2~~2024 Initial SSN Revolving Facility Trigger Date”), Secured Notes in an aggregate principal amount equal to or greater than $100,000,000 remain outstanding, the Maturity Date with respect to the ~~2021-2~~2024 Initial Revolving Facility shall be such ~~2021-2~~2024 Initial SSN Revolving Facility Trigger Date; provided, further, that if, on January 14, 2026 (“~~2021-2~~2024 Initial UNS Revolving Facility Trigger Date”), 2021 Senior Notes in an aggregate principal amount equal to or greater than $100,000,000 remain outstanding, the Maturity Date with respect to the ~~2021-2~~2024 Initial Revolving Facility shall be such ~~2021-2~~2024 Initial UNS Revolving Facility Trigger Date, (v) with respect to any tranche of Extended Term Loans or Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Amendment, (vi) with respect to any Refinancing Term Loans or Refinancing Revolving Loans, the final maturity date as specified in the applicable Refinancing Amendment and (vii) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment; provided that in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.
“Maximum Rate” has the meaning specified in Section 10.11.
“Merger” has the meaning specified in the preliminary statements to this Agreement.
“Mizuho” means Mizuho Bank, Ltd.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage Collateral Trustee” means with respect to any Material Real Property, a single collateral agent appointed by the Collateral Agent and the Secured Notes Collateral Agent (and any additional debt representative for any Additional Obligations (as defined in the Amendment No. 8 Intercreditor Agreement, as applicable) to hold the Mortgage for all Obligations and other such obligations.
“Mortgage Policies” has the meaning specified in Section 6.11(2)(b)(ii).
“Mortgaged Properties” has the meaning specified in paragraph (5) of the definition of “Collateral and Guarantee Requirement.”
“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs, deeds to secure debt and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent (or a Mortgage Collateral Trustee, if applicable) for the benefit of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent, including such modifications as may be required by local laws, pursuant to Section 6.13(2) and any other deeds of trust, trust deeds, hypothecs, deeds to secure debt or mortgages executed and delivered pursuant to Sections 6.11.
“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Proceeds” means:
(1)    with respect to any Asset Sale or any Casualty Event, the aggregate Cash Equivalent proceeds received by the Borrower or any Restricted Subsidiary in respect of any Asset Sale or Casualty Event, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, net of the costs relating to such Asset Sale or Casualty Event and the sale or disposition of such Designated Non-Cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions, all dividends, distributions or other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of any such Asset Sale or Casualty Event by a Restricted Subsidiary, the amount of any purchase price or similar adjustment claimed by any Person to be owed by the Borrower or any Restricted Subsidiary, until such time as such claim will have been settled or otherwise finally resolved, or paid or payable by the Borrower or any Restricted Subsidiary, in either case in respect of such Asset Sale or Casualty Event, any relocation expenses incurred as a result thereof, costs and expenses in connection with unwinding any Hedging Obligation in connection therewith, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Agreement, amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) or amounts required to be applied to the repayments of Indebtedness secured by a Lien on such assets and required (other than required by Section 2.05(2)(b) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Borrower or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that (a) subject to clause (b) below, no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $10.0 million and (b) no such net cash proceeds shall constitute Net Proceeds under this clause (1) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $20.0 million (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (1)); and
(2)    (a) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary or any Permitted Equity Issuance by the Borrower or any Parent Company, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) all taxes paid or reasonably estimated to be payable, and all fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses incurred, in each case by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (b) with respect to any Permitted Equity Issuance by any Parent Company, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower;
provided that “Net Proceeds” shall not include, or apply to, the proceeds of the sale component of any Sale-Leaseback Transaction, although proceeds from Specified Sale-Leaseback Transactions shall be governed by the definition of “Specified Sale-Leaseback Net Proceeds”.
“Net Short Lender” means at any date of determination, any Lender that has a Net Short Position as of such date, other than Revolving Lenders or any Lender that is a Regulated Bank.
“Net Short Position” means, with respect to a Lender, as of a date of determination, the net positive position, if any, held by such Lender that is remaining after deducting any long position that the Lender holds (i.e., a position (whether as an investor, lender or holder of Loans, debt obligations and/or Derivative Instruments) where the Lender is exposed to the credit risk of the Loan Parties) from any short positions (i.e., a position as described above, but where the Lender has a negative exposure to the credit risk described above). For purposes of determining whether a Lender has a Net Short Position on any date of determination:
(a)    Derivative Instruments shall be counted at the notional amount (in Dollars) of such Derivative Instrument; provided that, subject to clause (e) below, the notional amount of Derivative Instruments referencing an index that includes any of the Loan Parties or any bond or loan obligation issued or guaranteed by any Loan Party shall be determined in proportionate amount and by reference to the percentage weighting of the component which references any Loan Party or any bond or loan obligation issued or guaranteed by any Loan Party that would be a “Deliverable Obligation” or an “Obligation” (as defined in the ISDA CDS Definitions) of the Loan Parties;
(b)    notional amounts of Derivative Instruments in other currencies shall be converted to the Dollar equivalent thereof by such Lender in accordance with the terms of such Derivative Instruments, as applicable; provided that if not otherwise provided in such Derivative Instrument, such conversion shall be made in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate determined (on a mid-market basis) by such Lender, acting in a commercially reasonable manner, on the date of determination;
(c)    Derivative Instruments that incorporate either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions, in each case as supplemented (or any successor definitions thereto, collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans if such Lender is a protection buyer or the equivalent thereof for such Derivative Instrument and (A) the Loans are a ‘Reference Obligation’ under the terms of such Derivative Instrument (whether specified by name in the related documentation, included as a ‘Standard Reference Obligation’ on the most recent list published by Markit, if ‘Standard Reference Obligation’ is specified as applicable in the relevant documentation or in any other manner) or (B)

the Loans would be a ‘Deliverable Obligation’ or an ‘Obligation’ (as defined in the ISDA CDS Definitions) of the Loan Parties under the terms of such Derivative Instrument;
(d)    credit derivative transactions or other Derivative Instruments which do not incorporate the ISDA CDS Definitions shall be counted for purposes of the Net Short Position determination if, with respect to the Loans, such transactions are functionally equivalent to a transaction that offers such Lender protection in respect of the Loans; and
(e)    Derivative Instruments in respect of an index that includes any of the Loan Parties or any instrument issued or guaranteed by any of the Loan Parties shall not be deemed to create a short position, so long as (A) such index is not created, designed, administered or requested by such Lender and (B) the Loan Parties, and any Deliverable Obligation of the Loan Parties, collectively, shall represent less than 5.0% of the components of such index.
“Net Short Representation” means, with respect to any Lender (other than a Regulated Bank) at any time, a representation (including any deemed representation, as the case may be) from such Lender to the Borrower that it is not (x) a Net Short Lender at such time or (y) knowingly and intentionally acting in concert with any of its Affiliates for the express purpose of creating (and in fact creating) the same economic effect with respect to the Loan Parties as though such Lender were a Net Short Lender at such time.
“New 2023 Refinancing Term Lender” means, at any time, each Lender with a New Refinancing Term Loan Commitment or, after the New 2023 Refinancing Term Loans are made or issued, holding a New 2023 Refinancing Term Loan at such time.
“New 2023 Refinancing Term Loan” means the “New 2023 Refinancing Term Loans” as defined in, and made and/or converted in accordance with Amendment No. 11.
“New 2023 Refinancing Term Loan Commitment” means, for any New 2023 Refinancing Term Lender, the amount of such New 2023 Refinancing Term Lender’s commitments to provide New 2023 Refinancing Term Loans pursuant to Amendment No. 11. The initial aggregate amount of the New 2023 Refinancing Term Loan Commitments is $310,000,000.
“New Facility” means each new fitness center, club, work or exercise facility opened by the Borrower or a Restricted Subsidiary that has been open for commercial operations for less than two full calendar years.
“New Facility EBITDA Adjustment” means, for each New Facility, only to the extent it is a positive number:
(1)    (i) with respect to any New Facility that is leased including that it has been the subject to a Sale-Leaseback Transaction, the product of (a) ~~Average Return on Invested Capital~~30% and (b) to the extent it is a positive number, the aggregate amount of capital expenditures invested in such New Facility as of the facility opening date, less the net cash proceeds received for such New Facility from ~~any~~such Sale-Leaseback Transactions on or prior to such determination date and (ii) with respect to any New Facility that is owned and has not been subject to a Sale-Leaseback Transaction, the product of (a) 16.4% and (b) to the extent it is a positive number, the aggregate amount of capital expenditures invested in such New Facility as of the facility opening date, minus
(2)        the actual Adjusted EBITDA of such New Facility for such period.
“Nomura” means Nomura Securities International, Inc.
“Non-Consenting Lender” has the meaning specified in Section 3.07.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Non-Expiring Credit Commitment” has the meaning specified in Section 2.04(7).
“Non-Excluded Taxes” means all Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(2)(c).
“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.
“Non-Recourse Indebtedness” means Indebtedness that is non-recourse to the Borrower and the Restricted Subsidiaries.
“Note” means a Term Note, Revolving Note or Swing Line Note, as the context may require.
“Notice of Intent to Cure” has the meaning specified in Section 6.02(1).
“Obligations” means all
(1)    advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding,
~~(2)~~ obligations (other than Excluded Swap Obligations) of any Loan Party arising under any Secured Hedge Agreement and
~~(3)~~ Cash Management Obligations under each Secured Cash Management Agreement.
(2)    Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees (including Letter of Credit fees), Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.
Notwithstanding the foregoing, (a) unless otherwise agreed to by the Borrower and any applicable Hedge Bank or Cash Management Bank, the obligations of Holdings, the Borrower or any Subsidiary under any Secured Hedge Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and any other Loan Document shall not require the consent of the holders of Hedging Obligations under Secured Hedge Agreements or of the holders of Cash Management Obligations under Secured Cash Management Agreements.
“Offered Amount” has the meaning specified in Section 2.05(1)(e)(D)(1).
“Offered Discount” has the meaning specified in Section 2.05(1)(e)(D)(1).
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person.
“OID” means original issue discount.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. Counsel may be an employee of or counsel to the Borrower or the Administrative Agent.
“ordinary course of business” means activity conducted in the ordinary course of business of the Borrower and any Restricted Subsidiary, including the expansion, remodeling, acquisition, modernization, construction, improvement and repair of facilities (including fitness centers) operated, or expected to be operated, by the Borrower or a Restricted Subsidiary, and financing transactions in connection therewith, and will include Sale-Leaseback Transactions.
“Organizational Documents” means
(1)    with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(2)    with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and
(3)    with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Applicable ECF” means Excess Cash Flow or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.
“Other Applicable Indebtedness” means the Secured Notes, Permitted Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness and any other Pari Passu Lien Debt secured on a pari passu basis with the Obligations, together with Refinancing Indebtedness in respect of any of the foregoing that is secured on a pari passu basis with the Obligations.
“Other Applicable Net Proceeds” means Net Proceeds or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.
“Other Applicable Specified Sale-Leaseback Net Proceeds” means Specified Sale-Leaseback Net Proceeds or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.
“Other Taxes” means any and all present or future stamp or documentary Taxes, intangible, recording, filing, excise (that is not based on net income), property or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Loans and Swing Line Loans on any date, the outstanding principal Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding principal Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, (i) with respect to any amount denominated in Dollars, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, an Issuing Bank or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation and (ii) with respect to any amount denominated in any Available Currency other than Dollars, the rate of interest per annum at which overnight deposits in such Available Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such Available Currency to major banks in such interbank market.
“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Borrower, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), will have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.
“Pari Passu Lien Debt” has the meaning specified in clause (39) of the definition of “Permitted Liens”.
“Participant” has the meaning specified in Section 10.07(d).
“Participant Register” has the meaning specified in Section 10.07(e).
“Participating Lender” has the meaning specified in Section 2.05(1)(e)(C)(2).
“Participating Member State” means each state so described in any EMU Legislation.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.
“Perfection Certificate” has the meaning specified in the Security Agreement.
“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.
        “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Acquisition” has the meaning specified in clause (3) of the definition of “Permitted Investments.”

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 2.05(2)(b)(i).
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s common stock purchased by the Borrower in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
“Permitted Equal Priority Refinancing Debt” means any Credit Agreement Refinancing Indebtedness that is secured on a pari passu basis with the Closing Date Loans and the ~~2021-2~~2024 Initial Revolving Facility.
“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower or any Parent Company.
“Permitted Holder” means (1) any of the Investors, Co-Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members; provided that in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Co-Investors and Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Borrower or any Permitted Parent, (2) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of the Borrower or any Permitted Parent.
“Permitted Incremental Amount” means the sum of:
(1)    an amount equal to the outstanding principal amount of the 2021 Senior Notes, the Secured Notes and the New 2023 Refinancing Term Loans immediately prior to the effectiveness of Amendment No. 13; provided that this clause (1) shall be utilized prior to the Fixed Incremental Amount and the Ratio Amount, plus
(2)    ~~(1)~~ (a) the greater of (i) $~~400,000,000~~600,000,000 and (ii) the Borrower’s Run-Rate Adjusted EBITDA for the most recently ended Test Period, plus (b) ~~amounts incurred utilizing the Fixed Incremental Amount prior to the Amendment No. 8 Effective Date; provided that with respect to the preceding clause (a) and this clause (b), such amounts would not result in, with regard to Indebtedness secured on a pari passu basis with the Closing Date Term Loans, the Borrower’s First Lien Net Leverage Ratio exceeding 4.75 to 1.00 (determined as of the most recently ended Test Period and on a pro forma basis in accordance with Section 1.07 (assuming in the case of any Incremental Revolving Commitments, a full drawing of such Revolving Commitments) and including a pro forma application of the net proceeds therefrom (excluding for netting purposes the cash proceeds of any then proposed Ratio Amount Indebtedness), as if the additional Indebtedness incurred pursuant to the preceding clause (a) or this clause (b), as applicable, had been incurred and the application of the proceeds therefrom has occurred at the beginning of such Test Period),~~[reserved], minus (c) the aggregate amount of all Permitted Incremental Equivalent Debt incurred in reliance on this clause (1), plus (d) the aggregate principal amount of any prepayments of Term Loans (in the case of Term Loans consisting of Incremental Term Loans (or any Refinancing thereof) solely to the extent incurred in reliance on this clause (1)) made pursuant to Section 2.05(1) ~~and~~, voluntary prepayments of Permitted Incremental Equivalent Debt incurred in reliance on this clause (1), in each case to the extent not funded with the proceeds of Funded Debt (and, for the avoidance of doubt, including the prepayments of Term Loans made prior to the Amendment No. ~~9~~13 Effective Date) (the “Fixed Incremental Amount” and Indebtedness incurred using the Fixed Incremental Amount, “Fixed Incremental Amount Indebtedness”), plus
(3)    ~~(2)~~ such additional amount (the “Ratio Amount” and Indebtedness incurred using the Ratio Amount, “Ratio Amount Indebtedness”) that would not result in:
(a)    with regard to Indebtedness secured on a pari passu basis with the Closing Date Term Loans, the Borrower’s First Lien Net Leverage Ratio exceeding ~~4.00~~3.25 to 1.00,
(b)    with regard to Indebtedness secured on a junior lien basis to the Closing Date Term Loans, the Borrower’s Total Net Leverage Ratio exceeding ~~5.10~~3.75 to 1.00, or
(c)    with regard to Indebtedness that is unsecured, the Borrower’s (i) Total Net Leverage Ratio exceeding ~~5.10~~4.50 to 1.00 or (ii) Fixed Charge Coverage Ratio being less than 2.00 to 1.00;
in each case, determined as of the most recently ended Test Period and on a pro forma basis in accordance with Section 1.07 (assuming in the case of any Incremental Revolving Commitments, a full drawing of such Revolving Commitments) and including a pro forma application of the net proceeds therefrom (excluding for netting purposes the cash proceeds of any then proposed Ratio Amount Indebtedness), as if the additional Indebtedness incurred pursuant to this clause (2) had been incurred and the application of the proceeds therefrom has occurred at the beginning of such Test Period.
For the avoidance of doubt, if the Borrower incurs Fixed Incremental Amount Indebtedness on the same date that it incurs Ratio Amount Indebtedness, then the First Lien Net Leverage Ratio, Total Net Leverage Ratio or Fixed Charge Coverage Ratio, as applicable, will be calculated without regard to any incurrence of Fixed Incremental Amount Indebtedness.
“Permitted Incremental Equivalent Debt” means secured or unsecured Indebtedness of the Borrower and any Guarantors in the form of loans or one or more series of notes; provided that:
(1)    the aggregate principal amount of all Permitted Incremental Equivalent Debt on any date such Indebtedness is incurred or issued, after giving effect to such incurrence or issuance, shall not, together with any Incremental Facilities then outstanding (assuming in the case of any Incremental Revolving Commitments, a full drawing of such Revolving Commitments) (without netting the cash proceeds thereof), exceed the Permitted Incremental Amount;
(2)    such Permitted Incremental Equivalent Debt (a) to the extent secured on a pari passu basis with the Closing Date Term Loans, will not have a final maturity date prior to the Maturity Date of the Closing Date Term Loans (if any such Closing Date Term Loans are outstanding) and (b) to the extent secured on a junior lien basis to the Closing Date Term Loans or unsecured, (x) will not have a final maturity date and (y) will not provide for any scheduled amortization, prior to the date that is 91 days after the Maturity Date of the Closing Date Term Loans (if any such Closing Date Term Loans are outstanding) (other than upon a change of control, asset sale event or casualty or condemnation event and customary acceleration rights upon an event of default), and, in each case, will not have a shorter Weighted Average Life to Maturity than the Closing Date Term Loans~~;~~ (if any such Closing Date Term Loans are outstanding); provided that this clause (2) shall not apply to any such Indebtedness incurred pursuant to the Inside Maturity Exception;
(3)    any Permitted Incremental Equivalent Debt shall not be guaranteed by any Subsidiaries of the Borrower other than the Subsidiary Guarantors;

(4)    any mandatory prepayments of:
(a)    any Permitted Incremental Equivalent Debt that comprises junior lien or unsecured notes or loans may not be made except to the extent that prepayments of such debt are (i) permitted hereunder and (ii) to the extent required hereunder or pursuant to the terms of any Permitted Incremental Equivalent Debt that is secured on a pari passu basis with the Loans, first made or offered to the Loans and any such Permitted Incremental Equivalent Debt that is secured on a pari passu basis with the Loans; and
(b)    any Permitted Incremental Equivalent Debt that is secured on a pari passu basis with the Term Loans shall be made on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis) with the Term Loans (in each case, other than pursuant to a refinancing transaction permitted hereunder or with respect to greater than pro rata payments to an earlier maturing tranche); provided, that this clause (4) shall not apply to any such Indebtedness incurred pursuant to the Inside Maturity Exception and
(5)    if such Permitted Incremental Equivalent Debt is secured:
(a)    such Permitted Incremental Equivalent Debt is not secured by any assets or property of Holdings, the Borrower or any Restricted Subsidiary that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of a letter of credit issuer or similar “fronting” lender);
(b)    if such Permitted Incremental Equivalent Debt is secured on a pari passu basis with the Closing Date Term Loans, a Debt Representative acting on behalf of the holders of such Permitted Incremental Equivalent Debt has become party to or is otherwise subject to the provisions of an Equal Priority Intercreditor Agreement; and
(c)    if such Permitted Incremental Equivalent Debt is secured on a junior basis to the Closing Date Term Loans, a Debt Representative, acting on behalf of the holders of such Permitted Incremental Equivalent Debt, has become party to or is otherwise subject to the provisions of a Junior Lien Intercreditor Agreement.
Permitted Incremental Equivalent Debt (i) will not be subject to the “most favored nation” pricing provision(s) set forth in Section 2.14(8) except to the extent such Permitted Incremental Equivalent Debt is (x) in the form of term loans and (y) secured on a pari passu basis with the Closing Date Term Loans (in which case, such “most favored nation” pricing provision shall apply) and (ii) may be incurred or issued in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term indebtedness (so long as such credit facility includes customary “rollover provisions”), in which case, clause (2) of the first proviso in this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.
“Permitted Indebtedness” means Indebtedness permitted to be incurred in accordance with Section 7.02.
“Permitted Investments” means:
(1)    any Investment (a) in any Loan Party, (b) by any Restricted Subsidiary that is a Non-Loan Party in any other Restricted Subsidiary that is a Non-Loan Party and (c) by any Loan Party in any Restricted Subsidiary that is a Non-Loan Party; provided that the aggregate amount of Investments (other than as a result of the transfer of Equity Interests or Indebtedness of any Restricted Subsidiary that is a Non-Loan Party to any other Restricted Subsidiary that is a Non-Loan Party) outstanding at any time pursuant to this clause (c), together with, but without duplication of, Investments made by any Loan Party in any Non-Loan Party pursuant to clause (3) below, shall not exceed the greater of (i) $~~50.0~~150.0 million and (ii) ~~an amount equal to the Equivalent Percentage of the amount set forth in clause (i) multiplied by~~25% of TTM Run-Rate Adjusted EBITDA as of the applicable date of determination;
(2)    any Investment(s) in Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;
(3)    (a)    any Investment by the Borrower or any Restricted Subsidiary in any Person that is engaged (directly or through entities that will be Restricted Subsidiaries) in a Similar Business if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary (a “Permitted Acquisition”); provided that:
(A)    the aggregate amount of Investments made by Loan Parties in Persons that do not become Loan Parties or in assets that are not owned by a Loan Party pursuant to this clause (3), together with, but without duplication of, Investments by any Loan Party in any Non-Loan Party pursuant to clause (1) above, shall not exceed an aggregate amount outstanding from time to time equal to the greater of (x) $~~50.0~~150 million and (y) ~~an amount equal to the Equivalent Percentage of the amount set forth in the immediately preceding clause (x) multiplied by~~25% of TTM Run-Rate Adjusted EBITDA as of the applicable date of determination; and
(B)    subject to Section 1.07(8), immediately before and after giving pro forma effect to any such Investment, ~~(x)~~ no Event of Default will have occurred and be continuing; and ~~(y) either:~~
~~(1) the First Lien Net Leverage Ratio for the Test Period is no greater than the First Lien Net Leverage Ratio in effect immediately prior (and without giving pro forma effect) to such Investment,~~
~~(2) the Borrower is in compliance with the Financial Covenant (whether or not applicable at such time), or~~
~~(3) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to clause (A) of Section 7.02(a);~~
~~(C) before or substantially contemporaneously with the making of such Investment, the Borrower will deliver to the Administrative Agent an Officer’s Certificate of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, certifying that all of the requirements in this clause (3) have been or will be satisfied on or prior to the consummation of such Investment; and~~
(b)    any Investment held by such Person described in the preceding clause (a); provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer or conveyance;
(4)    any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made in accordance with Section 7.04 or any other disposition of assets not constituting an Asset Sale;
(5)    any Investment existing on the Amendment No. ~~8~~13 Effective Date or made pursuant to binding commitments in effect on the Amendment No. ~~8~~13 Effective Date or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the Amendment No. ~~8~~13 Effective Date; provided that the amount of any such Investment or binding commitment may be increased, extended, modified, replaced, reinvested or renewed, (a) as required by the terms of such Investment or binding commitment as in existence on the Amendment No. ~~8~~13 Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted hereunder;
(6)    any Investment acquired by the Borrower or any Restricted Subsidiary:
(a)    in exchange for any other Investment, accounts receivable or indorsements for collection or deposit held by the Borrower or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor or customer);

(b)    in satisfaction of judgments against other Persons;

(c)    as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(d)    as a result of the settlement, compromise or resolution of (i) litigation, arbitration or other disputes or (ii) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with industry practice of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7)    Hedging Obligations permitted under Section 7.02(b)(10);

(8)    any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed the greater of (a) $~~75.0~~180.0 million and (b) ~~an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by~~30% of TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such Investment (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of “Investment”);

(9)    Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Company; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 7.05(a);

(10)    (a) guarantees of Indebtedness permitted under Section 7.02, performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with industry practice, and (b) the creation of liens on the assets of the Borrower or any Restricted Subsidiary in compliance with Section 7.01;

(11)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 7.07(b) (except transactions described in clauses (2), (5), (9), (15) or (22) of such Section);

(12)    Investments consisting of purchases and acquisitions of inventory, supplies, material, services or equipment or similar assets or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13)    Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of Cash Equivalents or marketable securities), not to exceed the greater of (a) $~~100.0~~300 million and (b) ~~an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by~~50% of TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of “Investment”); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment will thereafter be deemed to have been made pursuant to clause (1) above (to the extent permitted thereunder) and will cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary; ~~provided, further that the amount set forth in clause (a) above shall be limited to $25.0 million prior to the first time after the Amendment No. 9 Effective Date that the Borrower’s First Lien Net Leverage Ratio is less than or equal to 4.75 to 1.00 (determined as of the most recently ended Test Period and on a pro forma basis in accordance with Section 1.07).~~

(14)    Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Borrower, are necessary or advisable to effect any Qualified Securitization Facility (including distributions or payments of Securitization Fees) or any repurchase obligation in connection therewith (including the contribution or lending of Cash Equivalents to Subsidiaries to finance the purchase of such assets from the Borrower or any Restricted Subsidiary or to otherwise fund required reserves);

(15)    loans and advances to, or guarantees of Indebtedness of, officers, directors, employees, consultants and members of management not in excess of $10.0 million outstanding at any one time, in the aggregate;

(16)    loans and advances to employees, directors, officers, members of management and consultants for business-related travel expenses, moving expenses, payroll advances and other similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice or consistent with industry practice or to future, present and former employees, directors, officers, members of management and consultants (and their Controlled Investment Affiliates and Immediate Family Members) to fund such Person’s purchase of Equity Interests of the Borrower or any Parent Company;

(17)    advances, loans or extensions of trade credit or prepayments to suppliers or loans or advances made to distributors, in each case, in the ordinary course of business or consistent with past practice or consistent with industry practice by the Borrower or any Restricted Subsidiary;

(18)    any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with industry practice;

(19)    Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with industry practice;

(20)    Investments made in the ordinary course of business or consistent with industry practice in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors;

(21)    Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with industry practice;

(22)    the purchase or other acquisition of any Indebtedness of the Borrower or any Restricted Subsidiary to the extent otherwise permitted hereunder;

(23)    Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Permitted Investments made pursuant to this clause (23) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents or marketable securities, not to exceed the greater of (a) $~~50.0~~120 million and (b) ~~an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by~~20% of TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of “Investment”); provided, however, that if any Investment pursuant to this clause (23) is made in any Person that is an Unrestricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment will thereafter be deemed to have been made pursuant to clause (1) above to the extent permitted thereunder and will cease to have been made pursuant to this clause (23) for so long as such Person continues to be a Restricted Subsidiary;

(24)    Investments in the ordinary course of business or consistent with industry practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers;

(25)    any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with industry practice of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(26)    Investments made as part of, to effect or resulting from the Transactions;

(27)    Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business or consistent with industry practice;

(28)    intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business or consistent with industry practice in connection with the cash management operations of the Borrower and its Subsidiaries;

(29)    acquisitions of obligations of one or more directors, officers or other employees or consultants or independent contractors of any Parent Company, the Borrower, or any Subsidiary of the Borrower in connection with such director’s, officer’s, employee’s consultant’s or independent contractor’s acquisition of Equity Interests of the Borrower or any direct or indirect parent of the Borrower, to the extent no cash is actually advanced by the Borrower or any Restricted Subsidiary to such directors, officers, employees, consultants or independent contractors in connection with the acquisition of any such obligations;

(30)    Investments constituting promissory notes or other non-cash proceeds of dispositions of assets to the extent permitted under Section 7.04;

(31)    Investments resulting from pledges and deposits permitted pursuant to the definition of “Permitted Liens”;

(32)     loans and advances to any direct or indirect parent of the Borrower in lieu of and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made in cash to such parent in accordance with Section 7.05 at such time, such Investment being treated for purposes of the applicable clause of Section 7.05, including any limitations, as if a Restricted Payment were made pursuant to such applicable clause;

(33)    any other Investments if on a pro forma basis after giving effect to such Investment, the First Lien Net Leverage Ratio would be equal to or less than 2.75 to 1.00;

(34)    Permitted Bond Hedge Transactions; and

(35)    any Investment made by any Restricted Subsidiary that is not a Loan Party to the extent that such Investment is financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary permitted under this Agreement.

For purposes of determining compliance with this definition, (A) an Investment need not be incurred solely by reference to one category of Permitted Investments described in this definition, but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of Permitted Investments, the Borrower may, in its sole discretion, classify or reclassify such Investment (or any portion thereof) in any manner that complies with this definition and Section 7.05.

“Permitted Junior Priority Refinancing Debt” means any Credit Agreement Refinancing Indebtedness that is secured on a junior lien basis to the Closing Date Loans and the Closing Date Revolving Facility.
“Permitted Liens” means, with respect to any Person:
(1)    Liens created pursuant to any Loan Document;
(2)    Liens, pledges or deposits made in connection with:
(a)    workers’ compensation laws, unemployment insurance, health, disability or employee benefits, other social security laws or similar legislation or regulations,
(b)    insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) securing reimbursement or indemnification obligations of (including obligations in respect of letters of credit, bank guarantees or similar documents or instruments for the benefit of) insurance carriers providing property, casualty or liability insurance or otherwise supporting the payment of items set forth in the foregoing clause (a) or
(c)    bids, tenders, contracts, statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, or with regard to other regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities, and other obligations of like nature (including those to secure health, safety and environmental obligations) (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent, contested taxes or import duties and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with industry practice;

(3)    Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s, construction, mechanics’ or other similar Liens (a) for sums not yet overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Liens or (b) being contested in good faith by appropriate actions or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person will then be proceeding with an appeal or other proceedings for review if such Liens are adequately bonded or adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(4)    Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than thirty (30) days or not yet payable or not subject to penalties for nonpayment or which are being contested in good faith by appropriate actions if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(5)    Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds, instruments or obligations or with respect to regulatory requirements or letters of credit or bankers acceptance issued, and completion guarantees provided for, in each ease, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry practice;
(6)    survey exceptions, encumbrances, ground leases, easements, restrictions, protrusions, encroachments or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair their use in the operation of the business of such Person and exceptions on title policies insuring liens granted on Mortgaged Properties;
(7)    Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4), (6), (12), (13), (15), (23) or (25) of Section 7.02(b); provided that:
(a)    Liens securing obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to such clause (13) relate only to obligations relating to Refinancing Indebtedness that is secured by Liens on the same assets as the assets securing the Refinanced Debt (as defined in the definition of Refinancing Indebtedness), plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property, or serves to refund, refinance, extend, replace, renew or defease Indebtedness, Disqualified Stock or Preferred Stock incurred under such clause (4), (12) or (13) of Section 7.02(b);
(b)    Liens securing obligations relating to Indebtedness or Disqualified Stock permitted to be incurred pursuant to such clause (23) extend only to the assets of Subsidiaries that are not Guarantors;
(c)    Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to such clause (4) extend only to the assets so purchased, replaced, leased or improved and proceeds and products thereof; provided further that individual financings of assets provided by a counterparty may be cross-collateralized to other financings of assets provided by such counterparty; and
(d)    If any such Liens (i) secure Indebtedness for borrowed money incurred pursuant to such clause (12) in a principal amount in excess of the Threshold Amount and (ii) are secured by the

Collateral on a pari passu basis with, or junior basis to, the Liens that secure the Closing Date Loans and the Closing Date Revolving Facility, they will be subject to an Equal Priority Intercreditor Agreement or a Junior Lien Intercreditor Agreement, as applicable.
(8)    Liens existing, or provided for under binding contracts existing, on the Amendment No. ~~8~~13 Effective Date;
(9)    Liens on property or Equity Interests or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) that secured the obligations to which such Liens relate;
(10)    Liens on property or other assets at the time the Borrower or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after acquired-property) that secured the obligations to which such Liens relate;
(11)    Liens securing obligations in respect of Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 7.02;
(12)    Liens securing (x) Hedging Obligations and (y) obligations in respect of Cash Management Services;
(13)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(14)    leases, subleases, licenses or sublicenses (or other agreement under which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s facilities, products, technologies or services) that do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and the customary rights reserved or vested in any Person by the terms of any lease, sublease, license, sublicense, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(15)    Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings;
(16)    Liens in favor of the Borrower or any Guarantor;
(17)    Liens on equipment or vehicles of the Borrower or any Restricted Subsidiary granted in the ordinary course of business or consistent with industry practice;
(18)    Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(19)    Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness, Disqualified Stock or Preferred Stock secured by any Lien referred to in clauses (6), (7), (8), (9) or (41) of this definition; provided that: (a) such new Lien will be limited to all or part of the same property (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) that secured the original Lien (plus improvements and accessions on such property) and proceeds and products thereof and (b) the Indebtedness, Disqualified Stock or Preferred Stock secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under such clauses (6), (7), (8), (9) or (41) at the time the original Lien became a Permitted Lien hereunder, plus (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees, defeasance costs, underwriting discounts or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such refinancing, refunding, extension, renewal or replacement;
(20)    deposits made or other security provided to secure liability to insurance brokers, carriers, underwriters or self-insurance arrangements, including Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(21)    other Liens securing obligations in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $~~75.0~~300 million and (b) ~~an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by~~50% of TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of incurrence; provided, that if such Liens secure Indebtedness for borrowed money and are secured by the Collateral on a pari passu basis with, or junior basis to, the Liens that secure the Closing Date Loans and the Closing Date Revolving Facility, they will be subject to an Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable;
(22)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(23)    (a) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business or consistent with industry practice, (b) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business or consistent with industry practice and (c) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;
(24)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(7);
(25)    Liens (a) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with industry practice and (c) in favor of banking or other institutions or other electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits or margin deposits or other funds maintained with such institution (including the right of setoff) and that are within the general parameters customary in the banking industry;
(26)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Agreement; provided that such Liens do not extend to assets other than those that are subject to such repurchase agreements;
(27)    Liens that are contractual rights of setoff (a) relating to the establishment of depository relations with banks or other deposit-taking financial institutions or other electronic payment service providers and not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with industry practice of the Borrower or any Restricted Subsidiary or (c) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business or consistent with industry practice;
(28)    Liens on cash proceeds (as defined in Article 9 of the Uniform Commercial Code) of assets sold that were subject to a Lien permitted hereunder;
(29)    any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(30)    Liens (a) on cash advances or cash earnest money deposits in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment and (b) consisting of a letter of intent or an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction not prohibited under Section 7.04 in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;
(31)    ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;
(32)    Liens in connection with any Sale-Leaseback Transaction(s);
(33)    Liens on Capital Stock or other securities of an Unrestricted Subsidiary;
(34)    any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business or consistent with industry practice;
(35)    deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries in the ordinary course of business or consistent with industry practice of the Borrower and such Subsidiary to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(36)    rights of set-off, banker’s liens, netting arrangements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;
(37)    Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided that such satisfaction or discharge is permitted under this Agreement;
(38)    receipt of progress payments and advances from customers in the ordinary course of business or consistent with industry practice to the extent the same creates a Lien on the related inventory and proceeds thereof;
(39)    Liens on all or any portion of the Collateral (but no other assets) to secure obligations in respect of (a) Indebtedness permitted to be incurred pursuant to Section 7.02; provided that after giving pro forma effect to the incurrence of the then proposed Indebtedness (and without netting any cash received from the incurrence of such Indebtedness) (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of the Indebtedness thereunder

(but without netting any cash proceeds thereof), in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this proviso), (i) if such Indebtedness is secured on a (x) pari passu basis with the Liens that secure the Closing Date Loans and the Closing Date Revolving Facility (“Pari Passu Lien Debt”), the First Lien Net Leverage Ratio would be no greater than ~~4.00~~3.25 to 1.00 or (y) junior basis to the Liens that secure the Loans (“Junior Lien Debt”), the Total Net Leverage Ratio would be no greater than ~~5.10~~3.75 to 1.00, (ii) such Liens are in each case subject to an Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable, and (iii) if such Liens secure term loans that are secured on a pari passu basis with the Closing Date Term Loans, then the Borrower shall comply with the “most favored nation” pricing provisions of Section 2.14(8) as if such Indebtedness was an Incremental Facility incurred pursuant to Section 2.14 and (b) any Refinancing Indebtedness in respect of Pari Passu Lien Debt or Junior Lien Debt (but subject to the foregoing subclause (iii));
(40)    agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business or consistent with industry practice;
(41)    Liens securing Existing Mortgage Debt and Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar provision of any Environmental Law;
(42)    Liens disclosed by the title insurance policies delivered on or prior to the Amendment No. ~~8~~13 Effective Date and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(43)    rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(44)     restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;
(45)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with industry practice;
(46)    zoning by-laws and other land use restrictions, including site plan agreements, development agreements and contract zoning agreements;
(47)    Liens on all or any portion of the Collateral (but no other assets) securing (i) Permitted Incremental Equivalent Debt, (ii) Permitted Equal Priority Refinancing Debt or (iii) Permitted Junior Priority Refinancing Debt, and, in each case, Liens securing any Refinancing Indebtedness in respect thereof;
(48)    Liens on fee-owned or ground leased real property that is not Material Real Property;
(49)    Liens securing Indebtedness permitted under Section 7.02(b)(2)(y); provided that if such Liens are secured by the Collateral on a pari passu basis with, or junior basis to, the Liens that secure the

Closing Date Loans and the ~~2021-2~~2024 Initial Revolving Facility, they will be subject to an Equal Priority Intercreditor Agreement or a Junior Lien Intercreditor Agreement, as applicable; and
(50)    ~~solely during the Covenant Modification Period, Liens securing Indebtedness~~Liens on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending release from) a customary escrow arrangement to the extent such Indebtedness is permitted under Section 7.02~~(b)(31)~~.
For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition, but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Borrower will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Lien (or any portion thereof) among one or more such categories or clauses in any manner that complies with this definition.
If any Liens securing obligations are incurred to refinance liens securing obligations initially incurred in reliance on a Basket measured by reference to a percentage of TTM Run-Rate Adjusted EBITDA, and such refinancing would cause the percentage of TTM Run-Rate Adjusted EBITDA to be exceeded if calculated based on the TTM Run-Rate Adjusted EBITDA on the date of such refinancing, such percentage of TTM Run-Rate Adjusted EBITDA will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Lien does not exceed the principal amount of such obligations secured by such Liens being refinanced, plus the related costs incurred or payable in connection with such refinancing and if any Liens securing obligations are incurred to refinance liens securing obligations initially incurred in reliance on a Basket measured by a fixed dollar amount, such fixed dollar Basket will be deemed to be exceeded to the extent the principal amount of such obligations secured by such Liens being refinanced, plus the related costs incurred or payable in connection with such refinancing.
For purposes of this definition, the term “Indebtedness” will be deemed to include interest on such Indebtedness.
“Permitted Parent” means any direct or indirect parent of the Borrower that at the time it became a parent of the Borrower was a Permitted Holder pursuant to clause (1) of the definition thereof.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Borrower’s or a Parent Company’s common stock sold by the Borrower or a Parent Company substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.
“Planned Expenditures” has the meaning specified in the definition of Excess Cash Flow.
“Platform” has the meaning specified in Section 6.02.
“Pledged Collateral” has the meaning specified in the Security Agreement.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Private-Side Information” means any information with respect to Holdings and its Subsidiaries that is not Public-Side Information.
“Pro Forma Financial Statements” has the meaning specified in Section 5.05(1)(b).
“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan of a given Class of any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Loan Exposure of such Class of such Lender at such time and the denominator of which is the aggregate Term Loan Exposure of such Class of all Lenders at such time; (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender and any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Exposure of that Lender and the denominator of which is the aggregate Revolving Exposure of all Lenders at such time; and (iii) with respect to all payments, computations and other matters relating to the Incremental Term Loans of any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Incremental Term Loan Exposure of such Lender at such time and the denominator of which is the aggregate Incremental Term Loan Exposure of all Lenders at such time.
“Public Company Costs” means the initial costs relating to establishing compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Borrower’s or its Restricted Subsidiaries’ initial establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act.
“Public Lender” means Lenders that do not wish to receive Private-Side Information.
“Public-Side Information” means (i) at any time prior to Holdings or any of its Subsidiaries becoming the issuer of any Traded Securities, information that is (a) of a type that would be required by applicable Law to be publicly disclosed in connection with an issuance by Holdings or any of its Subsidiaries of its debt or equity securities pursuant to a registered public offering made at such time or (b) not material to make an investment decision with respect to securities of Holdings or any of its Subsidiaries (for purposes of United States federal, state or other applicable securities laws), and (ii) at any time on or after Holdings or any of its Subsidiaries becoming the issuer of any Traded Securities, information that does not constitute material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Holdings or any of its Subsidiaries or any of their respective securities.
“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 10.27.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10.0 million at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings that
(1)    is not subject to any Guarantee by any Subsidiary of Holdings (including the Borrower),
(2)    will not mature prior to the date that is six (6) months after the Latest Maturity Date in effect on the date of issuance or incurrence thereof,
(3)    has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (5) below),
(4)    does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (i) the date that is four (4) years from the date of the issuance or incurrence thereof and (ii) the date that is 180 days after the Latest Maturity Date in effect on the date of such issuance or incurrence, and
(5)    has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior discount notes of a holding company);
provided that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.
“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.
“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the Board of Directors will have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the applicable Restricted Subsidiary or Securitization Subsidiary and (b) all sales or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) or (2) constituting a receivables financing facility.
“Qualifying IPO” means the issuance by the Borrower, or any Parent Company, of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).
“Qualifying Lender” has the meaning specified in Section 2.05(1)(e)(D)(3).
“Quarterly Financial Statements” means the unaudited quarterly balance sheet and related statements of income and cash flows of the Acquired Company for the most recent fiscal quarter(s) ended after December 31, 2014 and at least 45 days prior to the Closing Date, in each case to the extent delivered to Initial Borrower pursuant to the Acquisition Agreement or otherwise.
“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P (or both) are not making ratings on the relevant obligations publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower that will be substituted for Moody’s or S&P (or both), as the case may be.

“Ratio Amount” has the meaning specified in the definition of “Permitted Incremental Amount”.
“RBC” means Royal Bank of Canada.
“RBCCM” means RBC Capital Markets, LLC.
“Reference Rate” means (x) with respect to the calculation of the All-In Yield in the case of Loans of an applicable Class that includes a SOFR floor, an interest rate per annum equal to the rate per annum equal to Adjusted Term SOFR for an Interest Period of one month published by the Term SOFR Administrator on such date and (y) with respect to the calculation of the All-In Yield in the case of Loans of an applicable Class that includes a Base Rate floor, the interest rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) Term SOFR published by the Term SOFR Administrator on such day for an Interest Period of one (1) month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day).
“Refinance” has the meaning assigned in the definition of “Refinancing Indebtedness” and “Refinancing” and “Refinanced” have meanings correlative to the foregoing.
“Refinanced Debt” has the meaning assigned to such term in the definition of “Refinancing Indebtedness.”
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Refinancing Loans or Refinancing Commitments being incurred or provided pursuant thereto, in accordance with Section 2.15.
“Refinancing Commitments” means any Refinancing Term Commitments or Refinancing Revolving Commitments.
“Refinancing Indebtedness” means (x) Indebtedness incurred by the Borrower or any Restricted Subsidiary, (y) Disqualified Stock issued by the Borrower or any Restricted Subsidiary or (z) Preferred Stock issued by any Restricted Subsidiary which, in each case, serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness, Disqualified Stock or Preferred Stock, including any Refinancing Indebtedness, so long as:
(1)    (a) the principal amount (or accreted value, if applicable) of such new Indebtedness, the amount of such new Preferred Stock or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable)~~, plus (b) any accrued and unpaid interest on,~~  the Indebtedness, the amount of any accrued and unpaid dividends on, the Preferred Stock or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness, Disqualified Stock or Preferred Stock, the “Refinanced Debt”), plus (b) any accrued and unpaid interest on, the Refinanced Debt, plus (c) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or to Refinance such Refinanced Debt (such amounts in clause (b) and (c) the “Incremental Amounts”);
(2)    such Refinancing Indebtedness has a:
(a)    Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt; and

(b)    final scheduled maturity date equal to or later than the final scheduled maturity date of the Refinanced Debt (or, if earlier, the date that is 91 days after the Maturity Date of the Loans);
(3)    to the extent such Refinancing Indebtedness Refinances (a) Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Loans or the Guaranty thereof at least to the same extent as the applicable Refinanced Debt, (b) Junior Lien Debt, such Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are subordinated to the Liens that secure the Loans or the Guaranty thereof, in each case at least to the same extent as the applicable Refinanced Debt or pursuant to a Junior Lien Intercreditor Agreement or (c) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively;
(4)    such Refinancing Indebtedness shall not be guaranteed or borrowed by any Person other than a Person that is so obligated in respect of the Refinanced Debt being Refinanced; and
(5)    such Refinancing Indebtedness shall not be secured by any assets or property of Holdings, the Borrower or any Restricted Subsidiary that does not secure the Refinanced Debt being Refinanced (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property);
provided that Refinancing Indebtedness will not include:
(a)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness or Disqualified Stock of the Borrower;
(b)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or
(c)    Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;
provided further that (x) clause (2) of this definition will not apply to any Refinancing of any Indebtedness other than Indebtedness incurred under clauses (2) and (30) of Section 7.02(b) (including any successive Refinancings thereof incurred under clause (13) of Section 7.02(b)) and any Subordinated Indebtedness (other than Subordinated Indebtedness assumed or acquired in an Investment or acquisition and not created in contemplation thereof), Disqualified Stock and Preferred Stock and (y) Refinancing Indebtedness may be incurred in the form of a customary “bridge” or other interim credit facility intended to be refinanced or replaced with long-term indebtedness which does not satisfy the requirements of clause (2) above so long as, subject to customary conditions, as determined in good faith by the Borrower, such “bridge” or other interim indebtedness will either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of clause (2) of this definition.
“Refinancing Loans” means any Refinancing Term Loans or Refinancing Revolving Loans.
“Refinancing Revolving Commitments” means one or more Classes of Revolving Loan commitments hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.
“Refinancing Term Commitments” means one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Refunding Capital Stock” has the meaning specified in Section 7.05(b)(2).
“Register” has the meaning specified in Section 10.07(c).
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Federal Reserve Board of the under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Rejection Notice” has the meaning specified in Section 2.05(2)(g).
“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person is or would become a Restricted Subsidiary.
“Related Indemnified Person” of an Indemnitee means (1) any controlling Person or controlled Affiliate of such Indemnitee, (2) the respective directors, officers or employees of such Indemnitee or any of its controlling Persons or controlled Affiliates and (3) the respective agents of such Indemnitee or any of its controlling Persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee, controlling Person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling Person in this definition pertains to a controlled Affiliate or controlling Person involved in the negotiation of this Agreement or the syndication of the Facilities. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Related Person” means, with respect to any Person, (a) any Affiliate of such Person and (b) the respective directors, officers, employees, agents and other representatives of such Person or any of its Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment.
“Relevant Governmental Body” means (a) with respect to any Loans denominated in Dollars, the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to any Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or any successor thereto.
“Replaced Loans” has the meaning specified in Section 10.01.
“Replacement Loans” has the meaning specified in Section 10.01.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
“Repricing Transaction” means (1) the incurrence by the Borrower of any Indebtedness (including any new or additional Term Loans under this Agreement, whether incurred directly or by way of the conversion of the New 2023 Refinancing Term Loans into a new tranche of replacement Term Loans under this Agreement) (a) having an All-In Yield that is less than the All-In Yield applicable to the New 2023 Refinancing Term Loans of the respective Type and (b) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the New 2023 Refinancing Term Loans or (2) any effective reduction in the All-In Yield applicable to the New 2023 Refinancing Term Loans (e.g., by way of amendment, waiver or otherwise); provided that a Repricing Transaction shall not include (i) any event described in clause (1) or (2) above that is not consummated for the primary purpose of lowering the All-In Yield applicable to the New 2023 Refinancing Term Loans (as determined in good faith by the Borrower), including any such event consummated in connection with a Change of Control, Qualifying IPO or Enterprise Transformative Event or (ii) any Sale-Leaseback Transaction.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a L/C Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities (other than any Revolving Facility), Lenders having more than 50% of the sum of the (a) aggregate principal amount of outstanding Loans under such Facility or Facilities and (b) aggregate unused Commitments under such Facility or Facilities; provided that (i) to the same extent specified in Section 10.07(i) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders and (ii) the portion of outstanding Loans and the unused Commitments of any such Facility, as applicable, held or deemed held by a Defaulting Lender shall be excluded for purposes of making a determination of Required Facility Lenders.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) aggregate Term Loan Exposure and (b) aggregate Revolving Commitments (or after termination of the Revolving Commitments, the aggregate Revolving Exposure) of all Lenders; provided that (i) the aggregate Term Loan Exposure, Revolving Commitments and Revolving Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of the “Required Lenders” and (ii) any determination of Required Lenders shall be subject to the limitations set forth in Section 10.07(h) with respect to Affiliated Lenders.
“Required Revolving Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the aggregate Revolving Commitments (or after termination of the Revolving Commitments, the aggregate Revolving Exposure) of all Lenders; provided that the Revolving Commitments and Revolving Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Responsible Officer” means, with respect to a Person, the chief executive officer, chief operating officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions, of such Person. With respect to any document delivered by a Loan Party on the Closing Date, Responsible Officer includes any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Investment” means any Investment other than any Permitted Investment(s).
“Restricted Payment” has the meaning specified in Section 7.05.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that notwithstanding the foregoing, in no event will (i) any Securitization Subsidiary, or (ii) any special purpose vehicle that borrows mortgage debt secured by fitness centers, living, work or exercise facilities and has no other activities be considered a Restricted Subsidiary for purposes of Section 8.01(5) or (7); provided further that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary will be included in the definition of “Restricted Subsidiary” Wherever the term “Restricted Subsidiary” is used herein with respect to any Subsidiary of a referenced Person that is not the Borrower, then it will be construed to mean a Person that would be a Restricted Subsidiary of the Borrower on a pro forma basis following consummation of one or a series of related transactions involving such referenced Person and the Borrower (but which transactions may include a designation of a Subsidiary of such Person as an Unrestricted Subsidiary on a pro forma basis in accordance with this Agreement).
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period, made by each of the Revolving Lenders pursuant to Section 2.01(2).
“Revolving Commitment” means, as to each Revolving Lender, its obligation to (1) make Revolving Loans to the Borrower pursuant to Section 2.01(2) and (2) purchase participations in L/C Obligations in respect of Letters of Credit and purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount specified (a) opposite such Lender’s name on Schedule 2.01 under the caption “~~2021-2~~2024 Initial Revolving Commitment” or (b) in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Commitments of all Revolving Lenders as of the Amendment No. ~~9~~13 Effective Date is $~~475,000,000~~650,000,000, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Revolving Commitment Increase” has the meaning specified in Section 2.14(1).
“Revolving Exposure” means, as to each Revolving Lender, the sum of the amount of the Outstanding Amount of such Revolving Lender’s Revolving Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Dollar Amount of the L/C Obligations and the Swing Line Obligations at such time.
“Revolving Facility” means, at any time, the aggregate amount of the Revolving Commitments at such time, including (without duplication) the ~~2021-2~~2024 Initial Revolving Commitments.
“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment at such time or, if Revolving Commitments have terminated, Revolving Exposure.
“Revolving Loan” has the meaning specified in Section 2.01(2) and includes Revolving Loans under (without duplication) the ~~2021-2~~2024 Initial Revolving Facility, Incremental Revolving Loans, Refinancing Revolving Loans and Loans made pursuant to Extended Revolving Commitments.
“Revolving Note” means a promissory note of the Borrower payable to any Revolving Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Lender resulting from the Revolving Loans made by such Revolving Lender.
“Run-Rate Adjusted EBITDA” means, with respect to any Person for any period, the Adjusted EBITDA of such Person and its Restricted Subsidiaries for such period increased by the Total New Facility Run-Rate Adjustment.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Sale-Leaseback Post-Closing Transaction” means any Sale-Leaseback Transaction consummated after the Closing Date.
“Sale-Leaseback Transaction” means any arrangement providing for the leasing by the Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“Same Day Funds” means disbursements and payments in immediately available funds.
“Sanctions” has the meaning specified in Section 5.17.
“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and a Cash Management Bank; and designated in writing by the Cash Management Bank and the Borrower to the Administrative Agent as a “Secured Cash Management Agreement.”
“Secured Hedge Agreement” means any Hedge Agreement that is (a) entered into by and between any Loan Party or Restricted Subsidiary and any Hedge Bank and (b) designated in writing by the Hedge Bank and the Borrower to the Administrative Agent as a “Secured Hedge Agreement” (it being understood that one notice with respect to a specified ISDA Master Agreement may designate all transactions thereunder as being a “Secured Hedge Agreement”, without the need for separate notices for each individual transaction thereunder).
“Secured Indebtedness” means any Indebtedness of the Borrower or any Restricted Subsidiary secured by a Lien.
“Secured Notes” means the $925,000,000 5.75% senior secured notes of the Borrower due 2026.
“Secured Notes Indenture” means the Indenture for the Secured Notes, dated as of January 22, 2021, between the Borrower and Wilmington Savings Fund Society FSB, as trustee, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.
“Secured Notes Collateral Agent” means Wilmington Savings Fund Society FSB as collateral agent under the Secured Notes Indenture, together with its successors and assigns,
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Hedge Bank, each Cash Management Bank, each Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(2) or 9.07.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.
“Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any such Restricted

Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not the Borrower or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Borrower or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.
“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.
“Security Agreement” means, collectively, the Pledge and Security Agreement executed by the Loan Parties and the Collateral Agent, substantially in the form of Exhibit F, together with supplements or joinders thereto executed and delivered pursuant to Section 6.11.
“Senior Notes” means the $450.0 million 8.500% senior unsecured notes of the Borrower due 2023.
“Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of June 10, 2015, between the Borrower and Wilmington Savings Fund Society FSB, as trustee, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X of the SEC, as such regulation is in effect on the Closing Date.
“Similar Business” means (1) any business conducted or proposed to be conducted by the Borrower or any Restricted Subsidiary on the Amendment No. ~~8~~13 Effective Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any Permitted Investment), or a reasonable extension, development or expansion of, the businesses that the Borrower and its Restricted Subsidiaries conduct or propose to conduct on the Amendment No. ~~8~~13 Effective Date.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“Solicited Discount Proration” has the meaning specified in Section 2.05(1)(e)(D)(3).
“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(1)(e)(D)(1).
“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(1)(e)(D) substantially in the form of Exhibit L.

“Solicited Discounted Prepayment Offer” means the written offer by each Lender, substantially in the form of Exhibit O, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(1)(e)(D)(1).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date:
(1)    the fair value of the assets of such Person exceeds its debts and liabilities, subordinated, contingent or otherwise,
(2)    the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured,
(3)    such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and
(4)    such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital.
The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“SPC” has the meaning specified in Section 10.07(g).
“Specified Acquisition Agreement Representations” means such of the representations and warranties made by the Acquired Company in the Transaction Agreement as are material to the interests of the Lenders, but only to the extent that Holdings or the Initial Borrower has the right, pursuant to the Transaction Agreement, to terminate its obligations under the Transaction Agreement or decline to consummate the Merger as a result of a breach of such representations and warranties.
“Specified Businesses” means the business units designated by the Borrower as Events, ChronoTrack and ~~MyHealthCheck~~MIORA.
“Specified Discount” has the meaning specified in Section 2.05(1)(e)(B)(1).
“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(1)(e)(B)(1).
“Specified Discount Prepayment Notice” means a written notice of the Borrower’s Offer of Specified Discount Prepayment made pursuant to Section 2.05(1)(e)(B) substantially in the form of Exhibit N.
“Specified Discount Prepayment Response” means the written response by each Lender, substantially in the form of Exhibit P, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(1)(e)(B)(1).
“Specified Discount Proration” has the meaning specified in Section 2.05(1)(e)(B)(3).

“Specified Operating Facility Sale-Leaseback Transaction” means one or more Sale-Leaseback Post-Closing Transactions, with respect to all or any portion of any real property owned by the Borrower or any Restricted Subsidiary on the Closing Date and on which there is a facility that is open and operational as of the Closing Date.
“Specified Other Sale-Leaseback Transaction” means one or more Sale-Leaseback Post-Closing Transactions that, in each case, is not a Specified Operating Facility Sale-Leaseback Transaction but, with respect to the Specified Sale-Leaseback Net Proceeds from which, the Borrower elects to make a Restricted Payment in accordance with Section 7.05(b)(24).
“Specified Representations” means those representations and warranties made by Holdings and the Initial Borrower in Sections 5.01(1) (with respect to the organizational existence of the Loan Parties only), 5.01(2)(b), 5.02(1), 5.02(2)(a) (with respect to the Loan Parties only and as related to the borrowing under, guaranteeing under, granting of security interests in the Collateral pursuant to, and performance of the Loan Documents by the Loan Parties), 5.02(2)(c) (for purposes of this definition, replacing the reference at the end of Section 5.02(2) to “Material Adverse Effect” with a reference to “Closing Date Material Adverse Effect”), 5.04, 5.13, 5.16, 5.17 and 5.18.
“Specified Sale-Leaseback Net Proceeds” means with respect to the sale component of any Specified Sale-Leaseback Transaction, the excess, if any, of (i) the sum of cash and Cash Equivalents received as purchase consideration in connection with such Specified Sale-Leaseback Transaction sale component pursuant to the applicable purchase and sale agreement over (ii) the sum of (A) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred or required to be paid by the Borrower or any Restricted Subsidiary on behalf of a purchaser by the Borrower or any Restricted Subsidiary in connection with such Specified Sale-Leaseback Transaction, (B) taxes (including transfer taxes) or distributions made pursuant to clauses (a) and (b) of Section 7.05(b)(14) paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Specified Sale-Leaseback Net Proceeds) and (C) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such Specified Sale-Leaseback Transaction, including liabilities related to environmental matters or against any indemnification obligations associated with such Specified Sale-Leaseback Transaction, it being understood that “Specified Sale-Leaseback Net Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (C). The net proceeds of any Sale-Leaseback Transaction will be determined giving effect to transaction expenses and the tax effect of such transactions (including taxes paid or payable as a result of such transactions).
“Specified Sale-Leaseback Transaction” means one or more Sale-Leaseback Transactions with respect to all or any portion of any real property owned by the Borrower or any Restricted Subsidiary on or after the Closing Date.
“Specified Transaction” means:
(1)    solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an Equity Offering, to the Borrower, in each case, in connection with an acquisition or Investment,
(2)    any designation of operations or assets of the Borrower or a Restricted Subsidiary as discontinued operations (as defined under GAAP),
(3)    any Investment that results in a Person becoming a Restricted Subsidiary,

(4)    any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with this Agreement,
(5)    any purchase or other acquisition of a business of any Person, of assets constituting a business unit, line of business or division of any Person,
(6)    any Asset Sale (a) that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower or (b) of a business, business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, amalgamation, consolidation or otherwise,
(7)    any operational changes identified by the Borrower that have been made by the Borrower or any Restricted Subsidiary during the Test Period,
(8)    any borrowing of Incremental Loans or Permitted Incremental Equivalent Debt (or establishment of an Incremental Revolving Facility) or
(9)    any other transaction that by the terms of this Agreement requires a financial ratio to be calculated on a pro forma basis.
“Sterling” means the lawful currency of the United Kingdom.
“Submitted Amount” has the meaning specified in Section 2.05(1)(e)(C)(1).
“Submitted Discount” has the meaning specified in Section 2.05(1)(e)(C)(1).
“Subordinated Indebtedness” means any Indebtedness of any Loan Party that by its terms is subordinated in right of payment to the Obligations of such Loan Party arising under the Loans or the Guaranty.
“Subsidiary” means, with respect to any Person:
(1)    any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and
(2)    any partnership, joint venture, limited liability company or similar entity of which:
(a)    more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and
(b)    such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means any Guarantor other than Holdings.
“Successor Borrower” has the meaning specified in Section 7.03(4).

“Successor Holdings” has the meaning specified in Section 7.03(5).
“Supported QFC” has the meaning specified in Section 10.27.
“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 9.15(1).
“Swap Obligation” has the meaning specified in the definition of “Excluded Swap Obligation.”
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Facility” means the swing line facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Lender” means US Bank~~, DNBY and/or (as the context requires)~~ or, if US Bank is no longer a Revolving Lender or otherwise resigns as a Swing Line Lender pursuant to Section 10.08, any other Lender that becomes a Swing Line Lender in accordance with Section 2.04(8), or any successor Swing Line Lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(1).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(2), which, if in writing, shall be substantially in the form of Exhibit A-2.
“Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit B-3, evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from the Swing Line Loans.
“Swing Line Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans outstanding.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $105,000,000 and (b) the aggregate amount of the Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Commitments. No Swing Line Lender shall be obligated to make Swing Line Loans in excess of the amount specified opposite such Swing Line Lender’s name set forth in Schedule 2.01 under the caption “Swing Line Sublimit”.
“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.
“Tax Group” has the meaning specified in Section 7.05(b)(14)(b).
“Tax Indemnitee” as defined in Section 3.01(5).
“Term Borrowing” means a Borrowing of any Term Loans.
“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment or (v) an amendment in respect of Replacement Loans. The initial amount of each Term Lender’s Term Commitment is its Closing Date Term Commitment or, otherwise, in the

Assignment and Assumption (or Affiliated Lender Assignment and Assumption), Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment in respect of Replacement Loans pursuant to which such Lender shall have assumed its Commitment, as the case may be.
“Term CORRA” means, for any calculation with respect to any CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term Facility” means any Facility consisting of Term Loans or Term Commitments.
“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.
“Term Loan” means any Closing Date Term Loan, Incremental Term Loan, Refinancing Term Loan, Extended Term Loan or Replacement Loan, as the context may require.
“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided that at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Commitment, or, with regard to any Incremental Amendment at any time prior to the making of the applicable Incremental Term Loans thereunder, the Term Loan Exposure of any Lender with respect to such Incremental Facility shall be equal to such Lender’s Incremental Term Loan Commitment thereunder.
“Term Loan Increase” has the meaning specified in Section 2.14(1).
“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.
        “Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.
        “Term SOFR Adjustment” means a percentage equal to ~~0.11448% (11.448 basis points) for an Available Tenor of up to one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of up to three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of up to six-months’ duration.~~0%.
        “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Cash Management Obligations) and (b) the termination of the Commitments and the termination or expiration of all Letters of Credit under this Agreement (unless backstopped or Cash Collateralized in an amount equal to 103% of the maximum drawable amount of any such Letter of Credit or otherwise in an amount or in a manner reasonably acceptable to the relevant Issuing Banks).
“Test Period” in effect at any time means the Borrower’s most recently ended four consecutive fiscal quarters (taken as one accounting period) for which, subject to Section 1.07(1), financial statements were required to and have been delivered pursuant to Section 6.01(1) or (2) (or, at the Borrower’s option, the most recently ended four consecutive fiscal quarters (taken as one accounting period) for which internal financial statements are available (as determined in good faith by the Borrower)); provided that prior to the first date on which financial statements have been furnished, the Test Period in effect will be the period of four consecutive fiscal quarters of the Borrower ended March 31, 2015.
“Threshold Amount” means $~~40.0~~60.0 million.
“Total Assets” means, at any time, the total assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the then most recent balance sheet of the Borrower or such other Person as may be available (as determined in good faith by the Borrower).
“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period minus an aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of the Borrower as of such date, excluding cash and Cash Equivalents which are listed as “Restricted” on such balance sheet to (b) Run-Rate Adjusted EBITDA of the

Borrower for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.
“Total New Facility Run-Rate Adjustment” means, with respect to any Person for any period, the sum of the New Facility EBITDA Adjustments for each New Facility.
“Total ~~2021-2~~2024 Initial Revolving Outstandings” means the aggregate Outstanding Amount of all ~~2021-2~~2024 Initial Revolving Loans and aggregate Pro Rata Share of L/C Obligations held by ~~2021-2~~2024 Initial Revolving Lenders.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations.
“Traded Securities” means any debt or equity securities issued pursuant to a public offering or Rule 144A offering.
“Transaction Agreement” means the Agreement and Plan of Merger, dated as of March 15, 2015, among Life Time, LTF Holdings, Inc., a Delaware corporation, and LTF Merger Sub, Inc., a Minnesota corporation, as amended, modified and supplemented from time to time.
“Transaction Consideration” means an amount equal to the total funds required to consummate the Merger as set forth in the Transaction Agreement.
“Transaction Expenses” means any fees, expenses, costs or charges incurred or paid by the Investors, any Parent Company, Holdings, the Borrower or any Restricted Subsidiary in connection with the Transactions, including any expenses in connection with hedging transactions, payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options or restricted stock.
“Transactions” means, collectively, the transactions contemplated by the Transaction Agreement (as amended through the Closing Date) and transactions related or incidental to, or in connection with, such transactions, the funding of the Closing Date Loans, the issuance of the Senior Notes on the Closing Date, and the payment of Transaction Expenses.
“Treasury Capital Stock” has the meaning assigned to such term in Section 7.05(b)(2)(a).
“TTM Run-Rate Adjusted EBITDA” means, as of any date of determination, the Run-Rate Adjusted EBITDA of the Borrower for the Test Period.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a SOFR Loan or a CORRA Loan.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(3)(b)(iii).

“Unreimbursed Amount” has the meaning specified in Section 2.03(3)(a).
“Unrestricted Subsidiary” means:
(1)    any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided below); and
(2)    any Subsidiary of an Unrestricted Subsidiary.
The Borrower may designate:
(a)    any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated); provided that:
(i)    such designation shall be deemed an Investment;
(ii)    each of (i) the Subsidiary to be so designated and (ii) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary (other than Equity Interests in an Unrestricted Subsidiary); and
(b)    any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary.
~~(iii) immediately after giving effect to such designation, no Event of Default under Section 8.01(1), or with respect to the Borrower only, Section 8.01(6), will have occurred and be continuing and the Borrower is in compliance on a pro forma basis with the Financial Covenant (whether or not applicable at such time); and~~
~~(b) any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Event of Default under Section 8.01(1), or with respect to the Borrower only, Section 8.01(6), will have occurred and be continuing and either:~~
~~(i) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (A) of Section 7.02(a) or~~
~~(ii) the Borrower’s Fixed Charge Coverage Ratio would be equal to or greater than its Fixed Charge Coverage Ratio immediately prior to such designation, in each case, on a pro forma basis taking into account such designation.~~
Any such designation by the Borrower will be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time.

Notwithstanding anything to the contrary herein, in no event shall (a) any of the Borrower or any Restricted Subsidiary be permitted to make Investments constituting Material Intellectual Property to any Unrestricted Subsidiary, nor shall the Borrower or any Restricted Subsidiary be permitted to dispose of any Material Intellectual Property to any Unrestricted Subsidiary or (b) the Borrower be permitted to designate any Restricted Subsidiary that at the time of designation owns (or exclusively licenses) Material Intellectual Property as an Unrestricted Subsidiary.
        “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” means any Lender that is not a Foreign Lender.
“US Bank” means U.S. Bank National Association.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
(1)    the sum of the products of the number of years (calculated to the nearest one-twenty-fifth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock, multiplied by the amount of such payment, by
(2)    the sum of all such payments;
provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being Refinanced (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable Refinancing will be disregarded.
“wholly owned” means, with respect to any Subsidiary of any Person, a Subsidiary of such Person one hundred percent (100%) of the outstanding Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required by applicable Law) is at the time owned by such Person or by one or more wholly owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.
“Yen” means the lawful currency of Japan.
SECTION 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(1)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(2)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(3)    References in this Agreement to an Exhibit, Schedule, Article, Section, Annex, clause or subclause refer (a) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (b) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears, in each case as such Exhibit, Schedule, Article, Section, Annex, clause or subclause may be amended or supplemented from time to time.
(4)    The term “including” is by way of example and not limitation.
(5)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(6)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(7)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(8)    The word “or” is not intended to be exclusive unless expressly indicated otherwise.
(9)    With respect to any Default or Event of Default, the words “exists”, “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If any Default or Event of Default occurs due to (i) the failure by any Loan Party to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Loan Party takes such action or (ii) the taking of any action by any Loan Party that is not then permitted by the terms of this Agreement or any other Loan Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under this Agreement and the other Loan Documents and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement and the other Loan Documents. If any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by any Loan Party or the taking of any action by any Loan Party or any Subsidiary of any Loan Party, in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneous with, the cure of the Cured Default.
(10)    For purposes of determining compliance with any Section of Article VII, in the event that any Lien, Investment, Indebtedness, Asset Sale, Restricted Payment, Affiliate Transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time, shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time. For purposes of determining compliance with the incurrence of any Credit Agreement Refinancing Indebtedness or Refinancing Indebtedness that restricts the amount of such Indebtedness relative to the amount of Credit Agreement Refinanced Debt or Refinanced Debt, respectively, the Borrower and Restricted Subsidiaries may incur an incremental principal amount of Credit Agreement Refinancing Indebtedness or Refinancing Indebtedness in such refinancing to the extent that the excess portion of the Credit Agreement Refinancing Indebtedness or Refinancing Indebtedness would otherwise be permitted to be incurred in accordance with this Agreement. For purposes of determining compliance with the incurrence of any Indebtedness under Designated Revolving Commitments in reliance on compliance with any ratio, if on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of then proposed Indebtedness thereunder, then such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with any ratio.

(11)    For purposes hereof, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.
SECTION 1.03    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Unless the context indicates otherwise, any reference to a “fiscal year” or a “fiscal quarter” shall refer to a fiscal year ending December 31 or fiscal quarter ending March 31, June 30, September 30 or December 31 of the Borrower.
SECTION 1.04    Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.05    References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (1) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (2) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
SECTION 1.06    Times of Day and Timing of Payment and Performance. Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight or standard, as applicable). When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
SECTION 1.07    Pro Forma and Other Calculations.
(1)    Notwithstanding anything to the contrary herein, financial ratios and tests, including the First Lien Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated in the manner prescribed by this Section 1.07; provided that notwithstanding anything to the contrary in clauses (2), (3), (4), (5) or (7) of this Section 1.07, when calculating the First Lien Net Leverage Ratio for purposes of (a) the definition of “Applicable Rate,” (b) Section 2.05(2)(a) and (c) the Financial Covenant (other than for the purpose of determining pro forma compliance with the Financial Covenant), the events described in this Section 1.07 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect; provided, however, that voluntary prepayments made pursuant to Section 2.05(1) during any fiscal year (without duplication of any prepayments in such fiscal year that reduced the amount of Excess Cash Flow required to be repaid pursuant to Section 2.05(2)(a) for any prior fiscal year) shall be given pro forma effect after such fiscal year-end and prior to the time such prepayment pursuant to Section 2.05(2)(a) is due ~~but shall not be given pro forma effect thereafter. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Borrower are available (as determined in good faith by the Borrower) (it being understood that for purposes of determining pro forma compliance with the Financial Covenant, if no Test Period with an applicable level cited in the Financial Covenant has passed, the applicable level shall be the level for the first Test Period cited in the Financial Covenant with an indicated level).~~.

(2)    For purposes of calculating any financial ratio or test (or Total Assets), Specified Transactions (and, subject to clause (4) below, the incurrence or repayment of any Indebtedness in connection therewith) that have been made (a) during the applicable Test Period or (b) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Run-Rate Adjusted EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.07, then such financial ratio or test (or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.07 as if such Specified Transaction had occurred at the beginning of the most recently ended Test Period.
(3)    Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, synergies and operating expense reductions resulting from or related to any such Specified Transaction (including the Transactions) which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than twenty-four (24) months after the date of any such Specified Transaction(calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (a) such amounts are (i) reasonably identifiable and factually supportable in the good faith judgment of the Borrower and (ii) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than twenty-four (24) months after the date of such Specified Transaction and (b) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Run-Rate Adjusted EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period.
(4)    In the event that (a) the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees), issues or repays (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit unless such Indebtedness has been permanently repaid and not replaced), (b) the Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Stock, (c) any Restricted Subsidiary issues, repurchases or redeems Preferred Stock or (d) the Borrower or any Restricted Subsidiary establishes or eliminates any Designated Revolving Commitments, in each case included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, issuance, repayment or redemption of Indebtedness, issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, or establishment or elimination of any Designated Revolving Commitments, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Fixed Charge Coverage Ratio (or similar ratio), in which case such incurrence, issuance, repayment or redemption of Indebtedness, issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, or establishment or elimination of any Designated Revolving Commitments, in each case will be given effect, as if the same had occurred on the first day of the applicable Test Period) and, in the case of Indebtedness for all purposes as if such Indebtedness in the full amount of any undrawn Designated Revolving Commitments had been incurred thereunder ~~throughout~~on the date of such ~~period~~establishment; provided, however, that at the election of the Borrower, the pro forma calculation will not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described in Section 7.02(b).
(5)    If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or applicable Restricted Subsidiary may designate.
(6)    Notwithstanding anything to the contrary in this Section 1.07 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into, no pro forma effect shall be given to any discontinued operations (and the Run-Rate Adjusted EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.
(7)    Any determination of Total Assets shall be made by reference to the last day of the Test Period most recently ended for which internal financial statements of the Borrower are available (as determined in good faith by the Borrower) on or prior to the relevant date of determination.
(8)    Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (a) calculating any applicable ratio, Consolidated Net Income or Run-Rate Adjusted EBITDA in connection with incurrence of Indebtedness, the creation of Liens, the making of any Asset Sale, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted or the repayment of Indebtedness, (b) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom, (c) determining compliance with any provision of this Agreement which requires compliance with any representations and warranties set forth herein or (d) the satisfaction of all other conditions precedent to the incurrence with of Indebtedness, the creation of Liens, the making of any disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted or the repayment of Indebtedness, in each case in connection with a Limited Condition Acquisition, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the satisfaction of any other conditions shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”). If on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such ratios and other provisions are calculated as if such Limited Condition Acquisition or other transactions had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date for which financial statements are available, the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to Section 8.01(1), or, solely with respect to the Borrower, Section 8.01(6), shall be continuing on the date such Limited Condition Acquisition is consummated. For the avoidance of doubt, (i) if any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Run-Rate Adjusted EBITDA or other components of such ratio) or other provisions at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions, unless on such date an Event of Default pursuant to Section 8.01(1) or 8.01(6) shall be continuing. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or Basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or Basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) had been consummated on the LCA Test Date; provided that for purposes of any such calculation of the Fixed Charge Coverage Ratio, Consolidated Interest Expense will be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Acquisition based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith. Notwithstanding anything in this Agreement or any Loan Document to the contrary, if the Borrower or its Restricted Subsidiaries (x) incurs Indebtedness, creates Liens, makes Asset Sales, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness in connection with any Limited Condition Acquisition under a ratio-based Basket and (y) incurs Indebtedness, creates Liens, makes Asset Sales, Investments or Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness in connection with such Limited Condition Acquisition under a non-ratio-based Basket (which shall occur within five Business Days of the events in clause (x) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based Basket without regard to any such action under such non-ratio-based Basket made in connection with such Limited Condition Acquisition.
SECTION 1.08    Available Amount Transaction. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount specified in Section 7.05(a) immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously, i.e., each transaction must be permitted under Section 7.05(a) as so calculated.
SECTION 1.09    Guaranties of Hedging Obligations. Notwithstanding anything else to the contrary in any Loan Document, no non-Qualified ECP Guarantor shall be required to guarantee or provide security for Excluded Swap Obligations, and any reference in any Loan Document with respect to such non-Qualified ECP Guarantor guaranteeing or providing security for the Obligations shall be deemed to be all Obligations other than the Excluded Swap Obligations.
SECTION 1.10    Currency Generally.
(1)    The Administrative Agent shall determine the Dollar Amount of each Revolving Loan denominated in an Alternative Currency and L/C Obligation in respect of Letters of Credit denominated in an Alternative Currency (a) as of the first day of each Interest Period applicable thereto and (b) as of the end of each fiscal quarter of the Borrower, and shall promptly notify the Borrower and the Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Exchange Rate (i) on the date of the related Request for Credit Extension for purposes of the initial such determination for any Revolving Loan or Letter of Credit and (ii) on the fourth Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.
(2)    If after giving effect to any such determination of a Dollar Amount, the Total Revolving Outstandings exceed the aggregate amount of Revolving Commitments then in effect by 5.0% or more, the Borrower shall, within five Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay the applicable outstanding Dollar Amount of the Revolving Loans denominated in Alternative Currencies or take other action as the Administrative Agent, in its discretion, may direct (including Cash Collateralization of the applicable L/C Obligations in amounts from time to time equal to such excess) to the extent necessary to eliminate any such excess.
(3)    The Borrower shall determine in good faith the Dollar Amount of any utilization or other measurement denominated in a currency other than Dollars for purposes of compliance with any Basket. For purposes of determining compliance with any Basket under Article VII or VIII with respect to any amount expressed in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Basket utilization occurs or other Basket measurement is made (so long as such Basket utilization or other measurement, at the time incurred, made or acquired, was permitted hereunder). Except with respect to any ratio calculated under any Basket, any subsequent change in rates of currency exchange with respect to any prior utilization or other measurement of a Basket previously made in reliance on such Basket (as the same may have been reallocated in accordance with this Agreement) shall be disregarded for purposes of determining any unutilized portion under such Basket.
(4)    For purposes of determining the First Lien Net Leverage Ratio and the Total Net Leverage Ratio, the amount of Indebtedness and cash and Cash Equivalents shall reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.
SECTION 1.11    Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of the stated amount of such Letter of Credit in effect at such time after giving effect to any automatic reductions to such stated amount pursuant to the terms of the applicable Letter of Credit after the occurrence of any applicable condition (including the expiration of any applicable period); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuing Bank Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
SECTION 1.12    Division of Limited Liability Company. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
SECTION 1.13    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission, of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II
The Commitments and Borrowings
SECTION 2.01    The Loans.
(1)    Term Borrowings. Subject to (a) the terms and conditions set forth in Section 4.01 hereof, each Term Lender severally agrees to make to the Borrower on the Closing Date one or more Closing Date Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s Closing Date Term Commitment on the Closing Date, (b) the terms and conditions set forth in Amendment No. 8, each Term Lender severally agrees to make to the Borrower on the Amendment No. 8 Effective Date one or more 2021 Refinancing Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s 2021 Refinancing Term Loan Commitment on the Amendment No. 8 Effective Date and (c) the terms and conditions set forth in Amendment No. 11, each Term Lender severally agrees to make to the Borrower on the Amendment No. 11 Effective Date one or more New 2023 Refinancing Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s New 2023 Refinancing Term Loan Commitment on the Amendment No. 11 Effective Date. Amounts borrowed under this Section 2.01(1) and repaid or prepaid may not be reborrowed. The Closing Date Term Loans may be Base Rate Loans or SOFR Loans, as further provided herein.
(2)    Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans denominated in Dollars or one or more Alternative Currencies pursuant to Section 2.02 from its applicable Lending Office (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the period, with respect to each Class of the Revolving Facility, from in the case of the ~~2021-2~~2024 Initial Revolving Facility, the Amendment No. ~~9~~13 Effective Date, and in each case, until the Maturity Date with respect to such Class of the Revolving Facility, in an aggregate principal Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment under the applicable Class of the Revolving Facility; provided that after giving effect to any Revolving Borrowing, (a) the Total ~~2021-2~~2024 Initial Revolving Outstandings shall not exceed the aggregate ~~2021-2~~2024 Initial Revolving Commitments (b) the aggregate principal Dollar Amount of Total Revolving Outstandings denominated in Canadian Dollars will not exceed $~~25.0~~35.0 million and (c) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus, in the case of each Lender other than the Swing Line Lender, such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(2), prepay under Section 2.05 and reborrow under this Section 2.01(2). Revolving Loans may be Base Rate Loans, SOFR Loans or CORRA Loans, as further provided herein. For the avoidance of doubt, the parties hereto agree that each Revolving Borrowing (including Revolving Borrowings pursuant to Section 2.04(3)) shall be made on a ratable basis among all Classes of Revolving Commitments then in effect.
SECTION 2.02    Borrowings, Conversions and Continuations of Loans.
(1)    Each Term Borrowing, each Revolving Borrowing, each conversion of Term Loans or Revolving Loans from one Type to the other, and each continuation of SOFR Loans and CORRA Loans shall be made upon the Borrower’s irrevocable notice, on behalf of the Borrower, to the Administrative Agent (provided that the notice in respect of the initial Credit Extension, or in connection with any Permitted Acquisition or other transaction permitted under this Agreement, may be conditioned on the closing of the Merger or such Permitted Acquisition or other transaction, as applicable), which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m., New York time, (a) three (3) Business Days prior to the requested date of any Borrowing or continuation of SOFR Loans or CORRA Loans or any conversion of Base Rate Loans to SOFR Loans and (b) on the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in subclause (a) above may be delivered on or prior to the Closing Date in the case of the Closing Date Term Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(1) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Sections 2.14, 2.15 and 2.16, each Borrowing of, conversion to or continuation of SOFR Loans or CORRA Loans shall be in a principal Dollar Amount of $5.0 million or a whole multiple Dollar Amount of $1.0 million in excess thereof (provided that any continuation of SOFR Loans or CORRA Loans funded in an Available Currency other than Dollars may be for the entire Dollar Amount of such SOFR Loans or CORRA Loans then outstanding in such Available Currency). Except as provided in Sections 2.03(3), 2.14, 2.15 and 2.16, each Borrowing of or conversion to Base Rate Loans shall be in a principal Dollar Amount of $1.0 million or a whole multiple Dollar Amount of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify
(i)    whether the Borrower is requesting a Term Borrowing, a Revolving Borrowing, a conversion of Term Loans or Revolving Loans from one Type to the other or a continuation of SOFR Loans or CORRA Loans,
(ii)    the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii)    the principal amount of Loans to be borrowed, converted or continued,
(iv)    in the case of Revolving Loans, the currency in which the Revolving Loans to be borrowed are to be denominated,
(v)    the Class and Type of Loans to be borrowed or to which existing Term Loans or Revolving Loans are to be converted,
(vi)    if applicable, the duration of the Interest Period with respect thereto and
(vii)    wire instructions of the account(s) to which funds are to be disbursed.
If the Borrower fails to specify a Type of Loan to be made in a Committed Loan Notice, then the applicable Loans shall be made as SOFR Loans with an Interest Period of one (1) month. If the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as the same Type of Loan, which if a SOFR Loan or CORRA Loan, shall have a one-month Interest Period. Any such automatic continuation of SOFR Loans or CORRA Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans or CORRA Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of SOFR Loans or CORRA Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. If no currency is specified in a Committed Loan Notice for Revolving Borrowings, the requested Borrowing shall be in Dollars.
(2)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation of SOFR Loans or CORRA Loans or continuation of Loans described in Section 2.02(1). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than, in the case of Borrowing on the Closing Date, 10:00 a.m., New York time, and otherwise 2:00 p.m., New York time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01 for the Borrowing on the Closing Date, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (a) crediting the account(s) of the applicable Borrower on the books of the Administrative Agent with the amount of such funds or (b) wire transfer of such funds, in each case in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Administrative Agent; provided that if on the date the Committed Loan Notice with respect to a Borrowing under a Revolving

Facility is given by the Borrower (other than with respect to the Closing Date Revolving Borrowing), there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing and second, to the Borrower as provided above.
(3)    Except as otherwise provided herein, a SOFR Loan or a CORRA Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan or CORRA Loan, unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent at the direction of the Required Revolving Lenders or the Required Facility Lenders (as applicable) under the applicable Facility may require by notice to the Borrower that no Loans under such Facility may be converted to or continued as SOFR Rate Loans or CORRA Loans.
(4)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for SOFR Loans and CORRA Loans upon determination of such interest rate. The determination of the Term SOFR and Term CORRA by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(5)    After giving effect to all Term Borrowings, all Revolving Borrowings, all conversions of Term Loans or Revolving Loans from one Type to the other, and all continuations of Term Loans or Revolving Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment, a Refinancing Amendment, an Extension Amendment or an amendment in respect of Replacement Loans, the number of Interest Periods otherwise permitted by this Section 2.02(5) shall increase by three (3) Interest Periods for each applicable Class so established.
(6)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(7)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m., New York time, on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (2) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(7) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such Borrowing or interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.03    Letters of Credit.
(1)    The Letter of Credit Commitments.
(a)    Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.03, (A) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit at sight denominated in Dollars or another Available Currency for the account of the Borrower or a Restricted Subsidiary (provided that any such Letter of Credit may be for the benefit of Holdings or any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(2), and (B) to honor drawings under the Letters of Credit and (ii) the Revolving Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no Issuing Bank shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Exposure of any Revolving Lender would exceed such Lender’s Revolving Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the L/C Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. In accordance with Section 2.03(8), all Existing Letters of Credit shall be deemed to have been issued pursuant to this Section 2.03(1) (except that the provisions of 2.03(7) shall not apply to such deemed issuance on the Closing Date).
(b)    An Issuing Bank shall be under no obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such Issuing Bank is not otherwise compensated hereunder);
(ii)    subject to Section 2.03(2)(c), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (A) each Appropriate Lender has approved of such expiration date or (B) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank;
(iii)    the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless (A) each Appropriate Lender has approved of such expiration date or (B) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank;
(iv)    the issuance of such Letter of Credit would violate any policies of such Issuing Bank applicable to letters of credit generally; or
(v)    any Revolving Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing

Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.17(1)(d)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(c)    An Issuing Bank shall be under no obligation to amend any Letter of Credit if (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(2)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(a)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an Issuing Bank (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the relevant Issuing Bank and the Administrative Agent not later than 12:00 p.m., New York time, at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be, or, in each case, such later date and time as the relevant Issuing Bank may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the relevant Issuing Bank:
(i)    the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
(ii)    the amount thereof;
(iii)    the expiry date thereof;
(iv)    the name and address of the beneficiary thereof;
(v)    the documents to be presented by such beneficiary in case of any drawing thereunder;
(vi)    the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder;
(vii)    the Available Currency in which the requested Letter of Credit to be issued will be denominated; and
(viii)    such other matters as the relevant Issuing Bank may reasonably request.
In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the relevant Issuing Bank:
(A)    the Letter of Credit to be amended;
(B)    the proposed date of amendment thereof (which shall be a Business Day);
(C)    the nature of the proposed amendment; and
(D)    such other matters as the relevant Issuing Bank may reasonably request.

(b)    Promptly after receipt of any L/C Application, the relevant Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or, if applicable, any Restricted Subsidiary of the Borrower) or enter into the applicable amendment, as the case may be. Subject to Section 2.03(16), immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Letter of Credit. For the avoidance of doubt, each risk participation in a Letter of Credit shall be made on a ratable basis among all Classes of Revolving Commitments then in effect. In furtherance of the foregoing, on the Amendment No. 6 Effective Date (after giving effect to Amendment No. 6) the risk participations in the Letters of Credit outstanding on such date shall be reallocated amongst the Revolving Lenders such that, after giving effect to such reallocation, each Revolving Lender shall hold risk participations in each such Letter of Credit equal to such Revolving Lender’s Pro Rata Share of the Revolving Facility (after giving effect to Amendment No. 6). Upon a Maturity Date under any Class of the Revolving Facility (other than the tranche with the latest Maturity Date of all Revolving Facilities then in effect), provided that no Default or Event of Default shall have occurred and be continuing, the aggregate amount of participations in Letters of Credit held by Revolving Lenders in respect of the Class of Revolving Commitments terminating on such Maturity Date shall be reallocated to the Revolving Lenders holding Revolving Commitments of each other Class of Revolving Commitments then in effect, such that, upon such reallocation, the participation of each remaining Revolving Lender in outstanding Letters of Credit shall be in proportion to its respective Pro Rata Share; provided that in no event shall such reallocation result in the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans exceeding such Lender’s Revolving Commitment. If, on the Maturity Date with respect to any Class of the Revolving Facility, the reallocation described above cannot, or can only partially, be effected with respect to any outstanding Letter of Credit as a result of the limitations set forth herein, the Borrower shall, in accordance with Section 2.03(7), Cash Collateralize the portion of any such Letter of Credit that cannot be so reallocated.
(c)    If the Borrower so requests in any applicable L/C Application, the relevant Issuing Bank shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the relevant Issuing Bank and the Borrower at the time such Letter of Credit is issued. Unless otherwise agreed in such Letter of Credit, the Borrower shall not be required to make a specific request to the relevant Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the applicable L/C Expiration Date, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank; provided that the relevant Issuing Bank shall not permit any such extension if (i) the relevant Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(1)(b) or otherwise) or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 will not be satisfied on the applicable date of the Credit Extension.

(d)    Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(3)    Drawings and Reimbursements; Funding of Participations.
(a)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant Issuing Bank shall promptly notify the Borrower and the Administrative Agent thereof (including the date on which such payment is to be made). Upon the same day of any payment by an Issuing Bank under a Letter of Credit with notice to the Borrower (each such date, an “Honor Date”), the Borrower shall reimburse, or cause to be reimbursed, such Issuing Bank through the Administrative Agent in an amount equal to the Dollar Amount of such drawing; provided that if such reimbursement is not made on the date of drawing, the Borrower shall pay interest to the relevant Issuing Bank on such amount at the rate applicable to Base Rate Loans (without duplication of interest payable on L/C Borrowings). The relevant Issuing Bank shall notify the Borrower of the Dollar Amount of the drawing promptly following the determination or revaluation thereof. If the Borrower fails to so reimburse, or cause to be reimbursed, such Issuing Bank by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the Dollar Amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, in the case of an Unreimbursed Amount under a Letter of Credit, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the requirements for the amount of the unutilized portion of the Revolving Commitments under the applicable Revolving Facility of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 2.03(3)(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. For the avoidance of doubt, the parties hereto agree that each L/C Borrowing shall be made on a ratable basis among all Classes of Revolving Commitments then in effect.
(b)    Each Appropriate Lender (including any Lender acting as an Issuing Bank) shall upon any notice pursuant to Section 2.03(3)(a) make funds available to the Administrative Agent for the account of the relevant Issuing Bank in Dollars at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(3)(c), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant Issuing Bank.
(c)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to the ~~2021-2~~2024 Initial Revolving Loans. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant Issuing Bank pursuant to Section 2.03(3)(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(d)    Until each Appropriate Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(3) to reimburse the relevant Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant Issuing Bank.
(e)    Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(3), shall be absolute and unconditional and shall not be affected by any circumstance, including
(i)    any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant Issuing Bank, the Borrower or any other Person for any reason whatsoever;
(ii)    the occurrence or continuance of a Default; or
(iii)    any other occurrence, event or condition, whether or not similar to any of the foregoing;
provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(3) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.
(f)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the relevant Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(3) by the time specified in Section 2.03(3)(b), such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(3)(d) shall be conclusive absent manifest error.
(4)    Repayment of Participations.
(a)    If, at any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(3), the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the Dollar Amount received by the Administrative Agent.
(b)    If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.03(3)(a) or Section 2.03(3)(b) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Obligations of the Revolving Lenders under this

Section 2.03(4)(b) shall survive the payment in full of the Obligations and the termination of this Agreement.
(5)    Obligations Absolute. The obligation of the Borrower to reimburse the relevant Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(a)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(b)    the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(c)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(d)    any payment by the relevant Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(e)    any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or
(f)     any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by acts or omissions by such Issuing Bank constituting gross negligence, bad faith or willful misconduct on the part of such Issuing Bank as determined in a final and non-appealable judgment by a court of competent jurisdiction.
(6)    Role of Issuing Banks. The Issuing Bank shall be entitled to rely upon, and shall be fully protected in relying upon, any note, writing, resolution, notice, statement, certificate or facsimile message, order or other document or telephone message signed, sent or made by any Person that the Issuing Bank reasonably believed to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Issuing Bank (which may include, at the Issuing Bank’s option, counsel of the Administrative Agent or the Borrower). Each Lender and the Borrower agrees that, in paying any drawing under a Letter of Credit, the relevant Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, any Related Person of such Issuing Banks, nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for
(a)    any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Revolving Lenders or the Required Lenders, as applicable;
(b)    any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or
(c)    the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Application.
Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, any Related Persons of such Issuing Banks, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (a) through (f) of Section 2.03(5); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct, bad faith or gross negligence or such Issuing Bank’s willful or grossly negligent, or bad faith, failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each Issuing Bank, its Related Persons and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ willful misconduct, bad faith or gross negligence or such Issuing Bank’s willful or grossly negligent, or bad faith, failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction) that such indemnitees may suffer or incur in connection with this Section 2.03 or any action taken or omitted to be taken by such indemnitees hereunder.
(7)    Cash Collateral. Subject to Section 2.17(1)(d), if,
(a)    as of any L/C Expiration Date, any applicable Letter of Credit issued for the account of the Borrower or any Restricted Subsidiary may for any reason remain outstanding and partially or wholly undrawn,
(b)    any Event of Default occurs and is continuing and the Administrative Agent upon the direction of the Required Revolving Lenders, as applicable, may require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or
(c)    an Event of Default set forth under Section 8.01(6) occurs and is continuing,

the Borrower will Cash Collateralize, or cause to be Cash Collateralized, the then Outstanding Amount of all relevant L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the applicable L/C Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. on (i) in the case of the immediately preceding clauses (a) or (b), (x) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 p.m. or (y) if clause (x) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (ii) in the case of the immediately preceding clause (c), the Business Day on which an Event of Default set forth under Section 8.01(6) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the applicable Issuing Bank, the Borrower will Cash Collateralize all Fronting Exposure (after giving effect to Section 2.17(1)(d) and any Cash Collateral provided by the Defaulting Lender). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders of the applicable Facility, a security interest in all such Cash Collateral. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents selected by the Administrative Agent in its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Loan Parties or the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all relevant L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay, or cause to be paid, to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (A) such aggregate Outstanding Amount over (B) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant Issuing Bank. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such relevant L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall promptly be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(7) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, the amount of any Cash Collateral pledged to Cash Collateralize such Letter of Credit shall promptly be refunded to the Borrower. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Loan Parties or the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(8)    Existing Letters of Credit. Subject to the terms and conditions hereof, (a) Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit outstanding on the Closing Date or (b) all letters of credit issued for the account of the Borrower or any Restricted Subsidiary and outstanding on the Closing Date and issued by an entity that is an Issuing Bank under this Agreement, which, by its execution of this Agreement, has agreed to act as an Issuing Bank hereunder and is listed on Schedule 2.03(8) (each, an “Existing Letter of Credit”) shall automatically be continued hereunder on the Closing Date by such Issuing Bank, and as of the Closing Date the Revolving Lenders shall acquire a participation therein as if such Existing Letter of Credit were issued hereunder, and each such Existing Letter of Credit shall be deemed a Letter of Credit for all purposes of this Agreement as of the Closing Date without any further action by the Borrower.
(9)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender for the applicable Revolving Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate set forth in the “Term SOFR, Term CORRA and Letter of Credit Fees” column of the chart in the definition of “Applicable Rate” with respect to such Class of the Revolving Facility times the daily maximum Dollar Amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount decreases or increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such

Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(1)(d), with the balance of such fee, if any, payable to the applicable Issuing Bank for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, with respect to each Revolving Lender, on the L/C Expiration Date with respect to the Class of Revolving Commitments of such Revolving Lender and thereafter on demand. If there is any change in the Applicable Rate set forth in the “Term SOFR, Term CORRA and Letter of Credit Fees” column with respect to a Class of the Revolving Facility of the chart in the definition of “Applicable Rate” during any calendar quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate with respect to such Class of the Revolving Facility separately for each period during such calendar quarter that such Applicable Rate was in effect.
(10)    Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks. The Borrower shall pay directly to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank equal to 0.25% per annum (or such other lower amount as may be mutually agreed by the Borrower and the applicable Issuing Bank) of the maximum Dollar Amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases or decreases periodically pursuant to the terms of such Letter of Credit) or such lesser fee as may be agreed with such Issuing Bank. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. In addition, the Borrower shall pay, or cause to be paid, directly to each Issuing Bank for its own account with respect to each Letter of Credit issued for the account of the Borrower or any Restricted Subsidiary the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(11)    Conflict with L/C Application. Notwithstanding anything else to the contrary in this Agreement or any L/C Application, in the event of any conflict between the terms hereof and the terms of any L/C Application, the terms hereof shall control.
(12)    Addition of an Issuing Bank. There may be one or more Issuing Banks under this Agreement from time to time. After the Closing Date, a Revolving Lender reasonably acceptable to the Borrower and the Administrative Agent may become an additional Issuing Bank hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank.
(13)    Provisions Related to Extended Revolving Commitments. If the L/C Expiration Date in respect of any Class of Revolving Commitments occurs prior to the expiry date of any Letter of Credit, then (a) if consented to by the Issuing Bank which issued such Letter of Credit, if one or more other Classes of Revolving Commitments in respect of which the L/C Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.03(3) and (4)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (b) to the extent not reallocated pursuant to immediately preceding clause (a) and unless provisions reasonably satisfactory to the applicable Issuing Bank for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable Issuing Bank undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be backstopped by a “back to back” letter of credit reasonably satisfactory to the applicable Issuing Bank or the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(7).
(14)    Letter of Credit Reports. For so long as any Letter of Credit issued by an Issuing Bank is outstanding, such Issuing Bank shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit R, appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank.
(15)    Letters of Credit Issued for Holdings and Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Restricted Subsidiary of the Borrower, the Borrower shall be obligated to reimburse, or cause to be reimbursed, the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Holdings or such Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s businesses derives substantial benefits from the businesses of Holdings and such Restricted Subsidiaries.
SECTION 2.04    Swing Line Loans.
(1)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in its sole discretion and in its individual capacity, make revolving credit loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date and until the Maturity Date of the Revolving Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Commitment; provided that, after giving effect to any Swing Line Loan, the Revolving Exposure shall not exceed the aggregate Revolving Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan will be obtained or maintained as a Base Rate Loan (bearing interest at the Base Rate plus the Applicable Rate for Base Rate Loans under the ~~2021-2~~2024 Initial Revolving Facility) unless Swing Line Lender agrees to a lower interest rate; provided that (a) Swing Line Lender may not agree to a different rate if an Event of Default has occurred and is continuing and (b) upon the occurrence and during the continuance of an Event of Default under Section 8.01(1), the Swing Line Loans will, at the option of Swing Line Lender, bear interest on past due amounts at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable Laws. For the avoidance of doubt, each risk participation in a Swing Line Loan shall be made on a ratable basis among all Classes of Revolving Commitments then in effect.
(2)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender, which may be given in writing or by telephone. Each such notice must be received by the Swing Line Lender not later than 2:00 p.m., New York time, on the requested Borrowing date and shall specify (a) the amount to be borrowed, which shall be a minimum of $100,000 and (b) the requested Borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower, together with substantially simultaneous notice (by telephone or in writing) to the Administrative Agent. If the Swing Line Lender agrees to provide such requested Swing Line Borrowing, unless it has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) or it determines that (i) after giving effect to any Swing Line Loan, the Revolving Exposure will exceed the aggregate Revolving Commitment or (ii) one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m., New York time, on the Borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(3)    Repayment or Refinancing of Swing Line Loans.
(a)    The Borrower has the right to prepay all or a portion of any Swing Line Loan at any time without premium or penalty. The Swing Line Lender at any time in its sole and absolute discretion may request, by written notice to the Borrower, the Administrative Agent and the Revolving Lenders, on behalf of the Borrower (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans of the Borrower then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but not in excess of the unutilized portion of the aggregate Revolving Commitments and subject to the conditions set forth in Section 4.02; provided that, in the following circumstances, any such request shall also be deemed to have been given one Business Day prior to each of (i) the Maturity Date of the Revolving Facility, (ii) the occurrence of an Event of Default with respect to the Borrower under Section 8.01(6) or (iii) the acceleration of the Obligations or other exercise of remedies under Section 8.02 (each such borrowing made on account of any such deemed request under this Section 2.04(3)(a), a “Mandatory Swing Line Borrowing”). The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. New York time on the date specified in such Committed Loan Notice, whereupon, subject to Section 2.04(3)(b), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(b)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(3)(a) (including as a result of a proceeding under any Debtor Relief Law), the request for Base Rate Loans submitted by the relevant Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(a)(1) shall be deemed payment in respect of such participation; provided, that (i) all interest payable on the Swing Line Loans is for the account of Swing Line Lender until the date as of which the respective participation is purchased and (ii) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall pay Swing Line Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Swing Line Borrowing purchase occurs under this Agreement to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.
(c)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(3) by the time specified in Section 2.04(3)(a), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Revolving Lender pays such amount, the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.
(d)    Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(3) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever,

(ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(3) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay the applicable Swing Line Loans, together with interest as provided herein.
(4)    Repayment of Participations.
(a)    At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the relevant Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.
(b)    If any payment received by the relevant Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to such Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of a Swing Line Lender. The obligations of the Revolving Lenders under this clause (d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(5)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of any Swing Line Loan, interest in respect of such Pro Rata Share or other applicable share provided for under this Agreement shall be solely for the account of the Swing Line Lender.
(6)    Payments Directly to Swing Line Lender. Subject to Section 2.04(3)(a), the Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
(7)    Provisions Related to Extended Revolving Commitments. If the Maturity Date shall have occurred in respect of any Class of Revolving Commitments (the “Expiring Credit Commitment”) at a time when another Class or Classes of Revolving Commitments is or are in effect with a later Maturity Date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the Swing Line Lender, on the earliest occurring Maturity Date such Swing Line Loan shall be deemed reallocated to the Class or Classes of the Non-Expiring Credit Commitments on a pro rata basis; provided that (a) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(13)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid and (b) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment.
(8)    Addition of a Swing Line Lender. A Revolving Lender reasonably acceptable to the Borrower and the Administrative Agent may become an additional Swing Line Lender hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Lender (which agreement shall include the Swing Line Sublimit for such additional Swing Line Lender). The Administrative Agent shall notify the Revolving Lenders of any such additional Swing Line Lender.

~~(9)~~
SECTION 2.05    Prepayments.
(1)    Optional.
(a)    The Borrower may, upon notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and any Class or Classes of Revolving Loans in whole or in part without premium (except as set forth in Section 2.18) or penalty; provided that
(i)    such notice must be received by the Administrative Agent not later than 12:00 p.m., New York time, (A) three (3) Business Days prior to any date of prepayment of SOFR Loans and CORRA Loans and (B) on the date of prepayment of Base Rate Loans;
(ii)    any partial prepayment of SOFR Loans and CORRA Loans shall be in a principal amount of $2.0 million or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding;
(iii)    any prepayment of Base Rate Loans shall be in a principal amount of $1.0 million or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and
(iv)    any prepayment of Revolving Loans under the Revolving Facility shall be allocated to prepay the Revolving Loans outstanding under each Class of the Revolving Facility in effect on the date of such prepayment on a ratable basis.
Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid (and, for the avoidance of doubt, may indicate the prepayments by more than one Borrower on such date in such amounts so specified, which, individually, may be below any minimum or multiple, but which, in the aggregate amount on any given date, shall satisfy such minimum and multiple requirements). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a SOFR Loan or CORRA Loans shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(1), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.
(b)    [Reserved].
(c)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(1)(a) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed.
(d)    Each prepayment in respect of any Term Loans pursuant to this Section 2.05(1) may be applied to any Class of Term Loans as directed by the Borrower. Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity, including any remaining scheduled installments of principal). For the avoidance of doubt, the Borrower may (i) prepay Term Loans of any Term Loan Class pursuant to this Section 2.05 without any requirement to prepay Extended Term Loans that were converted or exchanged from such Term Loan Class and (ii) prepay Extended Term Loans pursuant to this Section 2.05 without any requirement to prepay any Term Loans that were converted or exchanged for such Extended Term Loans. In the event that the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among Term Loan Classes.
(e)    Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Event of Default has occurred and is continuing and (y) no proceeds of Revolving Loans are used for this purpose, any Borrower Party may (i) purchase outstanding Term Loans on a non-pro rata basis through open market purchases or (ii) prepay the outstanding Term Loans (which Term Loans shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such purchase or prepayment), which in the case of clause (ii) only shall be prepaid without premium or penalty on the following basis:
(A)    Any Borrower Party shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(1)(e) and without premium or penalty.
(B)    (1) Subject to the proviso to subsection (A) above, any Borrower Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice (or such shorter period as agreed by the Auction Agent) in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the applicable Borrower Party, to (x) each Term Lender or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(1)(e)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $1.0 million in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).
(2)    Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the Classes of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response

Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(3)    If there is at least one Discount Prepayment Accepting Lender, the relevant Borrower Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Classes of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the applicable Borrower Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the applicable Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(C)    (1) Subject to the proviso to subsection (A) above, any Borrower Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice (or such shorter period as agreed by the Auction Agent) in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Term Lender or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by such Borrower Party (it being understood that different Discount Ranges or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(1)(e)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $1.0 million in excess thereof and (IV) unless rescinded, each such solicitation by the applicable Borrower Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
(2)    The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Borrower Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).
(3)    If there is at least one Participating Lender, the relevant Borrower Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and Classes of such Term Lender to be prepaid at the Applicable Discount on such date and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Borrower Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the applicable Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(D)    (1) Subject to the proviso to subsection (A) above, any Borrower Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction

Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice (or such later notice specified therein); provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Term Lender or (y) each Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the applicable Borrower Party is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(1)(e)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $1.0 million in excess thereof and (IV) unless rescinded, each such solicitation by the applicable Borrower Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(2)    The Auction Agent shall promptly provide the relevant Borrower Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Borrower Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the applicable Borrower Party (the “Acceptable Discount”), if any. If the applicable Borrower Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Borrower Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the applicable Borrower Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the applicable Borrower Party by the Acceptance Date, such Borrower Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(3)    Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the consent of such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Borrower Party at the Acceptable Discount in accordance with this Section 2.05(1)(e)(D). If the applicable Borrower Party elects to accept any Acceptable Discount, then such Borrower Party agrees to accept all Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable

Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The applicable Borrower Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Borrower Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the Classes of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(E)    In connection with any Discounted Term Loan Prepayment, the Borrower Parties and the Term Lenders acknowledge and agree that the Auction Agent may require, as a condition to the applicable Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Borrower Party to such Auction Agent for its own account in connection therewith.
(F)    If any Term Loan is prepaid in accordance with subsections (B) through (D) above, a Borrower Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Borrower Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 12:00 p.m., New York time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the relevant Class(es) and Lenders as specified by the applicable Borrower Party in the applicable offer. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(1)(e) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective applicable share as calculated by the Auction Agent in accordance with this Section 2.05(1)(e). The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(1)(e), the relevant Borrower Party shall make a representation to the assigning or assignee Term Lenders, as applicable, that it does not possess material non-public information with respect to the Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders that have elected not to receive such information) or shall make a statement that such representation cannot be made.
(G)    To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(1)(e), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Borrower Party.
(H)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(1)(e), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next succeeding Business Day.
(I)    Each of the Borrower Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(1)(e) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(1)(e) as well as activities of the Auction Agent.
(J)    Each Borrower Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(1)(e) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).
(2)    Mandatory.
(a)    Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(1) and the related Compliance Certificate has been delivered pursuant to Section 6.02(1), commencing with delivery of financial statements for the fiscal year ended December 31, 2016, the Borrower shall, subject to clauses (f) and (g) of this Section 2.05(2), prepay, or cause to be prepaid, an aggregate principal amount of Term Loans equal to 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow in excess of $~~15.0~~25.0 million (the “De Minimus ECF Amount”), if any, for the fiscal year covered by such financial statements minus the sum of:
(i)    all voluntary prepayments of
~~(i)~~  Term Loans made pursuant to Sections 2.05(1)(a) and 2.05(1)(e) (in an amount, in the case of prepayments pursuant to Section 2.05(1)(e), equal to the discounted amount actually paid in respect of the principal amount of such Term Loans and only to the extent that such Loans have been cancelled),

(ii)    ~~The~~all voluntary prepayments of the Secured Notes, Pari Passu Lien Debt, Credit Agreement Refinancing Indebtedness or Permitted Incremental Equivalent Debt, in each case to the extent secured in whole or in part on a pari passu basis with the Closing Date Term Loans ~~and~~ (including those made through debt buybacks and in the case of below-par repurchases in an amount equal to the discounted amount actually paid in cash in respect of such below-par repurchase),
(iii)    all voluntary prepayment of Junior Lien Debt or Indebtedess that is unsecured (including those made through debt buybacks and in the case of below-par repurchases in an amount equal to the discounted amount actually paid in cash in respect of such below-par repurchase),
(iv)    ~~(iii)~~ all voluntary prepayments of Revolving Loans, Refinancing Revolving Loans or loans under any other revolving facility that is secured, in whole or in part, on a pari passu basis with the Revolving Loans (in each case of this clause (iii), to the extent accompanied by a permanent reduction in the corresponding Revolving Commitments or other revolving commitments), ~~in~~
(v)    the amount of Capital Expenditures made in cash,
(vi)    the amount of Permitted Investments made in cash and not received by the Borrower or any Restricted Subsidiary, and
(vii)    the amount of Restricted Payments permitted pursuant to Section 7.05 made in cash and not received by the Borrower or any Restricted Subsidiary, in the case of each of the immediately preceding clauses (i)~~,~~ through (~~ii) and (iii~~vii), made during such fiscal year (without duplication of any prepayments in such fiscal year that reduced the amount of Excess Cash Flow required to be repaid pursuant to this Section 2.05(2)(a) for any prior fiscal year) or after the end of such fiscal year-end but prior to the date a prepayment pursuant to this Section (2)(a) is required to be made in respect of such fiscal year and in each case to the extent such ~~prepayments~~payments are not funded with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities); provided that the ECF Percentage for any fiscal year shall be (x) 25% if the First Lien Net Leverage Ratio as of the end of such fiscal year was less than or equal to ~~3.50~~2.75 to 1.00 and greater than ~~3.00~~2.25 to 1.00 and (y) 0% if the First Lien Net Leverage Ratio as of the end of such fiscal year was less than or equal to ~~3.00~~2.25 to 1.00; provided further that:
(A)    if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary) is required to Discharge Other Applicable Indebtedness with Other Applicable ECF pursuant to the terms of the documentation governing such Indebtedness, then the Borrower (or any Restricted Subsidiary) may apply such Excess Cash Flow on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness requiring such Discharge at such time);
(B)    the portion of such Excess Cash Flow allocated to the Other Applicable Indebtedness shall not exceed the amount of such Other Applicable ECF required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Excess Cash Flow shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(2)(a) shall be reduced accordingly; and
(C)    to the extent the lenders or holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid with such portion of Excess Cash Flow, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans to the extent required in accordance with the terms of this Section 2.05(2)(a)~~.~~; and
(D)    to the extent that the payment required to be made pursuant to this Section 2.05(2)(a) in any fiscal year is less than the De Minimus ECF Amount, the amount by which such required payment is less than the De Minimus ECF Amount shall be carried forward to succeeding fiscal years to be deducted from the amount required to be prepaid pursuant to this 2.05(2)(a).
(b)    (i) If (x) the Borrower or any ~~Restricted Subsidiary~~Loan Party makes an Asset Sale or (y) any Casualty Event occurs, which results in the realization or receipt by the Borrower or such ~~Restricted Subsidiary~~Loan Party of Net Proceeds, the Borrower shall prepay, or cause to be prepaid, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Borrower or such ~~Restricted Subsidiary~~Loan Party of such Net Proceeds, subject to clause (ii) of this Section 2.05(2)(b) and clauses (2)(g) and (g) of this Section 2.05, an aggregate principal amount of Term Loans equal to 100% (such percentage as it may be reduced as described below, the “Disposition Percentage”) of all Net Proceeds realized or received; provided that (I) the Disposition Percentage shall be (x) 50% if the First Lien Net Leverage Ratio as of the end of the fiscal year covered by such financial statements was less than or equal to 2.50 to 1.00 and greater than 2.00 to 1.00 and (y)  0% if the First Lien Net Leverage Ratio as of the end of the fiscal year covered by such financial statements was less than or equal to 2.00 to 1.00 and (II) no prepayment shall be required pursuant to this Section 2.05(2)(b)(i) with respect to such portion of such Net Proceeds that the Borrower intends to reinvest (or entered into a binding commitment to reinvest) in accordance with Section 2.05(2)(b)(ii); provided further that
(A)    if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary) is required to Discharge any Other Applicable Indebtedness with Other Applicable Net Proceeds pursuant to the terms of the documentation governing such Indebtedness, then the Borrower (or any Restricted Subsidiary) may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness requiring such Discharge at such time);
(B)    the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Other Applicable Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans (in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(2)(b)(i) shall be reduced accordingly; and
(C)    to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid with such portion of such Net Proceeds, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided further that no prepayment shall be required pursuant to this Section 2.05(2)(b)(i) with respect to such portion of such Net Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest (or entered into a binding commitment to reinvest) in accordance with Section 2.05(2)(b)(ii).
(ii)    With respect to any Net Proceeds realized or received with respect to any Asset Sale or any Casualty Event, the Borrower or any Restricted Subsidiary, at its option, may reinvest all or any portion of such Net Proceeds in assets useful for their business within (x) eighteen (18) months following receipt of such Net Proceeds or (y) if the Borrower or any Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Proceeds within eighteen (18) months following receipt thereof, within the later of (A) eighteen (18) months following receipt thereof and (B) one hundred eighty (180) days of the date of such legally binding commitment; provided that if any Net Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, and subject to clauses (g) and (h) of this Section 2.05(2), an amount equal to any such Net Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.
(c)    (i) If the Borrower or any Restricted Subsidiary enters into a Specified Operating Facility Sale-Leaseback Transaction, which results in the receipt by the Borrower or such Restricted Subsidiary of Specified Sale-Leaseback Net Proceeds, the Borrower shall prepay (or cause to be prepaid) on or prior to the date which is ten (10) Business Days after the date of receipt of such Specified Sale-Leaseback Net Proceeds an aggregate principal amount of Term Loans equal to 100.0% of such Specified Sale-Leaseback Net Proceeds; provided that if the Borrower elects to make a Restricted Payment under Section 7.05(b)(24), the Borrower will only be required to prepay (or cause to be prepaid) an aggregate principal amount of Term Loans equal to 60% of such Specified Sale-Leaseback Net Proceeds; provided, further that, unless Borrower elects to make a Restricted Payment under Section 7.05(b)(24), no prepayment shall be required pursuant to this Section 2.05(2)(c)(i) with respect to such portion of such Specified Sale-Leaseback Net Proceeds that the Borrower intends to reinvest (or has entered into a binding commitment to reinvest) in accordance with Section 2.05(2)(c)(ii); provided further that
(A)    if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary) is required to Discharge any Other Applicable Indebtedness with Other Applicable Specified Sale-Leaseback Net Proceeds pursuant to the terms of the documentation governing such Indebtedness, then the Borrower (or any Restricted Subsidiary) may apply such Specified Sale-Leaseback Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness requiring such Discharge at such time);
(B)    the portion of such Specified Sale-Leaseback Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Other Applicable Specified Sale-Leaseback Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Specified Sale-Leaseback Net Proceeds shall be allocated to the Term Loans (in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(2)(c)(i) shall be reduced accordingly; and
(C)    to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid with such portion of such Specified Sale-Leaseback Net Proceeds, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided further that no prepayment shall be required pursuant to this Section 2.05(2)(c)(i) with respect to such portion of such Specified Sale-Leaseback Net Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest (or its having entered into a binding commitment to reinvest) in accordance with Section 2.05(2)(c)(ii).
(ii)    With respect to any Specified Sale-Leaseback Net Proceeds realized or received with respect to any Specified Operating Facility Sale-Leaseback Transaction, the Borrower or any Restricted Subsidiary, at its option, may reinvest all or any portion of such Specified Sale-Leaseback Net Proceeds in assets useful for their business ~~(provided that, during the Covenant Modification Period, such reinvestment shall be limited to assets of the Loan Parties useful for their business)~~ within (x) eighteen (18) months following receipt of such Specified Sale-Leaseback Net Proceeds or (y) if the Borrower or any Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Proceeds within eighteen (18) months following receipt thereof, within the later of (A) eighteen (18) months following receipt thereof and (B) one hundred eighty (180) days of the date of such legally binding commitment; provided that if any Specified Sale-Leaseback Net Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, and subject to clauses (g) and (h) of this Section 2.05(2), an amount equal to any such Specified Sale-Leaseback Net Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Specified Sale-Leaseback Net Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.
(iii)    If the Borrower or any Restricted Subsidiary enters into a Specified Other Sale-Leaseback Transaction, which results in the receipt by the Borrower or such Restricted Subsidiary of Specified Sale-Leaseback Net Proceeds and the Borrower elects to make a Restricted Payment under Section 7.05(b)(24) the Borrower shall prepay (or cause to be prepaid) substantially concurrently with the making of such Restricted Payment an aggregate principal amount of Loans equal to 60% of such Specified Sale-Leaseback Net Proceeds.
(d)    If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness (A) not expressly permitted to be incurred or issued pursuant to Section 7.02 or (B) that constitutes Credit Agreement Refinancing Indebtedness or Refinancing Loans, the Borrower shall prepay, or cause to be prepaid, an aggregate principal amount of Term Loans of any Class or Classes (in each case, as directed by the Borrower) equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrower or such Restricted Subsidiary of such Net Proceeds.
(e)    Except as otherwise set forth in any Refinancing Amendment, Extension Amendment or Incremental Amendment,
(i)    each prepayment of Term Loans required by Sections 2.05(2)(a) through (d) shall be applied to each Class of Term Loans then outstanding on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with any other Term Loans (in each case, other than pursuant to a refinancing or with respect to greater than pro rata payments to an earlier maturing tranche);
(ii)    with respect to each Class of Loans (other than Revolving Loans), each prepayment pursuant to clauses (a) through (d) of Section 2.05(2) shall be applied to remaining scheduled installments of principal thereof following the date of prepayment as directed by the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity); and
(iii)    each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment;
provided that with respect to the allocation of such prepayments under this clause (e) between a Class of existing Loans and a Class of Extended Loans, the Borrower may allocate such prepayments as the Borrower may specify, subject to the limitation that the Borrower may not allocate to such Extended Loans any such mandatory prepayment (other than in the case of a refinancing of Extended Loans) unless such prepayment under this clause (e) is accompanied by at least a pro rata prepayment, based upon the applicable remaining scheduled installments of principal due in respect thereof, of the Term Loans of the same Class, if any, from which such Extended Loans were converted or exchanged (or such Term Loans of the existing Loan Class have otherwise been repaid in full).
(f)
(i)    Subject to Section 1.10(2), if for any reason (x) the aggregate Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations at any time exceeds the aggregate Revolving Commitments then in effect, the Borrower shall promptly prepay Revolving Loans and Swing

Line Loans or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(2)(f) unless after the prepayment in full of the Revolving Loans and Swing Line Loans (as applicable) such aggregate Outstanding Amount of L/C Obligations exceeds the aggregate Revolving Commitments then in effect and (y) the aggregate Outstanding Amount of ~~2021-2~~2024 Initial Revolving Loans at any time exceeds the aggregate ~~2021-2~~2024 Initial Revolving Commitments then in effect, the Borrower shall promptly prepay ~~2021-2~~2024 Initial Revolving Loans in an aggregate amount equal to such excess.
(ii)    ~~During the Covenant Modification Period, if as of the last Business Day of any calendar month, the aggregate amount of cash and Cash Equivalents of the Loan Parties (other than cash and Cash Equivalents held in Excluded Covenant Accounts) exceeds $100,000,000, the Borrower shall, within 5 Business Days of the end of such calendar month, promptly repay (without a corresponding reduction in the Revolving Commitments) Revolving Loans and Swing Line Loans (as applicable), in an aggregate principal amount equal to the lesser of (A) such excess and (B) the aggregate principal of any Revolving Loans and Swing Line Loans outstanding.~~[Reserved].
(g)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (a) through (c) of this Section 2.05(2) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment or other applicable share provided for under this Agreement. Each Term Lender may reject all or a portion of its Pro Rata Share, or other applicable share provided for under this Agreement, of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (a) and (b) of this Section 2.05(2) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m., New York time, two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining shall be retained by the Borrower (or the applicable Restricted Subsidiary) and may be applied by the Borrower or such Restricted Subsidiary in any manner not prohibited by this Agreement.
(h)    Notwithstanding any other provisions of this Section 2.05(2), (A) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(2)(b) (a “Foreign Asset Sale”), the Net Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), the Specified Sale-Leaseback Net Proceeds of any Specified Sale Leaseback Transaction by a Foreign Subsidiary (a “Foreign Sale-Leaseback”) or all or a portion of Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(2) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow is permitted under the applicable local law such repatriation will be promptly effected and an amount equal to such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term

Loans pursuant to this Section 2.05(2) to the extent otherwise provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any or all or the Net Proceeds of any Foreign Asset Sale or Foreign Casualty Event, the Specified Sale-Leaseback Net Proceeds of any Foreign Sale-Leaseback or Excess Cash Flow would have an adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow, the Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary.
(i)    Interest, Funding Losses, etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a SOFR Loan or CORRA Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such SOFR Loan or CORRA Loan pursuant to Section 3.05.
Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of SOFR Loans or CORRA Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such SOFR Loan or CORRA Loan prior to the last day of the Interest Period therefor, the Borrower may, in its discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement
SECTION 2.06    Termination or Reduction of Commitments.
(1)    Optional. The Borrower may, upon written notice by the Borrower to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that
(a)    any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction,
(b)    any such partial reduction shall be in an aggregate amount of $5.0 million or any whole multiple of $1.0 million in excess thereof or, if less, the entire amount thereof,
(c)    the Borrower shall not terminate or reduce the ~~2021-2~~2024 Initial Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total ~~2021-2~~2024 Initial Revolving Outstandings would exceed the ~~2021-2~~2024 Initial Revolving Facility; and
(d)    if, after giving effect to any reduction of the Commitments, the L/C Sublimit or Swing Line Sublimit exceeds the amount of the Revolving Facility, such sublimit shall be automatically reduced by the amount of such excess.
Except as provided above, the amount of any such Revolving Commitment reduction shall not be applied to the L/C Sublimit or Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(2)    Mandatory. Each of (i) the Closing Date Term Commitment of each Term Lender on the Closing Date, (ii) the 2021 Refinancing Term Loan Commitment of each 2021 Refinancing Term Lender on the Amendment No. 8 Effective Date and (iii) the New 2023 Refinancing Term Loan Commitment of each New 2023 Refinancing Term Lender on the Amendment No. 11 Effective Date, shall be automatically and permanently reduced to $0 upon the making of such Lender’s Closing Date Term Loans, 2021 Refinancing Term Loans or New 2023 Refinancing Term Loans, respectively, to the Borrower pursuant to Section 2.01(1). The Revolving Commitment of each Revolving Lender shall automatically and permanently terminate on the Maturity Date for the applicable Class of the Revolving Facility.
(3)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the L/C Sublimit, Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). Any commitment fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.
SECTION 2.07    Repayment of Loans.
(1)    Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders as follows:
(a)    on the last Business Day of each March, June, September and December, an aggregate principal amount equal to $2,125,000 (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05, including such prepayments made prior to the Amendment No. 11 Effective Date); and
(b) on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date. In connection with any Incremental Term Loans that constitute part of the same Class as the 2021 Refinancing Term Loans, the Borrower and the Administrative Agent shall be permitted to adjust the rate of prepayment in respect of such Class such that the Term Lenders holding 2021 Refinancing Term Loans comprising part of such Class continue to receive a payment that is not less than the same dollar amount that such Term Lenders would have received absent the incurrence of such Incremental Term Loans. In connection with any Incremental Term Loans that constitute part of the same Class as the New 2023 Refinancing Term Loans, the Borrower and the Administrative Agent shall be permitted to adjust the rate of prepayment in respect of such Class such that the Term Lenders holding New 2023 Refinancing Term Loans comprising part of such Class continue to receive a payment that is not less than the same dollar amount that such Term Lenders would have received absent the incurrence of such Incremental Term Loans.
(2)    Revolving Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Class of the Revolving Facility the aggregate principal amount of all Revolving Loans under such Class of the Revolving Facility outstanding on such date.
(3)    Swing Line Loans. The Borrower shall repay the aggregate principal amount of each Swing Line Loan on the earlier to occur of (a) the date selected by Swing Line Lender and (b) the Maturity Date for the applicable Revolving Facility.
SECTION 2.08    Interest.
(1)    Subject to the provisions of Section 2.08(2), (a) each SOFR Loan and CORRA Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR or Adjusted Term CORRA for such Interest Period, respectively, plus the Applicable Rate, (b) each

Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate, plus the Applicable Rate and (c) each Swing Line Loan shall bear interest as provided in Section 2.04(1).
(2)    During the continuance of a Default under Section 8.01(1), the Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(3)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.09    Fees.
(1)    Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender under each Class of the Revolving Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the applicable Commitment Fee Rate with respect to such Class of the Revolving Facility times the actual daily amount by which the aggregate Revolving Commitment for the applicable Class of the Revolving Facility exceeds the sum of (a) the Outstanding Amount of Revolving Loans (for the avoidance of doubt, excluding any Swing Line Loans) for such Class of the Revolving Facility and (b) the Outstanding Amount of L/C Obligations for such Revolving Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender under such Class of the Revolving Facility during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments under any Class of the Revolving Facility of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Class of the Revolving Facility shall accrue at all times from the Closing Date until the Maturity Date for the applicable Class of the Revolving Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the last Business Day of September, 2015, and on the Maturity Date for such Class of the Revolving Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect.
(2)    Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
SECTION 2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(1), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.11    Evidence of Indebtedness.

(1)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent, as set forth in the Register, in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(2)    In addition to the accounts and records referred to in Section 2.11(1), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(3)    Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(1) and (2), and by each Lender in its account or accounts pursuant to Sections 2.11(1) and (2), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
SECTION 2.12    Payments Generally.
(1)    All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 2:00 p.m., New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. Any payments under this Agreement that are made later than 2:00 p.m., New York time, shall be deemed to have been made on the next succeeding Business Day (but the Administrative Agent may extend such deadline for purposes of computing interest and fees (but not beyond the end of such day) in its sole discretion whether or not such payments are in process).
(2)    If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(3)    Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date, or in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m., New York time, on the date of such Borrowing, any payment is required to be made by it to the Administrative Agent hereunder (in the case of the Borrower, for the account of any Lender or an Issuing Bank hereunder or, in the case of the Lenders, for the account of any Issuing

Bank, Swing Line Lender or the Borrower hereunder), that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(a)    if the Borrower failed to make such payment, each Lender or Issuing Bank shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or Issuing Bank in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and
(b)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount, or cause such amount to be paid, to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(3) shall be conclusive, absent manifest error.
(c)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or fund any participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(e)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03 (or otherwise expressly set forth herein). If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
SECTION 2.13    Sharing of Payments. Other than as expressly provided elsewhere herein (including with respect to any discounted prepayment of Term Loans pursuant to Section 2.05(2)(e) or 2.05(2)(g)), if any Lender of any Class shall obtain payment in respect of any principal of or interest on account of the Loans of such Class made by it or the participations in L/C Obligations and Swing Line Loans held by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (1) notify the Administrative Agent of such fact, and (2) purchase from the other Lenders such participations in the Loans of such Class made by them or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal of or interest on such Loans of such Class or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (a) the amount of such paying Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this Section 2.13 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
SECTION 2.14    Incremental Facilities.
(1)    Incremental Loan Request. The Borrower may at any time and from time to time, on one or more occasions, after the Closing Date, by notice to the Administrative Agent (a) increase the aggregate principal amount of any outstanding Class of Term Loans (a “Term Loan Increase”) or add one or more additional Classes of term loans under the Loan Documents (each an “Incremental Term Facility” and the term loans made thereunder, the “Incremental Term Loans”) or (b) increase the aggregate principal amount of the Revolving Commitments (a “Revolving Commitment Increase”) or establish one or more new revolving credit commitments (each an “Incremental Revolving Facility” and the revolving loans and other extensions of credit made thereunder, the “Incremental Revolving Loans”) (each such increase to any existing Class of Loans or creation of a new Class of Loans pursuant to the preceding clauses (a) and (b), an “Incremental Facility” and the loans or other extensions of credit made thereunder, the “Incremental Loans”). ~~Notwithstanding anything in this Section 2.14, during the Covenant Modification Period, the Borrower shall not be permitted to incur Incremental Facilities secured on a pari passu basis with the Liens that secure the Closing Date Loans and the Closing Date Revolving Facility, in each case, other than the 2021-2 Initial Revolving Commitments and 2021-2 Initial Revolving Loans.~~

(2)    Ranking. Incremental Facilities will (a) rank pari passu in right of payment with the Closing Date Term Loans and the Closing Date Revolving Facility (subject to Section 8.03) and (b) will either be secured by Liens that rank on a pari passu or junior basis with or to the Liens securing the Obligations or be unsecured; provided that any Liens that rank on a junior basis to the Liens securing the Obligations will be subject to a Junior Lien Intercreditor Agreement.
(3)    Size. The aggregate principal amount of Incremental Facilities on any date Indebtedness thereunder is first incurred, together with the aggregate principal amount of Permitted Incremental Equivalent Debt incurred at or prior to such time, will not exceed an amount equal to the Permitted Incremental Amount. Calculation of the Ratio Amount, if used, shall be evidenced by a certificate from a Responsible Officer of the Borrower demonstrating such calculation in reasonable detail. Unless the Borrower elects otherwise, each Incremental Facility shall be deemed incurred first under the Ratio Amount to the extent permitted, with the balance incurred under the Fixed Incremental Amount. Each Incremental Facility will be in an integral multiple Dollar Amount of $1.0 million and in an aggregate principal Dollar Amount that is not less than $10.0 million (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the limit set forth above.
(4)    Incremental Lenders. Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to make all or any portion of any Incremental Loan, nor will the Borrower have any obligation to approach any existing Lender(s) to provide any Incremental Loan) or by any Additional Lender on terms permitted by this Section 2.14; provided that the Administrative Agent, the Swing Line Lender and each Issuing Bank shall have consented (in each case, such consent not to be unreasonably withheld, conditioned or delayed) to any such Person’s providing Incremental Revolving Facilities if such consent would be required under Section 10.07(b)(iii) for an assignment of such Loans or Revolving Commitments, as applicable, to such Person. While existing Lenders may (but are not obligated, unless invited and so elect, to) participate in any syndication of an Incremental Facility and may (but are not obligated, unless invited and so elect, to) become lenders with respect thereto, the existing Lenders will not have any right to participate in any syndication, and will not have any right of first refusal or other right to provide all or any portion, of any Incremental Facility or Incremental Loan except to the extent the Borrower and the arrangers thereof, if any, in their discretion, choose to invite or include any such existing Lender (which may or may not apply to all existing Lenders and may or may not be pro rata among existing Lenders). Final allocations in respect of Incremental Facilities will be made by the Borrower together with the arrangers thereof, if any, in their discretion, on the terms permitted by this Section 2.14. For the avoidance of doubt, no Affiliated Lender may provide any Incremental Revolving Loans, and any Affiliated Lender that provides any Incremental Term Loans shall be subject to the limitations on Affiliated Lenders set forth in Section 10.07(h) (including the Affiliated Lender Cap).
(5)    Incremental Facility Amendments; Use of Proceeds. Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Person providing such Incremental Facility and the Administrative Agent. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Incremental Amendment. Incremental Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. An Incremental Amendment may (a) extend or add “call protection” to any existing Class of Term Loans, including amendments to Section 2.18, (b) amend the schedule of amortization payments relating to any existing tranche of Term Loans, including amendments to Section 2.07(1) (provided that any such amendment shall not decrease the dollar amount of any amortization payment to any Lender that would have otherwise been payable to such Lender prior to the effectiveness of the applicable Incremental Amendment) and (c) make other amendments to the terms of any existing Term Loans, in the case of each clause (a), (b) and (c), so that such Incremental Term Loans and the applicable existing Term Loans form the same Class of Term Loans; provided that such amendments are not adverse to the existing Term Loan Lenders (as determined in good faith by the Borrower). Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Loan Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Facility and the Incremental Term Loans evidenced thereby. The Borrower may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.
(6)    Conditions. The availability of Incremental Facilities under this Agreement will be subject solely to the following conditions (subject to Section 1.07(8)):
(a)    no Event of Default shall exist after giving effect to such Incremental Facilities; provided that the condition set forth in this clause (a) may be waived (or not required) (other than with respect to Events of Default under Section 8.01(1) or, with respect to the Borrower only, Section 8.01 (6)) by the Persons providing such Incremental Facilities if the proceeds of the initial Borrowings under such Incremental Facilities will be used to finance, in whole or in part, an Investment or other acquisition or investment permitted hereunder; and
(b)    the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Incremental Facilities and the initial Borrowings thereunder; provided that, if the proceeds of the initial Borrowings under such Incremental Facilities will be used to finance, in whole or in part, an Investment or other acquisition or investment permitted hereunder, the condition set forth in this clause (b) may be waived (or not required) by the Persons providing more than 50% of such Incremental Facilities (other than with respect to (i) the Specified Representations (conformed as reasonably necessary for such Investment, acquisition or investment) and (ii) the Specified Acquisition Agreement Representations as applied to the target of such Investment, acquisition or investment (conformed as reasonably necessary for such Investment, acquisition or investment) and only to the extent that the failure of such Specified Acquisition Agreement Representations would result in a failure of a condition precedent to the obligation of the Borrower or any Restricted Subsidiary to consummate such Investment, acquisition or investment).
(7)    Terms. Each Incremental Amendment will set forth the amount and terms of the relevant Incremental Facility. The terms of each Incremental Facility will be as agreed between the Borrower and the Persons providing such Incremental Loans; provided that:
(a)    the final maturity date of such Incremental Term Loans will be no earlier than the Latest Maturity Date of the Closing Date Term Loans; provided that this clause (a) shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception;
(b)    the Weighted Average Life to Maturity of such Incremental Term Loans will be no shorter than the longest remaining Weighted Average Life to Maturity of the Closing Date Term Loans; provided that this clause (b) shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception;
(c)    such Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments of the Term Loans (in each case, other than pursuant to a refinancing or with respect to greater than pro rata payments to an earlier maturing tranche) and may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayments of the Term Loans; provided that this clause (c) shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception; and
(d)    except as otherwise set forth herein, all other terms of any (i) Term Loan Increase or a Revolving Commitment Increase will be on terms and pursuant to documentation applicable to the Class of Term Loans or Revolving Commitments, as applicable, being increased by such Term Loan Increase or Revolving Commitment Increase, as applicable, and (ii) Incremental Facility shall be on terms and pursuant to documentation to be determined by the Borrower and the providers of such Incremental

Facility, provided that, in each case, the operational and agency provisions contained in such documentation shall be reasonably satisfactory to the Administrative Agent
(8)    Pricing. The interest rate, fees, and original issue discount for any Incremental Facilities will be as determined by the Borrower and the Persons providing such Incremental Facilities; provided that, if and as long as any New 2023 Refinancing Term Loans remain outstanding, in the event that the All-In Yield applicable to any Incremental Term Loans exceeds the All-In Yield of any New 2023 Refinancing Term Loans by more than 50 basis points, then the interest rate margins for such New 2023 Refinancing Term Loans shall be increased to the extent necessary so that the All-In Yield of such New 2023 Refinancing Term Loans is equal to the All-In Yield of such Incremental Term Loans minus 50 basis points; provided further that any increase in All-In Yield of the New 2023 Refinancing Term Loans due to the increase in a Term SOFR or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in any Term SOFR or Base Rate floor applicable to such New 2023 Refinancing Term Loans.
(9)    Reallocation of Revolving Exposure. Upon each Revolving Commitment Increase pursuant to this Section 2.14,
(a)    each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of such increase (each an “Incremental Revolving Lender”), and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swing Line Loans held by each Revolving Lender will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Revolving Lender’s Revolving Commitments; and
(b)    if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Facility be prepaid from the proceeds of Incremental Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 3.05.
(10)    The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
SECTION 2.15    Refinancing Amendments.
(1)    Refinancing Loans. At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans or Revolving Loans then outstanding under this Agreement, in the form of Refinancing Loans or Refinancing Commitments in each case pursuant to a Refinancing Amendment.
(2)    Refinancing Amendments. The effectiveness of any Refinancing Amendment will be subject only to the satisfaction on the date thereof of such conditions precedent as may be requested by the providers of the applicable Refinancing Loans. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Refinancing Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15 and to reflect the existence and terms of the Refinancing Loans incurred pursuant thereto (including any amendments necessary to treat the Term Loans or Revolving Loans subject thereto as Refinancing Term Loans or Refinancing Revolving Loans, respectively). A Refinancing Amendment may (a) extend or add “call protection” to any existing Class of Term Loans, including amendments to Section 2.18, (b) amend the schedule of amortization payments relating to any existing tranche of Term Loans, including amendments to Section 2.07(1) (provided that any such amendment shall not decrease the dollar amount of any amortization payment to any Lender that would have otherwise been payable to such Lender prior to the effectiveness of the applicable Refinancing Amendment) and (c) make other amendments to the terms of any existing Term Loans, in the case of each clause (a), (b) and (c), so that such Refinancing Term Loans and the applicable existing Term Loans form the same Class of Term Loans; provided that such amendments are not adverse to the applicable existing Term Loan Lenders (as determined in good faith by the Borrower). Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement and the other Loan Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Refinancing Loans.
(3)    Required Consents. Any Refinancing Amendment may, without the consent of any Person other than the Administrative Agent, the Borrower and the Persons providing the applicable Refinancing Loans, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15. This Section 2.15 supersedes any provision in this Agreement to the contrary (including Section 10.01).
(4)    Providers of Refinancing Loans. Refinancing Loans may be provided by any existing Lender (it being understood that no exiting Lender shall have an obligation to make all or any portion of any Refinancing Loan) or by any Additional Lender on terms permitted by this Section 2.15; provided that the Administrative Agent, the Swing Line Lender and each Issuing Bank shall have consented (in each case, such consent not to be unreasonably withheld, conditioned or delayed) to any such Person’s providing Refinancing Loans or Refinancing Commitments if such consent would be required under Section 10.07(b)(iii) for an assignment of Loans or Commitments to such Person. For the avoidance of doubt, any Affiliated Lender that provides any Refinancing Term Loans will be subject to the limitations on Affiliated Lenders set forth in Section 10.07(h) (including the Affiliated Lender Cap).
SECTION 2.16    Extensions of Loans.
(1)    Extension Offers(a)    . Pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans or Commitments of a particular Class with a like Maturity Date, the Borrower may extend such Maturity Date and otherwise modify the terms of such Loans or Commitments pursuant to the terms set forth in an Extension Offer (each, an “Extension,” and each group of Loans or Commitments so extended, as well as any Loans of the same Class not so extended, each being a “tranche” for purposes of this Section 2.16). Each Extension Offer will specify the minimum amount of Loans or Commitments with respect to which an Extension Offer may be accepted, which will be an integral multiple of $1.0 million and an aggregate principal amount that is not less than $10.0 million, or if less, (a) the aggregate principal amount of such Loans outstanding or (b) such lesser minimum amount as is approved by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed. Extension Offers will be made on a pro rata basis to all Lenders holding Loans or Commitments of a particular Class with a like Maturity Date. If the aggregate outstanding principal amount of such Loans (calculated on the face amount thereof) or Commitments in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans or Commitments offered to be extended pursuant to such Extension Offer, then the Loans or Commitments of such Lenders will be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. There is no requirement that any Extension Offer or Extension Amendment (defined as follows) be subject to any “most favored nation” pricing provisions. The terms of an Extension Offer shall be determined by the Borrower, and Extension Offers may contain one or more conditions to their effectiveness, including a condition that a minimum amount of Loans or Commitments of any or all applicable tranches be tendered.
(2)    Extension Amendments(b)    . The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (each, an “Extension Amendment”) as may be necessary or appropriate in order to effect the provisions of this Section 2.16, establish new tranches in respect of Extended Loans and Extended Commitments and such amendments as permitted by clause (5) below as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such Extended Loans and Extended Commitments. An Extension Amendment may (a) extend or add “call protection” to any existing Class of Term Loans, including amendments to Section 2.18, (b) amend the schedule of amortization payments relating to any existing tranche of Term Loans, including amendments to Section 2.07(1) (provided that any such amendment shall not decrease the dollar amount of any amortization payment to any Lender that would have otherwise been payable to such Lender prior to the effectiveness of the applicable Extension Amendment) and (c) make other amendments to the terms of any existing Term Loans, in the case of each clause (a), (b) and (c), so that such Extended Term Loans and the applicable existing Term Loans form the same Class of Term Loans; provided that such amendments are not adverse to the existing Term Loan Lenders (as determined in good faith by the Borrower). This Section 2.16 supersedes any provision(s) in Section 2.13 or 10.01 to the contrary. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
(3)    Terms of Extension Offers and Extension Amendments. The terms of any Extended Loans and Extended Commitments will be set forth in an Extension Offer and as agreed between the Borrower and the Extending Lenders accepting such Extension Offer; provided that:
(a)    the final maturity date of such Extended Loans and Extended Commitments will be no earlier than the Latest Maturity Date applicable to the Loans or Commitments subject to such Extension Offer;
(b)    the Weighted Average Life to Maturity of any Extended Loans that are Term Loans will be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans subject to such Extension Offer;
(c)    any Extended Loans that are Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments of the Term Loans (in each case, other than pursuant to a refinancing or with respect to greater than pro rata payments to an earlier maturing tranche) and may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayments of the Term Loans;
(d)    such Extended Loans and Extended Commitments are not secured by any assets or property that does not constitute Collateral; and
(e)    such Extended Loans and Extended Commitments are not guaranteed by any Subsidiary of the Borrower other than a Subsidiary Loan Party~~; and~~.
~~(f) the covenants and events of default applicable to Extended Loans or Extended Commitments are either (i) substantially identical to, or, taken as a whole, no more favorable to the Lenders providing such Extended Loans or Extended Commitments than, those applicable to the Loans subject to such Extension Offer, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment or (ii) otherwise on customary market terms, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment; provided that this clause (f) will not apply:~~
~~(A) if an Extension Offer is made with respect to all the Loans or Commitments of a particular Class and all such Loans or Commitments are accepted in such Extension Offer and amended pursuant to the applicable Extension Amendment or~~
~~(B) to any of the following:~~
~~(1) terms addressed in the preceding clauses (a) through (e),~~
~~(2) interest rate, fees, funding discounts and other pricing terms,~~

~~(3) redemption, prepayment or other premiums,~~
~~(4) optional redemption or prepayment terms and~~
~~(5) covenants and events of default applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness.~~
Any Extended Loans will constitute a separate tranche of Term Loans or Revolving Loans from the Term Loans or Revolving Loans held by Lenders that did not accept the applicable Extension Offer.
(4)    Extension of Revolving Commitments. In the case of any Extension of Revolving Commitments or Revolving Loans, the following shall apply:
(a)    all borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Lenders, based on the relative amounts of their Revolving Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments on the relevant Maturity Date;
(b)    the allocation of the participation exposure with respect to any then-existing or subsequently issued Letter of Credit as between the Revolving Commitments of such new tranche and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Revolving Commitments has occurred;
(c)    ~~no termination of extended Revolving Commitments and no repayment of extended Revolving Loans accompanied by a corresponding permanent reduction in extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of each other tranche of Revolving Loans and Revolving Commitments (or each other tranche of Revolving Commitments and Revolving Loans shall have otherwise been terminated and repaid in full);~~[reserved];
(d)    the Maturity Date with respect to the Revolving Commitments may not be extended without the prior written consent of the Swing Line Lender and the Issuing Banks; and
(e)    at no time shall there be more than five (5) different tranches of Revolving Commitments (or greater than five (5) tranches to the extent agreed by the Administrative Agent).
If the aggregate Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations exceeds the Revolving Commitment as a result of the occurrence of the Maturity Date with respect to any tranche of Revolving Commitments while an extended tranche of Revolving Commitments remains outstanding, the Borrower shall make such payments as are necessary in order to eliminate such excess on such Maturity Date.
(5)    Required Consents. No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or condition), the Borrower and the applicable Extending Lender. The transactions contemplated by this Section 2.16 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.16 will not apply to any of the transactions effected pursuant to this Section 2.16.
SECTION 2.17    Defaulting Lenders.

(1)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(a)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove of any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(b)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the relevant Swing Line Lender or Issuing Banks hereunder; third, if so determined by the Administrative Agent or requested by the relevant Swing Line Lender or Issuing Banks, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the relevant Swing Line Lender or Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the relevant Swing Line Lender or Issuing Banks against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (ii) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(1)(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(c)    Certain Fees. That Defaulting Lender (i) shall not be entitled to receive any commitment fee pursuant to Section 2.09(1) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (ii) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(9)
(d)    Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Section 2.03, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans shall not exceed the positive difference, if any, of (1) the

Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Non-Defaulting Lender. If the reallocation described above in this clause (d) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under any law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the applicable Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(7).
(2)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the relevant Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans of the applicable Facility and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share of the applicable Facility (without giving effect to Section 2.17(1)(d)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extent, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
SECTION 2.18    Loan Repricing Protection. In the event that on or prior to the six-month anniversary of the Amendment No. 11 Effective Date, the Borrower (a) makes any prepayment of Closing Date Term Loans in connection with any Repricing Transaction or (b) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (i) in the case of clause (a), a prepayment premium of 1.00% of the aggregate principal amount of the Closing Date Term Loans being prepaid and (ii) in the case of clause (b), a payment equal to 1.00% of the aggregate principal amount of the applicable Closing Date Term Loans outstanding immediately prior to such amendment that is subject to such Repricing Transaction.
ARTICLE III
Taxes, Increased Costs Protection and Illegality
SECTION 3.01    Taxes.
(1)    Except as required by applicable Law, any and all payments by any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes.
(2)    If any Loan Party or any other applicable withholding agent is required by applicable Law to make any deduction or withholding on account of any Taxes from any sum paid or payable by any Loan Party to any Lender or Agent under any of the Loan Documents:
(a)    the applicable Loan Party shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware of it;
(b)    the applicable Loan Party or other applicable withholding agent shall be entitled to make such deduction or withholding and shall pay any amounts deducted or withheld to the relevant

Governmental Authority any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Lender or Agent) on behalf of and in the name of the Lender or Agent (as applicable);
(c)    if the Tax in question is a Non-Excluded Tax or Other Tax, the sum payable to such Lender or Agent (as applicable) shall be increased by such Loan Party to the extent necessary to ensure that, after the making of any required deduction or withholding for Non-Excluded Taxes or Other Taxes (including any deductions or withholdings for Non-Excluded Taxes or Other Taxes attributable to any payments required to be made under this Section 3.01), the Lender or the Agent (as applicable) receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and
(d)    within thirty days after paying any sum from which it is required by Law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant Governmental Authority.
(3)    Status of Lender. The Administrative Agent and each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Laws or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 3.01(3)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and Administrative Agent of its inability to do so.
Without limiting the foregoing:
(a)    Each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.
(b)    Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(i)    two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,
(ii)    two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit H (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),

(iv)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, Form W-8BEN or W-8BEN-E, as applicable, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and any other required information (or any successor forms) from each beneficial owner that would be required under this Section 3.01(3) if such beneficial owner were a Lender, as applicable (provided that if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner), or
(v)    two properly completed and duly signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents.
(c)    If a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Notwithstanding any other provision of this clause (c), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(4)    In addition to the payments by a Loan Party required by Section 3.01(2), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(5)    The Loan Parties shall, jointly and severally, indemnify a Lender or Agent (each a “Tax Indemnitee”), within 10 days after written demand therefor, for the full amount of any Non-Excluded Taxes paid or payable by such Tax Indemnitee on or attributable to any payment under or with respect to any Loan Document, and any Other Taxes payable by such Tax Indemnitee (including Non-Excluded Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 3.01), whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Tax Indemnitee or by the Administrative Agent on its own behalf or on behalf of another Tax Indemnitee, shall be conclusive absent manifest error.
(6)    If and to the extent that a Tax Indemnitee, in its sole discretion (exercised in good faith), determines that it has received a refund of any Non-Excluded Taxes or Other Taxes in respect of which it has received additional payments under this Section 3.01, then such Tax Indemnitee shall pay to the relevant Loan Party the amount of such refund, net of all out-of-pocket expenses of the Tax Indemnitee (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Tax Indemnitee, agrees to repay the amount paid over by the Tax Indemnitee (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Tax Indemnitee to the extent the Tax Indemnitee is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (6), in no event will the Tax Indemnitee be required to pay any amount to a Loan Party pursuant to this paragraph (6) the payment of which would place the Tax Indemnitee in a less favorable net after-Tax position than the Tax Indemnitee would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require a Tax Indemnitee to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(7)    The agreements in this Section 3.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
SECTION 3.02    Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR or Term CORRA, or to determine or charge interest rates based upon Term SOFR or Term CORRA, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, (1) any obligation of such Lender to make or continue SOFR Loans or CORRA Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (2) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be reasonably determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (a) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans or CORRA Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, (i) with respect to Loans denominated in Dollars, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate) or (ii) with respect to Loans denominated in an Alternative Currency, the interest rate with respect to such Loans shall be determined by an alternative rate determined by the Administrative Agent in consultation with the Borrower, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans or CORRA Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans or CORRA Loans and (b) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Adjusted Term SOFR component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
SECTION 3.03    Effect of Benchmark Transition Event(8)    .
(1)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Loan Document, upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such

Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.
(2)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(3)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (4) below. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03.
(4)    Tenor. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR and Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
SECTION 3.04    Increased Cost and Reduced Return; Capital Adequacy.
(1)    Increased Costs Generally. If any Change in Law shall:
(a)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(b)    subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any SOFR Loan or CORRA Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes or Other Taxes covered by Section 3.01 and any Excluded Taxes); or

(c)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or SOFR Loans or CORRA Loans made by such Lender that is not otherwise accounted for in the definition of “Adjusted Term SOFR”, “Adjusted Term CORRA” or this clause (c);
and the result of any of the foregoing shall be to increase the cost to such Lender of making ~~or~~, maintaining, continuing or converting to any Loan the interest on which is determined by reference to Term SOFR or Term CORRA (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that such amounts shall only be payable by the Borrower to the applicable Lender under this Section 3.04(1) so long as it is such Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.
(2)    Capital Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by it, or participations in or issuance of Letters of Credit by such Lender, to a level below that which such Lender or such Lender’s holding company, as the case may be, could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such amounts shall only be payable by the Borrower to the applicable Lender under this Section 3.04(2) so long as it is such Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.
(3)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (1) or (2) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
SECTION 3.05    Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits or margin) actually incurred by it as a result of:
(1)    any continuation, conversion, payment or prepayment of any SOFR Loan or CORRA Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(2)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any SOFR Loan or CORRA Loan on the date or in the amount notified by the Borrower; or
(3)    any assignment of a SOFR Loan or CORRA Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07; including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such SOFR Loan or CORRA Loan or from fees payable to terminate the deposits from which such funds were obtained.
Notwithstanding the foregoing, no Lender may make any demand under this Section 3.05 with respect to the Term SOFR floor.
SECTION 3.06    Matters Applicable to All Requests for Compensation.
(1)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.
(2)    Suspension of Lender Obligations. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue SOFR Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into SOFR Loans until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(3) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(3)    Conversion of SOFR Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s SOFR Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Rate Loans made by other Lenders, as applicable, are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.
(4)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of Sections 3.01 or 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of Section 3.01 or 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event giving rise to such claim and of such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 3.07    Replacement of Lenders under Certain Circumstances. If (1) any Lender requests compensation under Section 3.04 or ceases to make SOFR Loans or CORRA Loans as a result of any condition described in Section 3.02 or Section 3.04, (2) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or 3.04, (3) any Lender is a Non-Consenting Lender, (4) any Lender becomes a Defaulting Lender or (5) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent:

(a)    require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement (or, with respect to clause (3) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver, or amendment, as applicable) and the related Loan Documents to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(iv);
(ii)    such Lender shall have received payment of an amount equal to the applicable outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and, in the case of a Repricing Transaction, any “prepayment premium” pursuant to Section 2.18 that would otherwise be owed in connection therewith) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to all, or a portion, as applicable, of such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;
(iv)    the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification and confidentiality provisions under this Agreement, which shall survive as to such assigning Lender;
(v)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(vi)    such assignment does not conflict with applicable Laws;
(vii)    any Lender that acts as an Issuing Bank may not be replaced hereunder at any time when it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Bank (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of Cash Collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each such outstanding Letter of Credit; and
(viii)    the Lender that acts as Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 9.11, or
(b)    terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (A) in the case of a Lender (other than an Issuing Bank), repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date (including in the case of a Repricing Transaction, any “prepayment premium” pursuant to Section 2.18 that would otherwise be owed in connection therewith) and (B) in the case of an Issuing Bank, repay all Obligations of the Borrower owing to such Issuing Bank relating to the Loans and participations held by such Issuing Bank as of such termination date and Cash Collateralize, cancel or backstop, or provide for the deemed reissuance under another facility, on terms satisfactory to such Issuing Bank any Letters of Credit issued by it; provided that in the case of any such termination of the Commitment of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable consent, waiver or amendment of the Loan Documents and such termination shall, with respect to clause (3) above, be in respect of all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment.
In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans/Commitments and (iii) the Required Lenders, Required Revolving Lenders or Required Facility Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 3.08    Inability to Determine Rates. If the Required Lenders reasonably determine that for any reason in connection with any request for a SOFR Loan or CORRA Loan or a conversion to or continuation thereof, provided that no Benchmark Transition Event shall have occurred at such time, that:
(1)    Dollar deposits are not being offered to banks in the applicable interbank market for the applicable amount and Interest Period of such SOFR Loan,
(2)    adequate and reasonable means do not exist for determining Term SOFR or Term CORRA for any requested Interest Period with respect to a proposed SOFR Loan or in connection with an existing or proposed Base Rate Loan, or
(3)    Term SOFR or Term CORRA for any requested Interest Period with respect to a proposed SOFR Loan or CORRA Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain SOFR Loans or CORRA Loans, as the case may be, shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the Adjusted Term SOFR component of the Base Rate, the utilization of the Adjusted Term SOFR Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein (or, in the case of a pending request with respect to a Loan denominated in an Alternative Currency, the Borrower and the Lenders may establish a mutually acceptable alternative rate)
SECTION 3.09    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV
Conditions Precedent to Credit Extensions
SECTION 4.01    Conditions to Credit Extensions on Closing Date. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction (or waiver) of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:
(1)    The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or copies in .pdf format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party:
(a)    a Committed Loan Notice;
(b)    executed counterparts of this Agreement and the Guaranty;
(c)    each Collateral Document set forth on Schedule 4.01(1)(c) required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party that is party thereto, together with:
(i)    certificates, if any, representing the Pledged Collateral referred to therein, and to the extent certificated, accompanied by undated stock powers executed in blank; and
(ii)    evidence that all UCC-1 financing statements in the jurisdiction of organization of each Loan Party that the Administrative Agent and the Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been provided for, and arrangements for the filing thereof in a manner reasonably satisfactory to the Administrative Agent shall have been made;
(d)    certificates of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
(e)    a customary legal opinion from (i) Latham & Watkins LLP, special counsel to the Loan Parties, and (ii) Faegre Baker Daniels LLP, special Minnesota counsel to the Loan Parties;
(f)    a solvency certificate from a Financial Officer of the Initial Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit I; and
(g)    copies of a recent Lien search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties to the extent requested by the Administrative Agent no less than thirty (30) days prior to the Closing Date;
provided, however, that each of the requirements set forth in clause (1)(c) above, including the delivery of any document(s) or instrument(s) necessary to satisfy the Collateral and Guarantee Requirement (except for the execution and delivery of the Security Agreement and to the extent that a Lien on Collateral may be perfected by (x) the filing of a financing statement under the UCC or (y) the delivery of the stock certificate of the Initial Borrower) will not constitute conditions precedent to the Borrowing on the Closing Date after the Initial Borrower’s use of commercially reasonable efforts to provide such items on or prior to the Closing Date if the Initial Borrower agrees to deliver, or cause to be delivered, such documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within ninety (90) days after the Closing Date (subject to extensions approved by the Administrative Agent in its reasonable discretion) or, in the case of stock certificates of Life Time and its Subsidiaries constituting Pledged Collateral, no later than 5:00 p.m., New York time, on the Closing Date;
provided further that with respect to the requirements set forth in clauses (1)(b), (1)(c) or (1)(d) above, each Loan Document (or certificate or other document) required to be executed and delivered on the Closing Date by any Loan Party other than Holdings or Initial Borrower will not constitute conditions precedent to the initial of any Facility on the Closing Date; provided that each of Life Time and its Restricted Subsidiaries that are Loan Parties will execute and deliver any such document(s) substantially concurrently with the consummation of the Merger, but no later than 5:00 p.m. Minneapolis, Minnesota time on the Closing Date, and (ii) subject to the first proviso of this section 4.01(1), certificated securities issued by Life Time or its subsidiaries constituting Collateral and required to be delivered to the Administrative Agent under this Agreement, will be delivered promptly after consummation of the Merger, but in no event later than 5:00 p.m., New York City time, on the Closing Date.
(2)    The Arrangers shall have received the Quarterly Financial Statements; provided, that the Arrangers hereby acknowledge that they have received the Quarterly Financial Statements for the fiscal quarter ended March 31, 2015 and that such Quarterly Financial Statements satisfy the condition in this clause (2).
(3)    The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information in respect of Holdings and the Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been requested in writing by it at least ten (10) Business Days prior to the Closing Date.
(4)    The Arrangers shall have received a certification by a Responsible Officer of the Initial Borrower that the following conditions have been satisfied:
(a)    The Specified Representations and the Specified Acquisition Agreement Representations shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that the condition precedent in this clause (4)(a) with respect to Specified Acquisition Agreement Representations shall fail to be satisfied only to the extent a breach of such Specified Acquisition Agreement Representations results in a failure of a condition precedent to the obligation of Holdings or the Initial Borrower to consummate the Merger pursuant to the terms of the Transaction Agreement or provides Holdings or the Initial Borrower with the right to, pursuant to the Transaction Agreement, terminate its obligations under the Transaction Agreement or decline to consummate the Merger as a result of the breach of such Specified Acquisition Agreement Representations.
(b)    Prior to or substantially concurrently with the initial Borrowing on the Closing Date, (i) the Equity Contribution (subject to any reduction pursuant to the second proviso of this Section 4.01(4)(b) shall have been consummated; and (ii) the Merger shall have been consummated in accordance with the terms of the Transaction Agreement (which, since March 15, 2015 has not been amended or waived in any respect in a manner that is materially adverse to the Lenders on the Closing Date, in their capacities as such, without the consent of the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned));
provided that each of the following will be deemed to be materially adverse to such Lenders:
(i)    any change to the definition of “Company Material Adverse Effect” contained in the Transaction Agreement,

(ii)    any waiver of the condition precedent set forth in Section 7.03(a)(iii) of the Transaction Agreement (regarding the absence of any “Company Material Adverse Effect” (as defined in the Transaction Agreement)) and
(iii)    any amendment to or waiver of the condition set forth in the proviso in Section 1.02 of the Transaction Agreement (requiring the completion of the Marketing Period prior to the Closing (each as defined in the Transaction Agreement), including any amendment to or waiver of any component definition thereof) of the Transaction Agreement;
provided further that any reduction in the amount of consideration required to consummate the Merger shall be deemed not to be materially adverse to such Lenders and so long as any reduction will be allocated (A) first, to a reduction in the Equity Contribution until the Equity Contribution equals the Minimum Equity Contribution (as defined in the Commitment Letter) and (B) thereafter (1) 70% to a reduction in the Closing Date Term Loans and Senior Notes (on a pro rata basis) and (2) 30% to the Equity Contribution.
(c)    Except as disclosed in the Disclosure Schedules (as defined in the Transaction Agreement) (it being understood that each section of the Disclosure Schedules shall be deemed to incorporate by reference all information disclosed in any other section of the Disclosure Schedules to the extent its relevance is reasonably apparent on its face) dated as of March 15, 2015, (i) since January 1, 2015 through the date of the Transaction Agreement, no Company Material Adverse Effect (as defined in the Transaction Agreement as of March 15, 2015) shall have occurred and (ii) during the period from March 15, 2015 to the Closing Date, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, in the case of each of clauses (i) and (ii) that would result in the failure of a condition precedent to the obligation of Holdings or the Initial Borrower to consummate the Merger under the Transaction Agreement.
(5)    All fees and expenses required to be paid hereunder and invoiced at least two (2) Business Days before the Closing Date shall have been paid in full.
(6)    Prior to or substantially concurrently with the initial Borrowing on the Closing Date, the Closing Date Refinancing shall have been consummated.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 4.02    Conditions to Credit Extensions after Closing Date.
Except as set forth in Section 2.14(6) with respect to Incremental Loans, Section 2.15(2) with respect to Refinancing Loans and 2.16(2) with respect to Extended Loans, and subject to Section 1.07(8), the obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans or CORRA Loans) after the Closing Date, is subject to the following conditions precedent:
(1)    The representations and warranties of the Borrower contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(2)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(3)    The Administrative Agent, the relevant Issuing Bank or the Swing Line Lender (as applicable) shall have received a Request for Credit Extension in accordance with the requirements hereof.
(4)    Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans or CORRA Loans) submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(1) and 4.02(2) have been satisfied on and as of the date of the applicable Credit Extension.
In addition, solely to the extent the Borrower has delivered to the Administrative Agent a notice of intent to cure pursuant to Section 8.04, no request for Borrowing shall be honored after delivery of such notice until the applicable Cure Amount specified in such notice is actually received by the Borrower. For the avoidance of doubt, the preceding sentence shall have no effect on the continuation or conversion of any Loans outstanding.
ARTICLE V
Representations and Warranties
The Borrower represents and warrants to the Administrative Agent and the Lenders, after giving effect to the Merger, at the time of each Credit Extension (solely to the extent required to be true and correct for such Credit Extension pursuant to Article IV or Section 2.14, as applicable):
SECTION 5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its respective Restricted Subsidiaries that is a Material Subsidiary:
(1)    is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction),
(2)    has all corporate or other organizational power and authority to (a) own or lease its assets and carry on its business as currently conducted and (b) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party,
(3)    is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification,
(4)    is in compliance with all applicable Laws, orders, writs, injunctions and orders and
(5)    has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted;
except in each case referred to in the preceding clauses (2)(a), (3), (4) or (5), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.02    Authorization; No Contravention.
(1)    The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action.

(2)    None of the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party will:
(a)    contravene the terms of any of such Person’s Organizational Documents;
(b)    result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 7.01) under (i) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or
(c)    violate any applicable Law;
except with respect to any breach, contravention or violation (but not creation of Liens) referred to in the preceding clauses (b) and (c), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.03    Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for:
(1)    filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties,
(2)    the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and
(3)    those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto or thereto, as applicable. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.
SECTION 5.05    Financial Statements; No Material Adverse Effect.
(1)    (a)    The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Acquired Company and its Subsidiaries as of the date(s) thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (i) except as otherwise expressly noted therein and (ii) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.
(b)    The unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of Life Time as of and for the 12-month period ending on March 31, 2015, prepared after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period (in the case of the statement of income) (collectively, the “Pro Forma Financial

Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the Annual Financial Statements and the Quarterly Financial Statements and have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of Life Time and its Subsidiaries as of March 31, 2015 and their estimated results of operations for the period covered thereby.
(2)    Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(3)    The forecasts of consolidated balance sheets and statements of income of Life Time and its Subsidiaries for each fiscal year ending after the Closing Date until the fifth anniversary of the Closing Date, copies of which have been furnished to the Administrative Agent prior to the Closing Date, when taken as a whole, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made and at the time the forecasts are delivered, it being understood that:
(a)    no forecasts are to be viewed as facts,
(b)    all forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties or the Investors,
(c)    no assurance can be given that any particular forecasts will be realized and
(d)    actual results may differ and such differences may be material.
SECTION 5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect.
SECTION 5.07    Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (1) there are no strikes or other labor disputes against the Borrower or the Restricted Subsidiaries pending or, to the knowledge of the Borrower, overtly threatened in writing and (2) hours worked by and payment made based on hours worked to employees of each of the Borrower or the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.
SECTION 5.08    Ownership of Property; Liens. Each Loan Party and each of its respective Restricted Subsidiaries has good and valid record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.09    Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Loan Party and each of its Restricted Subsidiaries and their respective operations and properties is in compliance with all applicable Environmental Laws; (b) each Loan Party and each of its Restricted Subsidiaries has obtained and maintained all Environmental Permits required to conduct their operations; (c) none of the Loan Parties or any of their respective Restricted Subsidiaries has become subject to any pending or, to the knowledge of the Borrower, threatened Environmental Claim in writing or Environmental Liability; and (d) none of the Loan Parties or any of their respective Restricted Subsidiaries or predecessors has treated, stored, transported or Released Hazardous Materials at or from any currently or formerly owned, leased or operated real estate or facility.

SECTION 5.10    Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of its Restricted Subsidiaries has timely filed all Tax returns and reports required to be filed, and have timely paid all Taxes (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets (whether or not shown in a Tax return), except those which are being contested in good faith by appropriate actions diligently taken and for which adequate reserves have been provided in accordance with GAAP.
There is no proposed Tax assessment, deficiency or other claim against any Loan Party or any of its Restricted Subsidiaries except (i) those being actively contested by a Loan Party or such Restricted Subsidiary in good faith and by appropriate actions diligently taken and for which adequate reserves have been provided in accordance with GAAP or (ii) those which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
SECTION 5.11    ERISA Compliance.
(1)    Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.
(2)    (a)     No ERISA Event has occurred or is reasonably expected to occur;
(b)    no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan;
(c)    none of the Loan Parties or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan;
(d)    none of the Loan Parties or any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA; and
(e)    neither any Loan Party nor any ERISA Affiliate has been notified in writing by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or has been determined to be in endangered or critical status and no such Multiemployer Plan is expected to be insolvent or in endangered or critical status, except, with respect to each of the foregoing clauses of this Section 5.11(2), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(3)    Except where noncompliance or the incurrence of an obligation would not reasonably be expected to result in a Material Adverse Effect, (a) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders, and (b) none of Holdings, the Borrower or any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.
SECTION 5.12    Subsidiaries.
(1)    As of the Closing Date, after giving effect to the Transactions all of the outstanding Equity Interests in the Borrower and its Subsidiaries have been validly issued and are fully paid and (if applicable) non-assessable, and all Equity Interests owned by Holdings in the Borrower, and by the Borrower or any Subsidiary Guarantor in any of their respective Subsidiaries are owned free and clear of all Liens of any person except (a) those Liens created under the Collateral Documents and (b) any nonconsensual Lien that is permitted under Section 7.01.

(2)    As of the Closing Date, Schedule 5.12 sets forth:
(a)    the name and jurisdiction of each Subsidiary,
(b)    the ownership interests of Holdings in the Borrower and of the Borrower and any Subsidiary of the Borrower in each Subsidiary, including the percentage of such ownership, and
(c)    the Equity Interests of each Subsidiary described in clause (b) that are required to be pledged on the Closing Date after giving effect to the Transactions pursuant to the Collateral and Guarantee Requirement.
SECTION 5.13    Margin Regulations; Investment Company Act.
(a)    As of the Closing Date, none of the Collateral is Margin Stock. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.
(b)    No Loan Party is an “investment company” under the Investment Company Act of 1940.
SECTION 5.14    Disclosure. None of the written information and written data heretofore or contemporaneously furnished in writing by or on behalf of the Borrower or any Subsidiary Guarantor to any Agent or any Lender on or prior to the Closing Date in connection with the Transactions, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such written information and written data taken as a whole, in the light of the circumstances under which it was delivered, not materially misleading (after giving effect to all modifications and supplements to such written information and written data, in each case, furnished after the date on which such written information or such written data was originally delivered and prior to the Closing Date); it being understood that for purposes of this Section 5.14, such written information and written data shall not include any projections, pro forma financial information, financial estimates, forecasts and forward-looking information or information of a general economic or general industry nature.
SECTION 5.15    Intellectual Property; Licenses, etc. The Borrower and the Restricted Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how database rights and other intellectual property rights (collectively, “IP Rights”) that to the knowledge of the Borrower are reasonably necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower or any Subsidiary of the Borrower as currently conducted does not infringe upon, dilute, misappropriate or violate any rights held by any Person except for such infringements, dilutions, misappropriations or violations, individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or Subsidiary, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
SECTION 5.16    Solvency. On the Closing Date after giving effect to the Transactions, the Borrower and the Restricted Subsidiaries, on a consolidated basis, are Solvent.
SECTION 5.17    USA PATRIOT Act; Anti-Terrorism Laws. To the extent applicable, Holdings, Borrower and the Restricted Subsidiaries are in compliance, in all material respects, with (i) the USA PATRIOT Act, (ii) the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”), and (iii) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto.

None of Holdings, Borrower or any Restricted Subsidiary nor, to the knowledge of the Borrower, any director, officer or employee of any of Holdings, the Borrower or any of the Restricted Subsidiaries, is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) (“Sanctions”). No proceeds of the Loans will be used by Holdings, the Borrower or any Restricted Subsidiary (a) directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of the FCPA or (b) for the purpose of financing activities of or with any Person, that, at the time of such financing, is the subject of any Sanctions administered by OFAC.
SECTION 5.18    Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents and subject to limitations set forth in the Collateral and Guarantee Requirement, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Collateral Agent of any Pledged Collateral required to be delivered pursuant hereto or the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein.
Notwithstanding anything herein (including this Section 5.18) or in any other Loan Document to the contrary, no Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement, (C) on the Closing Date and until required pursuant to Section 6.13 or 4.01, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01 or (D) any Excluded Assets.
SECTION 5.19    Use of Proceeds. The Borrower has used the proceeds of the Loans and the Letters of Credit issued hereunder only in compliance with (and not in contravention of) each Loan Document.
ARTICLE VI
Affirmative Covenants
So long as the Termination Conditions have not been satisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the Restricted Subsidiaries to:
SECTION 6.01    Financial Statements. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender each of the following:
(1)    as soon as available, but in any event within ninety (90) days (or such later date as the Administrative Agent may agree in its reasonable discretion) after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2015, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, together with related notes thereto and management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Borrower, setting forth in each case in comparative form the figures for the previous fiscal year, in reasonable detail and all prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP, any other independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will not be subject to any qualification as to the scope of such audit or be subject to any explanatory statement as to the Borrower’s ability to continue as a “going concern” or like qualification (other than with respect to (i) an upcoming maturity ~~or~~ (ii) any actual or anticipated inability to satisfy a financial maintenance covenant (including, for the avoidance of doubt, the Financial Covenant and the financial covenant set forth in Section 7.12(1)(b)) or (iii) activities, operations, financial results or liabilities of any Unrestricted Subsidiaries);
(2)    as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower~~,~~ (or such later date as the Administrative Agent may agree in its reasonable discretion), commencing with the fiscal quarter ending September 30, 2015, a condensed consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (a) condensed consolidated statement of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (b) condensed consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth, in each case of the preceding clauses (a) and (b), in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, accompanied by an Officer’s Certificate stating that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Borrower;
~~(3) within ninety (90) days after the end of each fiscal year, commencing with the 2015 fiscal year, a consolidated budget for the following fiscal year on a quarterly basis as customarily prepared by management of the Borrower for its internal use (including any projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected operations or income, in each case, to the extent prepared by management of the Borrower and included in such consolidated budget), which projected financial statements shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation of such projected financial statements (it being understood by the Secured Parties that any such projections are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and the Investors and that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material);~~
(3)    [reserved];
(4)    simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(1) and 6.01(2), the related unaudited (it being understood that such information may be audited at the option of the Borrower) consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and
(5)    annually, upon request of the Administrative Agent, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to Section 6.01(1) above, commencing with the delivery of information with respect to the 2015 fiscal year, to participate in a conference call for Lenders to discuss the financial position and results of operations of the Borrower and its Subsidiaries for the most recently ended period for which financial statements have been delivered.
Notwithstanding the foregoing, the obligations referred to in Sections 6.01(1) and 6.01(2) may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any Parent Company or (B) the Borrower’s or such Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 6.01); provided that with respect to each of the preceding clauses (A) and (B), (1) to the extent such information relates to a parent of the Borrower, if and so long as such Parent Company will have Independent Assets or Operations, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Company and its Independent Assets or Operations, on

the one hand, and the information relating to the Borrower and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand and (2) to the extent such information is in lieu of information required to be provided under Section 6.01(1) (it being understood that such information may be audited at the option of the Borrower), such materials are accompanied by a report and opinion of Deloitte & Touche LLP, any other independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (x) shall be prepared in accordance with generally accepted auditing standards and (y) shall not be subject to any qualification as to the scope of such audit or be subject to any explanatory statement as to the Borrower’s ability to continue as a “going concern” or like qualification (other than with respect to (i) an upcoming maturity or (ii) any actual or anticipated inability to satisfy a financial maintenance covenant (including, for the avoidance of doubt, the Financial Covenant and the financial covenant set forth in Section 7.12(1)(b))).
Any financial statements required to be delivered pursuant to Sections 6.01(1) or 6.01(2) shall not be required to contain all purchase accounting adjustments relating to the Transactions or any other transaction(s) permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements.
SECTION 6.02    Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender:
(1)    no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(1) and (2) (commencing with such delivery for the fiscal quarter ending September 30, 2015), a duly completed Compliance Certificate signed by a Financial Officer of the Borrower; provided that if such Compliance Certificate demonstrates a Financial Covenant Event of Default, any of the Permitted Holders may deliver, prior to or together with such Compliance Certificate, a notice of an intent to cure (a “Notice of Intent to Cure”) pursuant to Section 8.02 to the extent permitted thereunder;
(2)    promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;
(3)    promptly after the furnishing thereof, copies of any notices of default to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount or pursuant to the terms of the Senior Notes Indenture so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount (in each case, other than in connection with any board observer rights) and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 6.02;
(4)    together with the delivery of the Compliance Certificate with respect to the financial statements referred to in Section 6.01(1), (a) a report setting forth the information required by Sections (I)(A) (other than with respect to any foreign qualification(s)) and (II)(B) of the Perfection Certificate (or confirming that there has been no change in such information since the latter of the Closing Date or the last such report) and (b) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such list or a confirmation that there is no change in such information since the later of the Closing Date and the last such list; and
(5)    promptly, such additional information regarding the business and financial affairs of any Loan Party or any Material Subsidiary that is a Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request in writing from time to time.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02(2) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s (or any Parent Company’s) website on the Internet at the website address listed on Schedule 10.02 hereto (or as such address may be updated from time to time in accordance with Section 10.02); or (b) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) upon written request by the Administrative Agent, the Borrower will deliver paper copies of such documents to the Administrative Agent for further distribution by the Administrative Agent to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents or link and, upon the Administrative Agent’s request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may have personnel who do not wish to receive any information with respect to the Borrower, its Subsidiaries or their respective securities that is not Public-Side Information, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Borrower hereby agrees that (i) at the Administrative Agent’s request, all Borrower Materials that are to be made available to Public Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” will appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower will be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as containing only Public-Side Information (provided, however, that to the extent such Borrower Materials constitute Information, they will be treated as set forth in Section 10.09); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information”; and (iv) the Administrative Agent and the Arrangers will treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark the Borrower Materials “PUBLIC.”
Anything to the contrary notwithstanding, nothing in this Agreement will require Holdings, the Borrower or any Subsidiary to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter, or provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by Law or binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.
SECTION 6.03    Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent of:
(1)    the occurrence of any Default; and
(2)    (a) any dispute, litigation, investigation or proceeding between any Loan Party and any arbitrator or Governmental Authority, (b) the filing or commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or its Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (c) the occurrence of any ERISA Event that, in any such case referred to in clauses (a), (b) or (c) of this Section 6.03(2), has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (a) that such notice is being delivered pursuant to Section 6.03(1) or (2) (as applicable) and (b) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
SECTION 6.04    Payment of Obligations. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (1) any such Tax is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (2) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
SECTION 6.05    Preservation of Existence, etc.
(1)    Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and
(2)    take all reasonable action to obtain, preserve, renew and keep in full force and effect its rights, licenses, permits, privileges, franchises, and IP Rights material to the conduct of its business, except in the case of clause (1) or (2) to the extent (other than with respect to the preservation of the existence of the Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to any merger, consolidation, liquidation, dissolution or disposition permitted by Article VII.
SECTION 6.06    Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.
SECTION 6.07    Maintenance of Insurance.
(1)    Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to the Borrower’s and the Restricted Subsidiaries’ properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried; provided that notwithstanding the foregoing, in no event will the Borrower or any Restricted Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice. Each such policy of insurance will as appropriate, (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear or (ii) in the case of each casualty insurance policy, contain an additional loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the additional loss payee thereunder; provided that to the extent that the requirements of this Section 6.07 are not satisfied on the Closing Date, the Borrower may satisfy such requirements within ninety (90) days of the Closing Date (or such later date as the Administrative Agent may agree).
(2)    If any improved portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower will, or will cause each Loan Party to (a) maintain, or cause to be maintained, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and

(b) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent.
SECTION 6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.
SECTION 6.09    Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
SECTION 6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. For the avoidance of doubt, this Section 6.10 is subject to the last paragraph of Section 6.02.
SECTION 6.11    Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(1)    (x) upon (i) the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary (other than any Excluded Subsidiary) by any Loan Party, (ii) the designation of any existing direct or indirect wholly owned Material Domestic Subsidiary (other than any Excluded Subsidiary) as a Restricted Subsidiary, (iii) any Subsidiary (other than any Excluded Subsidiary) becoming a wholly owned Material Domestic Subsidiary or (iv) an Excluded Subsidiary that is a Material Domestic Subsidiary ceasing to be an Excluded Subsidiary but continuing as a Restricted Subsidiary of the Borrower, (y) upon the acquisition of any material assets by the Borrower or any Subsidiary Guarantor or (z) with respect to any Subsidiary at the time it becomes a Loan Party, for any material assets held by such Subsidiary (in each case, other than assets constituting Collateral under a Collateral Document that becomes subject to the Lien created by such Collateral Document upon acquisition thereof (without limitation of the obligations to perfect such Lien)):
(a)    within ninety (90) days (or such greater number of days specified below) after such formation, acquisition or designation or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion cause such Material Domestic Subsidiary required to become a Guarantor under the Collateral and Guarantee Requirement to execute the Guaranty (or a joinder thereto) and other documentation the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Guaranty and the Collateral Documents and

(A)    within ninety (90) days (or within the time period set forth in Section 6.11(2)(b) the case of documents listed in Section 6.11(2)(b)) after such formation, acquisition or designation, cause each such Material Domestic Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent (or a Mortgage Collateral Trustee, if applicable), Mortgages and the other items listed in Section 6.11(2)(b), mutatis mutandis, with respect to any Material Real Property, supplements to the Security Agreement, a counterpart signature page to the Intercompany Subordination Agreement, Intellectual Property Security Agreements and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting and perfecting Liens required by the Collateral and Guarantee Requirement;
(B)    within ninety (90) days after such formation, acquisition or designation, cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and a joinder to the Intercompany Subordination Agreement substantially in the form of Annex I thereto with respect to the intercompany Indebtedness held by such Material Domestic Subsidiary;
(C)    within ninety (90) days (or within the time period set forth in Section 6.11(2)(b) in the case of documents listed in Section 6.11(2)(b)) after such formation, acquisition or designation, take and cause (i) the applicable Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and (ii) to the extent applicable, each direct or indirect parent of such applicable Material Domestic Subsidiary, in each case, to take customary action(s) (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates to the extent certificated) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected (subject to Liens permitted by Section 7.01) Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and
(D)    within ninety (90) days (or within the time period set forth in Section 6.11(2)(b) in the case of documents listed in Section 6.11(2)(b)) after the reasonable request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of a customary Opinion of Counsel, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(1) as the Administrative Agent may reasonably request;
provided that actions relating to Liens on real property are governed by Section 6.11(2) and not this Section 6.11(1).
(2)    Material Real Property.
(a)    Notice.
(i)    Within ninety (90) days (or such longer period as the Collateral Agent may agree in its reasonable discretion), after the formation, acquisition or designation of a Material Domestic Subsidiary that is required to become a Subsidiary Guarantor under the Collateral and Guarantee Requirement, the Borrower will, or will cause such Material Domestic Subsidiary to, furnish to the

Collateral Agent a description of any Material Real Property (other than any Excluded Asset(s)) owned by such Material Domestic Subsidiary.
(ii)    Within ninety (90) days (or such longer period as the Collateral Agent may agree in its reasonable discretion), after the acquisition of any Material Real Property (other than any Excluded Asset(s)) by a Loan Party (other than Holdings), after the Closing Date, the Borrower will, or will cause such Loan Party to, furnish to the Collateral Agent a description of any such Material Real Property.
(b)    Mortgages. The Borrower will, or will cause the applicable Loan Party to, provide the Collateral Agent (or a Mortgage Collateral Trustee, if applicable) with a Mortgage with respect to any Material Real Property that is the subject of a notice delivered pursuant to Section 6.11(2)(a), within ~~one hundred eighty (180) days of the acquisition, formation or designation of such Material Domestic Subsidiary or the acquisition of such Material Real Property (or, following the Covenant Modification Period,~~ two hundred seventy-five (275) days of the acquisition, formation or designation of such Material Domestic Subsidiary or the acquisition of such Material Real Property if the Borrower provides notice within ninety (90) days of the acquisition, formation or designation of such Material Domestic Subsidiary or the acquisition of such Material Real Property to the Administrative Agent of its intention to consummate a Specified Sale-Leaseback Transaction with respect to such Material Real Property~~)~~  (or such longer period as the Collateral Agent may agree in its sole discretion), together with:
(i)    evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create, except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a valid and subsisting perfected Lien on such Material Real Property in favor of the Collateral Agent (or a Mortgage Collateral Trustee, if applicable) for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;
(ii)    fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the fair market value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Liens permitted by Section 7.01 or such other Liens reasonably satisfactory to the Collateral Agent that do not have an adverse impact on the use or value of the Mortgaged Properties, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available in the applicable jurisdiction;
(iii)    customary Opinions of Counsel for the applicable Loan Parties in states in which such Material Real Properties are located, with respect to the enforceability and perfection of the Mortgage(s) and any related fixture filings, the authorization, execution and delivery of the Mortgages and such other matters as the Collateral Agent may reasonably request, in form and substance reasonably satisfactory to the Collateral Agent;
(iv)    American Land Title/American Congress on Surveying and Mapping surveys for each Material Real Property or existing surveys together with no change Mortgaged affidavits, in each case certified to the Collateral Agent if deemed necessary by Collateral Agent in its reasonable discretion, sufficient for the title insurance company issuing a Mortgage Policy to remove the standard survey exception and issue standard survey related endorsements and otherwise reasonably satisfactory to the Collateral Agent (if reasonably requested by the Collateral Agent);

(v)    a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Material Real Property containing improved land addressed to the Collateral Agent and otherwise in compliance with the Flood Insurance Laws, and if any such Material Real Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be a special flood hazard area, the Borrower’s duly executed acknowledgement of receipt of written notification from the Collateral Agent about special flood hazard area status and flood disaster assistance and evidence that the Borrower or applicable Loan Party has obtained flood insurance reasonably satisfactory to the Collateral Agent that is in compliance with all applicable requirements of the Flood Insurance Laws; and
(vi)    as promptly as practicable after the reasonable request therefor by the Collateral Agent, environmental assessment reports and reliance letters (if any) that have been prepared in connection with such acquisition, designation or formation of any Material Domestic Subsidiary or acquisition of any Material Real Property.
Notwithstanding anything to the foregoing and upon the reasonable agreement of the Borrower and the Collateral Agent, the Borrower or the applicable Guarantor may satisfy the Collateral and Guarantee Requirement with respect to the delivery of a Mortgage on any Material Real Property pursuant to Section 6.11(2)(b) by delivering a mortgage to a Mortgage Collateral Trustee or amending an existing mortgage to be in favor of a Mortgage Collateral Trustee and to secure the Obligations in addition to the obligations under the Secured Notes Indenture (and any Additional Obligations (as defined in the Amendment No. 8 Intercreditor Agreement, as applicable) and to otherwise be in form and substance reasonably satisfactory to the Collateral Agent.
SECTION 6.12    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits (including any cleanup, removal or remedial obligations) and (2) obtain and renew all Environmental Permits required to conduct its operations or in connection with its properties.
SECTION 6.13    Further Assurances and Post-Closing Covenant.
(1)    Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document and in each case at the expense of the Borrower, promptly upon reasonable request from time to time by the Administrative Agent or the Collateral Agent or as may be required by applicable Laws (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonable request from time to time in order to carry out more effectively the purposes of the Collateral Documents and to satisfy the Collateral and Guarantee Requirement.
(2)    As promptly as practicable, and in any event no later than ninety (90) days after the Closing Date or such later date as the Administrative Agent reasonably agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date, deliver the documents or take the actions required pursuant to sub clauses (i) through (vi) of Section 6.11(2)(b) hereof with respect to any Mortgaged Properties listed in Schedule 1.01(2), including the Phase I Environmental Site Assessments prepared by EMG in connection with the Transactions, as if notice had been provided with respect to such Mortgaged Properties listed in Schedule 1.01(2), except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”
SECTION 6.14    Use of Proceeds.

(1)    The proceeds of the Closing Date Term Loans (other than the New 2023 Refinancing Term Loans) and Closing Date Revolving Borrowings, together with the proceeds of the Equity Contribution and the Senior Notes, will be used on the Closing Date to (a) repay Indebtedness incurred under the Existing Credit Agreement and certain other Indebtedness, in each case together with any premium and accrued and unpaid interest thereon and any fees and expenses with respect thereto, (b) pay (i) any original issue discount or upfront fees in connection with the Transactions resulting from the exercise of any “market flex” pursuant to the Fee Letter, (ii) the Transaction Consideration and (iii) the Transaction Expenses and (c) to the extent any such proceeds remain after the foregoing uses, for general corporate purposes not prohibited by the terms of this Agreement.
(2)    The proceeds of the Revolving Loans and Swing Line Loans borrowed after the Closing Date will be used for working capital and other general corporate purposes, including the financing of transactions that are not prohibited by the terms of this Agreement (including Permitted Acquisitions and other investments permitted hereunder).
(3)    Letters of Credit will be used by the Borrower for general corporate purposes of the Borrower, Holdings and the Restricted Subsidiaries, including supporting transactions not prohibited by the Loan Documents.
SECTION 6.15    Maintenance of Ratings. Use commercially reasonable efforts to maintain (1) a public corporate credit rating or public corporate family rating, as applicable (but not any specific rating), from any two of S&P, Moody’s and Fitch, in each case in respect of the Borrower, and (2) a public rating (but not any specific rating) in respect of each Term Facility as of the Closing Date from any two of S&P, Moody’s and Fitch.
ARTICLE VII
Negative Covenants
So long as the Termination Conditions are not satisfied:
SECTION 7.01    Liens. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien (except any Permitted Lien(s)) that secures obligations under any Indebtedness or any related guarantee of Indebtedness on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom.
The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.
~~Notwithstanding the foregoing, during the Covenant Modification Period, the Borrower shall not be permitted to incur (x) Indebtedness secured by Liens under clause (39) of the definition of Permitted Liens or Incremental Facilities secured on a pari passu basis with the Liens that secure the Closing Date Loans and the 2021-2 Initial Revolving Facility, (y) Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (12)(a) of Section 7.02(b) or (z) Liens permitted by clause (21) of the definition of “Permitted Liens” securing Indebtedness, in each case other than the 2021-2 Initial Revolving Commitments and the 2021-2 Initial Revolving Loans.~~
SECTION 7.02    Indebtedness.
(a)    The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly:

(i)    create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), or
(ii)    issue any shares of Disqualified Stock or permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock;
provided that the Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, in each case if no Event of Default exists or would result therefrom (subject to Section 1.07(8)), and either:
(A)    the Fixed Charge Coverage Ratio of the Borrower for the Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this proviso) would have been (A) at least 2.00 to 1.00 or (B) no less than the Fixed Charge Coverage Ratio immediately prior to giving effect to such incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock; or
(B)    the Total Net Leverage Ratio of the Borrower for the Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this proviso) (without netting any cash received from the incurrence of such Indebtedness) would be no greater than ~~5.10~~4.50 to 1.00 in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such Test Period;
provided further that Restricted Subsidiaries of the Borrower that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock under this Section 7.02(a) if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock of such Restricted Subsidiaries incurred or issued pursuant to this Section 7.02(a) then outstanding would exceed the greater of (1) $~~100.0~~150.0 million and (2) an amount equal to the Equivalent Percentage of the amount in the preceding clause (1) multiplied by TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such incurrence.
(b)    The provisions of Section 7.02(a) will not apply to:
(1)    Indebtedness under the Loan Documents (including Incremental Loans, Refinancing Loans and Extended Loans);
(2)    the incurrence by the Borrower and any Guarantor of Indebtedness represented by (x) the 2021 Senior Notes and any Guarantees thereof (but excluding any Additional Notes (as defined in the 2021 Senior Notes Indenture) issued after the Closing Date) or (y) Secured Notes and any Guarantees thereof

(but excluding any Additional Notes (as defined in the Secured Notes Indenture) issued after the Amendment No. 8 Effective Date);
(3)    (a) the incurrence of Indebtedness by the Borrower and any Restricted Subsidiary in existence on the Amendment No. ~~8~~13 Effective Date (excluding Indebtedness described in the preceding clauses (1) and (2)~~, but including Indebtedness in respect of~~) and (b) the Existing Mortgage Debt~~)~~;
(4)    (a) the incurrence of Attributable Indebtedness and (b) Indebtedness (including Capitalized Lease Obligations and Purchase Money Obligations), Disqualified Stock and Preferred Stock incurred or issued by the Borrower or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance (x) the construction of the Life Time Living facility in Henderson, Nevada, and (y) the purchase, lease, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, other than with respect to Capitalized Lease Obligations in connection with any Sale-Leaseback Transaction (which shall be Permitted Indebtedness), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts) and all other Indebtedness, Disqualified Stock or Preferred Stock incurred or issued and outstanding under this clause (4)(y), at such time not to exceed the greater of (i) $~~100.0~~150.0 million and (ii) ~~the Equivalent Percentage of the amount set forth in clause (i) multiplied by~~25% TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such incurrence and (c) any Refinancing Indebtedness thereof;
(5)    Indebtedness incurred by the Borrower or any Restricted Subsidiary (a) constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with industry practice, including in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance or other social security legislation or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or (b) as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, trade creditors or other Persons issued or incurred in the ordinary course of business or consistent with industry practice;
(6)    the incurrence of Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(7)    the incurrence of Indebtedness of the Borrower to a Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to the Borrower or any Restricted Subsidiary); provided that any such Indebtedness for borrowed money owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Loans to the extent permitted by applicable law and it does not result in adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8)    the incurrence of Indebtedness of a Restricted Subsidiary to the Borrower or another Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to the Borrower or any Restricted Subsidiary) to the extent permitted by Section 7.05; provided that any such Indebtedness for borrowed money incurred by a Guarantor and owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Guaranty of the Loans of such Guarantor to the extent permitted by applicable law and it does not result in adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any such subsequent transfer of any such Indebtedness (except to the Borrower or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);
(9)    the issuance of shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to the Borrower or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary that holds such Preferred Stock or Disqualified Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an issuance of such shares of Preferred Stock or Disqualified Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);
(10)    the incurrence of Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);
(11)    the incurrence of Obligations in respect of self-insurance and Obligations in respect of performance, bid, appeal and surety bonds and performance, banker’s acceptance facilities and completion guarantees, indemnifications and similar obligations provided by the Borrower or any Restricted Subsidiary or Obligations in respect of letters of credit, bank guarantees, non-recourse carve-outs or similar instruments related thereto, in each case in the ordinary course of business or consistent with industry practice, including those incurred to secure health, safety and environmental obligations;
(12)    the incurrence of:
(a)    Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of (i) the net cash proceeds received by the Borrower and its Restricted Subsidiaries since the Closing Date from the issue or sale of Equity Interests of the Borrower and the Guarantors or contributions to the capital of the Borrower and the Guarantors, including through consolidation, amalgamation or merger (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any Subsidiary or any exercise of the cure right set forth in Section 8.04) as determined in accordance with clauses (3)(b) and (3)(c) of Section 7.05(a) and (ii) Indebtedness of the Borrower and its Subsidiaries that is converted into Equity Interests (other than Disqualified Stock or sales of Equity Interests to the Borrower or any Subsidiary or any Equity Interests that are preferred shares that bear a cash-pay dividend) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to Section 7.05(a) or to make Permitted Investments (other than Permitted Investments specified in clause (1), (2) or (3) of the definition thereof); and
(b)    Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (12)(b), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), does not exceed (i) the greater of (x) $~~100.0~~300.0 million and (y) an amount equal to ~~the Equivalent Percentage of the amount set forth in clause (x) multiplied by~~50% of TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such incurrence (and any Refinancing Indebtedness thereof ) plus, without duplication, (ii) in the event of any extension, replacement, refinancing, renewal or defeasance of any such Indebtedness or Disqualified Stock, an amount equal to the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness or the extension, replacement, refunding, refinancing, renewal or defeasance of such Indebtedness or Disqualified Stock;

provided that any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to this clause (12) will cease to be deemed incurred, issued or outstanding for purposes of this clause (12) but will be deemed incurred or issued for the purposes of Section 7.02(a) from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under Section 7.02(a) without reliance on this clause (12);
(13)    the incurrence by the Borrower of Indebtedness or Disqualified Stock or the incurrence by a Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to Refinance any Indebtedness (including any Designated Revolving Commitments) permitted under Section 7.02(a) and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clauses (14), (23) and (30), or any successive Refinancing Indebtedness with respect to any of the foregoing;
(14)    the incurrence of:
(a)    Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary, incurred or issued to finance an acquisition or investment (or other purchase of assets) or that is assumed by the Borrower or any Restricted Subsidiary in connection with such acquisition or investment, and
(b)    Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into, amalgamated or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement;
provided that, in the case of the preceding clauses (a) and (b) either:
(i)    after giving pro forma effect to such acquisition, amalgamation, consolidation or merger, the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to either Fixed Charge Coverage Ratio test set forth in clause (A) of Section 7.02(a); or

(ii)    the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock does not exceed the greater of (A) $~~100.0~~150.0 million and (B) an amount equal to the Equivalent Percentage of the amount set forth in clause (A) multiplied by TTM Run-Rate Adjusted EBITDA as of the applicable date of such incurrence, at any one time outstanding, together with all other outstanding Indebtedness, Disqualified Stock or Preferred Stock issued under this clause (ii) and any outstanding Indebtedness under clause (13) incurred to Refinance Indebtedness initially incurred in reliance on this clause (ii) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (ii) will cease to be deemed incurred or outstanding for purposes of this clause (ii) but will be deemed incurred pursuant to Section 7.02(a), under clause (2) of the definition of Permitted Incremental Amount or under clause (i) above from and after the first date on which the Borrower or such Restricted

Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under such provision;

(15)    the incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with industry practice;
(16)    the incurrence of Indebtedness of the Borrower or any Restricted Subsidiary supported by letters of credit or bank guarantees issued in connection herewith or any Credit Agreement Refinancing Indebtedness, in each case, in a principal amount not in excess of the stated amount of such letters of credit or bank guarantees;
(17)    (a) the incurrence of any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligations incurred by the Borrower or such Restricted Subsidiary is permitted by this Agreement, or (b) any co-issuance by the Borrower or any Restricted Subsidiary of any Indebtedness or other obligations of the Borrower or any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligations by the Borrower or such Restricted Subsidiary was permitted hereunder;
(18)    the incurrence of Indebtedness issued by the Borrower or any Restricted Subsidiary to future, present or former employees, directors, officers, members of management and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members and permitted transferees thereof, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any Parent Company to the extent described in Section 7.05(b)(4);
(19)    customer deposits and advance payments received in the ordinary course of business or consistent with industry practice from customers for goods and services purchased in the ordinary course of business or consistent with industry practice;
(20)    the incurrence of (a) Indebtedness owed to banks and other financial institutions incurred in the ordinary course of business or consistent with industry practice in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Restricted Subsidiaries and (b) Indebtedness in respect of Cash Management Services, including Cash Management Obligations;
(21)    Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business or consistent with industry practice on arm’s-length commercial terms;
(22)    the incurrence of Indebtedness of the Borrower or any Restricted Subsidiary consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with industry practice;
(23)    the incurrence of Indebtedness or Disqualified Stock by Restricted Subsidiaries of the Borrower that are not Guarantors in an amount not to exceed and together with any other Indebtedness incurred and outstanding under this clause (23) the greater of (a) $~~50.0~~75.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such incurrence; it being understood that any Indebtedness or Disqualified Stock deemed incurred or issued pursuant to this clause (23) will cease to be deemed incurred or issued or outstanding for the purpose of this clause (23) but will be deemed incurred or issued for the purposes of Section 7.02(a) or under clause (2) of the definition of Permitted Incremental Amount from and after the first date on which the Borrower or such Restricted

Subsidiaries could have incurred such Indebtedness under Section 7.02(a) or under clause (2) of the definition of Permitted Incremental Amount without reliance on this clause (23);
(24)    the incurrence of Indebtedness by the Borrower or any Restricted Subsidiary undertaken in connection with cash management (including netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and related or similar services or activities) with respect to the Borrower, any Subsidiaries or any joint venture in the ordinary course of business or consistent with industry practice, including with respect to financial accommodations of the type described in the definition of Cash Management Services;
(25)    the incurrence of mortgage Indebtedness on fee-owned or ground leased real property that is not Material Real Property;
(26)    guarantees incurred in the ordinary course of business or consistent with industry practice in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners;
(27)    the incurrence of Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights or the settlement of any claims or actions (whether actual, contingent or potential) with respect to the Transactions or any other acquisition (by merger, consolidation or amalgamation or otherwise) in accordance with the terms hereof;
(28)    the incurrence of Indebtedness representing deferred compensation to employees of any Parent Company, the Borrower or any Restricted Subsidiary, including Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with the Transactions, any investment or any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Agreement;
(29)    the incurrence of Indebtedness arising out of any Sale-Leaseback Transaction incurred in the ordinary course of business or consistent with industry practice;
(30)    (a) Credit Agreement Refinancing Indebtedness and (b) Permitted Incremental Equivalent Debt;
~~(31) without duplication of amounts incurred under clause (12)(a) above and solely during the Covenant Modification Period (and, for the avoidance of doubt, any Indebtedness incurred pursuant to this clause (31) during the Covenant Modification Period may remain outstanding after the Covenant Modification Period), the incurrence of Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 50.0% of (i) the net cash proceeds received by the Borrower and its Restricted Subsidiaries since the Amendment No. 8 Effective Date from the issue or sale of Equity Interests of the Borrower or any Restricted Subsidiary or contributions to the capital of the Borrower and the Guarantors, consolidation, amalgamation or merger (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any Subsidiary or any Equity Interests that are preferred shares that bear a cash-pay dividend) and (ii) Indebtedness of the Borrower and its Subsidiaries that is converted into Equity Interests (other than Disqualified Stock or sales of Equity Interests to the Borrower or any Subsidiary or any Equity Interests that are preferred shares that bear a cash-pay dividend); and~~
(31)    [reserved]; and

(32)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (31) above.
(c)    For purposes of determining compliance with this Section 7.02:

(1)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (31) above or is entitled to be incurred pursuant to Section 7.02(a), the Borrower, in its sole discretion, may divide and classify and may subsequently re-divide and reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or a portion thereof) in such of the above clauses or under Section 7.02(a) as determined by the Borrower at such time, including any division, classification, redivision and-reclassification between the Fixed Incremental Amount and the Ratio Amount; provided that all Indebtedness (x) represented by the Senior Notes and related Guarantees on the Closing Date and (y) incurred hereunder on the Closing Date will, at all times, be treated as incurred on the Closing Date under Section 7.02(b)(1) and (2), respectively, and may not be reclassified;
(2)    the Borrower is entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 7.02(a) and (b), subject to the proviso to the preceding clause (1) of this Section 7.02(c);
(3)    the principal amount of Indebtedness outstanding under any clause of this Section 7.02 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;
(4)    in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued pursuant to Section 7.02(b) on the same date that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued under Section 7.02(a), then the Fixed Charge Coverage Ratio, or applicable leverage ratio, will be calculated with respect to such incurrence under Section 7.02(a) without regard to any incurrence under Section 7.02(b); provided that unless the Borrower elects otherwise, the incurrence of Indebtedness, Disqualified Stock or Preferred Stock will be deemed incurred or issued first under Section 7.02(a) to the extent permitted with the balance incurred under Section 7.02(b); and

(5)    guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was incurred in compliance with this Section 7.02.
The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 7.02. Any Indebtedness incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to clauses (2), (3), (4), (12), (13), (14) and (23) of Section 7.02(b) will be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest and dividends and premiums (and with respect to Indebtedness under Designated Revolving Commitments, including an amount equal to any unutilized Designated Revolving Commitments being refinanced to the extent permanently terminated at the time of incurrence of such Refinancing Indebtedness and reasonable tender premiums), defeasance costs and fees and expenses incurred in connection with such refinancing.
For purposes of determining compliance with any Dollar denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the Dollar equivalent principal amount of Indebtedness or Disqualified Stock or Preferred Stock denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is issued to Refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable Dollar denominated (or Equivalent Percentage, if greater) restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed (i) the principal amount of such Indebtedness, Disqualified Stock or Preferred Stock (as applicable) being refinanced plus (ii) the aggregate amount of accrued but unpaid interest, fees, underwriting discounts, defeasance costs, premiums (including tender premiums) and other costs and expenses (including OID, upfront fees or similar fees) incurred in connection with such refinancing.
The principal amount of any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness or Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date will be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.
For purposes of determining compliance with this Section 7.02, if any Indebtedness is refinanced in reliance on a Basket measured by reference to a percentage of Run-Rate Adjusted EBITDA, and such refinancing would cause the percentage of Run-Rate Adjusted EBITDA to be exceeded if calculated based on the Run-Rate Adjusted EBITDA on the date of such refinancing, such percentage of Run-Rate Adjusted EBITDA will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Indebtedness does not exceed the sum of (i) the principal amount of such Indebtedness being refinanced, plus (ii) the related costs incurred or payable in connection with such refinancing.
~~Notwithstanding the foregoing, during the Covenant Modification Period, the Borrower shall not be permitted to incur Indebtedness secured by Liens under clause (39) of the definition of Permitted Liens or Incremental Facilities secured on a pari passu basis with the Liens that secure the Closing Date Loans, in each case other than the 2021-2 Initial Revolving Commitments and the 2021-2 Initial Revolving Loans.~~
SECTION 7.03    Fundamental Changes. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, consolidate, amalgamate or merge with or into or wind up into another Person, or liquidate or dissolve or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transactions), except that:
(1)    Subject to clause (g) of Section 4.1 of the Security Agreement, Holdings or any Restricted Subsidiary may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that
(a)    the Borrower shall be the continuing or surviving Person,
(b)    such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia and
(c)    in the case of a merger or consolidation of Holdings with and into the Borrower,

(i)    Holdings shall not be an obligor in respect of any Indebtedness that is not permitted to be Indebtedness of the Borrower under this Agreement,
(ii)    Holdings shall have no direct Subsidiaries at the time of such merger or consolidation other than the Borrower,
(iii)    no Default or Event of Default exists at such time or after giving effect to such transaction and
(iv)    after giving effect to such transaction, the direct parent of the Borrower will (A) expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Borrower and (B) pledge 100% of the Equity Interest of the Borrower to the Administrative Agent as Collateral to secure the Obligations in form reasonably satisfactory to the Administrative Agent and the Borrower;

(2)    (a)     any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party,
(b)    any Restricted Subsidiary may merge or consolidate with or into any other Restricted Subsidiary that is a Loan Party; provided that a Loan Party shall be the continuing or surviving Person;
(c)    any merger the sole purpose of which is to reincorporate or reorganize a Loan Party in another jurisdiction in the United States will be permitted and
(d)    any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders;
provided that in the case of clauses (b) through (d), ~~(x) no Event of Default shall result therefrom and (y)~~ the Person who receives the assets of such dissolving or liquidated Restricted Subsidiary that is a Guarantor shall be a Loan Party or such disposition shall otherwise be permitted under Section 7.05 or the definition of “Permitted Investments”;
(3)    any Restricted Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (x) the transferee must be a Loan Party or (y) to the extent constituting an Investment, such Investment must be a Permitted Investment in a Restricted Subsidiary which is not a Loan Party in connection with any Investment permitted hereunder;
(4)    so long as no Default has occurred and is continuing or would result therefrom (subject to Section 1.07(8)), the Borrower may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person; provided that (a) the Borrower shall be the continuing or surviving corporation or (b) if the Person formed by or surviving any such merger or consolidation is not the Borrower (or, in connection with a disposition of all or substantially all of the Borrower’s assets, is the transferee of such assets) (any such Person, a “Successor Borrower”):
(i)    the Successor Borrower will:

(A)    be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia,

(B)    expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Borrower and

(C)    deliver to the Administrative Agent (I) an Officer’s Certificate stating that such merger or consolidation or other transaction and such supplement to this Agreement or any Loan Document (as applicable) comply with this Agreement and (II) an Opinion of Counsel including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent;

(ii)    substantially contemporaneously with such transaction (or at a later date as agreed by the Administrative Agent),

(A)    each Guarantor, unless it is the other party to such merger or consolidation, will by a supplement to the Guaranty (or in another form reasonably satisfactory to the Administrative Agent and the Borrower) reaffirm its Guaranty of the Obligations (including the Successor Borrower’s obligations under this Agreement),

(B)    each Loan Party, unless it is the other party to such merger or consolidation, will, by a supplement to the Security Agreement (or in another form reasonably satisfactory to the Administrative Agent), confirm its grant or pledge thereunder,

(C)    if reasonably requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, will, by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Collateral Agent and the Borrower), confirm that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement; and
(iii)    after giving pro forma effect to such incurrence, the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (A) of Section 7.02(a); or

(iv)    the Administrative Agent shall have received at least three (3) Business Days prior to the such transaction all documentation and other information in respect of the Successor Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;
(5)    so long as no Default exists or would result therefrom (subject to Section 1.07(8)), Holdings may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person; provided that (a) Holdings will be the continuing or surviving Person or (b) if:
(i)    the Person formed by or surviving any such merger or consolidation is not Holdings,
(ii)    Holdings is not the Person into which the applicable Person has been liquidated or

(iii)    in connection with a disposition of all or substantially all of Holdings’ assets, the Person that is the transferee of such assets is not Holdings (any such Person described in the preceding clauses (i) through (iii), a “Successor Holdings”), then the Successor Holdings will:
(A)    be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia,
(B)    expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Borrower,
(C)    (I) expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Borrower and (II) pledge 100% of the Equity Interests of the Borrower to the Administrative Agent as Collateral to secure the Obligations in accordance with the Security Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Borrower,
(D)    if requested by the Administrative Agent, deliver, or cause the Borrower to deliver, to the Administrative Agent (I) an Officer’s Certificate stating that such merger or consolidation or other transaction and such supplement to this Agreement or any Collateral Document (as applicable) comply with this Agreement and (II) an Opinion of Counsel including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent; and
(iv)    the Administrative Agent shall have received at least three (3) Business Days prior to the such transaction all documentation and other information in respect of the Successor Holdings required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

provided further that if the foregoing are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement;
(6)    any Restricted Subsidiary may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person in order to effect a Permitted Investment or other investment permitted pursuant to Section 7.05; ~~provided that solely in the case of a merger or consolidation involving a Loan Party and subject to Section 1.07(8), no Event of Default exists or would result therefrom;~~

(7)    a merger, dissolution, liquidation, consolidation or disposition, the purpose of which is to effect a disposition not prohibited by Section 7.04 (other than under clause (2)(c) of the definition of “Asset Sale”);
(8)    subject to clause (g) of Section 4.1 of the Security Agreement, the Borrower and any Restricted Subsidiary may (a) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of the Borrower or such Restricted Subsidiary or the laws of a jurisdiction in the United States and (b) change its name; and
(9)    the Loan Parties and the Restricted Subsidiaries may consummate the Transactions.

Upon consummation of the Merger, Life Time will succeed to, and be substituted for, and may exercise every right and power of, Merger Sub hereunder. Notwithstanding anything in this Agreement to the contrary, the merger of Merger Sub with and into Life Time on the Closing Date as described in the Transaction Agreement will be permitted hereunder, and no supplement or other deliverable will be required in connection therewith.
SECTION 7.04    Asset Sales. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, consummate any Asset Sale unless:
(1)    the Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise in connection with such Asset Sale) at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of and
(2)     except in the case of a Permitted Asset Swap, at least 75.0% of the consideration for such Asset Sale, together with all other Asset Sales since the Closing Date (on a cumulative basis), received by the Borrower or a Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that each of the following will be deemed to be cash or Cash Equivalents for purposes of this clause (2):
(a)    any liabilities (as shown on the Borrower’s or any Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or a Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or any Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are (i) assumed by the transferee of any such assets (or a third party in connection with such transfer) or (ii) otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Borrower or a Restricted Subsidiary);
(b)    any securities, notes or other obligations or assets received by the Borrower or any Restricted Subsidiary from such transferee or in connection with such Asset Sale (including earnouts and similar obligations) that are converted by the Borrower or a Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale;
(c)    any Designated Non-Cash Consideration received by the Borrower or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $~~50.0~~120.0 million and (ii) an amount equal ~~to the Equivalent Percentage of the amount set forth in clause (i) multiplied by~~20% of TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of the receipt of such Designated Non-Cash Consideration (or, at the Borrower’s option, at the time of contractually agreeing to such Asset Sale), with the fair market value of each item of Designated Non-Cash Consideration being measured, at the Borrower’s option, either at the time of contractually agreeing to such Asset Sale or at the time received and, in either case, without giving effect to any subsequent change(s) in value;
(d)    Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Sale (other than intercompany debt owed to the Borrower or a Restricted Subsidiary), to the extent that the Borrower and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale; or

(e)    any Investment, Capital Stock, assets, property or capital or other expenditure of the kind referred to in Section 2.05(2)(b)(ii).
To the extent any Collateral is disposed of in a manner that is not prohibited by this Section 7.04 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such disposition is permitted by this Agreement, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
In addition, none of the Borrower or any Restricted Subsidiary shall enter into any Sale-Leaseback Transaction unless (1) at the time of the consummation thereof no Event of Default has occurred and is continuing, and (2) such Sale-Leaseback Transaction is conducted as an arm’s-length basis and is for fair market value of the applicable property as determined by a Responsible Officer of the Borrower in good faith.
SECTION 7.05    Restricted Payments.
(a)    The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly:
(A)    declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any Restricted Subsidiary’s Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation, other than:
(i)    dividends, payments or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Borrower or a Parent Company or in options, warrants or other rights to purchase such Equity Interests; or
(ii)    dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities or such other amount to which it is entitled pursuant to the terms of such Equity Interest;
(B)    purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any Parent Company, including in connection with any merger, amalgamation or consolidation, in each case held by Persons other than the Borrower or a Restricted Subsidiary;

(C)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or final maturity, any Subordinated Indebtedness, other than:

(i)    Indebtedness permitted under clauses (7), (8) and (9) of Section 7.02(b); or
(ii)    the payment, redemption, repurchase, defeasance, acquisition or retirement for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; or
(D)    make any Restricted Investment;

(all such payments and other actions set forth in clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of and immediately after giving effect to such Restricted Payment:
(1)    in the case of a Restricted Payment other than a Restricted Investment, no Event of Default will have occurred and be continuing or would occur as a consequence thereof and, in the case of a Restricted Investment utilizing clause (3)(g) below, no Event of Default pursuant to Section 8.01(1) or 8.01(6) will have occurred and be continuing or would occur as a consequence thereof;

(2)    ~~except in the case of a Restricted Investment, immediately after giving effect to any such Restricted Payment made pursuant to clause (3)(a) below on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (A) of Section 7.02(a);~~[reserved];

(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including the fair market value of any non-cash amount) made by the Borrower and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by 7.05(b) other than clause (1) thereof), is less than the sum of (without duplication):

(a)    50.0% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) commencing on the Closing Date to the end of the most recently ended Test Period preceding such Restricted Payment or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus
(b)    100.0% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Borrower and its Restricted Subsidiaries since the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 7.02(b)(12)(a)) from the issue or sale of:
(i)    (A)    Equity Interests of the Borrower (other than any Permitted Warrant Transaction), including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:
(I)    Equity Interests to any future, present or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates, Immediate Family Members or any permitted transferees thereof) of the Borrower, its Subsidiaries or any Parent Company after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 7.05(b)(4); and
(II)    Designated Preferred Stock; and
(B)    Equity Interests of Parent Companies (other than any Permitted Warrant Transaction), to the extent the proceeds of any such issuance or consideration for any such sale are contributed to the Borrower (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 7.05(b)(4); or
(ii)    Indebtedness of the Borrower or any Restricted Subsidiary, that has been converted into or exchanged for Equity Interests of the Borrower or any Parent Company;
provided that this clause (b) will not include the proceeds from (v) any exercise of the cure right set forth in Section 8.04, (w) Refunding Capital Stock (as defined below) applied in accordance with Section 7.05(b)(2) below, (x) Equity Interests or convertible debt securities of the Borrower sold to a Restricted Subsidiary, (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (z) Excluded Contributions; plus
(c)    100.0% of the aggregate amount of cash, Cash Equivalents and the fair market value of marketable securities or other property contributed to the capital of the Borrower following the Closing Date (including the fair market value of any Indebtedness contributed to the Borrower or its Subsidiaries for cancellation) or that becomes part of the capital of the Borrower through consolidation, amalgamation or merger following the Closing Date, in each case not involving cash consideration payable by the Borrower (other than (w) net cash proceeds of any exercise of the cure right set forth in Section 8.04, (x) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 7.02(b)(12)(a), (y) cash, Cash Equivalents and marketable securities or other property that are contributed by a Restricted Subsidiary or (z) Excluded Contributions); plus
(d)    100.0% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Borrower or a Restricted Subsidiary by means of:
(i)    the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of, or other returns on investments from, Restricted Investments made by the Borrower or its Restricted Subsidiaries (including cash distributions and cash interest received in respect of Restricted Investments) and repurchases and redemptions of such Restricted Investments from the Borrower or its Restricted Subsidiaries (other than by the Borrower or a Restricted Subsidiary) and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Borrower or its Restricted Subsidiaries, in each case after the Closing Date (excluding any Excluded Contributions made pursuant to clause (2) of the definition thereof); or
(ii)    the sale (other than to the Borrower or a Restricted Subsidiary) of Equity Interests of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment, but including such cash or fair market value to the extent exceeding the amount of such Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Closing Date (excluding any Excluded Contributions made pursuant to clause (2) of the definition thereof); plus
(e)    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Borrower or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment, but, to the extent exceeding the amount of such Permitted Investment, including such excess amounts of cash or fair market value; plus
(f)    100% of the aggregate amount of any Excluded Proceeds (except to the extent utilized to repurchase, redeem, defease, acquire, or retire for value any Subordinated Indebtedness pursuant to clause (b)(13) below); plus
(g)    $100.0 million~~; provided, that the amount set forth in this clause (g) shall be limited to $25.0 million prior to the first time after the Amendment No. 9 Effective Date that~~

~~the Borrower’s First Lien Net Leverage Ratio is less than or equal to 4.75 to 1.00 (determined as of the most recently ended Test Period and on a pro forma basis in accordance with Section 1.07).~~.
(b)    The provisions of Section 7.05(a) will not prohibit:
(1)    the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Section 7.05;
(2)    (a)     the redemption, repurchase, defeasance, discharge, retirement or other acquisition of (i) any Equity Interests of the Borrower, any Restricted Subsidiary or any Parent Company, including any accrued and unpaid dividends thereon ( “Treasury Capital Stock”) or (ii) Subordinated Indebtedness, in each case, made (x) in exchange for, or out of the proceeds of, a sale or issuance (other than to a Restricted Subsidiary) of Equity Interests of the Borrower or any Parent Company (to the extent such Equity Interests or proceeds therefrom are contributed to the Borrower) (in each case, other than Disqualified Stock) and (y) within 120 days of such sale or issuance (“Refunding Capital Stock”),
(b)    the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of a sale or issuance (other than to a Restricted Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any Restricted Subsidiary) of Refunding Capital Stock made within 120 days of such sale or issuance, and
(c)    if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon by the Borrower were permitted under clauses (6)(a) or (b) of this Section 7.05(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent Company) in an aggregate amount per annum no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;
(3)    the principal payment on, defeasance, redemption, repurchase, exchange or other acquisition or retirement of:
(a)    Subordinated Indebtedness of the Borrower or a Guarantor made (i) by exchange for, or out of the proceeds of the sale, issuance or incurrence of, new Subordinated Indebtedness of the Borrower or a Guarantor or Disqualified Stock of the Borrower or a Guarantor and (ii) within 120 days of such sale, issuance or incurrence,
(b)    Disqualified Stock of the Borrower or a Guarantor made by exchange for, or out of the proceeds of the sale, issuance or incurrence of Disqualified Stock or Subordinated Indebtedness of the Borrower or a Guarantor, made within 120 days of such sale, issuance or incurrence,
(c)    Disqualified Stock of a Restricted Subsidiary that is not a Guarantor made by exchange for, or out of the proceeds of the sale or issuance of, Disqualified Stock of a Restricted Subsidiary that is not a Guarantor, made within 120 days of such sale or issuance that, in each case, is Refinancing Indebtedness incurred or issued, as applicable, in compliance with Section 7.02 and
(d)    any Subordinated Indebtedness or Disqualified Stock that constitutes Acquired Indebtedness;
(4)    a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) (including related stock appreciation rights or similar securities) of the Borrower or any Parent Company held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower, any of its Subsidiaries or any Parent Company, including pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any equity subscription or equity holder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Borrower or any Parent Company in connection with any such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Borrower, any of its Subsidiaries or any Parent Company in connection with the Transactions; provided that the aggregate amount of Restricted Payments made under this clause (4) does not exceed $10.0 million in any fiscal year (increasing to $20.0 million following an underwritten public Equity Offering by the Borrower or any Parent Company) with unused amounts in any calendar year being carried over to the next two succeeding calendar years; provided further that each of the amounts in any calendar year under this clause (4) may be increased by an amount not to exceed:
(a)    the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Borrower and, to the extent contributed to the Borrower, the cash proceeds from the sale of Equity Interests of any Parent Company, in each case to any future, present or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower, any of its Subsidiaries or any Parent Company that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 7.05(a); plus
(b)    the amount of any cash bonuses otherwise payable to members of management, employees, directors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower, any of its Subsidiaries or any Parent Company that are foregone in exchange for the receipt of Equity Interests of the Borrower or any Parent Company pursuant to any compensation arrangement, including any deferred compensation plan; plus
(c)    the cash proceeds of life insurance policies received by the Borrower or its Restricted Subsidiaries (or by any Parent Company to the extent contributed to the Borrower) after the Closing Date; minus
(d)    the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a), (b) and (c) of this clause (4);
provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any calendar year; provided further that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former employees, directors, officers, members of management, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower, any Parent Company or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Borrower or any Parent Company will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provision of this Agreement;
(5)    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 7.02 to the extent such dividends are included in the definition of Fixed Charges;

(6)    (a)    the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued by the Borrower or any Restricted Subsidiary after the Closing Date;
(b)    the declaration and payment of dividends or distributions to any Parent Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued by such Parent Company after the Closing Date; provided that the amount of dividends and distributions paid pursuant to this clause (b) will not exceed the aggregate amount of cash actually contributed to the Borrower from the sale of such Designated Preferred Stock; or
(c)    the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 7.05(b);
provided that in the case of each of clauses (a), (b) and (c) of this clause (6), that for the most recently ended Test Period preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Borrower would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;
(7)    (a)     payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Borrower, any Restricted Subsidiary or any Parent Company,
(b)    any repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise of, or withholding obligations with respect to, such options, warrants or similar rights or required withholding or similar taxes and
(c)    loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Borrower, any Restricted Subsidiary or any Parent Company in connection with such Person’s purchase of Equity Interests of the Borrower or any Parent Company; provided that no cash is actually advanced pursuant to this clause (c) other than to pay taxes due in connection with such purchase, unless immediately repaid;
(8)    the declaration and payment of dividends on the Borrower’s common equity (or the payment of dividends to any Parent Company to fund a payment of dividends on such company’s common equity), following the first public offering of the Borrower’s common equity or the common equity of any Parent Company after the Closing Date, in an amount not to exceed the sum of (a) ~~6.0~~7.0% per annum of the net cash proceeds received by or contributed to the Borrower in or from any such public offering, other than public offerings with respect to the Borrower’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution and (b) an aggregate amount per annum not to exceed ~~5.0~~7.0% of Market Capitalization;
(9)    Restricted Payments in an amount that does not exceed the aggregate amount of Excluded Contributions;
(10)    Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of (a) $~~75.0~~120.0 million and (b) an amount equal to ~~the Equivalent Percentage of the amount in clause (a) multiplied by~~20% of TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such

Restricted Payment; provided that if this clause (10) is utilized to make a Restricted Investment, the amount deemed to be utilized under this clause (10) will be the amount of such Restricted Investment at any time outstanding (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of “Investment”);
(11)    distributions or payments of Securitization Fees;
(12)    any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or owed to any Affiliate(s) including any payments to holders of Equity Interests of Life Time in connection with, or as a result of, their exercise of appraisal rights or the settlement of any claims or actions (whether actual, contingent or potential) related to the Transactions;
(13)    the repurchase, redemption, defeasance, acquisition or retirement for value of any Subordinated Indebtedness from Excluded Proceeds (except to the extent utilized to make Restricted Payments pursuant to clause (f) of the proviso to paragraph (a) above);
(14)    the declaration and payment of dividends or distributions by the Borrower or any Restricted Subsidiary to, or the making of loans or advances to, the Borrower or any Parent Company in amounts required for any Parent Company to pay in each case without duplication:
(a)    franchise, excise and similar taxes and other fees, taxes and expenses required to maintain their corporate or other legal existence;
(b)    for any taxable period for which the Borrower or any of its Restricted Subsidiaries are members of a consolidated, combined, unitary or similar income tax group for U.S. federal or applicable foreign, state or local income tax purposes of which a Parent Company is the common parent (a “Tax Group”), to pay the portion of any U.S. federal, foreign, state and local income taxes of such Tax Group for such taxable period that are attributable to the taxable income of the Borrower and its Restricted Subsidiaries and Unrestricted Subsidiaries; provided that for each taxable period, (A) the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Borrower and its Subsidiaries, as applicable, would have been required to pay as stand-alone taxpayers or a stand-alone Tax Group and (B) the amount of such payments made in respect of an Unrestricted Subsidiary will be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for such purpose;
(c)    salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management and consultants of any Parent Company, and any payroll, social security or similar taxes thereof;
(d)    general corporate or other operating, administrative, compliance and overhead costs and expenses (including expenses relating to auditing and other accounting matters) of any Parent Company;
(e)    fees and expenses (including ongoing compliance costs and listing expenses) related to any equity or debt offering of a Parent Company (whether or not consummated);
(f)    amounts that would be permitted to be paid directly by the Borrower or its Restricted Subsidiaries under Section 7.07(b) (other than clause 2(a) thereof);
(g)    interest or principal on Indebtedness the proceeds of which have been contributed to the Borrower or any Restricted Subsidiary or that has been guaranteed by, or is otherwise considered Indebtedness of, the Borrower or any Restricted Subsidiary incurred in accordance with Section 7.02;
(h)    to finance Investments or other acquisitions or investments otherwise permitted to be made pursuant to this Section 7.05 if made by the Borrower; provided that:
(i)    such Restricted Payment must be made within 120 days of the closing of such Investment, acquisition or investment,
(ii)    such Parent Company must, promptly following the closing thereof, cause (A) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Borrower or another Loan Party or (B) the merger, amalgamation, consolidation or sale of the Person formed or acquired into the Borrower or another Loan Party (to the extent not prohibited by Section 7.03) in order to consummate such Investment, acquisition or investment,
(iii)    such Parent Company and its Affiliates (other than the Borrower or any Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Borrower or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Agreement,
(iv)    any property received by the Borrower may not increase amounts available for Restricted Payments pursuant to clause (3) of Section 7.05(a); and
(v)    to the extent constituting an Investment, such Investment will be deemed to be made by the Borrower or such Restricted Subsidiary pursuant to another provision of this Section 7.05 (other than pursuant to clause (9) of this Section 7.05(b)) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);
(15)    the distribution, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, Equity Interests in, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, substantially all the assets of which are cash and Cash Equivalents);
(16)    cash payments, or loans, advances, dividends or distributions to any Parent Company to make payments, in lieu of issuing fractional shares in connection with share dividends, share splits, reverse share splits, mergers, consolidations, amalgamations or other business combinations and in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower, any Restricted Subsidiary or any Parent Company;
(17)    Restricted Payments; provided that after giving pro forma effect thereto and the application of the net proceeds therefrom, the First Lien Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment would be no greater than 2.75 to 1.00;
(18)    making payments for the benefit of the Borrower or any Restricted Subsidiary to the extent such payments could have been made by the Borrower or any Restricted Subsidiary because such payments (a) would not otherwise be Restricted Payments and (b) would be permitted by Section 7.07;
(19)    payments and distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole that complies with the terms of this Agreement or any other transaction that complies with the terms of this Agreement;
(20)    the payment of dividends, other distributions and other amounts by the Borrower to, or the making of loans to, any Parent Company in the amount required for such parent to, if applicable, pay amounts equal to amounts required for any Parent Company, if applicable, to pay interest or principal (including AHYDO Payments) on Indebtedness, the proceeds of which have been permanently contributed to the Borrower or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Borrower or any Restricted Subsidiary incurred in accordance with this Agreement; provided that the aggregate amount of such dividends, distributions, loans and other amounts shall not exceed the amount of cash actually contributed to the Borrower for the incurrence of such Indebtedness;
(21)    the making of cash payments in connection with any conversion of Convertible Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate amount since the date of this Agreement not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Borrower or any Restricted Subsidiary pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;
(22)    any payments in connection with (a) a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Borrower’s common stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in common stock upon any early termination thereof;
(23)    any dividend or other Restricted Payment of or related to the Specified Businesses, including distributions or payments to any Parent Company to fund the payment of taxes by such Parent Company and by the direct or indirect owners of such Parent Company (based on the assumption that all such owners are individuals resident in Los Angeles, California) resulting from the dividend or other Restricted Payment of the Specified Businesses to the direct and indirect owners of any Parent Company; and
(24)    Restricted Payments in an amount not to exceed 40.0% of the Specified Sale-Leaseback Net Proceeds of any Specified Sale-Leaseback Transactions consummated after the Closing Date; provided that (a) the aggregate amount of such Restricted Payments may not exceed $100.0 million and (b) after giving pro forma effect thereto and the application of the net proceeds therefrom, the Total Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment would be no greater than 5.10 to 1.00;
provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10), (15) and (17), no Default will have occurred and be continuing or would occur as a consequence thereof. For purposes of clauses (7), (14) and (23) above, taxes will include all interest and penalties with respect thereto and all additions thereto.
(c)    For purposes of determining compliance with this Section 7.05, in the event that any Restricted Payment or Investment (or any portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 7.05(a), clauses (1) through (24) of Section 7.05(b) or one or more of the clauses contained in the definition of “Permitted Investments,” the Borrower will be entitled to divide or classify (or later divide, classify or reclassify), in whole or in part, in its sole discretion, such Restricted Payment or Investment (or any portion thereof) among Section 7.05(a), such clauses (1) through (24) of Section 7.05(b) or one or more clauses contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this Section 7.05.
The amount of all Restricted Payments (other than cash) will be the fair market value on the date the Restricted Payment is made, or at the Borrower’s election, the date a commitment is made to make such Restricted Payment, of the assets or securities proposed to be transferred or issued by the Borrower or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For the avoidance of doubt, this Section 7.05 will not restrict the making of any AHYDO Payment with respect to, and required by the terms of, any Indebtedness of the Borrower or any Restricted Subsidiary permitted to be incurred under this Agreement.
~~Notwithstanding the foregoing, during the Covenant Modification Period (x) no Restricted Payments of the form described in clause (a)(A) or (B) shall be permitted by the Borrower other than with respect to clause (b)(7), (b)(14) and (b)(18) of this Section 7.05, (y) no Investments in, or designations of, Unrestricted Subsidiaries shall be permitted other than any Investment to fund the completion of the club in Peoria, Arizona under construction as of the Amendment No. 8 Effective Date and (z) the aggregate amount of Restricted Payments that shall be permitted under clauses (a)(D)(3)(g) of this Section 7.05, clause (b)(10) of this Section 7.05, clause (8) of the definition of “Permitted Investments” and clause (13) of the definition of “Permitted Investments” shall be $225,000,000.~~
SECTION 7.06    Change in Nature of Business. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business(es) or any other activities that are reasonably similar, ancillary, incidental, complimentary or related to, or a reasonable extension, development or expansion of, the business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the Closing Date.
SECTION 7.07    Transactions with Affiliates.
(a)    The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless (A) such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained at such time in a comparable transaction by the Borrower or such Restricted Subsidiary with a Person other than an Affiliate of the Borrower on an arm’s-length basis or, if in the good faith judgment of the Board of Directors no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or such Restricted Subsidiary from a financial point of view, and (B) the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions requiring aggregate payments or consideration in excess of $100.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (A) above.
(b)    The foregoing restriction will not apply to the following:
(1)    (a) transactions between or among the Borrower and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries or, in any case, any entity that becomes a Restricted Subsidiary as a result of such transaction and (b) any merger, consolidation or amalgamation of the Borrower and any Parent Company; provided that such merger, consolidation or amalgamation of the Borrower is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;
(2)    (a) Restricted Payments permitted by Section 7.05 (including any transaction specifically excluded from the definition of the term “Restricted Payments,” including pursuant to the exceptions contained in the definition thereof and the parenthetical exclusions of such definition), (b) any Permitted Investment(s) or any acquisition otherwise permitted hereunder and (c) Indebtedness permitted by Section 7.02;

(3)    (a)     the payment of management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses pursuant to the Management Services Agreement (including any unpaid management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses accrued in any prior year) and any termination fees pursuant to the Management Services Agreement, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Board of Directors to the Lenders when taken as a whole, as compared to the Management Services Agreement as in effect on the Closing Date or as described in the offering circular with respect to the Senior Notes,
(b)    the payment of indemnification and similar amounts to, and reimbursement of expenses to, the Investors and their officers, directors, employees and Affiliates, in each case, approved by, or pursuant to arrangements approved by, the Board of Directors,
(c)    payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, present or former employees, officers, directors, managers, consultants or independent contractors or guarantees in respect thereof for bona fide business purposes or in the ordinary course of business or consistent with industry practice,
(d)    any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower, any Subsidiary or any Parent Company and
(e)    any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower, any Subsidiary or any Parent Company;
(4)    the payment of fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided to, or on behalf of or for the benefit of, present, future or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower, any Parent Company or any Restricted Subsidiary;
(5)    transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms, when taken as a whole, are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with a Person that is not an Affiliate of the Borrower on an arm’s-length basis;
(6)    the existence of, or the performance by the Borrower or any Restricted Subsidiary of its obligations under the terms of, any agreement as in effect as of the Closing Date, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Board of Directors to the Lenders, when taken as a whole, as compared to the applicable agreement as in effect on the Closing Date);
(7)    the existence of, or the performance by the Borrower or any Restricted Subsidiary of its obligations under the terms of, any equity holders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any amendment thereto and, similar agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Borrower or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or arrangement or under any similar agreement or arrangement entered into after the Closing Date will be permitted by this clause (7)  to the extent that the terms of any such amendment or new agreement or arrangement are not otherwise materially disadvantageous in the good faith judgment of the Board of Directors to the Lenders, when taken as a whole, as compared to the original agreement or arrangement in effect on the Closing Date;
(8)    the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;
(9)    transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with industry practice and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(10)    the issuance, sale or transfer of Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Company to any Person and the granting and performing of customary rights (including registration rights) in connection therewith, and any contribution to the capital of the Borrower;
(11)    sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility and any other transaction effected in connection with a Qualified Securitization Facility or a financing related thereto;
(12)    payments by the Borrower or any Restricted Subsidiary made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by, or made pursuant to arrangements approved by, a majority of the Board of Directors in good faith;
(13)    payments with respect to Indebtedness, Disqualified Stock and other Equity Interests (and cancellation of any thereof) of the Borrower, any Parent Company and any Restricted Subsidiary and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Borrower, any of its Subsidiaries or any Parent Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement that are, in each case, approved by the Borrower in good faith; and any employment agreements, severance arrangements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) that are, in each case, approved by the Borrower in good faith;
(14)    (a) investments by Affiliates in securities of the Borrower or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Borrower or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (b) payments to Affiliates in respect of securities of the Borrower or any Restricted Subsidiary contemplated in the foregoing subclause (a) or that were acquired from Persons other than the Borrower and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities;
(15)    payments to or from, and transactions with, any joint venture or Unrestricted Subsidiary in the ordinary course of business or consistent with past practice, industry practice or industry norms (including, any cash management activities related thereto);

(16)    payments by the Borrower (and any Parent Company) and its Subsidiaries pursuant to tax sharing agreements among the Borrower (and any Parent Company) and its Subsidiaries; provided that in each case the amount of such payments in any taxable year does not exceed the amount that the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such taxable year were the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such Parent Company;
(17)    any lease entered into between the Borrower or any Restricted Subsidiary, as lessee and any Affiliate of the Borrower, as lessor, and any transaction(s) pursuant to that lease, which lease is approved by the Board of Directors or senior management of the Borrower in good faith;
(18)    intellectual property licenses in the ordinary course of business or consistent with industry practice;
(19)    the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equity holders of the Borrower or any Parent Company pursuant to the equity holders agreement or the registration rights agreement entered into on or after the Closing Date;
(20)    transactions permitted by, and complying with, Section 7.03 solely for the purpose of (a) reorganizing to facilitate any initial public offering of securities of the Borrower or any Parent Company, (b) forming a holding company or (c) reincorporating the Borrower in a new jurisdiction;
(21)    transactions undertaken in good faith (as determined by the Board of Directors or certified by senior management of the Borrower in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Borrower and its Restricted Subsidiaries and not for the purpose of circumventing Articles VI and VII of this Agreement; so long as such transactions, when taken as a whole, do not result in a material adverse effect on the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, when taken as a whole, in each case, as determined in good faith by the Board of Directors or certified by senior management of the Borrower in an Officer’s Certificate;
(22)    (a) transactions with a Person that is an Affiliate of the Borrower (other than an Unrestricted Subsidiary) solely because the Borrower or any Restricted Subsidiary owns Equity Interests in such Person and (b) transactions with any Person that is an Affiliate solely because a director or officer of such Person is a director or officer of the Borrower, any Restricted Subsidiary or any Parent Company;
(23)    (a) pledges and other transfers of Equity Interests in Unrestricted Subsidiaries and (b) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of the Borrower or a Parent Company;
(24)    the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower;
(25)    investments by any Investor or Parent Company in securities of the Borrower or any Guarantor; and
(26)    payments in respect of (a) the Obligations (or any Credit Agreement Refinancing Indebtedness), (b) the 2021 Senior Notes or the Secured Notes or (c) other Indebtedness of the Borrower and its Subsidiaries held by Affiliates; provided that such Obligations were acquired by an Affiliate of the Borrower in compliance herewith.
SECTION 7.08    Burdensome Agreements.

(a)    The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary that is not a Guarantor (or, solely in the case of clause (4), that is a Subsidiary Guarantor) to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction (other than this Agreement or any other Loan Document) on the ability of any Restricted Subsidiary that is not a Guarantor (or, solely in the case of clause (4), that is a Subsidiary Guarantor) to:
(1)    (a)    pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or
(b)    pay any Indebtedness owed to the Borrower or to any Restricted Subsidiary that is a Guarantor;

(2)    make loans or advances to the Borrower or to any Restricted Subsidiary that is a Guarantor;

(3)    sell, lease or transfer any of its properties or assets to the Borrower or to any Restricted Subsidiary that is a Guarantor; or

(4)    with respect to the Borrower or any Subsidiary Guarantor, (a) Guaranty the Obligations or (b) create, incur or cause to exist or become effective Liens on property of such Person for the benefit of the Lenders with respect to the Obligations under the Loan Documents to the extent such Lien is required to be given to the Secured Parties pursuant to the Loan Documents;

provided that any dividend or liquidation priority between or among classes or series of Capital Stock, and the subordination of any Obligation (including the application of any remedy bars thereto) to any other Obligation will not be deemed to constitute such an encumbrance or restriction.

(b)    Section 7.08(a) will not apply to any encumbrances or restrictions existing under or by reason of:
(a)    encumbrances or restrictions in effect on the Closing Date, including pursuant to the Loan Documents and any Hedge Agreements, Hedging Obligations and the related documentation;

(b)    the 2021 Senior Notes Indenture, the 2021 Senior Notes, the Secured Notes Indenture, the Secured Notes and the guarantees thereof;

(c)    Purchase Money Obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)    applicable Law or any applicable rule, regulation or order;

(e)    any agreement or other instrument of a Person, or relating to Indebtedness or Equity Interests of a Person, acquired by or merged, amalgamated or consolidated with and into the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary, or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired or designated and its Subsidiaries or the property or assets so acquired or designated;

(f)    contracts or agreements for the sale or disposition of assets, including any restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g)    [reserved];

(h)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with industry practice or arising in connection with any Liens permitted by Section 7.01;

(i)    Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Closing Date pursuant to Section 7.02;

(j)    provisions in joint venture agreements and other similar agreements (including equity holder agreements) relating to such joint venture or its members or entered into in the ordinary course of business or consistent with industry practice;

(k)    customary provisions contained in leases, sub-leases, licenses, sub-licenses, Equity Interests or similar agreements, including with respect to intellectual property and other agreements;

(l)    restrictions created in connection with any Qualified Securitization Facility that, in the good faith determination of the Board of Directors of the Borrower, are necessary or advisable to effect such Qualified Securitization Facility;

(m)    restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any Restricted Subsidiary is a party entered into in the ordinary course of business or consistent with industry practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(n)    customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(o)    customary provisions restricting assignment of any agreement;

(p)    restrictions arising in connection with cash or other deposits permitted under Section 7.01;

(q)    any other agreement or instrument governing any Indebtedness, Disqualified Stock, or Preferred Stock permitted to be incurred or issued pursuant to Section 7.02 entered into after the Closing Date that contains encumbrances and restrictions that either (i) are no more restrictive in any material respect, taken as a whole, with respect to any Restricted Subsidiary than (A) the restrictions contained in the Loan Documents, the 2021 Senior Notes Indenture, the Secured Notes Indenture, the 2021 Senior Notes and the Secured Notes as of the Closing Date or the date of the 2021 Senior Notes or the Secured Notes, as applicable, or (B) those encumbrances and other restrictions that are in effect on the Closing Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Closing Date, (ii) are not materially more disadvantageous, taken as a whole, to the Lenders than is customary in comparable financings for similarly situated issuers or (iii) will not materially impair the Borrower’s ability to make payments on the Obligations when due, in each case in the good faith judgment of the Borrower;

(r)    (i) Indebtedness and Liens in respect of Existing Mortgage Debt, Indebtedness permitted to be incurred pursuant to Section 7.02(b)(4) and any permitted refinancing in respect of the foregoing and (ii) agreements entered into in connection with any Sale-Leaseback Transaction entered into in the ordinary course of business or consistent with industry practice;
(s)    customary restrictions and conditions contained in documents relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 7.08;

(t)    any encumbrance or restriction with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary which encumbrance or restriction exists pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Borrower or any other Restricted Subsidiary other than the assets and property of such Restricted Subsidiary;

(u)    any encumbrances or restrictions of the type referred to in clauses (1), (2) or (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (t) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such encumbrance and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(v)    existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

(w)    applicable law or any applicable rule, regulation or order in any jurisdiction where Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred pursuant to Section 7.02 is incurred.

SECTION 7.09    Accounting Changes. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
SECTION 7.10    Modification of Terms of Subordinated Indebtedness. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, amend, modify or change in any manner materially adverse to the interests of the Lenders, as determined in good faith by the Borrower, any term or condition of any Subordinated Indebtedness having an aggregate outstanding principal amount greater than the Threshold Amount (other than as a result of any Refinancing Indebtedness in respect thereof) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided, however, that no amendment, modification or change of any term or condition of any Subordinated Indebtedness permitted by any subordination provisions set forth in the applicable Subordinated Indebtedness or any other stand-alone subordination agreement in respect thereof and, in each case connected to the Administrative Agent shall be deemed to be materially adverse to the interests of the Lenders.
SECTION 7.11    Holdings. Holdings will not conduct, transact or otherwise engage in any business or operations other than the following (and activities incidental thereto):

(1)    the ownership or acquisition of the Capital Stock (other than Disqualified Stock) of any other Successor Holdings or the Borrower,
(2)     the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance,
(3)    to the extent applicable, participating in tax, accounting and other administrative matters as a member of the combined group of Holdings and the Borrower,
(4)    the performance of its obligations under and in connection with, and payments with respect to, the Loan Documents, the 2021 Senior Notes, the 2021 Senior Notes Indenture, the Secured Notes, the Secured Notes Indenture and related documentation and any documents relating to other Indebtedness permitted under Section 7.02 (including, for the avoidance of doubt, the incurrence of Qualified Holding Company Debt),
(5)    any public offering of its common stock or any other issuance or registration of its Capital Stock for sale or resale not prohibited by this Article VII, including the costs, fees and expenses related thereto,
(6)    repurchases of Indebtedness through open market purchases and Dutch auctions (in the case of Loans, to the extent permitted hereunder),
(7)    the incurrence of Qualified Holding Company Debt,
(8)    any transaction that Holdings is permitted to enter into or consummate under this Article VII and any transaction between or among Holdings and the Borrower or any one or more Restricted Subsidiaries permitted under this Article VII, including:
(a)    making any payment(s) or Restricted Payment(s) (i) to the extent otherwise permitted under this Section 7.11 and (ii) with any amounts received pursuant to transactions permitted under Section 7.05 (or the making of a loan to any Parent Company in lieu of any such payment(s) or Restricted Payment(s)) or holding any cash received in connection therewith pending application thereof by Holdings,
(b)    making any investment to the extent (i) payment therefor is made solely with the Capital Stock of Holdings (other than Disqualified Stock), the proceeds of Restricted Payments received from the Borrower or proceeds of the issuance of, or contribution in respect of the, Capital Stock (other than Disqualified Stock) of Holdings and (ii) any property (including Capital Stock) acquired in connection therewith is contributed to the Borrower or a Subsidiary Guarantor (or, if otherwise permitted by Section 7.05 or constituting a Permitted Investment, a Restricted Subsidiary) or the Person formed or acquired in connection therewith is merged with the Borrower or a Subsidiary Guarantor;
(c)    guaranteeing the obligations and granting of Liens of the Borrower and its Subsidiaries to the extent such obligations are not prohibited hereunder;
(d)    incurrence of Indebtedness of Holdings representing deferred compensation to employees, consultants or independent contractors of Holdings and unsecured Indebtedness consisting of promissory notes issued by any Loan Party to future, present or former employees, directors, officers, managers, distributors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any Subsidiary or any Parent Company to finance the retirement, acquisition, repurchase, purchase or redemption of Capital Stock of Holdings,
(e)    incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes,

(f)    providing indemnification to officers and directors and as otherwise permitted in this Article VII,
(g)    activities incidental to the consummation of the Transactions,
(h)    the making of any loan to any officers or directors contemplated by Section 7.05 or constituting a Permitted Investment, the making of any investment in the Borrower or any Subsidiary Guarantor or, to the extent otherwise allowed under Section 7.05 or constituting a Permitted Investment, a Restricted Subsidiary,
(i)    participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower,
(j)    making contributions to the capital of its Subsidiaries, or
(k)    making investments in cash and Cash Equivalents, or
(9)    activities incidental to the businesses or activities described in clauses (1) through (8) of this Section 7.11.
SECTION 7.12    Financial Covenant. The Borrower and each of the Restricted Subsidiaries covenant and agree that:
(1)    (a) Commencing with the Test Period ending September 30, 2015 ~~(other than any Test Period ending during the Covenant Modification Period)~~, the Borrower will not permit the First Lien Net Leverage Ratio as of the last day of any Test Period to exceed ~~6.50~~4.75 to 1.00 if the aggregate principal amount of Revolving Loans (including drawn Letters of Credit, but excluding all cash-collateralized Letters of Credit and undrawn amounts under any other Letters of Credit, up to $~~20.0~~90.0 million) on the fifth Business Day following the last day of such Test Period exceeds (or exceeded) 30% of the then outstanding Revolving Commitments in effect on such date~~; provided that, solely for the purposes of assessing compliance with this Section 7.12(1)(a), for the first three Test Periods following the end of the Covenant Modification Period, Run-Rate Adjusted EBITDA shall be calculated in the following manner: (x) for the first Test Period following the end of the Covenant Modification Period, Adjusted EBITDA for such Test Period shall equal Run-Rate Adjusted EBITDA for the immediately preceding fiscal quarter times four, (y) for the second Test Period following the end of the Covenant Modification Period, Adjusted EBITDA for such Test Period shall equal Run-Rate Adjusted EBITDA for the immediately preceding two fiscal quarters times two and (z) for the third Test Period following the end of the Covenant Modification Period, Adjusted EBITDA for such Test Period shall equal Run-Rate Adjusted EBITDA for the immediately preceding three fiscal quarters times four thirds.~~.
~~(b) During the Covenant Modification Period, the Borrower shall not permit Liquidity to be less than $100,000,000 on the last Business Day of any calendar month. As soon as available, but in any event (x) with respect to the following clauses (i) and (ii), within 45 days and (y) with respect to the following clause (iii) within 5 Business Days, in each case, following the end of each calendar month ending during the Covenant Modification Period, the Borrower shall provide to the Revolving Lenders a monthly financial report setting forth key performance indicators that provides detail on (i) the monthly financial results for the Borrower and its Restricted Subsidiaries for the preceding calendar month, (ii) a projection of expected cash flows for the 13-week period following the end of such calendar month and (iii) Liquidity as of the end of such calendar month;~~
(b) [Reserved];
(2)    The provisions of this Section 7.12 are for the benefit of the Revolving Lenders only and only the Required Revolving Lenders (without the consent of any other Lenders) may amend, waive or otherwise modify this

Section 7.12 or the defined terms used in this Section 7.12 (solely in respect of the use of such defined terms in this Section 7.12) or waive any Default resulting from a breach of this Section 7.12.
ARTICLE VIII
Events of Default and Remedies
SECTION 8.01    Events of Default. Each of the events referred to in clauses (1) through (11) of this Section 8.01 shall constitute an “Event of Default”:
(1)    Non-Payment. The Borrower fails to pay (a) when and as required to be paid herein, any amount of principal of any Loan or (b) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(2)    Specific Covenants. The Borrower, any other Loan Party or, in the case of Section 7.11, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(1) or 6.05(1) (solely with respect to the Borrower, other than in a transaction permitted under Section 7.03 or 7.04) or Article VII (other than clauses (i) and (ii) of the last sentence of Section 7.12(1)(b)); provided that the Borrower’s failure to comply with any financial covenant set forth in Section 7.12(1) (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loans or Term Commitments unless and until the date on which the Revolving Lenders have actually terminated the Revolving Commitments and declared all Obligations with respect to the Revolving Facility to be immediately due and payable pursuant to Section 8.02 (and such declaration has not been rescinded as of the applicable date) (a “Financial Covenant Cross Default”); provided further that any Financial Covenant Event of Default is subject to cure pursuant to Section 8.04; or
(3)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(1) or (2) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or
(4)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by the Borrower or any Subsidiary Guarantor herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or
(5)    Cross-Default. Any Loan Party or any ~~Restricted~~Material Subsidiary (a) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount, or (b) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of such Hedging Obligations and not as a result of any default thereunder by the Borrower, or any Subsidiary Guarantor or any ~~Restricted~~Material Subsidiary), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that (A) such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02 and (B) this clause (5)(b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
(6)    Insolvency Proceedings, etc. Holdings, the Borrower, any Loan Party or any Restricted Subsidiary that is a Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(7)    Judgments. There is entered against any Loan Party or any ~~Restricted~~Material Subsidiary a final judgment and order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(8)    ERISA. (a) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan, (ii) the Borrower or any Subsidiary Guarantor or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (b) with respect to a Foreign Plan a termination, withdrawal or noncompliance with applicable Law or plan terms, except, with respect to each of the foregoing clauses of this Section 8.01(8), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or
(9)    Invalidity of Loan Documents. Any material provision of the Loan Documents, taken as a whole, at any time after its execution and delivery and for any reason, other than (a) as expressly permitted by a Loan Document (including as a result of a transaction permitted under Section 7.03 or 7.04), (b) as a result of acts or omissions by an Agent or any Lender or (c) due to the satisfaction in full of the Termination Conditions, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of the Loan Documents, taken as a whole (other than as a result of the satisfaction of the Termination Conditions), or any Loan Party denies in writing that it has any or further liability or obligation under the Loan Documents, taken as a whole (other than as a result of the satisfaction of the Termination Conditions), or purports in writing to revoke or rescind the Loan Documents, taken as a whole, prior to the satisfaction of the Termination Conditions;
(10)    Collateral Documents. Any Collateral Document with respect to a material portion of the Collateral after delivery thereof pursuant to Section 4.01, 6.11 or 6.13 for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction not prohibited under this Agreement) ceases to create, a valid and perfected Lien with the priority required by the Collateral Document (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of Collateral actually delivered to it and pledged under the Collateral Documents or to file Uniform Commercial Code amendments relating to a Loan Party’s change of name or jurisdiction of formation (solely to the extent that the Borrower provides the Collateral Agent written notice thereof in accordance with the Security Agreement, and the Collateral Agent and the Borrower have agreed that the Collateral Agent will be responsible for filing such amendments) and continuation statements or to take any other action primarily within its control with respect to the Collateral and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or
(11)    Change of Control. There occurs any Change of Control.
~~(12) Outstanding Amounts. If any 2021-2 Initial Revolving Commitments are outstanding on any date that is later than the date that is 91 days prior to the Maturity Date with respect to the New 2023 Refinancing Term Loans (if any) (or any refinancing loans in respect thereof).~~

SECTION 8.02    Remedies upon Event of Default. Except as provided in clause (a) below, if any Event of Default occurs and is continuing, the Administrative Agent may with the consent of the Required Lenders and shall, at the request of the Required Lenders, take any or all of the following actions:
(1)    declare the Commitments of each Lender and any obligation of the Issuing Banks to make L/C Credit Extensions and the Swing Line Lender to make Swing Line Loans to be terminated, whereupon such Commitments and obligation will be terminated;
(2)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable under any Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(3)    require that the Borrower Cash Collateralize the then outstanding Letters of Credit (in an amount equal to the then Outstanding Amount thereof); and
(4)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”), the Commitments of each Lender and any obligation of the Issuing Banks to issue Letters of Credit and any obligation of the Swing Line Lender to make Swing Line Loans, will automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid will automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the Letters of Credit as aforesaid will automatically become effective, in each case without further act of the Administrative Agent or any Lender;
provided further that:
(a)    (i) if a Financial Covenant Event of Default occurs and is continuing, the Required Revolving Lenders may either (x) terminate the Revolving Commitments or (y) take the actions specified in this Section 8.02 in respect of the Revolving Commitments, the Revolving Loans, the Swing Line Loans and Letters of Credit and (ii) the Required Lenders may take any of the actions specified in this Section 8.02 in respect of a Financial Covenant Event of Default that has occurred and is continuing upon the occurrence of a Financial Covenant Cross Default; ~~and~~
(b)    notwithstanding anything to the contrary, if the only Event of Default then having occurred and continuing is the Financial Covenant Event of Default, then the Administrative Agent may not take any of the actions set forth in this Section 8.02 (i) unless the Required Revolving Lenders have taken action under the preceding clause (a)(i) or (ii) during the period commencing on the date that the Administrative Agent receives a

Notice of Intent to Cure and ending on the Cure Expiration Date with respect thereto in accordance with and to the extent permitted by Section 8.04~~.~~ and
(c)    notwithstanding anything to the contrary herein, any notice of Default, Event of Default or acceleration provided to the Borrower by the Administrative Agent on behalf of, or at the request or direction of, one or more Lenders must be accompanied by a written Net Short Representation from each such Lender delivered to the Borrower (with a copy to the Administrative Agent); provided that (A) in the absence of any such written Net Short Representation, each such Lender shall be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely conclusively on each such representation and deemed representation) and (B) no Net Short Representation shall be required to be delivered during the pendency of a Default or Event of Default caused by a bankruptcy or similar insolvency proceeding.
SECTION 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the first proviso to Section 8.02), subject to any Intercreditor Agreement then in effect, any amounts received on account of the Obligations will be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), the Obligations under Secured Hedge Agreements and Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(3), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above will be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount will be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, will be paid to the Borrower.

SECTION 8.04    Right to Cure.
(1)    Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02, but subject to Sections 8.04(2) and (3), for the purpose of determining whether an Event of Default under the Financial Covenant has occurred, the Borrower may on one or more occasions designate any portion of the Net Proceeds from any Permitted Equity Issuance or of any contribution to the common capital of the Borrower (or from any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Administrative Agent) (the “Cure Amount”) as an increase to Run-Rate Adjusted EBITDA for the applicable fiscal quarter; provided that
(a)    such amounts to be designated are actually received by the Borrower (i) on or after the last Business Day of the applicable fiscal quarter and (ii) on or prior to the tenth (10th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”),
(b)    such amounts to be designated do not exceed the maximum aggregate amount necessary to cure any Event of Default under the Financial Covenant as of such date and
(c)    the Borrower will have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under the Financial Covenant is less than the full amount of such originally designated amount).
The Cure Amount used to calculate Run-Rate Adjusted EBITDA for one fiscal quarter will be used and included when calculating Run-Rate Adjusted EBITDA for each Test Period that includes such fiscal quarter. The parties hereby acknowledge that this Section 8.04(1) may not be relied on for purposes of calculating any financial ratios other than as applicable to the Financial Covenant (and may not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) and may not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash with respect to the fiscal quarter with respect to which such Cure Amount was made other than the amount of the Run-Rate Adjusted EBITDA referred to in the immediately preceding sentence, except to the extent such proceeds are actually applied to prepay Indebtedness under the Facilities. Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, (A) upon designation of the Cure Amount by the Borrower, the Financial Covenant will be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenant and any Event of Default under the Financial Covenant (and any other Default as a result thereof) will be deemed not to have occurred for purposes of the Loan Documents, and (B) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Covenant (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been designated.
(2)    In each period of four consecutive fiscal quarters, there shall be no more than two (2) fiscal quarters in which the cure right set forth in Section 8.04(1) is exercised.
(3)    There can be no more than five (5) fiscal quarters in which the cure rights set forth in Section 8.04(1) are exercised during the term of the Facilities.

ARTICLE IX
Administrative Agent and Other Agents
SECTION 9.01    Appointment and Authorization of the Administrative Agent.
(1)    Each Lender and Issuing Bank hereby irrevocably appoints Deutsche Bank AG New York Branch, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Sections 9.09, 9.10, 9.11, 9.12 and 9.16) are solely for the benefit of the Administrative Agent, the Lenders and each Issuing Bank and the Borrower shall not have rights as a third-party beneficiary of any such provision.
(2)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Lender and a potential Hedge Bank or Cash Management Bank) and the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender and Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.
SECTION 9.02    Rights as a Lender. Any Lender that is also serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Lender (if any) serving as an Agent hereunder in its individual capacity. Any such Person serving as an Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.
SECTION 9.03    Exculpatory Provisions. The Administrative Agent, Collateral Agent and the Arrangers shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Without limiting the generality of the foregoing, an Agent (including the Administrative Agent) and an Arranger:
(1)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent or Arranger is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;
(2)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent or Arranger is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or Arranger to liability or that is contrary to any Loan Document or applicable law; and
(3)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by any Person serving as an Agent, Arranger or any of their Affiliates in any capacity.
Neither the Administrative Agent nor any of its Related Persons shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender, or an Issuing Bank.
No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.
Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Section 10.05. Without limitation of the foregoing, each Arranger shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.
SECTION 9.04    Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings, the Borrower and the Restricted Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings, the Borrower and the Restricted Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Holdings, the Borrower or any of the Restricted Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Holdings, the Borrower or any of the Restricted Subsidiaries or the existence or possible existence of any Default or Event of Default.
SECTION 9.05    Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.
SECTION 9.06    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or issuances of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 9.07    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
SECTION 9.08    Indemnification. Whether or not the transactions contemplated hereby are consummated, to the extent the Administrative Agent (in its capacity as Administrative Agent) or any other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent or any other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) in proportion to their respective “percentage” as used in determining the Required Lenders for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent or any other Agent-Related Person

(solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or any other Agent-Related Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.08 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, provided further that the failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.08 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
SECTION 9.09    The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.
SECTION 9.10    Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.
SECTION 9.11    Resignation by the Administrative Agent. The Administrative Agent may resign from the performance of all its respective functions and duties hereunder or under the other Loan Documents at any time by giving 30 Business Days prior written notice to the Lenders and the Borrower. If the Administrative Agent is in material breach of its obligations hereunder as Administrative Agent, then the Administrative Agent may be removed as the Administrative Agent at the reasonable request of the Required Lenders. If the Administrative Agent is a Defaulting Lender, the Borrower may remove the Defaulting Lender from such role upon fifteen days prior written notice to the Lenders. Such resignation or removal shall take effect upon the appointment of a successor Administrative Agent as provided below.
Upon any such notice of resignation by, or notice of removal of, the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) has occurred and is continuing).
If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) has occurred and is continuing), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
If no successor Administrative Agent has been appointed pursuant to the foregoing by the 35th Business Day after the date such notice of resignation was given by the Administrative Agent or such notice of removal was given by the Required Lenders or the Borrower, as applicable, the Administrative Agent’s resignation shall nonetheless become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. The retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender or Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.11.
Upon the acceptance of a successor’s appointment as Administrative Agent hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.11).
The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Upon a resignation of the Administrative Agent pursuant to this Section 9.11, the Administrative Agent (i) shall continue to be subject to Section 10.09 and (ii) shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article IX (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.
SECTION 9.12    Collateral Matters. Each Lender (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorizes and directs the Collateral Agent to take the actions to be taken by them as set forth in Section 7.04 and 10.24.

Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.
Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.12. In each case as specified in this Section 9.12, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.12.
The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.12, Section 10.24 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
SECTION 9.13    [Reserved].
SECTION 9.14    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, any Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, any Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, any Issuing Bank and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and relevant Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
SECTION 9.15    Appointment of Supplemental Administrative Agents.
(1)    It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).
(2)    In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent or such Supplemental Administrative Agent, as the context may require.
(3)    Should any instrument in writing from any Loan Party be reasonably required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments reasonably acceptable to it promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
SECTION 9.16    Intercreditor Agreements. The Administrative Agent and Collateral Agent are hereby authorized to enter into the Amendment No. 8 Intercreditor Agreement and any other Intercreditor Agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that such Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements, (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the Intercreditor Agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof and (c) without any further consent of the Lenders, hereby authorizes and instructs the Administrative Agent and the Collateral Agent to negotiate, execute and deliver on behalf of the Secured Parties the Amendment No. 8 Intercreditor Agreement, any other intercreditor agreement or any amendment (or amendment and restatement) to the Collateral Documents or an Intercreditor Agreement

contemplated hereunder. In addition, each Lender hereby authorizes the Administrative Agent and the Collateral Agent to enter into (i) any amendments to the Amendment No. 8 Intercreditor Agreement, any other Intercreditor Agreements, and (ii) any other intercreditor arrangements, in the case of clauses (i), and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required or permitted by this Agreement. Each Lender acknowledges and agrees that any of the Administrative Agent and Collateral Agent (or one or more of their respective Affiliates) may (but are not obligated to) act as the “Debt Representative” or like term for the holders of Credit Agreement Refinancing Indebtedness under the security agreements with respect thereto or any Intercreditor Agreement then in effect. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.
SECTION 9.17    Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
SECTION 9.18    Withholding Tax. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.18. The agreements in this Section 9.18 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
ARTICLE X
Miscellaneous
SECTION 10.01    Amendments, etc.
(1)    Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in clauses (g), (h) or (i) below (in the cause of clause (i), to the extent permitted by Section 2.14), which shall only require the consent of the Required Facility Lenders under the applicable Facility or Facilities) (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and the Administrative Agent hereby agrees to acknowledge any such waiver, consent or amendment that otherwise satisfies the requirements of this Section 10.01 as promptly as possible, however, to the extent the final form of such waiver, consent or amendment has been delivered to the Administrative Agent at least one Business Day prior to the proposed effectiveness of the consents by the Lenders party thereto, the Administrative Agent shall acknowledge such waiver, consent or amendment (i) immediately, in the case of any amendment which does not require the consent of any existing Lender under this Agreement or (ii) otherwise, within two hours of the time copies of the Required Lender consents or other applicable Lender consents required by this Section 10.01 have been provided to the Administrative Agent; and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)    postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 (other than pursuant to Section 2.08(2)) or any payment of fees or premiums hereunder or under any Loan Document with respect to payments to any Lender without the written consent of such Lender, it being understood that none of the following will constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of principal, interest, fees or premiums: (i) the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans, (ii) the agreement, consent or waiver by the Required Revolving Lenders of interest or unused commitment fees as set forth in clause (b) of the Applicable Rate definition and (iii) any change to the definition of “First Lien Net Leverage Ratio,” “Total Net Leverage Ratio,” “Fixed Charge Coverage Ratio” or, in each case, in the component definitions thereof;
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (III) of the proviso immediately succeeding clause (i) of this Section 10.01(1)) any fees or other amounts payable hereunder or under any other Loan Document to any Lender without the written consent of such Lender, it being understood that none of the following will constitute a reduction in any rate of interest: (i) any change to the definition of “First Lien Net Leverage Ratio,” “Total Net Leverage Ratio,” “Fixed Charge Coverage Ratio,” or, in each case, in the component definitions thereof and (ii) the agreement, consent or waiver by the Required Revolving Lenders of interest or unused commitment fees as set forth in clause (b) of the Applicable Rate definition; provided that only the consent of (A) the Required Lenders shall be necessary to amend the definition of “Default Rate,” (B) the Required Lenders or, with respect to any Default Rate payable pursuant to clause (b) of the Applicable Rate definition, the Required Revolving Lenders with respect to the Revolving Facility will be necessary to waive any obligation of the Borrower to pay interest at the Default Rate and (C) the Swing Line Lender with respect to the Swing Line Facility shall be necessary to waive any obligation to pay interest at the Default Rate;
(d)    except as contemplated by clause (C) in the second proviso immediately succeeding clause (i) of this Section 10.01(1), change any provision of this Section 10.01 or the definition of “Required Lenders” or “Required Facility Lenders,” “Pro Rata Share”, the last sentence of Section 2.01(2), the last four sentences of Section 2.03(2)(b), the last sentence of Section 2.03(3)(a), the last sentence of Section 2.04(1) or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly and adversely affected thereby or change the definition of “Required Revolving Lenders” without the consent of each Revolving Lender;
(e)    other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(f)    other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;
(g)    amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under one or more Revolving Facilities) which directly affects Lenders under one or more Revolving Facilities and does not directly affect Lenders under any other Facilities, in each case, without the written consent of the Required Revolving Lenders under such applicable Revolving Facility or Facilities with respect to Revolving Commitments (and in the case of multiple Facilities which are affected, such Required Revolving Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Revolving Lenders under the applicable Revolving Facility or Facilities (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments set forth in Section 2.14 shall be subject to clause (i) below);
(h)    (i) amend, waive or otherwise modify Section 7.12 or any definition related thereto (solely in respect of the use of such defined terms in Section 7.12)~~,~~ or (ii) waive any Default or Event of Default resulting from a failure to perform or observe Section 7.12 ~~or (iii) amend the definition of “Covenant Modification Period” and any limitation in this Agreement made by reference to the Covenant Modification Period~~, in each case, without the written consent of the Required Revolving Lenders under the applicable Revolving Facility or Facilities with respect to Revolving Commitments (such Required Revolving Lenders shall consent together as one Facility); provided, however, that the amendments, waivers and other modifications described in this clause (h) shall not require the consent of any Lenders other than the Required Revolving Lenders under the applicable Revolving Facility or Facilities;
(i)    amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to Incremental Term Loans and Incremental Revolving Commitments and the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans or Incremental Revolving Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that, to the extent permitted under Section 2.14, the waivers described in this clause (i) shall only require the consent of the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Commitments;
~~(j) [reserved];~~
(j)    prior to an Event of Default under Section 8.01(6), amend or modify any term or provision of any Loan Document to permit the issuance or incurrence of any Indebtedness for borrowed money (including any exchange of existing Indebtedness that results in another class of Indebtedness for borrowed money, but excluding any Capitalized Lease or purchase money Indebtedness) with respect to which (x) if such Indebtedness is secured by all or substantially all of the Collateral, the Liens on the Collateral securing the Obligations of any Class would be contractually subordinated or (y) all or substantially all of Obligations of any Class would be contractually subordinated in right of payment (any such other Indebtedness to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in each case, without the written consent of each Lender of such Class directly and adversely affected thereby, unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop, arrangement or similar fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior

Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms (other than Ancillary Fees) of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five (5) Business Days (or such lesser time as reasonably agreed by the applicable Lender with respect to itself);
provided that:
(I)    no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank under this Agreement or any Issuing Bank Document relating to any Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple Issuing Banks, with only the written consent of the Administrative Agent, the applicable Issuing Bank and the Borrower so long as the obligations of the Revolving Lenders, if any, who have not executed such amendment, and if applicable the other Issuing Banks, if any, who have not executed such amendment, are not adversely affected thereby;
(II)    no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lender and the Borrower so long as the obligations of the Revolving Lenders, if any, who have not executed such amendment, are not adversely affected thereby;
(III)    no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document;
(IV)    Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification;
(V)    the consent of the Required Revolving Lenders or Required Facility Lenders, as applicable, shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under any Facility in respect of payments hereunder in a manner different than such amendment affects other Facilities; and
(VI)    the consent of the Required Revolving Lenders (but without the consent of other Lenders, including the Required Lenders or Required Facility Lenders) shall be required to amend, waive or otherwise modify any provision of clause (b) of the definition of “Applicable Rate” that provides for an agreement, consent or waiver by the Required Revolving Lenders;
provided further that notwithstanding the foregoing:
(A)    no Defaulting Lender shall have any right to approve or disapprove of any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Facility Lenders, the Required Revolving Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders);
(B)    no Lender consent is required to effect any amendment or supplement to the Amendment No. 8 Intercreditor Agreement or any other Intercreditor Agreement (i) that is for the purpose of adding the holders of Permitted Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Pari Passu Lien Debt, Junior Lien Debt or any other Permitted Indebtedness that is Secured Indebtedness (or a Debt Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such Intercreditor Agreement, as applicable (it being understood that any such amendment, modification or supplement may make such other changes to the Amendment No. 8 Intercreditor Agreement or any other applicable Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any Intercreditor Agreement; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable;
(C)    this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Loans, the Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders;
(D)    any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.01 if such Class of Lenders were the only Class of Lenders hereunder at the time;
(E)    any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including amendments, supplements or waivers to any of the Collateral Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Collateral Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Loans, any borrowing of Refinancing Loans, any Extension or any borrowing of Replacement Loans and otherwise to effect the provisions of Section 2.14, 2.15 or 2.16 or the immediately succeeding paragraph of this Section 10.01, respectively;
(F)    the Borrower and the Administrative Agent may, without the input or consent of the other Lenders, (i) effect changes to any Mortgage as may be necessary or appropriate in the opinion of the Collateral Agent and (ii) effect changes to this Agreement that are necessary and appropriate to effect the offering process set forth in Section 2.05(1)(e).
(2)    In addition, notwithstanding anything to the contrary in this Section 10.01, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Replaced Loans”) with replacement term loans (“Replacement Loans”) hereunder; provided that
(a)    the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Replaced Loans, plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses incurred in connection with such refinancing of Replaced Loans with such Replacement Loans,

(b)    the All-In Yield with respect to such Replacement Loans (or similar interest rate spread applicable to such Replacement Loans) shall not be higher than the All-In Yield for such Replaced Loans (or similar interest rate spread applicable to such Replaced Loans) immediately prior to such refinancing,
(c)    the Weighted Average Life to Maturity of such Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Loans at the time of such refinancing and
(d)    all other terms (other than with respect to pricing, premiums and optional prepayment or redemption terms) applicable to such Replacement Loans shall be substantially identical to, or no less favorable taken as a whole (in each case as determined by the Borrower in its reasonable judgment) to the Lenders providing such Replacement Loans than, those applicable to such Replaced Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date of the Loans in effect immediately prior to such refinancing (provided that Officer’s Certificate delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Replacement Loans, together with a reasonably detailed description of the material terms and conditions of such Replacement Loans or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (d) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5)-Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees));
provided further that each amendment to this Agreement providing for Replacement Loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower to effect the provisions of this paragraph, and for the avoidance of doubt, this paragraph shall supersede any other provisions in this Section 10.01 to the contrary.
(3)    In addition, notwithstanding anything to the contrary in this Section 10.01,
(a)    unless and until a Financial Covenant Cross Default has occurred and remains continuing, only the consent of the Required Revolving Lenders shall be necessary to, and upon the occurrence of a Financial Covenant Cross Default, the consent of the Required Lenders shall be necessary to (a) waive or consent to any Financial Covenant Event of Default or amend or modify the terms of, or waive or consent to any Default or Event of Default with respect to, Section 7.12 (including the related definitions as used in such Section, but not as used in other Sections of this Agreement) and no such amendment, modification, waiver or consent shall be permitted (i) without the consent of the Required Revolving Lenders (unless and until a Financial Covenant Cross Default has occurred) and (ii) without the consent of the Required Lenders (upon the occurrence and during the continuance of a Financial Covenant Cross Default) or (b) amend this sentence. Notwithstanding the foregoing, only the consent of the Required Revolving Lenders shall be necessary to (1) amend or modify the terms and provisions of Section 7.12 (in each case, whether or not a Financial Covenant Cross Default has occurred) or (2) amend this sentence,
(b)    the Guaranty, the Collateral Documents and related documents executed by Holdings, the Borrower or any Restricted Subsidiaries in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause the Guaranty, Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents (including by adding additional parties as contemplated herein or therein) and
(c)    if the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.
SECTION 10.02    Notices and Other Communications; Facsimile Copies.
(1)    General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(a)    if to Holdings, the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(b)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next succeeding Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (2) below shall be effective as provided in such subsection (2).
(2)    Electronic Communication. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(3)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next succeeding Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(4)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Arranger (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(5)    Change of Address. Each Loan Party and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by written notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(6)    Reliance by the Administrative Agent. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Agent-Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
SECTION 10.03    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank or Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.10 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 10.04    Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Arrangers (promptly following a written demand therefor, together with backup documentation supporting such reimbursement request) incurred in connection with the preparation, negotiation, syndication, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Davis Polk & Wardwell LLP and, if necessary, a single local counsel in each relevant material jurisdiction, and (b) upon presentation of a summary statement, together with any supporting documentation reasonably requested by the Borrower, to pay or reimburse the Administrative Agent, each Issuing Bank, the Swing Line Lender and the other Lenders, taken as a whole, promptly following a written demand therefor for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole (and, if necessary, one local counsel in any relevant material jurisdiction and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated taken as a whole)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.
SECTION 10.05    Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Agents, each Issuing Bank, the Swing Line Lender, each other Lender, the Arrangers and their respective Related Persons (collectively, the “Indemnitees”) from and against any and all losses, claims, damages, liabilities or expenses (including Attorney Costs and Environmental Liabilities) to which any such Indemnitee may become subject arising out of, resulting from or in connection with (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) any (i) actual or threatened claim, litigation, investigation, proceeding or Environmental Liabilities relating to the Transactions or (ii) to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Loans or the use, or proposed use of the proceeds therefrom, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation, investigation or proceeding), and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Loan Document and other than any claims arising out of any act or omission of the Borrower or any of their Affiliates (as determined by a final, non-appealable judgment of a court of competent jurisdiction). To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Borrower shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except to the extent such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party for which such Indemnitee is otherwise entitled to indemnification pursuant to this Section 10.05). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within twenty (20) Business Days after written demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply to Taxes, except any Taxes that represent losses or damages arising from any non-Tax claim. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return promptly any and all amounts paid by the Borrower, Holdings, the Investors or any of their Affiliates under this Section 10.05 to such Indemnitee for any such fees, expenses or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof.
SECTION 10.06    Marshaling; Payments Set Aside. None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
SECTION 10.07    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and registered assigns permitted hereby, except that neither Holdings nor the Borrower may, except as permitted by Section 7.03, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder (including to existing Lenders and their Affiliates) except (i) to an Eligible Assignee and (A) in the case of any Eligible Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, in accordance with the provisions of Section 10.07(h), (B) in the case of any Eligible Assignee that is Holdings, the Borrower or any Subsidiary thereof, in accordance with the provisions of Section 10.07(l), or (C) in the case of any Eligible Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, in accordance with the provisions of Section 10.07(k), (ii) by way of participation in accordance with the provisions of Section 10.07(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f), or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, Related Persons of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment or, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1.0 million, in the case of Term Loans, and not less than $2.5 million, in the case of Revolving Loans and Revolving Commitments, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.07(b)(i)(B) and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) has occurred and is continuing at the time of such assignment determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date or (2) in respect of an assignment of all or a portion of the Term Loans only, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any assignment of all or a portion of the Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice of a failure to respond to such request for assignment; provided further that no consent of the Borrower shall be required for an assignment of all or a portion of the Loans pursuant to Section 10.07(h), (k) or (l);
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or a portion of the Loans pursuant to Section 10.07(g), (h), (k) or (l), or (ii) from an Agent to its Affiliate;
(C)    the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required at the time of such assignment; provided that no consent of the Issuing Banks shall be required for any assignment not related to Revolving Commitments or Revolving Exposure or any assignment to an Agent or an Affiliate of an Agent; and
(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required; provided that no consent of a Swing Line Lender shall be required for any assignment not related to Revolving Commitments or Revolving Exposure or any assignment to an Agent or an Affiliate of an Agent.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent). Other than in the case of assignments pursuant to Section 10.07(l), the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignments to Certain Persons. No such assignment shall be made (A) to Holdings, the Borrower or any of its Subsidiaries except as permitted under Section 2.05(1)(e), (B) subject to Sections 10.07(h), (k) and (l) below, to any Affiliate of the Borrower, (C) to a natural person or (D) to any Disqualified Institution.
This Section 10.07(b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.07 (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, to the requirements of clause (h) of this Section 10.07), from and after the effective date specified in each Assignment and Assumption, other than in connection with an assignment pursuant to Section 10.07(l), (x) the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (y) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and

10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment), but shall in any event continue to be subject to Section 10.09. Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).
The Lenders, the Administrative Agent and each Loan Party shall be entitled to rely conclusively on any Net Short Representation made (or deemed made) to it in any agreement or instrument documenting or otherwise evidencing such assignment and shall have no duty to inquire as to or investigate the accuracy of any Net Short Representation therein or provided in connection with such assignment.
(c)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it, each Affiliated Lender Assignment and Assumption delivered to it, each notice of cancellation of any Loans delivered by the Borrower pursuant to subsections (h) or (l) below, and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to its own Loans, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(3) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Term Loans or Incremental Term Loans held by Affiliated Lenders.
(d)    Any Lender may at any time, without the consent of, or notice to, the Borrower ~~or~~, the Administrative Agent, any Swing Line Lender or Issuing Bank, sell participations to any Person (other than a natural person, the Borrower or any Affiliate or Subsidiary of the Borrower or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Loans (including such Lender’s participations in L/C Obligations or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (other than clauses (d), (g),(h) and (i) thereof) that directly affects such Participant. Subject to subsection (e) of this Section 10.07, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 3.01 (including subsections (2), (3) and (4), as applicable as though it were a Lender)), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.07. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.10 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender and the Borrower shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that any such commitments, loans, letters of credit or other obligations are in registered form for U.S. federal income tax purposes. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Lenders, the Administrative Agent and each Loan Party shall be entitled to rely conclusively on any Net Short Representation made (or deemed made) to it in any agreement or instrument documenting or otherwise evidencing such Participation and shall have no duty to inquire as to or investigate the accuracy of any Net Short Representation therein or provided in connection with the participation by any such Participant.
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)    Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Loans and Commitments under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(1)(e) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:

(i)    Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;
(ii)    each Affiliated Lender that purchases any Loans or Commitments pursuant to clause (x) above will either (A) represent and warrant to the selling Lender (other than any other Affiliated Lender) that it either as of the date of any such purchase or sale, it does not possess any information that is not Public-Side Information that has not been disclosed to the Lenders generally (other than any Lender(s) that have elected not to receive such information) or (B) make a statement that such representation cannot be made;
(iii)    Affiliated Lenders (other than, for the avoidance of doubt, any Debt Fund Affiliate(s)) will not be permitted to own or hold any Revolving Facility;
(iv)    the aggregate principal amount of Term Loans of any Class under this Agreement held by Affiliated Lenders at the time of any such purchase or assignment shall not exceed 25% of the aggregate principal amount of Term Loans of such Class outstanding at such time under this Agreement (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Term Loans of any Class held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; and
(v)    the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit D-2 hereto (an “Affiliated Lender Assignment and Assumption”).
Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Term Loans pursuant to this subsection (h) may, in its sole discretion, contribute, directly or indirectly, the principal amount of such Term Loans or any portion thereof, plus all accrued and unpaid interest thereon, to the Borrower for the purpose of cancelling and extinguishing such Term Loans. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Term Loans shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.
Each Affiliated Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. The Administrative Agent may conclusively rely upon any notice delivered pursuant to the immediately preceding sentence or pursuant to clause (v) of this subsection (h) and shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.
(i)    Notwithstanding anything in Section 10.01 or the definition of “Required Lenders,” or “Required Facility Lenders” to the contrary, for purposes of determining whether the Required Lenders and Required Facility Lenders (in respect of a Class of Term Loans) have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(j), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(i)    all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders and Required Facility Lenders (in respect of a Class of Term Loans) have taken any actions; and
(ii)    all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.
(j)    Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner than the proposed treatment of similar Obligations held by Term Lenders that are not Affiliated Lenders.
(k)    Although any Debt Fund Affiliate(s) shall be Eligible Assignees and shall not be subject to the provisions of Section 10.07(h), (i) or (j), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate only through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(1)(e) (for the avoidance of doubt, without requiring any representation as to the possession of material non-public information by such Affiliate) or (y) open market purchase on a non-pro rata basis. Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans, Revolving Commitments and Revolving Loans held by Debt Fund Affiliates, in the aggregate, may not account for more than 49.9% of the Term Loans, Revolving Commitments and Revolving Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01.
(l)    Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings, the Borrower or any Subsidiary of the Borrower through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(1)(e) or (y) open market purchases on a non-pro rata basis; provided that:
(i)    (x) if the assignee is Holdings or a Subsidiary of the Borrower, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or (y) if the assignee the Borrower (including through contribution or transfers set forth in clause (x)), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the

Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;
(ii)    each Person that purchases any Term Loans pursuant to clause (x) of the first paragraph of this subsection (l) shall represent and warrant to the selling Term Lender (other than any Affiliated Lender) that it does not possess material non-public information with respect to the Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders or shall make a statement that such representation cannot be made; and
(iii)    purchases of Term Loans pursuant to this subsection (l) may not be funded with the proceeds of Revolving Loans.
(m)    Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
SECTION 10.08    Resignation of Issuing Bank and Swing Line Lender. Notwithstanding anything to the contrary contained herein, any Issuing Bank or Swing Line Lender may, upon thirty (30) Business Days’ notice to the Borrower and the Lenders, resign as an Issuing Bank or Swing Line Lender, respectively. In the event of any such resignation of an Issuing Bank or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Issuing Bank or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant Issuing Bank or Swing Line Lender, as the case may be. If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(3)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(3).
SECTION 10.09    Confidentiality. Each of the Agents, the Arrangers, the Lenders and each Issuing Bank agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, legal counsel, independent auditors, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, with such Affiliate being responsible for such Person’s compliance with this Section 10.09; provided, however, that such Agent, Arranger, Lender or Issuing Bank, as applicable, shall be principally liable to the extent this Section 10.09 is violated by one or more of its Affiliates or any of its or their respective employees, directors or officers), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided, however, that each Agent, each Arranger, each Lender and each Issuing Bank agrees to seek confidential treatment with respect to any such disclosure, (c) to the extent required by applicable laws or regulations or by any subpoena or otherwise as required by applicable Law or regulation or as requested by a governmental authority; provided that such Agent, such Arranger, such Lender or such Issuing Bank, as applicable, agrees (x) that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (except in connection with any request as part of a regulation examination) unless such notification is prohibited by law, rule or regulation and (y) to seek confidential treatment with respect to any such disclosure, (d) to any other party hereto, (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.09, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee (or its agent) invited to be an Additional Lender or (ii) with the prior consent of the Borrower, any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of their Subsidiaries or any of their respective obligations; provided that such disclosure shall be made subject to the acknowledgment and acceptance by such prospective Lender, Participant or Eligible Assignee that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower, the Agents and the Arrangers, including as set forth in any confidential information memorandum or other marketing materials) in accordance with the standard syndication process of the Agents and the Arrangers or market standards for dissemination of such type of information which shall in any event require “click through” or other affirmative action on the part of the recipient to access such confidential information, (f) for purposes of establishing a “due diligence” defense, (g) with the consent of the Borrower ~~or~~, (h) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach by any Person of this Section 10.09 or any other confidentiality provision in favor of any Loan Party, (y) becomes available to any Agent, any Arranger, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the Borrower or any Subsidiary thereof, and which source is not known by such Agent, such Lender, such Issuing Bank or the applicable Affiliate to be subject to a confidentiality restriction in respect thereof in favor of Holdings, the Borrower or any Affiliate of the Borrower or (z) is independently developed by the Agents, the Lenders, the Issuing Banks, the Arrangers or their respective Affiliates, in each case, so long as not based on information obtained in a manner that would otherwise violate this Section 10.09. In addition, the Agents, the Lenders and the Issuing Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents, the Lenders and the Issuing Banks in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section 10.09, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary or Affiliate thereof or their respective businesses, other than any such information that is available to any Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; it being understood that all information received from Holdings, the Borrower or any Subsidiary or Affiliate thereof after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.09 shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Agent, each Arranger, each Lender and each Issuing Bank acknowledges that (a) the Information may include trade secrets, protected confidential information, or material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of such information and (c) it will handle such information in accordance with applicable Law, including United States Federal and state securities Laws and to preserve its trade secret or confidential character.
The respective obligations of the Agents, the Arrangers, the Lenders and any Issuing Bank under this Section 10.09 shall survive, to the extent applicable to such Person, (x) the payment in full of the Obligations and the termination of this Agreement, (y) any assignment of its rights and obligations under this Agreement and (z) the resignation or removal of any Agent.

Nothing in this Agreement is intended or shall be deemed to prohibit or restrict the Borrower, any other Loan Party or their respective representatives in any way from initiating communications directly with, reporting to, providing information to, causing information to be provided to, filing a charge or complaint with, cooperating with, responding to any inquiry from, or providing testimony to the Securities and Exchange Commission, Commodity Futures Trading Commission, FINRA, or any other self-regulatory organization, or any other federal or state regulatory authority, or governmental agency or entity, regarding any possible securities violation or other violation of law.
SECTION 10.10    Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party then due and payable under this Agreement or any other Loan Document to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 10.10 are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 10.11    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 10.12    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.13    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 10.14    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
SECTION 10.15    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.16    GOVERNING LAW.
(a)    THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ANY DISPUTE, CLAIM, COUNTERCLAIM OR CONTROVERSY (WHETHER IN CONTRACT, TORT, OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
(b)    THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT, OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
(c)    THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 10.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
SECTION 10.17    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER IN CONTRACT, TORT, OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.
SECTION 10.18    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Agent and each Lender and their respective successors and assigns.
SECTION 10.19    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
SECTION 10.20    Use of Name, Logo, etc. Each Loan Party consents to the publication in the ordinary course by Administrative Agent or the Arrangers of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent and the Arrangers.
SECTION 10.21    USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and Beneficial Ownership Regulation.
SECTION 10.22    Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 10.23    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agents and the Arrangers, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, Arranger and Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Arrangers nor any Lender has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Agents, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 10.24    Release of Collateral and Guarantee Obligations; Subordination of Liens.
(a)
(i)    The Lenders, and the Issuing Banks hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released in full, as set forth in clause (c) below;
(ii)    upon the sale or other transfer of such Collateral (including as part of or in connection with any other sale or other transfer permitted hereunder) to any Person other than another Loan Party, to the extent such sale, transfer or other disposition is made in compliance with or is not prohibited by the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry) (any such event, a “Lien Release Event”);
(iii)    to the extent such Collateral is comprised of property leased to a Loan Party by a Person that is not a Loan Party, upon termination or expiration of such lease;
(iv)    if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01);
(v)    to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guaranty (in accordance with clause (b) below);
(vi)    as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents; and
(vii)    to the extent such Collateral otherwise becomes Excluded Assets.

~~Any such release~~No Lien Release Event shall ~~not~~ in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Following a Lien Release Event, upon the Request of the Borrower, the Collateral Agent shall (A) release or (if requested by the Borrower) subordinate any Lien granted to or held by any Secured Party under any Loan Document on any released (or subordinated) asset included in the Collateral, it being agreed that any such subordination shall (if requested by a Loan Party) include customary debt subordination provisions and shall otherwise be on such customary terms as may be proposed by the holder (or proposed holder) of the Lien on such asset or such other terms as may be acceptable to the Collateral Agent (it being agreed the terms of the Junior Lien Intercreditor Agreement are acceptable) or such other terms as may be required by the senior creditor party to any applicable subordination agreement and/or (B) execute and deliver a customary “no interest” letter or similar letter with respect to any released (or subordinated) asset and/or any Excluded Asset.
(b)    Additionally, the Lenders and the Issuing Banks hereby irrevocably agree that the Guarantors shall be released from the Guaranties upon consummation of any transaction permitted hereunder (any such event, a “Guaranty Release Event”) resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Excluded Subsidiary (other than~~, during the Covenant Modification Period,~~  solely as a result of such Subsidiary ceasing to be a wholly owned Subsidiary unless the transaction giving rise thereto is entered into with a Person that is not an Affiliate of the Borrower for a bona fide business purpose other than qualifying as a Guaranty Release Event). The Lenders and the Issuing Banks hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender or Issuing Bank. Each of the Administrative Agent and the Collateral Agent, as applicable, agrees that it will promptly take such action and execute any such documents as may be reasonably requested by the Borrower (such actions and such execution, the “Release Actions”), at the Borrower’s reasonable cost and expense, in connection with a Lien Release Event or Guaranty Release Event and that such actions are not discretionary. Without limitation, the Release Actions may include, as applicable, (a) executing (if required) and delivering to the Loan Parties (or any designee of the Loan Parties) any such lien releases, mortgage releases or assignments of mortgages, discharges of security interests, pledges and guarantees and other similar discharge or release documents, as are reasonably requested by a Loan Party in connection with the release or assignment, as of record, of the Liens (and all notices of security interests and Liens previously filed) that are the subject of a Lien Release Event or the release of any applicable Guarantee in connection with a Guaranty Release Event and (b) delivering to the Loan Parties (or any designee of the Loan Parties) all instruments evidencing pledged debt and all equity certificates and any other collateral previously delivered in physical form by the Loan Parties to a Secured Party. Without limitation of any other provision set forth in the Loan Documents, each Secured Party agrees that any notice provided to the Collateral Agent in connection with a Lien Release Event or a Guaranty Release Event shall be deemed an authenticated demand from a debtor duly delivered under Section 9-513(c) of the UCC and that the Loan Parties shall have the rights provided by Section 9-509 of the UCC with respect to any such demand; provided that the applicable time period set forth in Section 9-513(c) shall be deemed to be three Business Days. Any representation, warranty or covenant contained in any Loan Document relating to any such released Collateral or Guarantor shall no longer be deemed to be repeated.
(c)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements, (iii) any contingent obligations not then due and (iv) the Outstanding Amount of L/C Obligations related to any Letter of Credit that has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) have been paid in full and all Commitments have terminated, upon request of the Borrower, the Administrative Agent or Collateral Agent, as

applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements, (iii) any contingent obligations not then due and (iv) any Outstanding Amount of L/C Obligations related to any Letter of Credit that has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(d)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Liens permitted by the Loan Documents, the Administrative Agent or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien permitted under Section 7.01 to be senior to the Liens in favor of the Collateral Agent.
(e)    Notwithstanding the foregoing or anything in the Loan Documents to the contrary, at the direction of the Required Lenders, the Administrative Agent may, in exercising remedies, take any and all necessary and appropriate action to effectuate a credit bid of all Loans (or any lesser amount thereof) for the Borrower’s assets in a bankruptcy, foreclosure or other similar proceeding, forbear from exercising remedies upon an Event of Default, or in a bankruptcy proceeding, enter into a settlement agreement on behalf of all Lenders.
SECTION 10.25    Assumption and Acknowledgment. Effective immediately after the consummation of the Merger, the execution and delivery by Life Time of a counterpart hereto and the funding of the Closing Date Loans hereunder, and without affecting any of the obligations of Holdings as a Guarantor under any Loan Document, Life Time hereby assumes all of Initial Borrower’s rights, title, interests, duties, liabilities and obligations (including the Obligations) under the Loan Documents as the “Borrower” hereunder (collectively, the “Assumption”), including, any claims, liabilities, or obligations arising from Initial Borrower’s failure to perform any of its covenants, agreements, commitments or obligations under the Loan Documents to be performed prior to the date of the Assumption. Holdings hereby acknowledges the Assumption by Life Time and its effectiveness immediately after the consummation of the Merger, the execution and delivery by Life Time of a counterpart hereto and the funding of the Closing Date Loans hereunder. Without limiting the generality of the foregoing, upon its execution and delivery of a counterpart hereto, Life Time hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained herein which are binding upon, and to be observed or performed by, the Borrower. Each Agent and each Lender hereby consents to the Assumption.
SECTION 10.26    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).
SECTION 10.27    Acknowledgment Regarding Any Supported QFCs.
(a)    To the extent that the Loan Documents provide support, through a guarantee or otherwise (including the Guaranty), for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(b)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 10.28    Recognition of EU Bail-In.
(a)    Notwithstanding anything to the contrary in this Agreement, any Loan Document thereunder or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising in connection with any 2021 Refinancing Term Loans or New 2023 Refinancing Term Loans (or any Loan Document thereunder) contemplated by this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the Applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(ii)    the effects of any Bail-In Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
(b)    As used in this Agreement, the following terms have the meanings specified below:
(i)    “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
(ii)     “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.
(iii)    “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
(iv)     “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
(v)    “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
(vi)    “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
(vii)    “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
(viii)    “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
(ix)     “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
(x)    “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(xi)    “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 10.29    Disqualified Institutions and Net Short Lenders.
(a)    Replacement of Disqualified Institution and Net Short Lenders.
(i)    To the extent that any assignment or participation is made or purported to be made to a Disqualified Institution or Net Short Lender (notwithstanding the other restrictions in this Agreement with respect to Disqualified Institutions and Net Short Lenders), or if any Lender or Participant becomes a Disqualified Institution or Net Short Lender, in each case, without limiting any other provision of the Loan Documents,
(A)    upon the request of the Borrower, such Disqualified Institution or Net Short Lender shall be required immediately (and in any event within five Business Days) to assign all or any portion of the Loans and Commitments then owned by such Disqualified Institution or Net Short Lender (or held as a participation) to another Lender (other than a Defaulting Lender or another Disqualified Institution or Net Short Lender), Eligible Assignee or the Borrower, and
(B)    the Borrower shall have the right to prepay all or any portion of the Loans and Commitments then owned by such Disqualified Institution or Net Short Lender (or held as a participation), and if applicable, terminate the Commitments of such Disqualified Institution or Net Short Lender, in whole or in part.
(ii)    Any such assignment or prepayment shall be made in exchange for an amount equal to the least of (A) the face principal amount of the Loans so assigned, (B) the amount that such Disqualified Institution or Net Short Lender paid to acquire such Commitments and/or Loans, and (C) the then quoted trading price for such Loans or participations, in each case without interest thereon (it being understood that if the effective date of any such assignment is not an interest payment date, such assignee shall be entitled to receive on the next succeeding interest payment date interest on the principal amount of the Loans so assigned that has accrued and is unpaid from the interest payment date last preceding such effective date (except as may be otherwise agreed between such assignee and the Borrower)).
(iii)    The Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this Section 10.29. In addition, in connection with any such assignment, (A) if such Disqualified Institution or Net Short Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary or appropriate (in the good faith determination of the Administrative Agent or the Borrower, which determination shall be conclusive) to reflect such replacement by the later of (1) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (2) the date as of which such Disqualified Institution or Net Short Lender shall be paid by the assignee Lender (or, at its option, the Borrower) the amount required pursuant to this section, then such Disqualified Institution or Net Short Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Disqualified Institution or Net Short Lender, and the Administrative Agent shall record such assignment in the Register, (B) each Lender (whether or not then a party hereto) agrees to disclose to the Borrower the amount that the applicable Disqualified Institution or Net Short Lender paid to acquire Commitments and/or Loans from such Lender and (C) each Lender that is a Disqualified Institution or Net Short Lender agrees to disclose to the Borrower the amount it paid to acquire the Commitments and/or Loans held by it.
(b)    Amendments, Consents and Waivers under the Loan Documents. No Disqualified Institution and no Net Short Lender shall have the right to approve or disapprove any amendment, waiver or consent pursuant to Section 10.01 or under any Loan Document. In connection with any determination as to whether the requisite Lenders (including whether the Required Lenders or Required Facility Lenders) have provided any amendment, waiver or consent pursuant to Section 10.01 or under any other Loan Document:
(i)    Disqualified Institutions and Net Short Lenders shall not be considered, and
(ii)    Disqualified Institutions and Net Short Lenders shall be deemed to have consented to any such amendment, waiver or consent with respect to its interest as a Lender in the same proportion as the allocation of voting, and
(iii)    any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Facility Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Disqualified Institutions or Net Short Lenders with respect to such matter by Lenders who are not Disqualified Institutions or Net Short Lenders, as applicable; and
provided that (A) the Commitment of any Disqualified Institution or Net Short Lender may not be increased or extended without the consent of such Disqualified Institution or Net Short Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Disqualified Institution more adversely than other affected Lenders shall require the consent of such Disqualified Institution.
Each Lender that is not a Regulated Bank that delivers a written consent to any amendment, waiver or consent pursuant to Section 10.01 or under any other Loan Document shall concurrently deliver (or in the absence of any written Net Short Representation will be deemed to have delivered, concurrently with providing such consent) to the Borrower (with a copy to the Administrative Agent) a Net Short Representation.
(c)    Limitation on Rights and Privileges of Disqualified Institutions and Net Short Lenders. Except as otherwise provided in Section 10.29(b)(ii), no Disqualified Institution or Net Short Lender shall have the right to, and each such Person covenants and agrees not to, instruct the Administrative Agent, Collateral Agent or any other Person in respect of the exercise of remedies with respect to the Loans or other Obligations. Further, no Disqualified Institution or Net Short Lender that purports to be a Lender or Participant (notwithstanding any provisions of this Agreement that may have prohibited such Disqualified Institution or Net Short Lender from becoming a Lender or Participant) shall be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting (other than to the extent provided in Section 10.29(b)), and shall be deemed for all purposes to be, at most, a Defaulting Lender until such time as such Disqualified Institution no longer owns any Loans or Commitments.
(d)    Survival. The provisions of this Section 10.29 shall apply and survive with respect to each Lender and Participant notwithstanding that any such Person may have ceased to be a Lender or Participant hereunder or this Agreement may have been terminated.

(e)    Administrative Agent.
(i)    Reliance. The Administrative Agent shall be entitled to rely conclusively on any Net Short Representation delivered, provided or made (or deemed delivered, provided or made) to it in accordance with this Agreement, shall have no duty to inquire as to or investigate the accuracy of any Net Short Representation, verify any statements in any officer’s certificate delivered to it, or otherwise make any calculations, investigations or determinations with respect to any Derivative Instruments or Net Short Positions or any Person.
(ii)    Disqualified Institution Lists. The Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Institutions or for any assignment or participation to a Disqualified Institution.
(iii)    Liability Limitations. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions or Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (A) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or participant is a Disqualified Institution or Net Short Lender, (B) have any liability with respect to or arising out of any assignment or participation of commitments or loans, or disclosure of confidential information (including Information), to any Disqualified Institution or Net Short Lender or (C) have any liability to or arising out of the voting in any amendment or waiver to any Loan Document by any Net Short Lender.
(f)    Insolvency Proceedings. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Disqualified Institution hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is a Disqualified Institution, such Disqualified Institution irrevocably agrees (i) not to vote in any such proceeding, (ii) if such Disqualified Institution does vote in such proceeding notwithstanding the restriction in the foregoing clause (i), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such bankruptcy plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and (iii) not to contest any request by any party for a determination by a court of competent jurisdiction effectuating the foregoing clause (ii). Each Disqualified Institution hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Disqualified Institution’s attorney-in-fact, with full authority in the place and stead of such Disqualified Institution and in the name of such Disqualified Institution, from time to time in the Administrative Agent’s discretion to take any action and execute any instrument that the Administrative Agent may deem reasonably necessary or appropriate to carry out the provisions of this Section, including to ensure that any vote of such Disqualified Institution on any proceeding is withdrawn or otherwise not counted. The Lenders and each Disqualified Institution agree and acknowledge that the provisions set forth in this clause (f) constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the United States Bankruptcy Code and, as such, would be enforceable for all purposes in any case where Holdings, the Borrower or any Restricted Subsidiary has filed for protection under any law relating to bankruptcy, insolvency or reorganization or relief of debtors applicable to Holdings, the Borrower or such Restricted Subsidiary, as applicable.
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SCHEDULE 1.01(2)
MORTGAGED PROPERTIES

Site	Address	County
Algonquin	451 Rolls Drive, Algonquin, IL 60102	McHenry
Bloomington South	1001 West 98th Street, Bloomington, MN 55431	Hennepin
Boca Raton	1499 W Yamato Road #6, Boca Raton, FL 33431	Palm Beach
Castle Creek	8705 Castle Creek Parkway East Drive, Indianapolis, IN 46250	Marion
Champions	7717 ~~Willow Chase~~Willowchase Blvd, Houston, TX 77070	Harris
Cherry Creek	500 South Cherry Street, Denver, CO 80246	Arapahoe
~~Cinco Ranch~~	~~23211 Cinco Ranch Blvd., Katy, TX 77494~~	~~Fort Bend~~
City Centre Houston	815 Town & Country Lane, Houston, TX 77024	Harris
~~Commerce Township~~	~~2901 Commerce Crossing Blvd, Commerce Township, MI 48390~~	~~Oakland~~
Corporate Office Building 1	2902 Corporate Place, Chanhassen, MN 55317	Carver
Eagan	1565 Thomas Center Drive, Eagan, MN 55122	Dakota
Eden Prairie	755 Prairie Center Drive, Eden Prairie, MN 55344	Hennepin
Flower Mound	3100 Churchill Drive, Flower Mound, TX 75022	Denton
Fridley	1200 East Moore Lake Drive, Fridley, MN 55432	Anoka
Garland	5602 Naaman Forest Blvd., Garland, TX 75044	Dallas
Green Valley	121 Carnegie Street, Henderson, NV 89074	Clark
Highland Park Office Building	2145 -2177 Ford Parkway, St. Paul, MN 55116	Ramsey
~~King of Prussia~~	~~750 E Swedesford Road, Wayne, PA 19087~~	~~Chester~~
Kingwood	20515 West Lake Houston Pkwy, Humble, TX 77346	Harris
Life Time Athletic Centennial - Tennis Addition	5100 E Dry Creek Road, Centennial, CO 80122	Arapahoe
Life Time Athletic Plano - Tennis Addition	7090 Preston Road, Plano, TX 75024	Collin
Maple Grove	12601 82nd Ave. ~~No.~~N, Maple Grove, MN 55369	Hennepin
Minnetonka	3310 County Road 101 South, Minnetonka, MN 55391	Hennepin
Novi	40000 High Pointe Boulevard, Novi, MI 48375	Oakland
Old Orchard	5300 Old Orchard Road, Skokie, IL 60077	Cook
Overland Park	6800 West 138th Street, Overland Park, KS 66223	Johnson
~~Plano~~	~~7100 Preston Road, Plano, TX 75024~~ 	~~Collin~~
Shelby Township	14843 Lakeside Blvd. N, Shelby Township, MI 48315	Macomb
~~Sugar Land~~	~~1331 Highway 6, Sugar Land, TX 77478~~	~~Fort Bend~~
Tempe	1616 West Ruby Drive, Tempe, AZ 85284	Maricopa
~~Troy~~	~~4700 Investment Drive, Troy, MI 48098~~ 	~~Oakland~~
White Bear Lake	4800 White Bear Parkway, White Bear Lake, MN 55110	Ramsey
Rancho San Clemente	111 Avenida Vista Montana, San Clemente, CA 92672	Orange

*        *        *        *        *

Schedules to Life Time Fitness Credit Agreement

SCHEDULE 4.01(1)(c)
CERTAIN COLLATERAL DOCUMENTS

1.    Security Agreement, to be dated as of the Closing Date and to be by and among the Initial Borrower, Holdings, the other Loan Parties party thereto and the Collateral Agent.

2.    Guaranty, to be dated as of the Closing Date and to be by and among Holdings, the Initial Borrower, the other Loan Parties party thereto and the Collateral Agent.

3.    Intercompany Subordination Agreement, to be dated as of the Closing Date and to be by and among the Initial Borrower, Holdings, the Administrative Agent and the other parties party thereto.

4.    Perfection Certificate, to be dated as of the Closing Date and to be executed by the Initial Borrower.
2

SCHEDULE 2.01
COMMITMENTS

Lender	~~Closing Date Term Loan Commitment~~	Swing Line Sublimit	L/C Sublimit	~~2021-22024 Initial Revolving Commitment~~
Deutsche Bank AG New York Branch	~~$ 1,250,000,000~~	$ ~~20,000,000~~0	~~N/A~~$0	$ ~~60,000,000~~80,000,000.00
~~Goldman Sachs Bank USA~~	~~N/A~~	~~N/A~~	~~N/A~~	~~$ 35,000,000~~
~~Goldman Sachs Lending Partners LLC~~	~~N/A~~	~~N/A~~	~~N/A~~	~~$ 25,000,000~~
Bank of America, N.A.	~~N/A~~	~~N/A~~$0	~~N/A~~$0	$ ~~60,000,000~~80,000,000.00
~~JPMorgan Chase Bank, N.A.~~	~~N/A~~	~~N/A~~	~~N/A~~	~~$ 60,000,000~~
Morgan Stanley Senior Funding, Inc.	~~N/A~~	~~N/A~~$0	~~N/A~~$0	$ ~~60,000,000~~80,000,000.00
Wells Fargo Bank, National Association		$0	$0	$80,000,000.00
U.S. Bank National Association	~~N/A~~	$ ~~85,000,000~~105,000,000.00	$~~65,000,000~~90,000,000.00	$ ~~40,000,000~~80,000,000.00
~~Wells Fargo Bank, National Association~~	~~N/A~~	~~N/A~~	~~N/A~~	~~$ 60,000,000~~
Mizuho Bank~~,~~  Ltd.	~~N/A~~	~~N/A~~$0	~~N/A~~$0	$ ~~25,000,000~~80,000,000.00
~~Bank of Montreal~~	~~N/A~~	~~N/A~~	~~N/A~~	~~$ 25,000,000~~
Royal Bank of Canada	~~N/A~~	~~N/A~~$0	~~N/A~~$0	$ ~~25,000,000~~42,500,000.00
Goldman Sachs Bank USA		$0	$0	$42,500,000.00
The Huntington National Bank		$0	$0	$42,500,000.00
BNP Paribas Securities Corp.		$0	$0	$42,500,000.00
Total:	~~$ 1,250,000,000~~	$ ~~105,000,000~~105,000,000.00	$~~65,000,000~~90,000,000.00	$ ~~475,000,000~~650,000,000.00

Schedules to Life Time Fitness Credit Agreement